As filed with the Securities and Exchange
Commission on November 20, 1996                        Registration No. 33-80629

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                            -----------------------
                                AMENDMENT NO. 2
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           -----------------------
                       ADVANTAGE MARKETING SYSTEMS, INC.
                (Name of small business issuer in its charter)


          OKLAHOMA                          7319                  73-1323256
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

2601 NORTHWEST EXPRESSWAY, SUITE 1210W     JOHN W. HAIL, CHIEF EXECUTIVE OFFICER
  OKLAHOMA CITY, OKLAHOMA 73112-7293          ADVANTAGE MARKETING SYSTEMS, INC.
         (405) 842-0131                   2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                                             OKLAHOMA CITY, OKLAHOMA 73112-7293
                                                      (405) 842-0131
(Address and telephone number, including    (Name, address and telephone number,
area code, of registrant's principal               of agent for service)
executive offices)
                           -----------------------
                                  Copies To:
                             MICHAEL E. DUNN, ESQ.
                            DUNN SWAN & CUNNINGHAM
                              2800 OKLAHOMA TOWER
                                210 PARK AVENUE
                      OKLAHOMA CITY, OKLAHOMA 73102-5604
                           -----------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           -----------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              PROPOSED             PROPOSED
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
        TO BE REGISTERED                 REGISTERED      PRICE PER SHARE(1)      OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
1,050,470 Units(2), each consisting of:
--------------------------------------------------------------------------------------------------------------------
  (a) One share of Common Stock........   1,050,470            $6.00              $ 6,302,820           $ 2,173.38
--------------------------------------------------------------------------------------------------------------------
  (b) One 1996-A Warrant...............   1,050,470              --                    --                     --
--------------------------------------------------------------------------------------------------------------------
2,148,191 Units(3), each consisting of:
--------------------------------------------------------------------------------------------------------------------
  (a) One share of Common Stock........   2,148,191             6.80               14,607,699             5,037.13
--------------------------------------------------------------------------------------------------------------------
  (b) One 1996-A Warrant...............   2,148,191              --                    --                     --
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock Underlying
   1996-A Warrants(4)..................   3,198,661            12.00               38,383,932            13,235.83
--------------------------------------------------------------------------------------------------------------------
Total                                                                             $59,294,451           $20,446.34
====================================================================================================================

                                                   (Footnotes on following page)
                           -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THIS REGISTRATION STATEMENT CONTAINS A PROSPECTUS WHICH CONSTITUTES A COMBINED PROSPECTUS RELATED TO REGISTRANT'S REGISTRATION STATEMENT NO. 33-25701 IN ACCORDANCE WITH RULE 429.

---------------

(1) The offering price is based upon (i) the exercise price of outstanding Class A Common Stock Purchase Warrants or Class B Common Stock Purchase Warrants to purchase the shares of Common Stock, (ii) the subscription price to purchase shares of Common Stock upon exercise of rights distributed to Registrant's shareholders pursuant to rights offering, or
     (iii) the exercise price of the 1996-A Warrants to purchase shares of Common Stock.

(2) Issuable upon exercise of Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants pursuant to Registrant's warrant modification offer.

(3) Issuable upon exercise of rights distributed to shareholders pursuant to Registrant's rights offering.

(4) Pursuant to Rule 416, includes such indeterminate number of additional securities as may be required for issuance on exercise of Registrant's 1996-A Warrants as a result of adjustment in the number of securities issuable on such exercise by reason of antidilution provisions of the 1996-A Warrants.

                           -----------------------

                       ADVANTAGE MARKETING SYSTEMS, INC.

                    CROSS REFERENCE SHEET SHOWING LOCATION
     IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM SB-2

     Included within this Registration Statement are two Prospectuses. One Prospectus covers the offering of units comprised of one share of common stock and one 1996-A Warrant ("Units") pursuant to a warrant modification offer providing for the reduction of the exercise price of Registrant's outstanding Class B Common Stock Purchase Warrants and the issuance of Units upon exercise of the Registrant's outstanding Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants (referred to hereinbelow as the "Warrant Modification Offer Prospectus"). The second Prospectus covers the offering of Units upon exercise of rights ("Rights") distributed to Registrant's shareholders (referred to hereinbelow as the "Rights Offering Prospectus").

WARRANT MODIFICATION OFFER PROSPECTUS--CROSS REFERENCE SHEET:
                                  Location in Warrant Modification Offer
                                  --------------------------------------
     Item in Part I of Form SB-2  Prospectus
     ---------------------------  ----------
 1.  Front of Registration
     Statement and Outside Front
     Cover Page of Prospectus...  Outside Front Cover Page.
 2.  Inside Front and Outside
     Back Cover Pages of
     Prospectus Pages...........  Inside Front and Outside Back Cover
 3.  Summary Information and
     Risk Factors...............  "Prospectus Summary," "The Company," "Risk
                                  Factors," "Selected Financial Information."
 4.  Use of Proceeds............  "Use of Proceeds."
 5.  Determination of Offering
     Price......................  Front Cover Page, "Prospectus Summary," "Terms
                                  of Warrant Modification Offer," "Description
                                  of Securities--Public Warrants."
 6.  Dilution...................  *
 7.  Selling Security Holders...  *
 8.  Plan of Distribution.......  Front Cover Page, "Terms of the Warrant
                                  Modification Offer."
 9.  Legal Proceedings..........  "Business--Litigation."
10.  Directors, Executive
     Officers, Promoters
     and Control Persons........  "Management."
11.  Security Ownership of
     Certain Beneficial Owners
     and Management.............  "Security Ownership of Certain Beneficial
                                  Owners and Management."
12.  Description of Securities..  Outside Front Cover Page, "Capitalization,"
                                  "Terms of the Warrant Modification Offer,"
                                  "Description of Securities."
13.  Interest of Named Experts
     and Counsel................  "Legal Matters," "Experts."
14.  Disclosure of Commission
     Position on
     Indemnification for
     Securities Act Liabilities.  "Management--Officer and Director Liability."
15.  Organization Within Last
     Five Years.................  *
16.  Description of Business....  "Prospectus Summary," "The Company,"
                                  "Business."
17.  Management's Discussion
     and Analysis or Plan of
     Operations.................  "Management's Discussion and Analysis of
                                  Financial Condition and Results of
                                  Operations," "Business."
18.  Description of Property....  "Business--Properties."
19.  Certain Relationships and
     Related Transactions.......  "Certain Transactions."
20.  Market for Common Equity
     and Related Stockholder
     Matters....................  "Market Price of Common Stock and Public
                                  Warrants and Dividends," "Risk Factors--
                                  Absence of Prior Public Market for Units and
                                  1996-A Warrants; Possible Volatility of Stock Price," "Description of Securities."
21.  Executive Compensation.....  "Management--Compensation of Executive
                                  Officers."
22.  Financial Statements.......  "Unaudited Pro Forma Consolidated Financial
                                  Information of the Company" and Financial
                                  Statements.
23.  Changes in Disagreements
     with Accountants on
     Accounting and Financial
     Disclosure.................  *
---------------
*    Not Applicable

RIGHTS OFFERING PROSPECTUS--CROSS REFERENCE SHEET:

     Item in Part I of Form SB-2  Location in Rights Offering Prospectus
     ---------------------------  ----------------------------------------------
 1.  Front of Registration
     Statement and Outside Front
     Cover Page of Prospectus...  Outside Front Cover Page.
 2.  Inside Front and Outside
     Back Cover Pages of
     Prospectus.................  Inside Front and Outside Back Cover Pages.
 3.  Summary Information and
     Risk Factors............... "Prospectus Summary," "The Company," "Risk
                                  Factors," "Selected Financial Information."
 4.  Use of Proceeds............  "Use of Proceeds."
 5.  Determination of Offering
     Price......................  Front Cover Page, "Prospectus Summary,"
                                  "Rights Offering," "Description of Securities --Common Stock."
 6.  Dilution...................  *
 7.  Selling Security Holders...  *
 8.  Plan of Distribution.......  Front Cover Page, "Rights Offering."
 9.  Legal Proceedings..........  "Business--Litigation."
10.  Directors, Executive
     Officers, Promoters
     and Control Persons........  "Management."
11.  Security Ownership of
     Certain Beneficial Owners
     and Management.............  "Security Ownership of Certain Beneficial
                                  Owners and Management."
12.  Description of Securities..  Outside Front Cover Page, "Capitalization,"
                                  "Rights Offering," "Description of
                                  Securities--Common Stock. "
13.  Interest of Named Experts
     and Counsel................  "Legal Matters," "Experts."
14.  Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities................  "Management--Officer and Director Liability."
15.  Organization Within Last
     Five Years.................  *
16.  Description of Business....  "Prospectus Summary," "The Company,"
                                  "Business."
17.  Management's Discussion
     and Analysis or Plan of
     Operations.................  "Management's Discussion and Analysis of
                                  Financial Condition and Results of
                                  Operations," "Business."
18.  Description of Property....  "Business--Properties."
19.  Certain Relationships and
     Related Transactions.......  "Certain Transactions."
20.  Market for Common Equity
     and Related Stockholder
     Matters....................  "Market Price of Common Stock and Dividends,"
                                  "Risk Factors--Absence of Prior Public Market for Units and 1996-A Warrants; Possible Volatility of Stock Price," "Description of Securities."
21.  Executive Compensation.....  Management--Compensation of Executive
                                  Officers.
22.  Financial Statements.......  "Unaudited Pro Forma Consolidated Financial
                                  Information of the Company," Financial
                                  Statements.
23.  Changes in Disagreements
     with Accountants on
     Accounting and Financial
     Disclosure.................  *
---------------
*  Not Applicable

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                                1,050,470 UNITS
    (EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE 1996-A WARRANTS)

 ISSUABLE UPON EXERCISE OF CLASS A AND CLASS B COMMON STOCK PURCHASE WARRANTS

                            NOTICE OF REDEMPTION OF
              CLASS A AND CLASS B COMMON STOCK PURCHASE WARRANTS

                       ADVANTAGE MARKETING SYSTEMS, INC.

     Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"),
hereby notifies the holders (the" Warrant Holders") as of               , 1996
(the "Record Date") of the Company's election to redeem (the "Warrant Redemption") the outstanding Class A Common Stock Purchase Warrants (the "Class A Warrants") and the Class B Common Stock Purchase Warrants (the "Class B Warrants") at $.0008 per warrant (the "Redemption Price") at 5:00 p.m.,
Central Standard Time, on                    , 1996, unless extended (the
"Redemption Date"). Each of the Class A Warrants and Class B Warrant is exercisable at $6.00 or $8.00, respectively (the "Warrant Exercise
Prices") to purchase one share of the Company's common stock, par value $.0001 per share (the "Common Stock") at any time on or before the Redemption Date.
The Company's right to redeem the Class A Warrants and the Class B Warrants (the "Public Warrants") is exercisable without restriction and is not subject to any conditions other than the required notice which is made pursuant hereto. The Redemption Price will be paid to the holder of an unexercised Class A Warrant or Class B Warrant within not less than 15 days following expiration of the Redemption Date.

     In connection with the Warrant Redemption, the Company offers in accordance with the terms hereof (the "Warrant Modification Offer") to reduce the exercise price (the "Warrant Exercise Price") of the Class B Warrants to $6.00 and, upon exercise, each Class A Warrant and Class B Warrant will entitle the Warrant Holder to receive one unit consisting of one share of Common Stock and one 1996-A Warrant (the "Unit") of the Company, from the date hereof until expiration of the Redemption Date (the "Special Exercise Period"). See "Terms of the Warrant Modification Offer" and "Description of Securities-Public Warrants."

                                                     (Continued on inside cover)

    SEE "RISK FACTORS," BEGINNING AT PAGE 14, FOR A DISCUSSION OF CERTAIN
        MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN
                    INVESTMENT IN THE UNITS OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                           UNDERWRITING
                       PRICE TO           DISCOUNTS AND           PROCEEDS TO
                      PUBLIC (1)           COMMISSIONS            COMPANY (1)
--------------------------------------------------------------------------------
Per Unit.............   $6.00                   -                   $6.00
--------------------------------------------------------------------------------
Total................ $6,302,820                -                 $6,302,820
================================================================================

(1) Before deducting offering expenses payable by the Company estimated to be $100,000. See "Use of Proceeds."

     It is expected that delivery of the certificates representing the Common Stock and 1996-A Warrants comprising the Units will be made immediately following exercise of the Public Warrants and payment of the Warrant Exercise Price.

            , 1996

(Continued from front cover)

        The share of Common Stock and 1996-A Warrant comprising each Unit will be separately transferable immediately after the sale of the Units to the Warrant Holders. Each 1996-A Warrant is exercisable at any time 90 days after the date of this Prospectus and on or before November 30, 1998 to purchase one share of Common Stock for $12.00, subject to adjustment in certain events, and may be redeemed by the Company at any time upon 30 days' notice, at a price of $.0001 per 1996-A Warrant. The Warrant Modification Offer is part of a plan of financing pursuant to which the Company intends to raise additional capital through the issuance of the Units. As part of such plan of financing, and concurrently with the Warrant Modification Offer, the Company is distributing 2,148,191 rights to its shareholders which will entitled each of its shareholders to purchase one Unit (the "Rights Offering Units") for $6.80 each (the "Rights Offering"). See "Use of Proceeds" and "Description of Securities-- Common Stock--Rights Offering."

        Warrant Holders electing not to exercise the Public Warrants pursuant to the Warrant Modification Offer on or before expiration of the Redemption Date will be entitled to receipt of the Redemption Price per Public Warrant.

        The Common Stock, Class A Warrants and Class B Warrants are quoted by the National Daily Quotation Bureau, Incorporated under the symbols "AMSO," "AMSOW" and "AMSOZ," respectively. On Novemer 8, 1996, the closing high bid prices of the Common Stock, Class A Warrants and Class B Warrants were $6.38, $.24 and $.24, respectively. As of the date of this Prospectus, there is no public market for the Units or the 1996-A Warrants, and none may develop. The Company has applied for quotation of the Units and 1996-A Warrants by the National Quotation Bureau, Incorporated to be quoted under the proposed symbols
"    " and "    ," respectively. See "Description of Securities."

        Unless other exemptions become available in the future, any time that the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penney stock" trading rules. The "penny stock" trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction, all of which affect or will affect the ability to resell the Common Stock, Class A Warrants, Class B Warrants, Units and 1996-A Warrants. See "Risk Factors--Over-the Counter Market; Penny Stock Trading Rules," and "Price Range of Common Stock and Public Warrants--Penny Stock Trading Rules."

                                  ------------

                               TABLE OF CONTENTS

                                  Page                                      Page
                                  ----                                      ----
Prospectus Summary..................3     Terms of the Warrant
Risk Factors.......................14      Modification Offer................34
The Company........................19     Certain Federal Income Tax
Use of Proceeds....................20      Consequences......................41
Price Range of Common Stock               Business...........................43
 and Public Warrants and                  Management.........................50
 Dividends.........................21     Certain Transactions...............53
Capitalization.....................23     Security Ownership of Certain
Selected Financial Information.....23      Beneficial Owners and
Management's Discussion and                Management........................55
 Analysis of Financial                    Description of Securities..........57
 Condition and Results of                 Shares Eligible for Future Sale....63
 Operations........................25     Legal Matters......................64
Unaudited Pro Forma                       Experts............................64
 Consolidated Financial                   Additional Information.............64
 Information of the Company........29     Index to Financial Statements.....F-1
Public Warrant Redemption..........33
Purposes of Warrant
 Modification Offer................33

                              PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information set forth in "Risk Factors." All references in this Prospectus to fiscal years are to the Company's fiscal year ended December 31 of each year. Unless otherwise indicated, all information in this Prospectus gives effect to the issuance of an additional 5,000 shares of Common Stock by December 17, 1996, in connection with the acquisition by the Company of Miracle Mountain International, Inc. and the reverse stock split of one for eight on October 29, 1996.

THE COMPANY

          Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), was organized in 1988 under the name AMS, Inc. and since that time has been a marketer of consumer oriented services and products which are packaged together in special programs and sold to independent sales associates who use the products and services themselves and also sell them to others. The programs consist of various services which provide savings on items such as merchandise, groceries and travel, and legal benefits furnished by certain third party providers as well as nutritional supplements. These programs represent the Company's one main class of products and services and account for over 94 percent of its revenues. See "The Company" and "Business."

          Pursuant to an Agreement and Plan of Reorganization, dated May 1, 1989, the shareholders of the Company exchanged their common stock for 800,807 shares of the common stock of Pacific Coast International, Inc., a Delaware corporation (the "Exchange"). Prior to the Exchange, the trade or business activities of Pacific Coast International, Inc. had been limited to those activities associated with a public offering of its securities and investigation of corporate acquisition alternatives as a "blank check" company. Upon consummation of the Exchange, (i) the officers and directors of the Company assumed management of Pacific Coast International, Inc., (ii) the Company became a wholly owned subsidiary of the Pacific Coast International, Inc., (iii) the Company changed its name from AMS, Inc. to Advantage Marketing Systems, Inc. See "The Company--Background--Exchange."

          Prior to the Exchange, Advantage Marketing Systems, Inc. (formerly Pacific Coast International, Inc. and parent of the Company) sold, in a public offering, 225,860 shares of Common Stock, Class A Warrants and Class B Warrant in units, each unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. See "Description of Securities." The net proceeds from this offering were approximately $838,290. Furthermore, in conjunction with such offering, the holders of 300,000 Class A Warrants and Class B Warrants sold such Public Warrants. As of the date of this Prospectus, there are 524,610 outstanding Class A Warrants and 525,860 outstanding the Class B Warrants (collectively, the "Public Warrants"), all which were issued in connection with initial public offering of Pacific Coast International, Inc. that was completed in 1989. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class A Warrants and the Class B Warrants was extended to July 26, 1997. Each Class A Warrant and Class B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 and $8.00, respectively, without giving effect to the Warrant Modification Offer. See "The Company-- Background--Initial Issuance of Public Warrants."

          Effective December 11, 1995, Advantage Marketing Systems, Inc., the parent of the Company (formerly Pacific Coast International, Inc.), merged with the Company pursuant to an Agreement and Plan of Merger (the "Merger"), and the Company was the surviving corporation. As a result of the Merger, Advantage Marketing Systems, Inc., the parent of the Company (formerly Pacific Coast International, Inc.) ceased to exist, and the Company succeeded to all of its rights, privileges, powers, franchises, obligations, assets and properties. The Merger was accounted for as a reorganization of entities under common control and was recorded at historical cost. All references to the Company include its former parent, Advantage Marketing Systems, Inc., unless otherwise indicated. See "The Company--Background--Merger Reincorporation."

          Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities. See "The Company--Background--MMI Acquisition."

          The Company's principal executive offices are located at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293 and its telephone number is (405) 842-0131.

          SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

PUBLIC WARRANT REDEMPTION

          Pursuant to this Prospectus, the Company is notifying the holders (the "Warrant Holders") of the Class A Common Stock Purchase Warrants (the "Class A Warrants") and the Class B Common Stock Purchase Warrants (the "Class B
Warrants") as of                , 1996 (the "Record Date"), of the election of
the Company to redeem (the "Warrant Redemption") the Class A Warrants and Class B Warrants (collectively the "Public Warrants") for $.0008 per warrant (the
"Redemption Price") at 5:00 p.m., Central Standard Time, on         , 1996 (the
"Redemption Date"). Each of the Class A Warrants and Class B Warrants is exercisable for the purchase of one share of Common Stock for $6.00 or $8.00, respectively (the "Warrant Exercise Price"), on or before expiration of the Redemption Date, without giving effect to the Warrant Modification Offer. See "--Warrant Modification Offer." Pursuant to the Warrant Modification Offer, from the date hereof until expiration of the Redemption Date (the "Special Exercise Period"), the Warrant Exercise Price of the Class B Warrants is reduced from $8.00 to $6.00 and each Public Warrant will be exercisable to purchase one unit consisting of one share of Common Stock and one 1996-A Warrants ("Unit") for $6.00. The Redemption Date may be extended by the Company such number of times as determined in the sole discretion of the Company to a date that is not more
than    days following the original Redemption Date. See "Public Warrant
Redemption" and "Terms of the Warrant Modification Offer."

          The Public Warrants may only be exercised by a Warrant Holder in the event the Registration Statement of which this Prospectus is a part is effective with the Securities and Exchange Commission and the Units (or Common Stock and 1996-A Warrants) are qualified for sale in the state of residence of the Warrant Holder. See "Risk Factors--Securities Laws Restrictions on Exercise of Warrants," "Terms of Warrant Modification Offer--Acceptance of Public Warrants; Delivery of Units," and "Description of Securities--Public Warrants." Subject to the foregoing, the Class A Warrants and Class B Warrants are exercisable at any time by the Warrant Holders prior to the Redemption Date by delivery of the warrant certificate evidencing the Public Warrant to U.S. Stock Transfer Corporation (the "Warrant Agent") at 1745 Gardena Avenue, Glendale, California 91204, with the "Form of Election to Purchase" on the reverse of the certificate duly completed and signed, accompanied with payment of the Warrant Exercise Price in cash or by certified check or bank draft payable to the order of the Company.

PURPOSE OF THE WARRANT MODIFICATION OFFER

          The purposes of the Warrant Modification Offer are to (i) strengthen the Company's capital structure by increasing stockholders' equity and current assets, (ii) provide the Company greater financial flexibility and (iii) encourage the exercise of the Public Warrants prior to their redemption. See "Use of Proceeds."

RIGHTS OFFERING TO SHAREHOLDERS

          Concurrently with the Warrant Modification Offer, pursuant to a separate prospectus included within the Registration Statement of which this Prospectus is a part, the Company will issue 2,148,191 ("Rights") to its shareholders, each Right exercisable to purchase one unit consisting of one share of Common Stock and one 1996-A Warrant ("Rights Offering Unit") at $6.80 (the "Rights Offering"). The Rights will be issued as a dividend to the holders
(the "Shareholders") on            , 1996 (the "Record Date"), on the basis of
one Right per share of Common Stock outstanding on the Record Date. The Rights
are exercisable on or before                   , 1996, subject to extension by
the Company (the "Rights Exercise Date"). See "Description of Securities--Common Stock--Rights Offering." Warrant Holders exercising their Public Warrants after the Record Date will not be entitled to receive any Rights as a shareholder of the Company.

THE WARRANT MODIFICATION OFFER

          In connection with the Warrant Redemption, the Company offers pursuant hereto to reduce the Warrant Exercise Price of the Class B Warrants and upon exercise of the Public Warrants (the Class A Warrants and the Class B Warrants)
prior to              , 1996, in lieu of receipt of one share of Common Stock,
the holders of each Public Warrant will receive one Unit (one share of Common Stock and one 1996-A Warrant) per Public Warrant. The Units are being offered on a best efforts basis by the Company and its officers and directors, without commissions, selling fees or direct or indirect remuneration. Holders of the Public Warrants will not be required to pay any brokerage commissions or fees with respect to the exercise of their Public Warrants. The Company will pay all charges and expenses of the Warrant Agent. See "The Warrant Modification Offer-- Plan of Distribution" and " --Acceptance of Public Warrants; Delivery of Units."

THIS OFFERING

The Warrant Modification Offer.............. The Warrant Exercise Price of the
                                             Class B Warrants has been reduced
                                             from $8.00 to $6.00 from the date
                                             hereof until the Redemption Date
                                             (the "Special Exercise Period").
                                             Upon exercise of either the Class A
                                             Warrant or Class B Warrant
                                             (collectively, the "Public
                                             Warrants") during the Special
                                             Exercise Period, the Company will
                                             issue and deliver one Unit per
                                             Public Warrant in separate
                                             certificates of one share of Common
                                             Stock and one 1996-A Warrant.

Expiration Date of the Offer................ The Warrant Modification Offer will expire on the Redemption Date,
                                             subject to extension. The Company
                                             has reserved the right, exercisable
                                             in its sole discretion, to extend
                                             the Redemption Date and effectively
                                             extend the Special Exercise Period,
                                             in the event any of the conditions
                                             specified in "Terms of the Warrant
                                             Modification Offer--Conditions of
                                             the Warrant Modification Offer" are
                                             not met or waived by the Company
                                             and so long as Public Warrants have
                                             not theretofore been accepted for
                                             exercise, as well as for any other
                                             reason based upon factors and
                                             considerations that exist and that
                                             the Company deems material and
                                             appropriate at that time, which as
                                             of the date of this Prospectus are
                                             undeterminable. See "--Conditions
                                             of the Warrant Modification Offer,"
                                             below and "Terms of the Warrant
                                             Modification Offer-- Expiration;
                                             Extensions; Termination;
                                             Amendment."

Securities Offered.......................... 1,050,470 Units issuable upon exercise of the Public

                                             Warrants during the Special
                                             Exercise Period, each Unit
                                             consisting of one share of Common
                                             Stock and one 1996-A Warrant, each
                                             share of Common Stock and each
                                             1996-A Warrant comprising the
                                             Units will be immediately
                                             transferable after issuance and
                                             delivery of the Units to the
                                             Warrant Holders. Each 1996-A
                                             Warrant is exercisable at any time
                                             90 days after the date of this
                                             Prospectus and on or before
                                             November 30, 1998, to purchase one
                                             share of Common Stock for $12.00,
                                             subject to adjustment in certain
                                             events, and may be redeemed by the
                                             Company at any time upon 30 days'
                                             notice, at a price of $.0001 per
                                             1996-A Warrant. See "Description of
                                             Securities-- Common Stock" and "--
                                             1996-A Warrants."

Exercise Price.............................. $6.00 per Public Warrant during the Special Exercise Period.

Securities outstanding:

       Common Stock......................... 2,148,191 shares of Common Stock are outstanding as of the date of
                                             this Prospectus.

                                             After giving effect to this
                                             offering and the Warrant
                                             Modification Offer and assuming the
                                             exercise of the Public Warrants in
                                             full and the issuance pursuant
                                             thereto of 1,050,470 Units
                                             (1,050,470 shares of Common Stock
                                             and 1,050,470 1996-A Warrants),
                                             there will be 3,198,661 outstanding
                                             shares of Common Stock and
                                             1,050,470 1996-A Warrants
                                             outstanding; however, there is no
                                             assurance than any of the Public
                                             Warrants will be exercised.

                                             In addition, after giving effect to
                                             the issuance of the Rights and
                                             assuming the exercise of the Rights
                                             in full and the issuance of
                                             2,148,191 Rights Offering Units
                                             (2,148,191 shares of Common Stock
                                             and 2,148,191 1996-A Warrants)
                                             pursuant thereto, there will be
                                             5,346,852 shares of Common Stock
                                             outstanding and 3,198,661 1996-A
                                             Warrants outstanding; however,
                                             there is no assurance than any of
                                             the Rights will be exercised.

                                             Furthermore, after giving effect to
                                             (i) this offering and the Warrant
                                             Modification Offer and assuming the
                                             exercise of the Public Warrants in
                                             full and the issuance of 1,050,470
                                             Units (1,050,470 shares of Common
                                             Stock and 1,050,470 1996-A
                                             Warrants), (ii) the issuance of the
                                             Rights and assuming the exercise of
                                             the Rights in full and the issuance
                                             of 2,148,191 Rights Offering Units
                                             (2,148,191 shares of Common Stock
                                             and 2,148,191 1996-A Warrants)
                                             pursuant thereto and (iii) exercise
                                             of the 1996-A Warrants in full, the
                                             issued and outstanding capital
                                             stock of the Company will consist
                                             of 8,545,513 shares of Common
                                             Stock;

                                             however, there is no assurance than
                                             any of the 1996-A Warrants will be
                                             exercised. See "Warrant
                                             Modification Offer" and
                                             "Description of Securities--Common
                                             Stock," "-- Common Stock--Rights
                                             Offering," and "--1996-A Warrants."

                                             The forgoing does not include (i)
                                             1,540,177 shares reserved for
                                             issuance to holders of outstanding
                                             stock options and other warrants
                                             and (ii) 1,125,000 shares reserved
                                             for issuance pursuant to the
                                             Advantage Marketing Systems, Inc.
                                             1995 Stock Option Plan (the "Stock
                                             Option Plan"). See "Management--
                                             Stock Option Plan" and "Description
                                             of Securities--Other Stock Options
                                             and Warrants."

       Class A Warrants..................... 524,610 as of the date of this
                                             Prospectus; none after the
                                             Redemption Date.

       Class B Warrants..................... 525,860 as of the date of this
                                             Prospectus; none after the
                                             Redemption Date.

       1996-A Warrants...................... 1,050,470 will be outstanding assuming exercise of the Public
                                             Warrants in full during the Special
                                             Exercise Period pursuant to the
                                             Warrant Modification Offer;
                                             however, there is no assurance that
                                             any of the Public Warrants will be
                                             exercised. Furthermore, assuming
                                             and giving effect to the issuance
                                             of the Rights and exercise of the
                                             Rights in full, the number of
                                             outstanding 1996-A Warrants will be
                                             3,198,661; however, there is no
                                             assurance than any of the Rights
                                             will be exercised. See "Description
                                             of Securities --Common Stock--
                                             Rights Offering" and "--1996-A
                                             Warrants."

Net proceeds indeterminable................. $6,202,820 after deduction of offering expenses estimated at
                                             $100,000, assuming exercise of the
                                             Public Warrants in full. However,
                                             there is no assurance that any of
                                             the Public Warrants will be
                                             exercised pursuant to the Warrant
                                             Modification Offer, in which case
                                             the Company will not receive any
                                             proceeds from this offering and the
                                             Warrant Modification Offer.

Use of proceeds............................. Assuming exercise of the Public
                                             Warrants in full pursuant to the
                                             Warrant Modification Offer, the
                                             estimated net proceeds to the
                                             Company would be $6,202,820;
                                             however, there is no assurance that
                                             any of the Public Warrants will be
                                             exercised in which case there will
                                             not be any net proceeds from this
                                             offering received by the Company.
                                             See "Use of Proceeds" and "Warrant
                                             Modification Offer." Concurrently
                                             with this offering and the Warrant
                                             Modification Offer, the Company is
                                             distributing 2,148,191 Rights to
                                             its shareholders each of which will
                                             entitle the shareholder to purchase
                                             one Unit (the "Rights Offering
                                             Units") for $6.80 each (the "Rights
                                             Offering"). See "-- Rights Offering
                                             to Shareholders," below, and "
                                             Description of Securities--Common
                                             Stock--Rights

                                             Offering." Assuming exercise of the
                                             Rights in full, the estimated net
                                             proceeds to the Company from the
                                             Rights Offering would be
                                             $14,507,699 after reduction by
                                             estimated offering expenses of
                                             $100,000; however, there is no
                                             assurance that any of the Rights
                                             will be exercised in which case
                                             there will not be any net proceeds
                                             from the Rights Offering received
                                             by the Company.

                                             The net proceeds received by the
                                             Company from this offering and the
                                             Rights Offering will be used for
                                             general corporate purposes,
                                             including working capital and to
                                             fund the Company's efforts to
                                             expand sales and marketing
                                             activities. The Company estimates
                                             that it will use approximately (i)
                                             $1.5 million for expansion of its
                                             U.S. distributor network and
                                             enhancement of its marketing
                                             materials, (ii) $.5 million to
                                             develop new products and enhance
                                             the packaging of its existing
                                             products and (iii) $1 million for
                                             the expansion into and development
                                             of international markets. In the
                                             event the Company receives combined
                                             net proceeds of less than $3.0
                                             million pursuant to this offering
                                             and the Rights Offering, the net
                                             proceeds will be devoted to each of
                                             these purposes in the order in
                                             which presented. Combined net
                                             proceeds in excess of $3.0 million
                                             will be devoted to general
                                             corporate purposes including
                                             further expansion of the Company's
                                             distributor network and enhancement
                                             of its marketing materials,
                                             development of new products and
                                             enhancement of packaging of its
                                             existing products and expansion
                                             into and development of
                                             international markets. The Company
                                             does not intend to use any of the
                                             proceeds to discharge existing
                                             debt. Pending use of the net
                                             proceeds, they will be invested by
                                             the Company in investment grade,
                                             short-term, interest-bearing
                                             securities. See "Use of Proceeds."

Consequences to Non-Exercising
  Warrant Holders........................... The Public Warrants not exercised or that are not exercisable because
                                             of securities laws restrictions or
                                             limitations (see "--Acceptance of
                                             Public Warrants," below, and "Risk
                                             Factors--Securities Laws
                                             Restrictions on Exercise of
                                             Warrants" and "Terms of the Warrant
                                             Modification Offer--Acceptance of
                                             Public Warrants; Delivery of
                                             Units") prior to the Redemption
                                             Date will be redeemed by the
                                             Company at $.0008 per Public
                                             Warrant. See "Terms of the Warrant
                                             Modification Offer--Advantages and
                                             Disadvantages of Public Warrant
                                             Exercise."

How to Exercise Public Warrants............. Any holder of the Public Warrants electing exercise of the Public
                                             Warrants should either (i) fill out
                                             the "Form to Exercise for Purchase"
                                             on the back of the Public Warrant
                                             certificate and forward it along
                                             with cash or a certified or
                                             official bank check in the amount
                                             of the proper exercise price and
                                             any other required documents to the
                                             Warrant

                                             Agent, or (ii) request a broker or
                                             bank to effect the transaction.
                                             Holders of Public Warrants
                                             registered in the name of a broker,
                                             dealer, bank, trust company or
                                             nominee should instruct such
                                             institutions to tender the Public
                                             Warrants. See "Terms of the Warrant
                                             Modification Offer--How to
                                             Exercise."

Acceptance of Public Warrants............... The Company will accept any and all
                                             Public Warrants duly exercised and
                                             not withdrawn on or prior to the
                                             Redemption Date, subject to certain
                                             conditions. In certain cases, the
                                             sale of the Units (and the shares
                                             of Common Stock and 1996-A Warrants
                                             comprising the Units) pursuant to
                                             exercise of the Public Warrants
                                             could violate the securities laws
                                             of certain states or other
                                             jurisdictions. The Company has
                                             undertaken registration or
                                             qualification of the Units for sale
                                             in California, Colorado, Georgia,
                                             Kentucky, Illinois, Louisiana, New
                                             Hampshire, New York, Ohio,
                                             Oklahoma, Pennsylvania, Tennessee,
                                             Texas, Virginia, Washington and
                                             Wisconsin; however, there is no
                                             assurance that such registration or
                                             qualification will become effective
                                             in any such states. In addition,
                                             the Company may undertake
                                             registration of the Units in
                                             additional states as determined in
                                             the sole discretion of the Company.
                                             Those Warrant Holders residing in
                                             states in which the Units have not
                                             been registered or otherwise
                                             qualified for sale in such state,
                                             will not be permitted to exercise
                                             their Public Warrants. Prior to
                                             tendering of Public Warrants for
                                             exercise, the Warrant Holder should
                                             either contact the Company or the
                                             Warrant Agent to determine whether
                                             the Units have been registered or
                                             qualified in the state of such
                                             Warrant Holder's residence. The
                                             Company has used and will continue
                                             to use its best efforts to cause
                                             the sale of the Units and shares of
                                             Common Stock to be lawful. See
                                             "Terms of the Warrant Modification
                                             Offer--Acceptance of Public
                                             Warrants; Delivery of Units."

                                             The Company is not required to
                                             accept the exercise of the Public
                                             Warrants, if, in the opinion of
                                             counsel, the sale of Units or
                                             Common Stock upon such exercise
                                             would be unlawful. In such cases,
                                             the Public Warrants will not be
                                             accepted for exercise, and the
                                             Warrant Holder will be required to
                                             sell such warrants in the open
                                             market, subject to the "penny
                                             stock" rules (see "Price Range of
                                             Common Stock and Public Warrants
                                             and Dividends--Penny Stock Rules"),
                                             or hold such warrants until the
                                             Redemption Date and receive the
                                             Redemption Price per warrant. See
                                             "Risk Factors--Securities Laws
                                             Restrictions on Exercise of
                                             Warrants," "Public Warrant
                                             Redemption," "Terms of the Warrant
                                             Modification Offer--Conditions of
                                             the Warrant Modification Offer" and
                                             "--Acceptance of Public Warrants;
                                             Delivery of Securities" and
                                             "Description of Securities--Public
                                             Warrants."

Conditions of the Warrant
  Modification Offer........................ The Company has reserved certain rights and imposed certain
                                             conditions with respect to the
                                             Warrant Modification Offer and the
                                             Company's obligations associated
                                             therewith, including any
                                             prohibitive injunction, suspension
                                             of trading of the Common Stock and
                                             enactment of any statute or
                                             regulation prohibiting, materially
                                             restricting or delaying
                                             consummation of the Warrant
                                             Modification Offer. See "Terms of
                                             the Warrant Modification Offer--
                                             Conditions of the Warrant
                                             Modification Offer."

Delivery of Securities...................... The Company will deliver the certificates for the shares of
                                             Common Stock and the 1996-A
                                             Warrants comprising the Units
                                             issuable upon exercise of the
                                             Public Warrants, as promptly as
                                             practicable after the Redemption
                                             Date. See "Terms of the Warrant
                                             Modification Offer--Acceptance of
                                             Public Warrants; Delivery of
                                             Units."

Withdrawal Rights........................... Exercise of Public Warrants
                                             pursuant to the Warrant
                                             Modification Offer may be withdrawn
                                             prior to the Redemption Date. After
                                             the Redemption Date, such tenders
                                             will be irrevocable, except that
                                             they may be withdrawn after , 1996
                                             (i.e., 40 business days from the
                                             date of this Prospectus), unless
                                             theretofore accepted for exercise.
                                             See "Terms of the Warrant
                                             Modification Offer--Withdrawal
                                             Rights."

Tax Consequences............................ The Company's tax counsel is of the opinion that there is a lack of
                                             definitive authority addressing the
                                             tax consequences to the Warrant
                                             Holders of the Warrant Modification
                                             Offer, and there exists several
                                             reasonable and diverse reporting
                                             positions. Given the unclear state
                                             of the law in this area, and the
                                             technical intricacies of the
                                             available reporting positions, it
                                             is particularly important that
                                             Warrant Holders consult their own
                                             tax advisors regarding the tax
                                             consequences to them of the Warrant
                                             Modification Offer and exercise or
                                             nonexercise of the Public Warrants.

                                             For tax purposes only, the Warrant
                                             Modification Offer may be viewed as
                                             the grant of additional rights to
                                             the Warrant Holders which merely
                                             modifies the securities to be
                                             delivered upon exercise of the
                                             Public Warrants and with respect to
                                             the Class B Warrants a reduction
                                             modification of the Exercise Price
                                             of the Public Warrants. Pursuant to
                                             this theory, the Public Warrants
                                             would be valued as of the date the
                                             Company announced the Warrant
                                             Modification Offer and that value
                                             would be reported by the Warrant
                                             Holders as ordinary income.

                                             Alternatively, the Warrant
                                             Modification Offer constitutes the
                                             grant of additional separate and
                                             independent warrants to the Warrant
                                             Holders. Under this theory, the
                                             Public Warrants would be deemed to
                                             have lapsed, which would
                                             give rise to a loss to the Warrant
                                             Holders on the Redemption Date. In
                                             addition, the Warrant Holders would
                                             be required to recognize ordinary
                                             income as a result of receipt of
                                             the new warrant.

                                             Another alternative is that the
                                             Warrant Modification Offer
                                             constitutes an exchange of the
                                             Public Warrants as constituted
                                             prior to the Warrant Modification
                                             Offer for the Public Warrants as
                                             modified by the Warrant
                                             Modification Offer. Under this
                                             theory, in the event the amount
                                             realized as a result of the
                                             transaction (i.e., the trading
                                             price of the Public Warrants as
                                             modified pursuant to the Warrant
                                             Modification Offer) exceeds the
                                             Warrant Holder's tax basis in the
                                             Public Warrant, the Warrant Holder
                                             would be required to recognize
                                             taxable gain in the amount of such
                                             excess.

                                             Another alternative is that the
                                             reduction in the Warrant Exercise
                                             Price of the Class B Warrants
                                             pursuant to the Warrant
                                             Modification Offer constitutes a
                                             dividend taxable to each holder of
                                             the Class B Warrants (whether or
                                             not the Warrant Modification Offer
                                             is accepted by exercising the Class
                                             B Warrants) and which would entitle
                                             each such Warrant Holder to a
                                             corresponding increase in the tax
                                             basis of the Class B Warrants.

                                             The proper date or dates for
                                             recognition and measurement of
                                             income possibly recognizable by the
                                             Warrant Holders or loss becoming
                                             available to the Warrant Holders is
                                             uncertain, and is, in part,
                                             dependent upon whether the Public
                                             Warrants are sold, exchanged, lapse
                                             or are otherwise disposed of and
                                             the timing of when those events
                                             occur or are deemed to occur. See
                                             "Certain Federal Income Tax
                                             Consequences" for a more complete
                                             discussion.

                                             In the opinion of the Company's tax
                                             counsel, based on information
                                             provided by the Company with
                                             respect to the ownership of the
                                             shares of Common Stock and the
                                             Public Warrants, the Warrant
                                             Modification Offer will not
                                             adversely affect the Company's
                                             ability to preserve and utilize it
                                             net operation loss carryforwards.

Warrant Agent............................... U.S. Stock Transfer Corporation.
                                             The Warrant Agent may be contacted
                                             at the address and telephone number
                                             set forth on the back cover of this
                                             Prospectus.

Additional Information...................... The Company may be contacted at the address and telephone number set
                                             forth on the back cover of this
                                             Prospectus.

National Daily Quotation Bureau symbols:.... Common Stock...........AMSO
                                             Class A Warrant........AMSOW
                                             Class B Warrant........AMSOZ
                                             Unit...................(proposed)
                                             1996-A Warrant.........(proposed)

SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION OF THE COMPANY

     The following table sets forth summary historical financial and operating information of the Company for the fiscal years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996. See "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial and operating information for the fiscal years ended December 31, 1994 and 1995, is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial and operating information for the nine months ended September 30, 1995 and 1996, are derived from the unaudited financial statements of the Company appearing elsewhere in this Prospectus which, in the opinion of management, include all adjustment (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of the Company for the unaudited interim periods. The following information should be read in conjunction with the financial statements and the related notes thereto of the Company, and other information relating to the Company presented elsewhere in this Prospectus. The statements of operations information for any particular period is not necessarily indicative of the results of operation for any future period.

                                   FOR THE YEAR ENDED      FOR THE NINE MONTHS
                                      DECEMBER 31,         ENDED SEPTEMBER 30,
                                 ---------------------    ---------------------
                                    1994       1995          1995       1996
                                 ---------- ----------    ---------- ----------
STATEMENTS OF OPERATIONS
 DATA:
Revenues:
   Programs..................... $2,564,542 $4,382,935    $3,155,934 $4,186,404
   Promotional material.........     82,780    109,733        88,893    234,735
   Other........................     30,625     25,535        17,797     37,471
                                 ---------- ----------    ---------- ----------
      Total revenues............  2,677,947  4,518,203     3,262,624  4,458,610
                                 ---------- ----------    ---------- ----------
Cost and expenses:
   Programs.....................    684,128  1,094,157       906,935    968,635
   Promotional material.........     83,964     92,087        69,395    142,610
   Selling......................  1,289,616  2,201,510     1,495,084  2,235,879
   General and administrative...    515,158    857,743       593,273    789,410
   Interest expense.............     25,075     22,998        20,335     19,422
                                 ---------- ----------    ---------- ----------
      Total expenses............  2,597,941  4,268,495     3,085,022  4,155,956
                                 ---------- ----------    ---------- ----------
Income before income taxes......     80,006    249,708       177,602    302,654
Tax benefit.....................        --         --            --     438,349
                                 ---------- ----------    ---------- ----------
Net income...................... $   80,006 $  249,708    $  177,602 $  741,003
                                 ========== ==========    ========== ==========
Weighted average common shares
 outstanding(1).................  2,119,356  2,662,681     2,121,524  3,175,551
Net income per common share..... $      .04 $      .09    $      .08 $      .23

CASH FLOW DATA:
Net cash provided by operating
 activities..................... $  109,252 $  337,241    $  239,071 $  310,375
Net cash used in investing
 activities.....................    (63,646)   (99,561)       (4,072)  (227,083)
Net cash used in financing
 activities.....................    (45,606)  (125,593)      (76,044)   (77,414)

                                             DECEMBER 31,          SEPTEMBER 30,
                                       ----------------------      -------------
                                          1994        1995             1996
                                       ----------  ----------      -------------
BALANCE SHEET DATA:
Current assets........................ $ 117,796   $ 283,341        $  424,800
Working capital deficiency............  (338,662)   (170,734)         (137,166)
Total assets..........................   176,969     532,996         1,514,933
Short-term debt.......................   138,655     111,048            52,091
Long-term debt........................     7,947     104,149            85,692
Stockholders' equity (deficiency).....  (287,436)    (25,228)          837,275

------------------------
(1) Without giving effect to exercise of the Public Warrants pursuant to the Warrant Modification Offer and exercise of the Rights pursuant to the Rights Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include 1,125,000 shares reserved for issuance pursuant to the Stock Option Plan. See "Description of Securities--Common Stock--Rights Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."-

SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following table presents selected pro forma information for the Company on the assumption that the MMI Acquisition occurred at the beginning of each period for which results of operations are presented. The information presented below is derived from and should be read in conjunction with, the consolidated financial statements of the Company and MMI, the unaudited pro forma consolidated statements of operations and other information related to the Company and MMI, all presented elsewhere in this Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been achieved if the MMI Acquisition had been consummated in accordance with the assumptions set forth in the notes to the unaudited pro forma consolidated statements of operations of the Company, nor is it necessarily indicative of future operating results. See "Unaudited Pro Forma Consolidated Financial Information of the Company."

                                                        PRO FORMA COMBINED
                                                    ---------------------------
STATEMENTS OF OPERATIONS DATA:                      DECEMBER 31,  SEPTEMBER 30,
                                                        1995          1996
                                                    ------------  -------------
Revenues...........................................  $4,795,569     $4,663,722
Costs and expenses.................................   4,704,024      4,403,227
Net Income.........................................      91,545        710,316
Weighted average common shares
  outstanding(1)...................................   2,682,681      3,195,551
Net income per common share........................         .03            .22

------------------------

(1) Without giving effect to exercise of the Public Warrants pursuant to the Warrant Modification Offer and exercise of the Rights pursuant to the Rights Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include
     1,125,000 shares reserved for issuance pursuant to the Stock Option
     Plan. See "Description of Securities--Common Stock--Rights Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."

                                 RISK FACTORS

     Purchase of Units pursuant to exercise of the Public Warrants, offered hereby involves a high degree of risk. In addition to the other information set forth elsewhere in this Prospectus, the following factors relating to the Company and exercise of the Public Warrants should be considered when evaluating exercise of the Public Warrants and investment in the Units offered hereby.

     SECURITIES LAWS RESTRICTIONS ON EXERCISE OF WARRANTS. In certain cases, the sale of the Units and the Common Stock and 1996-A Warrants comprising the Units by the Company upon exercise of Public Warrants could violate the securities laws of certain states or other jurisdictions. The Company has used and will continue to use its best efforts to cause the Registration Statement of which this Prospectus is a part to be declared effective under the laws of various states as may be required to cause the sale of securities upon exercise of Public Warrants and the 1996-A Warrants to be lawful. However, the Company is not required to accept the exercise of the Public Warrants, if, in the opinion of counsel, the sale of Units and Common Stock and 1996-A Warrants comprising the Units upon such exercise would be unlawful. In such cases, the Public Warrants will not be accepted for exercise, and the holder of the Public Warrants will be required to sell the Public Warrants in the open market, if such market is available, or hold such warrants until expiration or redemption. See "Warrant Redemption," and "Description of Securities--Public Warrants."

     CONSEQUENCES TO NON-EXERCISING WARRANT HOLDERS. The Public Warrants that are not exercised by a Warrant Holder prior to the Redemption Date (or that are not exercisable because of securities laws restrictions or limitations) will be redeemed by the Company at $.0008 per Public Warrant. The Warrant Holder will be required to sell such Public Warrants in the open market, if such market is available, or hold such Public Warrants and receive the Redemption Price. See "Terms of the Warrant Modification Offer--Advantages and Disadvantages of Public Warrant Exercise."

     ABSENCE OF PRIOR PUBLIC MARKET FOR UNITS AND 1996-A WARRANTS; POSSIBLE VOLATILITY OF STOCK PRICE. Although the Common Stock is currently traded in the over-the-counter market, there currently is no public market for the Units or the 1996-A Warrants offered pursuant to the Warrant Modification Offer, and there is no assurance that a market will develop or be sustained. See "Price Range of Common Stock and Public Warrants and Dividends." The market price of the Common Stock (as well as the Units and 1996-A Warrants, if a market develops) may be significantly affected by factors such as announcements of new products, product lines or marketing strategies offered by the Company or its competitors, increase or decrease in membership and sales associates of the network purchasing programs offered by the Company, quarter-to-quarter variations in the Company's anticipated or actual results of operations and conditions in the marketing of products and product lines.

     1996-A WARRANT EXERCISE AND REDEMPTION PROVISIONS. Each 1996-A Warrant entitles the holder to purchase one share of Common Stock, subject to certain anti-dilution adjustments, at a price of $12.00 per share, on 90 days after the date of this Prospectus and or before November 30, 1998. See "Description of Securities--1996-A Warrants." Holders of 1996-A Warrants may exercise such warrants only with respect to shares of Common Stock that are registered or qualified for sale under the state securities laws of the states in which the holders of the 1996-A Warrants reside. There can be no assurance that the Company will maintain effectiveness, under the state securities laws of the states in which the holders of the 1996-A Warrants reside, of this Prospectus or any other prospectus covering the shares underlying the 1996-A Warrants at all times that the 1996-A Warrants are outstanding. However, the Company will make a good faith effort to maintain an effective registration statement and current prospectus in such states at such times, if ever, that the price of the Common Stock exceeds the 1996-A Warrant exercise price. The 1996-A Warrants may be deprived of any value in the event this Prospectus or another prospectus covering the shares issuable upon exercise of the 1996-A Warrants is not kept effective in the states in which the holders of the 1996-A Warrants reside. The 1996-A Warrants will initially be sold and issued only in those jurisdictions that 1996-A Warrants are registered or otherwise qualified in connection with the Warrant Modification Offer, which may not include a jurisdiction in which the holder of a 1996-A Warrant currently resides and in which the Units (and the share of Common Stock and 1996-A Warrant comprising each Unit) offered pursuant to this Prospectus are registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the Units (and the shares of Common Stock and 1996-A Warrant comprising each Unit) offered pursuant to this Prospectus for sale in a state in which holders of a 1996-A Warrant resides, the Company will not permit such 1996-A Warrants to be exercised, and such holders may have no choice but to either sell their Warrants in the open market or let them be redeemed. A holder of 1996-A Warrants and other interested persons who wish to know whether the Common Stock underlying such warrants may be issued to the holder, upon the exercise, in a particular state, should send a written inquiry to the Company. Additionally, the 1996-A Warrants may be redeemed by the Company, in whole but not in part, upon not less than 30 days' prior written notice at a price of $.0001 per 1996-A Warrant at any time. See "Description of Securities--1996-A Warrants."

     MANAGEMENT DISCRETION OVER APPLICATION OF PROCEEDS. The Company will allocate the net proceeds of exercise of the Public Warrants to general corporate purposes and working capital. See "Use of Proceeds." The application of such proceeds will be at the sole discretion of management of the Company. Individual shareholders will have no control over decisions regarding the application or use of the net proceeds obtained pursuant to exercise of the Public Warrants.

     OVER-THE-COUNTER MARKET; PENNY STOCK TRADING RULES. The Common Stock, Class A Warrants and Class B Warrants are and it is anticipated, although there is no assurance a market will develop, that the Units and 1996-A Warrants will also be traded in the over-the-counter market and will be subject to the "penny stock" trading rules. See "Price Range of Common stock and Public Warrants and Dividends--Penny Stock Trading Rules." The over-the-counter market is characterized as volatile in that securities traded in such market are subject to substantial and sudden price increases and decreases and at times price (bid and asked) information for such securities may not be available. In addition, when there are only one or two market makers (a dealer holding itself out as ready to buy and sell the securities on a regular basis), there is a risk that the dealer or group of dealers may control the market in the security and set prices that are not based on competitive forces and the available offered price may be substantially below the quoted bid price. There is no assurance that immediately following exercise of a Public Warrant, the Warrant Holder will be able to resell the Unit, Common Stock and/or 1996-A Warrant or if sold whether a profit will be realized (i.e., sale of the Common Stock or 1996-A Warrant at a price, after dealer compensation or markdown, in excess of the exercise price of the Public Warrant allocable to the Common Stock or the 1996-A Warrant).

     Unless other available exemptions become available in the future, at any time the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penney stock" trading rules, unless the Company meets certain other exemptions under the penney stock trading rules. The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction. Required compliance with the penny stock trading rules affect or will affect the ability to resell the Common Stock, Class A Warrants, Class B Warrants, Unit or 1996-A Warrants by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. The penny stock trading rules consequently may materially limit or restrict the ability of a holder to resell the Company's equity securities, and the liquidity typically associated with other publicly traded equity securities may not exist. Therefore, a Warrant Holder electing to exercise a Public Warrant may be required to hold the Common Stock and/or 1996-A Warrant for an indefinite time and even then may realize a loss, which loss could be substantial. See "Price Range of Common Stock and Public Warrants and Dividends--Penny Stock Trading Rules."

     RIGHTS OFFERING. Concurrently with the Warrant Modification Offer, pursuant to a separate prospectus included within the Registration Statement of which this Prospectus is a part, the Company will issue 2,148,191 rights

("Rights") to its shareholders, each Right exercisable to purchase one unit comprised of one share of Common Stock and one 1996-A Warrant ("Rights Offering Unit") at $6.80 (the "Rights Offering"). The Rights will be issued as a dividend to the holders of Common Stock (the "Rights Holders") on , 1996 (the "Record Date"), on the basis of one Right per share of Common Stock outstanding on the Record Date. The Rights are exercisable on or before , 1996, subject to extension by the Company. See "Description of Securities--Common Stock--Rights Offering." Warrant Holders exercising their Public Warrants after the Record Date will not be entitled to receive any Rights as a shareholder of the Company. Although there is no assurance that any of the Rights will be exercised, in the event of exercise all or any portion of the Rights, additional shares of Common Stock and 1996-A Warrants will be issued and outstanding, which may be diluting on an earnings per share basis and in such case may adversely affect the public market trading price of the Common Stock. See "Description of Securities--Common Stock--Rights Offering."

     OUTSTANDING STOCK OPTIONS AND WARRANTS; OPTION AND WARRANT OFFERING. Furthermore, as of October 28, 1996, there were 1,540,177 outstanding stock options and other warrants (of which 535,000 are held by current management of the Company) exercisable to purchase Common Stock at an exercise price of from $1.60 to $6.48 per share during periods that expire in February 1997 through July 2005. See "Description of Securities--Other Stock Options and Warrants." During the term of the outstanding stock options and other warrants, the holders are given the opportunity to profit from a rise in the market price of the Common Stock. Exercise of such stock options and warrants may dilute the net book value per share of outstanding Common Stock at the time of exercise and will be diluting on an earnings per share basis, which may adversely affect the public market trading price of the Common Stock. The existence of these stock options and warrants may adversely affect the terms on which the Company may obtain additional equity financing. Furthermore, the holders are likely to exercise their stock options or warrants at a time when the Company would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise of such stock options and warrants. See "Description of Securities--Other Stock Options and Warrants."

     COMMON STOCK ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of the Common Stock in the public market following completion of the Warrant Modification Offer and the Rights Offering could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale." At October 28, 1996, there were 627,834 shares of the Company's outstanding Common Stock which were "restricted securities" that may in the future be sold in compliance with Rule 144 as promulgated by the Commission pursuant to the 1933 Act. Rule 144 generally provides that beneficial owners of shares who have held such shares for two years may sell within a three-month period a number of shares not exceeding one percent of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. See "Shares Eligible for Future Sale."

     The shares of Common Stock held by the executive officers and directors of the Company, who in the aggregate hold of record 367,927 shares as of October 28, 1996 (see "Security Ownership of Certain Beneficial Owners and Management"), are eligible for sale in the open market pursuant to an effective registration statement under the 1933 Act or upon satisfaction of the applicable holding period and other requirements of Rule 144. Subject to the Rule 144 sale limitations, 627,834 outstanding shares of Common Stock are eligible for sale under Rule 144 as of the date of this Prospectus. Future sales of substantial amounts of Common Stock in the public market following completion of the Warrant Modification Offer and could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale."

     DEFICIT WORKING CAPITAL; FUTURE OPERATING RESULTS. At September 30, 1996, the Company had a deficit working capital of $137,166. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Capital Resources and Liquidity." There is no assurance that revenues from operations will be sufficient to cover the deficit working capital. The Company attained profitability in 1994, and, as of September 30, 1996, the Company had an accumulated deficit stockholders' equity of $1,144,319. See "Selected Financial Information." There can be no assurance that such profitability will be sustained. The Company's expense levels are based, in part, on its expectations as to future revenue levels, which can be difficult to predict due in part to the Company's strategy of developing product marketing programs and the success of such programs, which is also dependent upon the market demand developed for such products through the marketing programs. If revenue levels are below expectations, operating results will be adversely affected. In addition, the Company's operating results may fluctuate as a result of many factors, including price reductions, delays in the introduction of new products, delays in purchase decisions due to new product announcements by the Company or its competitors, increased competition by providers of marketing programs, failure to reduce product costs or maintain production quality, cancellations or delays of orders, interruptions or delays in supply of key components, changes in customer base or product mix and seasonal patterns of customer spending. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     FLUCTUATIONS IN OPERATING RESULTS. Demand for the products offered through the Company's network purchasing programs is dependent on general economic conditions. Recessionary periods generally result in fewer members participating in the purchasing programs, and, therefore, may lead to a reduction in membership in the respective network purchasing programs and the membership fee revenues as well as less product purchasing which affect revenues as well as the ability of the Company to introduce new products into the market place through the purchasing programs. Because expenses associated with maintaining the Company's administrative staff are relatively fixed over the short term (which averaged approximately $100,000 during each of the three months ended September 30, 1996), the Company's net income tends to fluctuate in periods of increased or decreased membership and product sales volume. These fluctuations are not always readily predictable and most are not within the control of the Company. During 1994 and 1995 and the nine months ended September 30, 1996, the Company's total revenues were $2,677,947, $4,518,203 and $4,458,610, respectively, while during such periods net income was $80,006, $249,708, and $741,003, respectively. Although the Company has not experienced declining revenues and reduced net income during such periods of operations, such results of operations are not necessarily indicative of future operation results, and there is no assurance that such revenues and net income will continue to increase or that the current levels of revenues and net income will be maintained. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Results of Operations."

     DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the continued availability of certain key management personnel, including John W. Hail, founder, chief executive officer and director of the Company, and Roger P. Baresel, president, chief financial officer and director of the Company. The Company does not maintain any life insurance covering the executive officers of the Company. The Company's continued growth and profitability also depends on its ability to attract and retain other management personnel and sales associates. The Company has not had any difficulty to date in attracting and retaining management personnel and sales associates, although there can be no assurance it will continue to be successful in this regard in the future. See "Business--Marketing" and "Management--Directors and Executive Officers."

     PRODUCT INTRODUCTION, OBSOLESCENCE AND MARKETING. The marketing for products with respect to which the Company develops marketing programs is in most cases characterized by introduction of competing products. Product introductions are generally characterized by increased functionality or enhanced results achieved by use of the product compared to existing competitive products. The introduction of products embodying increased functionality or enhanced results from product use may render existing products obsolete and unmarketable. The Company's ability to successfully develop a marketing introduction into the market place of new products on a timely basis and achieve levels of market demand will be a significant factor in the Company's ability to grow and remain competitive and profitable. In addition, the nature and mix of the products comprising the available products within the Company's various product purchasing and distribution programs is a most important factor. The nature, assortment and mix of products available for purchase through the Company's marketing program networks affects membership maintenance and development within the various marketing programs of the Company, which consequently affects demand for the products offered within each such program. In the event the Company is unable to successfully increase the product assortment and mix and maintain competitive product replacement of the products in a timely manner in response to changes in and introduction of new products, competitive or otherwise, offered to members of a marketing program the Company's business and operating results will be materially and adversely affected. See "Business--Products and Services of the Company" and "-- Marketing."

     NETWORK PURCHASING PROGRAMS; LOSS OF SALES ASSOCIATES. The Company relies on the members of its network purchasing programs and member sales associates for the distribution and sale of the products offered pursuant to such programs. A reduction in the membership of the network purchasing programs and loss of member sales associates could have a material adverse effect on the Company's business and operating results. Certain of the sales associates also represent or may in the future represent other lines of products which are complementary to or competitive with those offered through the Company's network purchasing programs. While the Company attempts to encourage sales associates to focus on selling the products through the Company's network purchasing programs, there is a risk that these sales associates may give higher priority to other products, reducing their efforts devoted to selling the products offered through the Company's network purchasing programs. Typically, the Company has non-exclusive arrangements with its sales associates which may be canceled by either party at will and contain no minimum purchase requirements on the part of the sales associates. There can be no assurance that the Company's network purchasing programs will continue to be successful or that the Company will be able to retain or increase its current network purchasing membership or retain its sales associates, or retain or increase the various product lines offered to the members of the purchasing programs. See "Business--Products and Services of the Company" and "--Marketing."

     DEPENDENCY ON THIRD-PARTY PROVIDERS; AVAILABILITY OF PRODUCT SOURCES. Substantially all of the services and products offered and distributed by the Company are provided by unrelated third-party providers over whom the Company does not have control. In turn, such unrelated third-party providers may be dependent upon other unrelated manufacturers or vendors to provide components for manufacture or services. The Company does not generally enter into long-term purchase commitments with respect to the consumer services of third-party providers or the nutritional supplement products offered and distributed by the Company; however, the Company customarily enters into contracts with such third-party providers to establish the terms and conditions of service and/or product sales made by the Company through its distributors and program participants. See "Business--Products and Services of the Company" and "--Contractual Arrangements."

     Although the Company believes it would be able to obtain alternative sources of its services and products, because the Company's services and products are only available through single source or limited source third-party providers, any future difficulty in obtaining any of the key services or products offered and distributed by the Company could have a material adverse effect on the Company's results of operations. In addition, the unavailability of or interruptions in access to the services and products provided by third-party providers involves certain risks, although the Company has not previously experienced such unavailability or interruptions. In the event any of the third-party providers, especially the provider of nutritional supplement products, were to become unable or unwilling to continue to provide the services or products in required volumes, the Company would be required to identify and obtain acceptable replacements, which could be lengthy and no assurance can be given that any additional sources would become available to the Company on a timely basis. A delay or reduction in availability of the services and/or products offered and distributed by the Company could materially and adversely affect the Company's business, operating results and financial condition. See "Business--Contractual Arrangements."

     MULTI-LEVEL MARKETING REGULATION. The Company is required to comply with state and federal laws governing the Company's multi-level marketing activities. See " Business--Government Regulation." These laws generally relate to unfair or deceptive trade practices, lotteries, business opportunities and securities. The Company has not experienced any material problems with marketing compliance. However, multi-level marketing regulation at the state and federal level is subject to change through enactment of additional legislation and adoption of regulations which may adversely affect the marketing activities of the Company. The Company cannot predict with any accuracy if such legislation or regulation will be enacted or adopted or the ultimate effect thereof on Company operations, but expects to continue to fully comply with the legal requirements of multi-level marketing to minimize any undesirable impact on the Company and its operations.

     COMPETITION. Providers of product marketing services compete primarily on the basis of marketing strategies, product advertising and packaging development and cost of services. The Company believes it competes favorably in each of these categories. The Company competes with a variety and number of companies offering marketing programs and purchasing networks including discount catalog companies, direct product purchasing, and retail discount stores, many of which have greater financial resources than the Company. In addition, in some cases the products offered through the Company's network purchasing programs are not exclusively offered through such programs. See "Business--Competition."

     LACK OF DIVIDENDS. The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain profits, if any, to fund growth and expansion in the future. See "Price Range of Common Stock and Dividends."

     ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation and Bylaws and the provisions of the Oklahoma General Corporation Act may make it difficult to effect a change in control of the Company and replace incumbent management. See "Description of Securities--Anti-Takeover Provisions." The Certificate of Incorporation authorizes the issuance of Preferred Stock in classes or series, and the Board of Directors to set and determine voting, redemption and conversion rights and other rights related to such class or series of Preferred Stock, which in some circumstances, the Preferred Stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes. See "Description of Securities--Anti-Takeover Provisions--Preferred Stock" and "Description of Securities--Preferred Stock." The Company's directors are elected for three-year terms, with approximately one-third of the Board standing for election each year, which may make it difficult to effect a change of incumbent management and control. See "Description of Securities--Anti-Takeover Provisions--Classified Board." Following the Warrant Modification Offer or at some time in the future, the Company may become subject to the anti-takeover provisions of the Oklahoma General Corporation Act, which in such case and in some circumstances may discourage a person from making a control share acquisition (generally an acquisition of voting stock having more than 20 percent of all voting power in the election of directors) without shareholder approval. See "Description of Securities--Anti-Takeover Provisions--Oklahoma Anti-Takeover Statutes."

                                  THE COMPANY

     Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), was organized in 1988 under the name AMS, Inc. and since that time has been a marketer of consumer oriented services and products which are packaged together in special programs and sold to independent sales associates who use the products and services themselves and also sell them to others. The programs consist of various services which provide savings on items such as merchandise, groceries and travel, and legal benefits furnished by certain third party providers as well as nutritional supplements. These programs represent the Company's one main class of products and services and account for over 96 percent of its revenues. See "Business."

     The Company's executive offices are located at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293 with a telephone number of (405) 842-0131.

BACKGROUND

     EXCHANGE. Pursuant to an Agreement and Plan of Reorganization, dated May 1, 1989, the shareholders of the Company exchanged their common stock for 800,807 shares of the common stock of Pacific Coast International, Inc., a Delaware corporation (the "Exchange"). Prior to the Exchange, the trade or business activities of Pacific Coast International, Inc. had been limited to those activities associated with a public offering of its securities and investigation of corporate acquisition alternatives as a "blank check" company. Upon consummation of the Exchange, (i) the officers and directors of the Company assumed management of Pacific Coast International, Inc., (ii) the Company became a wholly owned subsidiary of the Pacific Coast International, Inc., (iii) the Company changed its name from AMS, Inc. to Advantage Marketing Systems, Inc., and (iv) Pacific Coast International, Inc. changed its name to Advantage Marketing Systems, Inc. The Exchange was accounted for as a reverse acquisition of the Company.

     INITIAL ISSUANCE OF PUBLIC WARRANTS. Prior to the Exchange, Advantage Marketing Systems, Inc. (formerly Pacific Coast International, Inc. and parent of the Company) sold, in a public offering, 225,860 shares of Common Stock, Class A Warrants and Class B Warrant in units, each unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. See "Description of Securities." The net proceeds from this offering were approximately $838,290. Furthermore, in conjunction with such offering, the holders of 300,000 Class A Warrants and Class B Warrants sold such Public Warrants. As of the date of this Prospectus, there are 524,610 outstanding Class A Warrants and 525,860 outstanding the Class B Warrants (collectively, the "Public Warrants"), all which were issued in connection with initial public offering of Pacific Coast International, Inc. that was completed in 1989. The Class A Warrants and the Class B Warrants were issued pursuant to a Warrant Agreement with the Warrant Agent dated as of January 26, 1989. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class A Warrants and the Class B Warrants was extended to July 26, 1997. A copy of the Warrant Agreement and the amendments thereto were filed as an exhibit to the Registration Statement of the which this Prospectus is a part. A copy of the Warrant Agreement and the amendments thereto may be examined at the offices, or a copy may be obtained by written request, of the Company or the Warrant Agent. Each Class A Warrant and Class B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 and $8.00, respectively, without giving effect to the Warrant Modification Offer.

     MERGER REINCORPORATION. Effective December 11, 1995, Advantage Marketing Systems, Inc., the former parent of the Company (formerly Pacific Coast International, Inc.), merged with the Company pursuant to an Agreement and Plan of Merger (the "Merger"), and the Company was the surviving corporation. As a result of the Merger, Advantage Marketing Systems, Inc., the partent of the Company (formerly Pacific Coast International, Inc.) ceased to exist, and the Company succeeded to all of its rights, privileges, powers, franchises, obligations, assets and properties. Prior to the Merger, Advantage Marketing Systems, Inc. did not conduct any operations, all operations were conducted by the Company, and its parent only served as a holding company of the Company. The Merger was accounted for as a reorganization of entities under common control and was recorded at historical cost. All references to the Company include its former parent, Advantage Marketing Systems, Inc., unless otherwise indicated.

     MMI ACQUISITION. Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

     UNDERWRITING LETTER OF INTENT. The Company signed a letter of intent on May 24, 1996, with an underwriter which sets forth in principle the terms and conditions pursuant to which investment banking services are to be provided and, subject to a number of conditions, Common Stock is to be purchased from the Company and sold to the public by the underwriter during 1996. Until a definitive underwriting agreement is executed with the underwriter, which generally will be following the declaration of effectiveness of the registration statement filed by the Company with the Securities and Exchange Commission covering the Common Stock, the underwriter will have no obligation to purchase the Common Stock. Therefore, there is no assurance that this offering will be completed.

                                USE OF PROCEEDS

     The net proceeds of this offering to be received by the Company will be dependent upon the number of Units purchased by the holders of the Public Warrants pursuant to exercise of the Public Warrant during the Special Exercise Period pursuant to the Warrant Modification Offer. Therefore, the net proceeds of this offering are not determinable as of the date of this Prospectus. In the event the Public Warrants are exercised in full the net proceeds to the Company, after deduction of $100,000 estimated offering costs, will be $6,202,820. There is no assurance that all or any portion of the Public Warrants will be exercised pursuant to the Warrant Modification Offer, in which case the Company will not receive any net proceeds from this offering. See "Warrant Modification Offer."

     Concurrently with this offering and the Warrant Modification Offer, pursuant to a separate prospectus which is a part of the Registration Statement of which this Prospectus is a part, the Company is making the Rights Offering. The net proceeds of the Rights Offering to be received by the Company will be dependent upon the number of Rights Offering Units purchased by the holders of the Rights pursuant to exercise of the Rights pursuant to the Rights

Offering. In the event the Rights are exercised in full pursuant to the Rights Offering, the net proceeds to the Company, after deduction of $100,000 estimated offering costs, will be $14,507,699. See "Description of Securities--Common Stock--Rights Offering." There is no assurance that all or any portion of the Rights to be distributed to the Company's shareholders will be exercised pursuant to the Rights Offering, in which case the Company will not received any net proceeds from the Rights Offering.

     The net proceeds received by the Company from the concurrent offering for sale of the Units and Rights Offering Units pursuant to the exercise of Public Warrants and Rights will be used for general corporate purposes, including working capital and to fund the Company's efforts to expand sales and marketing activities. The Company estimates that it will use approximately $1.5 million for expansion of its U.S. distributor network and enhancement of its marketing materials. The Company intends to use approximately $.5 million to develop new products and enhance the packaging of its existing products. The Company will devote approximately $1 million for the expansion into and development of international markets. In the event the Company raises less than $3.0 million, the net proceeds will be devoted to each of these areas in the order in which they are presented. See "Business." Combined net proceeds in excess of $3.0 million will be devoted to general corporate purposes including further expansion of the Company's distributor network and enhancement of its marketing materials, development of new products and enhancement of packaging of its existing products and expansion into and development of international markets.


     The Company does not intend to use any of the net proceeds to discharge existing debt. Pending use of the net proceeds, they will be invested by the Company in investment grade, short-term, interest-bearing securities.

     In the event that the Company does not obtain any net proceeds from these offerings, it anticipates that it will be able to continue to operate on internally generated cash. During the nine months ended September 30, 1996, the Company had an average monthly positive cash flow from operating activities of approximately $34,400, and an average monthly net positive cash flow of approximately $600, after investing and financing activities. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         PRICE RANGE OF COMMON STOCK AND PUBLIC WARRANTS AND DIVIDENDS

     The Common Stock, Class A Warrants and Class B Warrants are traded in the over-the-counter market and are quoted by the National Quotation Bureau, Incorporated under the symbols "AMSO," "AMSOW" and "AMSOZ," respectively. The following table sets forth, for the periods presented, the high and low closing bid quotations in the over-the-counter market as quoted by the National Quotation Bureau, Incorporated, adjusted to give effect to the one to eight reverse stock dividend on October 29, 1996. The bid quotations reflect inter-dealer prices without adjustment for retail markups, markdowns or commissions and may not reflect actual transactions.

                                                       CLASS A         CLASS B
                                     COMMON STOCK      WARRANTS        WARRANTS
                                    --------------   -------------   -----------
                                     CLOSING BID      CLOSING BID    CLOSING BID
                                    --------------   -------------   -----------
                                     HIGH     LOW     HIGH    LOW   HIGH    LOW
                                    ------   -----   -----   -----  ----   -----
1996:
    First Quarter Ended
     March 31...................... $ 6.48   $5.04   $ .48   $.24   $ .48  $.24
    Second Quarter Ended
     June 30....................... $ 8.00   $5.04   $1.04   $.24   $1.04  $.24
    Third Quarter Ended
     September 30.................. $ 7.84   $5.52   $1.00   $.24   $1.00  $.24

1995:
    First Quarter Ended
     March 31...................... $ 2.00   $1.76   $ .16   $.16   $ .08  $.08
    Second Quarter Ended
     June 30....................... $ 3.76   $2.00   $ .16   $.16   $ .08  $.08
    Third Quarter Ended
     September 30.................. $10.00   $3.60   $1.04   $.48   $ .24  $.08
    Fourth Quarter Ended
     December 31................... $ 7.52   $4.48   $ .48   $.24   $ .08  $.08

                                                       CLASS A         CLASS B
                                     COMMON STOCK      WARRANTS        WARRANTS
                                    --------------   -------------   -----------
                                     CLOSING BID      CLOSING BID    CLOSING BID
                                    --------------   -------------   -----------
                                     HIGH     LOW     HIGH    LOW   HIGH    LOW
                                    ------   -----   -----   -----  ----   -----
1994:
    First Quarter Ended
     March 31.....................  $1.52    $1.04    $.16   $.16   $.08   $.08
    Second Quarter Ended
     June 30......................  $2.00    $1.52    $.16   $.16   $.08   $.08
    Third Quarter Ended
     September 30.................  $2.00    $1.52    $.16   $.16   $.08   $.08
    Fourth Quarter Ended
     December 31..................  $2.48    $1.52    $.16   $.16   $.08   $.08

     On November 8, 1996, the closing bid and asked prices, as quoted by the National Quotation Bureau, Incorporated, of the Common Stock were $5.76 and $6.25, respectively, the Class A Warrants were $.24 and $.56, respectively, and the Class B Warrants were $.24 and $.56, respectively. On October 28, 1996, there were approximately 1,070, 338 and 269 holders of the Common Stock, the Class A Warrants and Class B Warrants, respectively.

PENNY STOCK TRADING RULES

     Unless other exemptions become available in the future, in the event the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Common Stock, Class A Warrants, Class B Warrants, Units and 1996-A Warrants will be subject to the "penney stock" trading rules. The penny stock trading rules impose additional duties and responsibilities upon broker-dealers recommending the purchase of a penny stock (by a purchaser that is not an accredited investor as defined by Rule 501(a) promulgated by the Commission under the 1933 Act) or the sale of a penny stock. Among such duties and responsibilities, with respect to a purchaser who has not previously had an established account with the broker-dealer, the broker-dealer is required to (i) obtain information concerning the purchaser's financial situation, investment experience, and investment objectives, (ii) make a reasonable determination that transactions in the penny stock are suitable for the purchaser and the purchaser (or his independent adviser in such transactions) has sufficient knowledge and experience in financial matters and may be reasonably capable of evaluating the risks of such transactions, followed by receipt of a manually signed written statement which sets forth the basis for such determination and which informs the purchaser that it is unlawful to effectuate a transaction in the penny stock without first obtaining a written agreement to the transaction. Furthermore, until the purchaser becomes an established customer (i.e., have had an account with the dealer for at least one year or, the dealer had effected three sales of penny stocks on three different days involving three different issuers), the broker-dealer must obtain from the purchaser a written agreement to purchase the penny stock which sets forth the identity and number of shares or units of the security to be purchased prior to confirmation of the purchase. A dealer is obligated to provide certain information disclosures to the purchaser of a penny stock, including (i) a generic risk disclosure document which is required to be delivered to the purchaser before the initial transaction in a penny stock, (ii) a transaction-related disclosure prior to effecting a transaction in the penny stock (i.e., confirmation of the transaction) containing bid and asked information related to the penny stock and the dealer's and salesperson's compensation (i.e., commissions, commission equivalents, markups and markdowns) in connection with the transaction, and (iii) the purchaser-customer must be furnished account statements, generally on a monthly basis, which include prescribed information relating to market and price information concerning the penny stocks held in his account. The penny stock trading rules do not apply to those transactions in which a broker-dealer or salesperson does not make any purchase or sale recommendation to the purchaser or seller of the penny stock.

     Required compliance with the penny stock trading rules affect or will affect the ability to resell the Common Stock, Class A Warrants, Class B Warrants, Units, or 1996-A Warrants by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. The penny stock trading rules consequently may materially limit or restrict the liquidity typically associated with other publicly traded equity securities. In this connection, the holder of Common Stock, Class A Warrants, Class B Warrants, Units, or 1996-A Warrants may be unable to obtain on resale the quoted bid price because a dealer or group of dealers may control the market in such securities and may set prices that are not based on competitive forces. Furthermore, at times there may be a lack of bid quotes which may mean that the market among dealers is not active, in which case a holder of Common Stock, Class A Warrants, Class B Warrants, Units, or 1996-A Warrants may be unable to sell such securities. Because market quotations in the over-the-counter market are often subject to negotiation among dealers and often differ from the price at which transactions in securities are effected, the bid and asked quotations of the Common Stock, Class A Warrants, Class B Warrants, Units or 1996-A Warrants may not be reliable.

DIVIDEND POLICY

     The Company's dividend policy is to retain its earnings to support the expansion of its operations. The Board of Directors of the Company does not intend to pay cash dividends on the Common Stock in the foreseeable future. Any future cash dividends will depend on future earnings, capital requirements, the Company's financial condition and other factors deemed relevant by the Board of Directors. See "Risk Factors--Future Operating Results," and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996, without giving effect to or assuming exercise of the Public Warrants pursuant to the Warrant Modification Offer or the Rights pursuant to the Rights Offering and without giving effect to the issuance of the additional 5,000 shares of Common Stock in connection with the MMI Acquisition (see "The Company--Background--MMI Acquisition"). This table should be read in conjunction with the unaudited consolidated financial statements and notes thereto of the Company appearing elsewhere in this Prospectus. See "Unaudited Pro Forma Consolidated Financial Information of the Company."

                                                              AS OF
                                                          SEPTEMBER 30,
                                                              1996
                                                          -------------
Current portion of long-term debt........................       52,091
                                                           -----------
Long-term debt, net of current portion...................       85,692
                                                           -----------
Stockholders' equity:
  Preferred Stock, $.0001 par value, 5,000,000
      authorized; none outstanding.......................           --
  Common Stock, $.0001 par value, 495,000,000
      shares authorized; 2,143,191 shares issued
      and outstanding at September 30, 1996..............          214
  Paid-in capital in excess of par, common stock.........    1,981,380
  Retained earnings (deficit)                               (1,144,319)
                                                           -----------
    Total stockholders' equity...........................      837,275
                                                           -----------
Total capitalization.....................................  $   975,058
                                                           ===========

                        SELECTED FINANCIAL INFORMATION

     The following selected financial information is qualified by reference to, and should be read in conjunction with, the financial statements and related notes of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein. The selected financial information presented below is not necessarily indicative of the future results of operations or financial performance of the Company. See "Risk Factors--Future Operating Results." The selected financial information as of and for the years ended December 31, 1994 and 1995, is derived from the audited financial statements of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) contained elsewhere in this Prospectus. The selected financial information presented as of and for the nine months ended September 30, 1995 and 1996, is derived from the unaudited financial statements of the Company, which financial statements are contained elsewhere in this Prospectus. In the opinion of management of the Company, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information.

                                   FOR THE YEAR ENDED     FOR THE NINE MONTHS
                                       DECEMBER 31,       ENDED SEPTEMBER 30,
                                 ----------  ----------  ----------  ----------
                                    1994        1995        1995        1996
                                 ----------  ----------  ----------  ----------
STATEMENTS OF OPERATIONS
 DATA:
Revenues:
   Programs..................... $2,564,542  $4,382,935  $3,155,934  $4,186,404
   Promotional material.........     82,780     109,733      88,893     234,735
   Other........................     30,625      25,535      17,797      37,471
                                 ----------  ----------  ----------  ----------
   Total revenues...............  2,677,947   4,518,203   3,262,624   4,458,610
                                 ----------  ----------  ----------  ----------
Cost and expenses:
   Programs.....................    684,128   1,094,157     906,935     968,635
   Promotional material.........     83,964      92,087      69,395     142,610
   Selling......................  1,289,616   2,201,510   1,495,084   2,235,879
   General and administrative...    515,158     857,743     593,273     789,410
   Interest expense.............     25,075      22,998      20,335      19,422
                                 ----------  ----------  ----------  ----------
   Total expenses...............  2,597,941   4,268,495   3,085,022   4,155,956
                                 ----------  ----------  ----------  ----------
Income before income taxes......     80,006     249,708     177,602     302,654
Tax benefit                              --          --          --     438,349
                                 ----------  ----------  ----------  ----------
Net income...................... $   80,006  $  249,708  $  177,602  $  741,003
                                 ==========  ==========  ==========  ==========
Weighted average common shares
 outstanding(1).................  2,119,356   2,662,681   2,121,524   3,175,551
Net income per common share..... $      .04  $      .09  $      .08  $      .23

CASH FLOW DATA:
Net cash provided by operating
 activities..................... $  109,252  $  337,241  $  239,071  $  310,375
Net cash used in investing
 activities.....................    (63,646)    (99,561)     (4,072)   (227,083)
Net cash used in financing
 activities.....................    (45,606)   (125,593)    (76,044)    (77,414)


                                                   DECEMBER 31,   SEPTEMBER 30,
                                             -----------------------------------
                                                 1994        1995       1996
                                                 ----        ----       ----
BALANCE SHEET DATA:
Current assets ..........................    $  117,796  $  283,341  $  454,800
Working capital deficiency ..............      (338,662)   (170,734)   (137,166)
Total assets ............................       176,969     532,996   1,514,933
Short-term debt .........................       138,655     111,048      52,091
Long-term debt ..........................         7,947     104,149      85,692
Stockholders' equity (deficiency) .......      (287,436)    (25,228)    837,275
------------------------

(1) Without giving effect to exercise of the Public Warrants pursuant to the Warrant Modification Offer and exercise of the Rights pursuant to the Rights Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include 1,125,000 shares reserved for issuance pursuant to the Stock Option Plan. See "Description of Securities--Common Stock--Rights Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and notes thereto of the Company and "Selected Financial Information" appearing elsewhere in this Prospectus.

     Effective December 11, 1995, Advantage Marketing Systems, Inc., a Delaware corporation ("AMS Delaware") and the former parent of the Company, merged with and into the Company, with the Company being the surviving corporation (the "Merger Reincorporation"). Prior to the Merger Reincorporation, all operations of AMS (Delaware) were conducted solely as a holding company of the Company as its wholly-owned subsidiary, and AMS (Delaware) did not have any other operating activities. Following the Merger Reincorporation, all operating activities of AMS Delaware and the Company as its wholly-owned subsidiary, were continued by the Company. The following discussion and analysis of results of operations of the Company are the consolidated results of operations of AMS Delaware and the Company prior to the Merger Reincorporation, the predecessor of the Company. See "The Company--Background--Merger Reincorporation."

RESULTS OF OPERATIONS

     The following table sets forth selected results of operations for (i) the fiscal years ended December 31, 1994 and 1995, which are derived from the audited consolidated financial statements of the Company, and (ii) for the nine months ended September 30, 1995 and 1996, which are derived from the unaudited consolidated financial statements of the Company, which include, in the opinion of management of the Company, all normal recurring adjustments considered necessary for a fair statement of results for such periods. The results of operations for the periods presented are not necessarily indicative of the Company's future operations.

                                              FOR THE YEAR ENDED DECEMBER 31,             FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                     ----------------------------------------------    --------------------------------------------
                                              1994                     1995                     1995                    1996
                                     --------------------     ---------------------    --------------------     -------------------
                                       AMOUNT     PERCENT       AMOUNT      PERCENT      AMOUNT     PERCENT       AMOUNT     PERCENT

                                     ----------   -------     ----------    -------    ----------   -------     ----------   -------

Revenues:
  Programs.........................  $2,564,542     95.8%     $4,382,935     97.0%     $3,155,934     96.7%     $4,186,404     93.9%

  Promotional material.............      82,780      3.1         109,733      2.4          88,893      2.7         234,735      5.3
  Other............................      30,625      1.1          25,535       .6          17,797       .6          37,471       .8
                                     ----------    -----      ----------    -----      ----------    -----      ----------    -----
    Total revenues.................   2,677,947    100.0       4,518,203    100.0       3,262,624    100.0       4,458,610    100.0
                                     ----------    -----      ----------    -----      ----------    -----      ----------    -----
Costs and Expenses
  Programs.........................     684,128     25.6       1,094,157     24.2         906,935     27.8         968,635     21.7
  Promotional material.............      83,964      3.1             2.1      2.1          69,395      2.2         142,610      3.3
  Selling..........................   1,289,616     48.2       2,201,510     48.7       1,495,084     45.8       2,235,879     50.1
  General and administrative.......     515,158     19.2         857,743     19.0         593,273     18.2         789,410     17.7
  Interest Expense.................      25,075       .9          22,998       .5          20,335       .6          19,422       .4
                                     ----------    -----      ----------    -----      ----------    -----      ----------    -----
    Total expenses.................   2,597,941     97.0       4,268,495     94.5       3,085,022     94.6       4,155,956     93.2
                                     ----------    -----      ----------    -----      ----------    -----      ----------    -----
Income before taxes................      80,006      3.0         249,708      5.5         177,602      5.4         302,654      6.8
Tax benefit........................          --       --              --       --              --       --         438,349      9.8
                                     ----------    -----      ----------    -----      ----------    -----      ----------    -----
Net income.........................  $   80,006      3.0%     $  249,708      5.5%     $  177,602      5.4%     $  741,003     16.6%

                                     ==========    =====      ==========    =====      ==========    =====      ==========    =====

     During 1994, 1995 and the nine months ended September 30, 1996, the Company experienced increases in revenues from programs and net income compared to the preceding year or period. The increases were principally the result of introduction of the Company's NewTrition Plan in October 1993 and expansion of the Company's network of its independent sales representatives and associates, which resulted in achieving substantial increased sales volume of the NewTrition Plan. The Company expects to continue to expand its network of independent sales representatives and associates, which is in part dependent upon the market demand for the consumer products and services offered by the Company through its various purchasing programs, and such expansion should result in increased sales volume.

However, there is no assurance that increased sales volume will be achieved through expansion of the selling network of the Company's programs, or that, if sales volume increases, the Company will realize increased profitability due to the costs and expenses associated with increased sales and the general and administrative expenses.

     Comparison of Nine Month Period Ended September 30, 1995 and 1996

     During 1996, total revenues increased $1,195,986 (a 36.7 percent increase) as compared to 1995. The increase was primarily attributable to the increased sales volume of the Company's NewTrition Plan, which was introduced in October 1993, and expansion of the Company's network of its independent distributors. At September 30, 1996, the Company had 9,214 "active" independent distributors compared to 6,447 at September 30, 1995. A distributor is considered to be "active" if he or she has made a product purchase from the Company within the previous 12 months. During 1996, the Company made aggregate sales under its NewTrition Plan of $4,146,316 to 7,016 distributors, compared to aggregate sales in 1995 of $2,748,876 to 4,639 distributors. Promotional material revenue increased $145,842 (a 164.1 percent increase) to $234,735 in 1996 from $88,893 in 1995. In addition, other revenue increased by $19,674 (a 110.5 percent increase) from $17,797 in 1995 to $37,471 in 1996, as a result of increased interest income during 1996.

     Total costs and expenses of programs, promotional material and selling during 1996 increased by $875,710 (a 35.4 percent increase) to $3,347,124 from $2,471,414 during 1995. This increase was attributable to an increase of (i) $61,700 (a 6.8 percent increase) in costs of programs and (ii) $740,795 (a 49.5 percent increase) in selling expenses, while promotional material expenses increased $73,215 (a 105.5 percent increase). The costs and expenses of programs, promotional materials and selling, as a percentage of program sales revenue, increased from 78.3 percent during 1995 to 80.0 percent during 1996 due to an increase in selling costs as a percentage of program sale revenue from
47.4 percent to 53.4 percent, offset by a decrease in the costs of programs as a percentage of program sale revenue from 28.7 percent to 23.1 percent as a result of price reductions obtained from vendors on the program costs associated with the Company's NewTrition Plan. The Company achieved a net profit on sales of promotional materials of $92,125 during 1996 compared to a net profit of $19,498 during 1995 as a result of the Company's curtailed practice of providing promotional materials at reduced cost during special promotions.

     The Company's gross profit on program and promotional material revenues (program and promotional material revenue less program costs, promotional material costs and selling expenses) increased $300,602 (a 38.9 percent increase) to $1,074,015 in 1996 from $773,413 in 1995. The gross profit on program and promotional material revenues increased as a percentage of total revenue from 23.7 percent in 1995 to 24.1 percent in 1996. The increase in the Company's gross profit margin on program and promotional material revenues resulted from the combination of a decrease in program and promotional materials costs as a percentage of programs and promotional material revenues, offset by an increase in selling costs and expenses as a percentage of programs and promotional material revenues.

     General and administrative expenses increased $196,137 (a 33.1 percent increase) to $789,410 during 1996 from $593,273 during 1995. This increase was attributable to the Company's administrative infra-structure necessary to support increased levels of sales. The Company expanded its administrative infra-structure by hiring seven additional employees. Consequently, payroll and employee costs increased by $184,055 during 1996 as the Company increased its number of employees from ten to 17. Interest expense during 1996 decreased $913 (a 4.5 percent decrease) to $19,422 from $20,335 during 1995.

     Income before taxes increased $125,052 (a 70.4 percent increase) to $302,654 during 1996 from $177,602 during 1995. Income before taxes as a percentage of total revenue increased from 5.4 percent during 1995 to 6.8 percent during 1996.

     Net income increased $563,401 (a 317.2 percent increase) to $741,003 during 1996 from $177,602 during 1995. Net income as a percentage of total revenue increased from 5.4 percent during 1995 to 16.6 percent during 1996. This increase was primarily the result of the Company recording the tax benefits of its net operating loss carryforwards for income tax purposes at September 30, 1996. The Company has net operating loss carryforwards for income tax purposes at September 30, 1996 totaling approximately $1,369,841, which will begin to expire in 2003. The valuation allowance recorded at December 31, 1995 was reversed at September 30, 1996 as management has determined that it is more likely than not that a tax benefit will be realized from the related deferred tax assets.


     Comparison of Fiscal 1994 and 1995

     During 1995, total revenues increased $1,840,256 (a 68.7 percent increase) as compared to 1994. The increase was principally attributable to the increased sales volume of the Company's NewTrition Plan, which was introduced in October 1993, and expansion of the Company's network of its independent sales representatives and associates. During 1995 the Company made aggregate sales under its NewTrition Plan of $4,064,216 to 5,783 distributors, compared to aggregate sales in 1994 of $1,817,947 to 2,650 distributors. Promotional material revenue increased $26,953 (a 32.6 percent increase) to $109,733 in 1995 from $82,780 in 1994. In addition, other revenue decreased by $5,090 (a 16.6 percent decrease) from $30,625 in 1994 to $25,535 in 1995, as a result of a special promotion during 1994 that was not repeated in 1995.

     Total costs and expenses of programs, promotional material and selling during 1995 increased by $1,330,046 (a 64.6 percent increase) to $3,387,754 from $2,057,708 during 1994. This increase was attributable to an increase of (i) $410,029 (a 59.9 percent increase) in costs of programs and (ii) $911,894 (a
70.7 percent increase) in selling expenses, while promotional material expenses increased $8,123 (a 9.7 percent increase). The costs and expenses of programs, promotional materials and selling, as a percentage of program sales revenue, decreased from 80.2 percent during 1994 to 77.3 percent during 1995 which resulted from a decrease in the costs of programs as a percentage of program sale revenue from 26.7 percent to 25 percent due to increased program costs associated with the Company's NewTrition Plan, offset by a decline in selling costs as a percentage of program sale revenue from 50.3 percent to 50.2 percent. The Company achieved a net profit on sales of promotional materials of $17,646 during 1995 compared to a net loss of $1,184 during 1994 as a result of the Company's curtailed practice of providing promotional materials at reduced cost during special promotions periods.

     The Company's gross profit on program and promotional material revenues (program and promotional material revenue less program costs, promotional material costs and selling expenses) increased $515,308 (an 87.4 percent increase) to $1,104,914 in 1995 from $589,614 in 1994. The gross profit on program and promotional material revenues increased as a percentage of total revenue from 22 percent in 1994 to 24.5 percent in 1995. The increase in the Company's gross profit margin on program and promotional material revenues resulted from the combination of an increase in program and promotional materials costs as a percentage of programs and promotional material revenues, offset by a decrease in selling costs and expenses as a percentage of programs and promotional material revenues.

     General and administrative expenses increased $342,585 (a 66.5 percent increase) to $857,743 during 1995 from $515,158 during 1994. This increase was attributable to the Company's administrative infra-structure necessary to support increased levels of sales. The Company expanded its administrative infra-structure by hiring eight additional employees. Consequently, payroll and employee costs increased by $208,169 during 1995 as the Company increased its number of employees from six to 14. The balance of the increase resulted from increases in supplies, postage and other operating expenses associated with the increased sales levels. Interest expense during 1995 decreased $2,077 (an 8.3 percent decrease) to $22,998 from $25,075 during 1994.

     Net income increased $169,702 (a 212.1 percent increase) to $249,708 during 1995 from $80,006 during 1994. Net income as a percentage of total revenue increased from three percent during 1994 to 5.5 percent during 1995.

     Quarterly Results of Operations

     The Company's operations appear not to be significantly affected by seasonal trends. No pattern of seasonal fluctuations exists due to the growth patterns that the Company is currently experiencing. However, there can be no assurance that once the Company's current growth patterns peak that the company will not be subject to seasonal fluctuations in operations.

     Income Taxes

     The Company's deferred tax assets consist primarily of net operating loss carryforwards for income tax purposes at September 30, 1996 totaling approximately $1,369,841, which will begin to expire in 2003. During 1995, the Company's deferred tax assets and valuation allowance were decreased by approximately $120,700 and $116,200, respectively.

     On a regular basis, management evaluates all available evidence, both positive and negative, regarding the ultimate realization of the tax benefits of its deferred tax assets. Based upon the historical trend of increasing earnings management has concluded that it is more likely than not that a tax benefit will be realized from its deferred tax assets and therefore eliminated the previously recorded valuation allowance for its deferred tax assets. Elimination of the valuation allowance resulted in a deferred tax asset at September 30, 1996, of $438,349 and a corresponding tax benefit for the quarter ending September 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company had a deficit working capital of approximately $137,166 at September 30, 1996, as compared to a deficit of approximately $170,700 at December 31, 1995. Of this $137,166 deficit, approximately $17,658 represents amounts owed to the Company's chief executive officer and major stockholder which is classified as a current liability; however, the Company makes payments on this loan only when there is sufficient working capital. Management believes that cash flows from operations will be sufficient to fund its working capital needs over the next twelve months. During the nine months ended September 30, 1996, net cash provided by operating activities was $310,375 of which $227,083 was used in investing activities, and $77,414 was used in financing activities (consisting primarily of repayments to the Company's Chief Executive Officer and major stockholder). The Company had a net increase in cash during this period of $5,878. The Company's working capital needs over the next twelve months consist primarily of administrative and operating overhead. For the three months ended September 30, 1996, the Company's administrative and operating overhead averaged approximately $100,000 per month. The Company anticipates that this level of administrative and operating overhead will continue over the next twelve months.

     At September 30, 1996, and December 31, 1995, the balance due on a short-term loan from the Company's Chief Executive Officer and major shareholder was $17,658 and $81,929, respectively. During 1995, the Company combined interest payable of approximately $52,000 with the principal due under the loan and began making weekly interest and principal payments of $1,500. During the nine months ended September 30, 1996, the Company did not receive any advances under the loan, while during 1995, the Company received aggregate advances of $31,963 under the loan. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company made principal payments of $64,271 and $127,615, respectively, thereon to the Company's Chief Executive Officer and major shareholder. The loan is unsecured, due on demand and bears interest at 12 percent per annum, and as of the date of this Prospectus the Company is making weekly principal and interest payments of $1,500. See "Certain Transactions."

     The Company made advances to the John Hail Agency, Inc. ("JHA"), a company of which the Company's Chief Executive Officer and major shareholder is the sole director and shareholder, of $22,000, and $87,684 during the nine months ended September 30, 1996, and the year ended December 31, 1995. During the nine months ended September 30, 1996, JHA made repayments of $3,040. JHA made repayments of these advances of $67,401 during the fiscal year ended December 31, 1995. Furthermore, effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and JHA executed a promissory note payable to the Company in the principal amount of $73,964, bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month. See "Certain Transactions."

     The Company's primary source of liquidity is net cash provided by operating activities. Other than loans made available to the Company by its Chief Executive Officer and major shareholder, the Company does not have any outside liquidity sources. As of September 30, 1996, the Company did not have any material commitments for capital expenditures.

     In the event that the Company does not obtain any net proceeds from this offering and the Rights Offering, it is anticipated that Company will be able to continue to operate on internally generated cash. During the nine months ended September 30, 1996, the Company had an average monthly positive cash flow from operating activities of approximately $34,000, and an average monthly net positive cash flow of approximately $650, after investing and financing activities.

     In connection with these offerings the Company has incurred certain direct costs consisting primarily of legal, accounting and filing fees. These costs totaled approximately $153,000 and $53,000 at September 30, 1996, and December 31, 1995, respectively, and are included in other assets.


     Pursuant to a stock purchase agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of common stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of common stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

     In connection with the MMI Acquisition, the excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over a negative $3,059 fair market value of assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a seven and four and one-half year period, respectively. The fair market value of the assets of MMI, net of liabilities, declined from $16,690 to a negative $3,059 between March 31, 1996 and May 31, 1996.

EFFECT OF INFLATION

     As the costs of products and services and other expenses of the Company have increased, the Company has been generally able to increase the selling prices of the products and services marketed by the Company; therefore, in the view of management, inflation has not had a significant effect on gross margins. In periods of high inflation, the costs and expenses of the products and services marketed by the Company could adversely affect the Company's profitability.

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     Set forth below are certain unaudited pro forma consolidated statements of operations of the Company, presenting the pro forma effects of the MMI Acquisition, assuming the MMI Acquisition occurred at the beginning of each period for which results of operations are presented. The MMI Acquisition was accounted for using the purchase method of accounting. The information presented below is derived from, and should be read in conjunction with, the financial statements of the Company and MMI presented elsewhere in this Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been achieved if the transactions included in the pro forma adjustments had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results.

            ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                    HISTORICAL
                          -----------------------------
                                            MIRACLE
                            ADVANTAGE       MOUNTAIN
                            MARKETING    INTERNATIONAL,
                          SYSTEMS, INC.       INC.
                          DECEMBER 31,    DECEMBER 31,    PRO FORMA   PRO FORMA
                              1995           1995        ADJUSTMENTS   COMBINED
                          -------------  --------------  -----------  ----------
REVENUES:
  Programs...............  $4,382,935       $ 277,366      $     --   $4,660,301
  Promotional material...     109,733              --            --      109,733
  Other..................      25,535              --            --       25,535
                           ----------       ---------      --------   ----------
    Total revenues.......   4,518,203         277,366            --    4,795,569
                           ----------       ---------      --------   ----------
COSTS AND EXPENSES:
  Programs...............   1,094,157         103,217            --    1,197,374
  Promotional material...      92,087              --            --       92,087
  Selling................   2,201,510         145,650            --    2,347,160
  General and
   administration........     857,743         157,725        30,356(a) 1,045,824
  Interest expense.......      22,998           1,403            --       24,401
                           ----------       ---------      --------   ----------
     Total expenses......   4,268,495         407,995        30,356    4,706,846
                           ----------       ---------      --------   ----------
NET INCOME (LOSS)........  $  249,708       $(130,629)     $(30,356)  $   88,723
                           ==========       =========      ========   ==========
Weighted average common
 shares outstanding......   2,662,681                        20,000    2,682,681
                           ==========                      ========    =========
Net income per common
 share...................  $      .09                                 $      .03
                           ==========                                 ==========

      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

             ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                              MIRACLE
                                            MOUNTAIN
                                         INTERNATIONAL,
                                              INC.
                             ADVANTAGE   ---------------
                           SYSTEMS, INC. PRE-ACQUISITION
                           FOR THE NINE      PERIOD
                           MONTHS ENDED   FOR THE FIVE
                           SEPTEMBER 30,  MONTHS ENDED    PRO FORMA  PRO FORMA
                               1996       MAY 31, 1996   ADJUSTMENTS COMBINED
                           ------------- --------------- ----------- ---------
REVENUES:
  Programs                   $4,186,404     $205,112     $     --    $4,391,516
  Promotional material          234,735           --           --       234,735
  Other                          37,471           --           --        37,471

                             ----------
    Total revenues            4,458,610      205,112           --     4,663,722
                             ----------     --------      --------   ----------

COSTS AND EXPENSES:
  Programs                      968,635       54,743           --     1,023,378
  Promotional material          142,610           --           --       142,610
  Selling                     2,235,879      129,758           --     2,365,637
  General and
    administration              789,410       49,188         12,648(a)  851,246
  Interest expense               19,422        2,110           --        21,532

     Total expenses           4,155,956      235,799         12,648   4,404,403
                             ----------     --------      ---------  ----------

INCOME (LOSS) BEFORE TAXES      302,654      (30,687)       (12,648)    259,319

TAX BENEFIT                     438,349           --             --     438,349
                             ----------     --------      ---------  ----------

NET INCOME (LOSS)            $  741,003     $(30,687)     $ (12,648) $  697,668
                             ==========     ========      =========  ==========

Weighted average common
shares outstanding            3,175,551                      20,000   3,195,551
                             ==========                   =========  ==========

Net income per common share  $      .23                              $      .22
                             ==========                              ==========

      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

            ADVXANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   BASIS FOR PRESENTATION

     The pro forma balance sheet and statement of income present the pro forma effects of the acquisition by the Company of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"), pursuant to a Stock Purchase Agreement with an effective date of May 31, 1996, (the "Purchase Agreement"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

     The accompanying unaudited pro forma statement of income is presented assuming the MMI Acquisition occurred or was consummated on the first day of the period presented. The historical information presented for the Company and MMI as of December 31, 1995, is derived from the audited financial statements of the Company and MMI as of such date.

     The pro forma financial information presented in the unaudited pro forma financial statements is not necessarily indicative of the results of operations that would have been achieved had the operations been those of a single corporate entity. The results of operations presented in the unaudited pro forma statement of income are not necessarily indicative of the consolidate results of future operations of the Company following consummation of the MMI Acquisition.

2.   ADJUSTMENTS

     The accompanying unaudited pro forma consolidated financial statements have been adjusted to record and give effect to the following:

     (a) The excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over the negative $3,059 fair market value of the assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a seven year and four and one-half year period, respectively. The goodwill amortization for the year ended December 31, 1995, and the five months ended May 31, 1996, was $17,023 and $7,093, respectively. Covenant amortization for the year ended December 31, 1995, and for the five months ended May 31, 1996, was $13,333 and $5,555, respectively.

3.   NET INCOME PER SHARE

     Pro forma per share calculations for the Company are based upon the number of shares of Common Stock to be outstanding after giving effect to the MMI Acquisition.

                           PUBLIC WARRANT REDEMPTION

     Pursuant to this Prospectus, the Company is notifying the holders (the "Warrant Holders") of the Class A Common Stock Purchase Warrants (the "Class A Warrants") and the Class B Common Stock Purchase Warrants (the "Class B
Warrants") as of                  , 1996 (the "Record Date"), of the election
of the Company to redeem (the "Warrant Redemption") the Class A Warrants and Class B Warrants (collectively the "Public Warrants") for $.0008 per warrant
(the "Redemption Price") at 5:00 p.m., Central Standard Time, on              ,
 1996 (the "Redemption Date"). Each of the Class A Warrants and Class B Warrants is exercisable for the purchase of one share of Common Stock for $6.00 or $8.00, respectively (the "Warrant Exercise Price"), on or before expiration of the Redemption Date, without giving effect to the Warrant Modification Offer. See "Terms of the Warrant Modification Offer." Pursuant to the Warrant Modification Offer, during the Special Exercise Period, each Public Warrant will be exercisable to purchase one Unit (consisting of one share of Common Stock and one 1996-A Warrant) for $6.00, on or before the Redemption Date. The Redemption Date may be extended by the Company to a date that is not more than days following the original Redemption Date. See "Terms of the Warrant Modification Offer--Expiration; Extensions; Termination; Amendments."

     The Public Warrants may only be exercised by a Warrant Holder in the event the Registration Statement of which this Prospectus is a part is effective with the Securities and Exchange Commission and the Units (or Common Stock and 1996-A Warrants comprising the Units) are qualified for sale in the state of residence of the Warrant Holder. See "Risk Factors--Securities Laws Restrictions on Exercise of Warrants," "Terms of Warrant Modification Offer--Acceptance of Public Warrants; Delivery of Units," and "Description of Securities--Public Warrants." Subject to the foregoing, the Class A Warrants and Class B Warrants are exercisable at any time by the Warrant Holders prior to the Redemption Date by delivery of the warrant certificate evidencing the Public Warrant to U.S. Stock Transfer Corporation (the "Warrant Agent") at 1745 Gardena Avenue, Glendale, California 91204, with the "Form of Election to Purchase" on the reverse of the certificate duly completed and signed, accompanied with payment of the Warrant Price in cash or by certified check or bank draft payable to the order of the Company. See "Terms of the Warrant Modification Offer--How to Exercise."


                  PURPOSES OF THE WARRANT MODIFICATION OFFER

     The purposes of the Warrant Modification Offer are to (i) encourage the exercise of the Public Warrants prior to redemption, (ii) strengthen the Company's capital structure by increasing stockholders' equity and current assets, and (iii) provide the Company greater financial flexibility. The net proceeds of this offering and the Warrant Modification Offer will give the Company greater financial flexibility in that the Company otherwise would be required to rely on debt or other sources of capital to expand its sales and marketing activities. See "Use of Proceeds." It is the Company's belief that the availability of the 1996-A Warrant and the reduction of the exercise price of the Class B Warrants to $6.00 will induce Class A and B Warrant holders to exercise their Public Warrants as opposed to receiving $.0008 per Warrant upon redemption.

     Concurrently with this offering and the Warrant Modification Offer, the Company is distributing the Rights to its shareholders and offering 2,148,191 Units pursuant to the Rights Offering. See "Description of Securities-- Common Stock--Rights Offering." In the event the Public Warrants are exercised in full the net proceeds to the Company, after deduction of $100,000 offering costs, will be $6,202,820, and in the event the Rights are exercised in full pursuant to the Rights Offering, the net proceeds to the Company, after deduction of $100,000 offering costs will be $14,507,699. See "Use of Proceeds." However, there is no assurance that any of the Public Warrants will be exercised pursuant to the Warrant Modification Offer or that any of the Rights will be exercised.

                    TERMS OF THE WARRANT MODIFICATION OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions herein set forth, to reduce the Warrant Exercise Price of the Class B Warrants to $6.00 from the current $8.00 exercise price during the period commencing on the date of this Prospectus until the Redemption Date (5:00 p.m. Central
Standard Time on             , 1996, which may be extended by the Company to a
date that is not more than      days following the original Redemption Date (the
"Special Exercise Period"). In addition, the Company will issue as soon as practicable after expiration of the Special Exercise Period (the "Expiration Date") one Unit (one share of Common Stock and one 1996-A Warrant) for each Public Warrant effectively exercised, and not withdrawn, on or prior to the Redemption Date, subject to certain conditions as set forth herein. The Company's obligation to consummate the Warrant Modification Offer is not subject to the exercise of any minimum number of Public Warrants. All Public Warrants properly tendered for exercise, and not withdrawn, on or prior to the Expiration Date, will be accepted by the Company upon the terms and subject to the conditions set forth herein.

     Those Public Warrants not exercised on or prior to the Redemption Date will be redeemed on the Redemption Date for $.0008 per warrant. No dissenters' rights of appraisal exist with respect to the Warrant Modification Offer.

PLAN OF DISTRIBUTION

     The Units are being offered on a best efforts basis by the Company and its officers and directors, without commissions, selling fees or direct or indirect remuneration. From the proceeds of the Warrant Modification Offer and the offering, the Company will pay the costs incurred with respect to the offering, which are estimated to be $100,000. Offers will be limited to the holders of the Public Warrants residing in those states in which the Units are registered or qualified to be offered and sold.

     Holders of the Public Warrants will not be required to pay any brokerage commissions or fees with respect to the exercise of their Public Warrants. The Company will pay all charges and expenses of the Warrant Agent. See "-- Acceptance of Public Warrants; Delivery of Units," below.

EXPIRATION; EXTENSIONS; TERMINATION; AMENDMENTS

     The Warrant Modification Offer will expire on the Redemption Date (at 5:00
p.m., Central Standard Time, on ,          1996), unless and until the Company
extends the Redemption Date, in which event the Warrant Modification Offer will expire at the latest time and date to which the Redemption Date is extended. The Special Exercise Period will commence on the date of this Prospectus and will expire on the Redemption Date. The Company expressly reserves the right at any time and from time to time, regardless of whether or not any of the conditions specified in "Conditions of the Warrant Modification Offer" below have been satisfied, (i) to extend the Redemption Date, which will also extend the Special Exercise Period during which the Warrant Modification Offer may be accepted and the Public Warrants may be exercised by giving oral or written notice to the Warrant Agent and by making a public announcement of such extension or (ii) to amend the Warrant Modification Offer in any respect not materially adverse to the Warrant Holders by making public announcement of such amendment. The Company's decision regarding the advisability of extending the Redemption Date (and effectively extending the Special Exercise Period) will be based upon factors and considerations that exist and that the Company deems material and appropriate at that time. As of the date of this Prospectus, such factors and considerations are undeterminable. There can be no assurance that the Company will exercise its right to extend or amend the Warrant Modification Offer and there is no limit on the number of times the Company may extend the Redemption Date.

     Furthermore, the Company reserves the right, in its sole discretion, in the event any of the conditions set forth below under "--Conditions of the Warrant Modification Offer" are not met or waived by the Company and so long as the Public Warrants have not theretofore been accepted for exercise pursuant to the Warrant Modification Offer, to delay (except as otherwise required by applicable law) acceptance for exercise of any Public Warrants exercised pursuant to the Warrant Modification Offer or to terminate the Warrant Modification Offer and not accept for exercise any such Public Warrants. Any extension, termination or amendment of the Warrant Modification Offer will be followed as promptly as practicable by notification thereof in a manner reasonably calculated to inform the Warrant Holders of such extension, termination or amendment. Without limiting the manner in which the Company may choose to make any public announcement, the Company will not, unless otherwise required by applicable law, have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service. In the case of an extension of the Redemption Date and the Warrant Modification Offer, Securities and Exchange Commission regulations require a public announcement of such extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Redemption Date.

     In the event the Company decides to waive, modify or amend a material provision of the Warrant Modification Offer, it may do so at any time or from time to time, provided that it gives notice thereof in the manner specified above and extends the Redemption Date and the Warrant Modification Offer to the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). With respect to a change in the Warrant Exercise Price of the Public Warrants and/or the Units issuable upon exercise of the Public Warrants, Rule 13e-4(f)(1) under the Exchange Act generally requires that a tender offer remain open for at least 10 business days from the date that notice of such change is first published or sent or given to the Warrant Holders. The minimum period during which an offer must remain open following other material changes in the terms of the offer or information concerning the offer will depend upon the facts and circumstances, including the relative materiality of the change in the terms or information. Any amendment to the Warrant Modification Offer will apply to all Public Warrants tendered for exercise pursuant thereto, regardless of when or in what order the Public Warrants are tendered. The term "business day" shall mean a day other than Saturday, Sunday or a federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

CONDITIONS OF THE WARRANT MODIFICATION OFFER

     Notwithstanding any other provisions of the Warrant Modification Offer, the Company may cancel, modify or terminate the Warrant Modification Offer and is not required to accept for exercise any Public Warrants exercised pursuant thereto if, prior to the Redemption Date:

     (i) there shall be in effect any injunction prohibiting, restricting or delaying consummation of the Warrant Modification Offer;

     (ii) there shall have occurred any general suspension of trading in, or limitation of prices for, securities in the over-the-counter markets; or

     (iii) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any governmental authority, which would prohibit or materially restrict or delay consummation of the Warrant Modification Offer.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time, in its sole discretion. Each right of the Company in connection with the foregoing conditions will be deemed an ongoing right that may be asserted any time and from time to time. The failure by the Company, at any time, to exercise its rights with respect to any of these conditions will not be deemed a waiver of any such conditions. Any determination by the Company concerning applicability of the conditions to the events set forth herein will be final and binding upon all parties.

     The Company expressly reserves the right to terminate or amend the Warrant Modification Offer and not accept for exercise any Public Warrants pursuant to the Warrant Modification Offer if any of the foregoing conditions are not satisfied. The Company confirms that its reservation of the right to delay acceptance of tendered Public Warrants is subject to the provisions of Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act, which provide that the Company shall either deliver the Units or return the tendered Public Warrants promptly after the termination or withdrawal of the Warrant Modification Offer.

ADVANTAGES AND DISADVANTAGES OF PUBLIC WARRANT EXERCISE

     Exercise of the Public Warrants prior to the Redemption Date by the Warrant Holders may have both significant adverse and advantageous consequences for Warrant Holders. The adverse consequences to the Warrant Holders who do not exercise their Public Warrants include (i) the Public Warrants ceasing to be issued and outstanding, (ii) the Public Warrants becoming worthless resulting in a loss to the Warrant Holders to the extent of their investments in the Public Warrants in excess of the $.0008 Redemption Price per Public Warrant, (iii) loss of any potential appreciation in the Public Warrants as a result of an increase in the trading market value of the Units purchasable upon exercise of the Public Warrants pursuant to the Warrant Modification Offer, and (iv) loss of the ability to sell the Public Warrants as a tradable security. The advantageous consequences for those Warrant Holders that fail to exercise the Public Warrants will be entitlement to receipt of the $.0008 Redemption Price per Public Warrant. See "Public Warrant Redemption."

     The advantageous consequences of exercise of the Public Warrants and receipt of the Units include (i) acquisition and receipt of equity ownership of the Company represented by the shares of Common Stock and the 1996-A Warrants (each of which will entitle the holder to purchase an additional share of Common Stock at an exercise price of $12.00, subject to adjustment in certain events and possible redemption by the Company at $.0001) comprising the Units, (ii) participation in future growth of the Company and any potential market value appreciation of the Common Stock and, if a market develops, the 1996-A Warrant, and (iii) receive any investment liquidity that the Common Stock has or may have in the future as well as any such liquidity the 1996-A Warrant may come to have in the event a public market develops. Although there may be advantages offered by exercise of the Public Warrants, the Warrant Holders should also understand and be aware that (i) exercise of the Public Warrants will constitute an additional investment requiring payment of the $6.00 per Unit Exercise Price of the Public Warrants in order to receive the Units (and the Common Stock and 1996-A Warrants comprising the Units), (ii) there are various risks associated with such investment as disclosed in this Prospectus (see "Risk Factors"), (iii) there is no assurance that a market will develop for the 1996-A Warrants, (iv) the issuance of Units, Rights Offering Units, Common Stock, and 1996-A Warrants pursuant to the Warrant Modification Offer and the Rights Offering, and the exercise of outstanding stock options and other warrants may have an adverse effect upon the public trading price of the Common Stock, and (v) the Common Stock and, if a market develops, the 1996-A Warrants are or will be traded in the over-the-counter market which typically is volitle in nature (see "Risk Factors--Over-the-Counter Market; Penny Stock Trading Rules" and "Price Range of Common Stock and Dividends--Penny Stock Trading Rules"). See "Risk Factors" and "Description of Securities--Common Stock--Rights Offering," "--1996-A Warrants" and "--Other Options and Warrants."

HOW TO EXERCISE

     The acceptance by a Warrant Holder of the Warrant Modification Offer pursuant to one of the procedures set forth below will constitute an agreement between the Warrant Holder and the Company in accordance with the terms and subject to the conditions set forth herein.

     For effective exercise, the "Form of Election To Purchase" on the reverse side of each Public Warrant certificate must be completed and executed as indicated thereon, and the Public Warrant must be accompanied by payment of the aggregate Warrant Exercise Price in cash or certified or official bank check made payable to Advantage Marketing Systems, Inc., together with any other required documents. The warrant certificate and payment must be transmitted to and received by the Warrant Agent at its address set forth on the back cover of this Prospectus on or before the Redemption Date, if the Public Warrant is being exercised. However, in lieu of the foregoing, a holder may either (i) tender the Public Warrants to be exercised pursuant to the procedure for book-entry tender set forth below (and a confirmation of such book-entry tender must be received by the Warrant Agent on or before the Redemption Date) or

(ii) comply with the guaranteed delivery procedure set forth below. The beneficial holders of Public Warrants that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian are urged to contact such entity promptly if they wish to exercise the Public Warrants. The Public Warrants certificates, together with the cash or certified or official bank check and any other required documents to be delivered, should be delivered only by hand or by courier, or transmitted by mail, and only to the Warrant Agent and not to the Company. The method of delivery of the Public Warrants and all other required documents to the Warrant Agent is at the election and risk of the Warrant Holder, but if such delivery is by mail it is suggested that the Warrant Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Redemption Date to permit delivery to the Warrant Agent prior to the Redemption Date.

     Each signature of the Warrant Holders on the "Form of Election to Purchase" of a Public Warrant certificate must be guaranteed by a member firm of any registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions").

     In the event the certificates for the Public Warrants are registered in the name of a person other than the person executing the "Form of Election to Purchase" of such Public Warrants, or if Public Warrants that are not accepted for exercise are to be returned to a person other than the registered owner, then the "Assignment" on the reverse side of the Public Warrant certificates must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the "Assignment" or instruments of transfer guaranteed by an Eligible Institution.

          Book Entry Tender Procedure. Within two business days after the date hereof, the Warrant Agent will establish accounts with respect to the Public Warrants at the Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Warrant Modification Offer. Any financial institution that is a participant in a Book-Entry Transfer Facility's system may make book-entry delivery of the Public Warrants by causing the Book-Entry Transfer Facility to transfer the same into the Warrant Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedure for such transfer and to confirm such transfer to the Warrant Agent in writing. Any tender of Public Warrants to be effected through book-entry delivery at a Book-Entry Transfer Facility must have either (i) the Public Warrant executed by the holder of record, together with signature guarantees, and delivered to a Book-Entry Transfer Facility and the cash or certified or official bank check, together with all other documents required, transmitted to and received by the Warrant Agent at its address set forth on the back cover of this Prospectus on or before the Redemption Date or (ii) complied with the guaranteed delivery procedure set forth below. Delivery of documents to a Book-Transfer Facility in accordance with such Book-Entry Transfer Facility's procedure does not constitute delivery to the Warrant Agent.

          Guaranteed Delivery Procedure. In the event a Warrant Holder desires to exercise such Public Warrants (pursuant to the Warrant Modification Offer or otherwise) but is unable either to deliver his certificates, the cash or certified or official bank check and all other required documents to the Warrant Agent on or before the Redemption Date or to comply with the procedure for book-entry tender on a timely basis, such Public Warrants may nevertheless be tendered for exercise, provided that all of the following conditions are satisfied:

               (i) such tenders are made by or through an Eligible Institution;

               (ii) prior to the Redemption Date, a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) setting forth the name and address of the Warrant Holders and the number of Public Warrants exercised, stating that the exercise is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Redemption Date, the Public Warrants and the cash or certified or official bank check, together with all other documents required, will be deposited by the Eligible Institution with the Warrant Agent; and

               (iii) the certificates for all exercised Public Warrants in proper form for transfer (or a written confirmation of book-entry transfer into the Warrant Agent's account at a Book-Entry Transfer Facility as described above) and the cash or certified or official bank check, together with all other documents required, are received by the Warrant Agent within three New York Stock Exchange trading days after the Expiration Date or the Redemption Date.

     The issuance of Units (the Common Stock and the 1996-A Warrants) in exchange for Public Warrants exercised will be made only after timely receipt by the Warrant Agent of the certificates for such Public Warrants (or a confirmation of a book-entry transfer of such Public Warrants into the Warrant Agent's account at one of the Book-Entry Transfer Facilities as described above) and the cash or certified or official bank check, together with all other documents required. If less than the entire number of Public Warrants evidenced by a submitted certificate are to be exercised, the tendering Warrant Holder should indicate on the "Form of Election to Purchase," appearing on the reverse side of the certificate, the number of Public Warrants being tendered for exercise.

WITHDRAWAL RIGHTS

     The Public Warrants tendered pursuant to the Warrant Modification Offer may be withdrawn, subject to the procedures described below, at any time before the Redemption Date. After the Redemption Date, such tenders will be irrevocable,
except that they may be withdrawn after                  , 1996 (i.e., 40
business days from the date of this Prospectus), unless theretofore accepted for exercise as provided in this Prospectus. In the event the Company (i) extends the Redemption Date and the Special Exercise Period during which the Warrant Modification Offer is open, (ii) is delayed in its acceptance of Public Warrants for exercise or (iii) is unable to accept Public Warrants for exercise pursuant to the Warrant Modification Offer for any reason, in such event, without prejudice to the Company's rights under the Warrant Modification Offer, the Warrant Agent may, on behalf of the Company, retain all Public Warrants tendered, and such Public Warrants may not be withdrawn except as otherwise provided herein, subject to Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act.

     To be effective, a written, telegraphic or facsimile transmission of a notice of withdrawal must (i) be timely received by the Warrant Agent at its address specified on the back cover page of this Prospectus before the Warrant Agent receives notice of acceptance by the Company of the Public Warrants, (ii) specify the name of the person who tendered the Public Warrants, (iii) if the Public Warrants have been deposited with or otherwise identified to the Warrant Agent, contain the description of the Public Warrants to be withdrawn and indicate the certificate numbers shown on the certificates evidencing such Public Warrants (except in the case of book-entry tenders) and (iv) be executed by the holder of the Public Warrants in the same manner as the original Public Warrant or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Public Warrants. If the Public Warrants have been tendered for exercise pursuant to the book-entry tender, a notice of withdrawal must specify, in lieu of certificate numbers, the name and account number at a Book-Entry Transfer Facility to be credited with the withdrawn Public Warrants.

VALIDITY OF EXERCISE

     All questions with respect to the validity, form, eligibility (including time of receipt) and acceptance for exercise of the Public Warrants will be determined by the Company, in its sole discretion, which determination will be final and binding upon the Warrant Holder and the Company. The Company reserves the absolute right to reject any and all tenders of Public Warrants which it determines not to be in proper form, or the acceptance or exercise of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the exercise of the Public Warrants. The Company, Warrant Agent, or any other person will not be under any duty to give notification of any defects or irregularities in exercise, nor will they incur any liability for failure to give such notification. Exercise of the Public Warrants will not be deemed to have been properly made until any irregularities have been waived by, or cured to the satisfaction of, the Company. The Company's interpretation of the terms and conditions of the Warrant Modification Offer will be final and binding upon the Warrant Holders and the Company.

ACCEPTANCE OF PUBLIC WARRANTS; DELIVERY OF UNITS

     Public Warrants properly tendered for exercise and not withdrawn will be accepted for exercise on or promptly after the Redemption Date. The Company will be deemed to have accepted for exercise properly tendered Public Warrants when, as and if the Company has given oral or written notice thereof to the Warrant Agent. All tendering Warrant Holders of Public Warrants will be deemed to have waived any right to receive notice of the acceptance of their Public Warrants. Certificates for Common Stock and 1996-A Warrants will be issued as promptly as practicable after the Public Warrants are accepted for exercise. Any Public Warrants not exercised before the Redemption Date will be redeemed.

     In certain cases, the sale of the Units by the Company upon exercise of Public Warrants could violate the securities laws of certain states or other jurisdictions. The Company has undertaken registration or qualification of the Units (or the Common Stock and 1996-A Warrants comprising the Units) for sale in California, Colorado, Georgia, Kentucky, Illinois, Louisiana, New Hampshire, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Virginia, Texas, Washington and Wisconsin; however, there is no assurance that such registration will become effective in such states. In addition, the Company may undertake registration of the Units (or the Common Stock and 1996-A Warrants comprising the Units) in additional states as determined in the sole discretion of the Company. Those Warrant Holders residing in states in which the Units have not been registered or otherwise qualified for sale in such state, will not be permitted to exercise their Public Warrants. Prior to tendering of Public Warrants for exercise, the Warrant Holder should either contact the Company or the Warrant Agent to determine whether the Units have been registered or qualified in the state of such Warrant Holder's residence. The Company has used and will continue to use its best efforts to cause the Registration Statement of which this Prospectus is a part to be declared effective under the laws of various states as may be required to cause the sale of Units (or the Common Stock and 1996-A Warrants comprising the Units) upon exercise of Public Warrants to be lawful. However, the Company is not required to accept the exercise of the Public Warrants, if, in the opinion of counsel, the sale of the Units (or the Common Stock and 1996-A Warrants comprising the Units) upon such exercise would be unlawful. In such cases, the Public Warrants not accepted for exercise will be subject to redemption. See "Public Warrant Redemption."

     The Warrant Agent will act as agent for the tendering Warrant Holders of the Public Warrants for the purposes of receiving from the Company the Common Stock and 1996-A Warrants comprising the Units, and transmitting such securities to the Warrant Holders. Tendered Public Warrants not accepted for exercise by the Company will be returned and redeemed on the Redemption Date. See "Public Warrant Redemption."

     In the event the Company (i) extends the Special Exercise Period (by extension of the Redemption Date) during which the Warrant Modification Offer is open, (ii) is delayed in its acceptance for exercise, or (iii) is unable to accept for exercise any Public Warrants for any reason, in such event, without prejudice to the Company's right hereunder, the Warrant Agent, at the request of the Company, may nevertheless retain Public Warrants tendered for exercise together with any cash or certified or official bank check and any other required documents, subject to the withdrawal rights of the Warrant Holder thereof as set forth herein and applicable securities laws.

TRANSFER TAXES

     The Company will pay all transfer taxes applicable to exercise of the Public Warrants for Units pursuant to the Warrant Modification Offer, except in the case of deliveries of shares of Common Stock and/or 1996-A Warrants that are not to be made to any person other than a registered holder of the Public Warrants.

MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES

     Any holder whose certificates evidencing Public Warrants have been mutilated, lost, stolen or destroyed should contact the Warrant Agent at its address or telephone number indicated on the back cover page of this Prospectus for further instructions.

EXPENSES

     The Company will pay the Warrant Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will also reimburse custodians, nominees and fiduciaries for reasonable out-of pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Public Warrants and in handling or forwarding tenders on behalf of their customers. The Company will also pay legal, accounting, printing, listing, filing and other similar fees and expenses in connection with the securities offered pursuant to this Prospectus.

PROHIBITION AGAINST TRADING BY INTERESTED PERSONS

     Pursuant to Section 10b of the Exchange Act and Rule 10b-6 thereunder, subject to certain exceptions, it is unlawful for the Company, any underwriter and broker-dealer that participates or agrees to participate in the distribution of the Units (each referred to as a "Distribution Participant"), and an "affiliated purchaser" (within the meaning of Rule 10b-6(c)(6) under the Exchange Act), directly or indirectly, either alone or with one or more other persons, until completion of the distribution of the Units, or its or his participation in the distribution of the Units, to (i) bid for or purchase for any account in which it or he has a beneficial interest in the Units, Common Stock, the Public Warrants, 1996-A Warrants, Rights, stock options or other warrants, or any right to purchase any such securities, or (ii) induce any person to purchase any such security or right. However, the Company and any other Distribution Participant and affiliated purchaser, if not engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Stock, Public Warrants, Units, 1996-A Warrants or Rights, are not prohibited from effecting certain transactions in the Company's securities, including (i) unsolicited privately negotiated block purchases not effected through a broker-dealer and (ii) the exercise of any right (options, warrants, etc.) to acquire the securities directly from the Company.

     For purposes of the foregoing, "affiliated purchaser" includes (i) any person, directly or indirectly, acting in concert with a Distribution Participant in connection with the acquisition or distribution of the Units, Common Stock, 1996-A Warrants, or the Public Warrants, stock options, other warrants or any other right to purchase the Units, Common Stock or 1996-A Warrants, (ii) an affiliate who, directly or indirectly, controls the purchases of the Units, Common Stock, and 1996-A Warrants by a Distribution Participant, whose purchases are controlled by a Distribution Participant, or whose purchases under common control with those of a Distribution Participant, (iii) an affiliate that is a broker-dealer, subject to a limited exception, or (iv) an affiliate (other than a broker-dealer) that regularly purchases securities, through a broker-dealer or otherwise, for its own account, for the account of others, or recommends or exercises investment discretion with respect to the purchase or sale of securities, other than an affiliate that is a separate and distinct organizational entity from, with no officers (or persons performing similar functions) or employees (other than clerical, ministerial, or support personnel) in common with, the Distribution Participant, and the affiliate and the Distribution Participant have separate employee compensation arrangements and the affiliate's bids for, purchases of, and inducements to purchase the securities are made in the ordinary course of its business.

DELIVERIES AND ADDITIONAL INFORMATION

     All deliveries, correspondence and questions sent or presented to the Company or the Warrant Agent relating to the Warrant Modification Offer and exercise and redemption of the Public Warrants should be directed to the Company or the Warrant Agent at their respective addresses or telephone numbers set forth on the back cover of this Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     INTRODUCTION. The following summary is a general discussion of the federal income tax consequences to the Warrant Holders and the Company of the Warrant Modification Offer and exercise of the Public Warrants. The legal conclusions expressed in the summary are the opinion of Dunn Swan & Cunningham, A Professional Corporation, tax counsel to the Company ("Counsel"). The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings and other pronouncements, and reported decisions as of the date of this Prospectus, all of which are subject to change. Furthermore, the following discussion is limited to the material federal income tax aspects of the Warrant Modification Offer to Warrant Holders who hold the Public Warrants as "capital assets" (generally, property held for investment as compared to property held for sale to customers as inventory) within the meaning of Section 1221 of the Code. The summary does not discuss all aspects of federal income taxation that may be relevant to a Warrant Holder exercising the Public Warrants in light of such Warrant Holder's personal investment circumstances or to certain types of person subject to special treatment under the federal income tax laws (for example, trusts, life insurance companies, tax-exempt organizations, financial institutions, or S corporations) and does not discuss any aspects of applicable state, local or foreign tax laws.

     WARRANT MODIFICATION OFFER. Counsel has concluded that there exists a lack of authority addressing the tax consequences of the Warrant Modification Offer (and amendment of the terms and provisions of Warrant Agreement pursuant to which the Public Warrants were issued by the Company), and thus Counsel's opinion is that there exists several reasonable and diverse reporting positions for federal income tax purposes. Given the unclear state of the law in this area, and the technical intricacies of the available reporting positions, it is particularly important that Warrant Holders consult their own tax advisors regarding the federal income tax consequences to them relating to the Warrant Modification Offer.

     Counsel has concluded that there exists no conclusive authority which would indicate whether, for federal income tax purposes, the Warrant Modification Offer is (i) merely the grant of additional rights to the Warrant Holders which merely modify the securities to be delivered upon exercise of the Public Warrants and with respect to the Class B Warrants a reduction modification of the Exercise Price of such Public Warrants, (ii) the grant of additional separate and independent warrants to the Warrant Holders, (iii) the exchange of the Public Warrants as constituted prior to the Warrant Modification Offer for the Public Warrants as modified by the Warrant Modification Offer, or (iv) with respect to the Class B Warrants and reduction of the Exercise Price, a dividend distribution to the holders thereof. Because of the lack of authority addressing the issue, Counsel has concluded that any of such theories could be applicable to the Warrant Holders.

     Grant of Additional Rights. If the Warrant Modification Offer was determined by the Internal Revenue Service (the "IRS") to be merely the grant of additional rights to the Warrant Holders (which merely modify the securities to be delivered upon exercise of the Public Warrants and with respect to the Class B Warrants a reduction modification of the Exercise Price of the Public Warrants), the Warrant Holders would not recognize any loss as a result of the Warrant Modification Offer until expiration of the Redemption Date and then only if the Public Warrants are not exercised. Pursuant to this theory the Warrant Modification Offer would be valued as of the date the Company announced the Warrant Modification Offer and that value would be reported by the Warrant Holders as ordinary income. The value of the rights represented by the Warrant Modification Offer would be determined by comparing the trading prices of the Class A Warrants and the Class B Warrants immediately before and subsequent to the announcement of the Warrant Modification Offer. If the trading prices of the Class A Warrants and the Class B Warrants immediately subsequent to announcement of the Warrant Modification Offer do not increase above the trading prices immediately before the announcement of the Warrant Modification Offer, the Warrant Holders will not be required to report any income due to the Warrant Modification Offer. Alternatively, if the trading prices of the Class A Warrants and the Class B Warrants immediately subsequent to announcement of the Warrant Modification Offer increase above the trading prices immediately before the announcement of the Warrant Modification Offer, the Warrant Holders will be required to report the amount of the increase as income due to the Warrant Modification Offer.

     Grant of Additional Warrants. In the event the Warrant Modification Offer is determined by the IRS for income tax purposes to constitute the grant of additional, separate and independent warrants, each Warrant Holder would be deemed to hold two warrants, the Public Warrants as constituted prior to the Warrant Modification Offer (the "Original Warrants") and the Public Warrants as modified by the Warrant Modification Offer (the "Modified Warrants"), both of which will be deemed to expire on the Redemption Date. In such case, the expiration of the Public Warrants (i.e., the Original Warrants and the Modified Warrants) on the Redemption Date would entitle the Warrant Holder to claim a loss in an amount equal to the Warrant Holder's tax basis in the Original Warrants and the Modified Warrants. Such loss would be a capital loss if the Public Warrants (i.e., Original Warrants and Modified Warrants) were held as a capital asset, and the capital loss would be treated as a long-term loss if the Warrant Holder's holding period of the Original Warrants was more than one year, or short-term loss if the Warrant Holder's holding period of the Public Warrants (i.e., Original Warrants or Modified Warrants) was one year or less.

     Furthermore, pursuant to this theory that the Warrant Modification Offer constituted the grant of new additional warrants (i.e., Modified Warrants), there are two possible appropriate dates for measuring the amount of income to recognized by each Warrant Holder. These dates are the date on which the Warrant Modification Offer was announced and the date on which the Public Warrants (i.e., Modified Warrant) are exercised, sold, exchanged or otherwise disposed of by gift or charitable contribution. In the event the date of announcement of the Warrant Modification Offer is treated as the correct date for recognizing income to the Warrant Holders, the amount of the income would be measured by the difference between the trading prices of the Public Warrants immediately before, and the Public Warrants (as modified by the Warrant Modification Offer) immediately after, the date of announcement. In the event the correct date for measuring the income to the Warrant Holders is deemed to be the date on which the Public Warrants (i.e., the Original Warrants and Modified Warrants) are exercised, sold, exchanged or otherwise disposed of by the Warrant Holder, under this theory such Warrant Holder would recognize income equal to the trading prices of the Public Warrants at the date the Public Warrants were exercised, sold, exchanged or otherwise disposed of. Under this theory, no income would be recognized in the event the Public Warrants are held by the Warrant Holder until the Redemption Date and are not exercised.

     In any case in which income is realized and recognized the income attributable to the Public Warrants as modified pursuant to the Warrant Modification Offer would be ordinary income and not capital gain. Any income recognized by a Warrant Holder would be reflected, as appropriate, in the Warrant Holder's tax basis in the Public Warrants.

     Taxable Exchange. Another theory is that the Warrant Modification Offer is a material change in the terms of the Public Warrants, resulting in an exchange of the Public Warrants for new warrants on the date of announcement of the Warrant Modification Offer. Under this theory, in the event the amount realized as a result of the transaction (i.e., the trading price of the Public Warrants as modified pursuant to the Warrant Modification Offer) exceeds the Warrant Holder's tax basis in the Public Warrant, the Warrant Holder would be required to recognize taxable gain in the amount of such excess. Such gain would probably be treated as capital gain, but there is a risk such gain would be treated as ordinary income. If, instead, the fair market value of the Public Warrant as modified and deemed received in the exchange is less than the Warrant Holder's tax basis in the Public Warrant (as constituted prior to modification), the Warrant Holder would probably recognize a loss, likely characterized as capital in nature, but there is a risk such loss would be disallowed. If a Warrant Holder recognizes gain (or loss), his or her tax basis in the Public Warrant would be increased (or reduced) by the amount of such gain (or loss), and the holding period for the Public Warrant (as modified) would begin on the day after the Warrant Modification Offer commenced.

     Dividend Distribution. Furthermore, another theory is that the reduction in the Warrant Exercise Price of the Class B Warrants pursuant to the Warrant Modification Offer constitutes a dividend under Section 305 of the Code, which would be taxable to each holder of the Class B Warrants in the current year (whether or not he or she accepts the Warrant Modification Offer by exercising the Class B Warrant) and which would entitle each such Warrant Holder to a corresponding increase in the tax basis of the Class B Warrants. Under this theory, the amount of the dividend would probably be equal to the increase in the trading price of the Class B Warrants immediately before and immediately after announcement of the Warrant Modification Offer. The Company does not intend to report the reduction in the Warrant Exercise Price as a taxable dividend distribution.

     EXERCISE OF PUBLIC WARRANTS. Warrant Holders will not recognize any gain or loss upon the exercise of their Public Warrants. The adjusted tax basis of the Unit received on the exercise of a Public Warrant will equal the sum of the exercising Warrant Holder's tax basis in the Public Warrant exercised and the Warrant Exercise Price paid. The Warrant Holder's tax basis in the Units received upon exercise of the Public Warrants must be allocated between the share of Common Stock and one 1996-A Warrant comprising the Unit in proportion to their respective fair market values (trading value) at the time of issuance. The amount allocated to each component of the Unit will constitute the tax basis of that component. Upon exercise of a 1996-A Warrant, the basis of the 1996-A Warrant and the amount paid on the exercise thereof will be the tax basis of the share of Common Stock issued with respect thereto.

     TAX CONSEQUENCE TO THE COMPANY. No gain or loss will be recognized by the Company as a result of the Warrant Modification Offer or exercise of the Public Warrants.

     Based upon calculations performed by the Company, Counsel is of the opinion that the Warrant Modification Offer will not adversely affect the Company's ability to preserve and utilize its net operation loss carryforwards for federal income tax purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Income Taxes."



                                    BUSINESS

GENERAL

     The Company is a marketer of consumer oriented services and products which are packaged together in special programs and sold to independent sales representatives and associates who use the products and services themselves and also sell them to others. The programs consist of various services which provide savings on items such as merchandise, groceries and travel, and legal benefits furnished by certain third party providers as well as nutritional supplements. These programs represent the Company's one main class of products and services and account for over 94 percent of its revenues. The Company generates revenue through the sale of memberships in its consumer benefit services programs and through the sale of products in its nutritional supplement program. Membership sales revenues are recognized when the member remits payment for the membership and the Company provides the services under the program, generally on a monthly basis. Revenues through the sale of products in its nutritional supplement program are recognized when the products are paid for and shipped to the purchaser.

     The percentage of total revenue contributed from the Company's consumer benefit services programs was 1.9, 8.2 and 30 percent for the three months ended September 30, 1996, and the year ended December 31, 1995 and 1994, respectively, and 2.8 and 9.3 percent for the nine months ended September 30, 1996 and 1995, respectively. The percentage of total revenue contributed from the Company's nutritional supplement program was 96.7, 89.9 and 69.3 for the nine months ended September 30, 1996, and the year ended December 31, 1995 and 1994, respectively.

PRODUCTS AND SERVICES OF THE COMPANY

     In January 1993, the Company introduced the "Infinity Plan" which is made up of packages of consumer benefit services provided by third party providers. In addition, in 1993, the Company began marketing of pre-paid legal services. The consumer benefit services are provided by third party providers and consist of (i) discount shopping service which provides access to a wide range of merchandise at discount through a toll free "800" number, (ii) grocery coupon service which provides access to money saving coupons on major name brand products, (iii) discount travel service which provides access to guaranteed lowest airfares, with five percent cash rebates on air, hotel, cruise and vacation packages, (iv) pre-paid legal services which include four basic benefits which provide coverage for a broad range of preventive and litigation related legal expenses, and/or (v) a variety of other consumer benefits including savings on prescriptions, eye care, magazines and books. The services under these consumer benefit programs, except for the pre-paid legal services, are provided by Consumer Benefit Services, Inc. of Naperville, Illinois. The pre-paid legal services are provided by Pre-Paid Legal Services, Inc. of Ada Oklahoma.

     Individuals purchase memberships in the Company's Infinity Plan. They normally pay for their memberships on a monthly basis. Payment of their monthly membership fee entitles the member to have access to a variety of consumer benefit services provided by third party providers. The Company pays these third party providers a fee based upon the number of active memberships that are in place each month. The Company recognizes the revenues and expenses related to the Infinity Plan on a monthly basis as the members pay their membership fees to the Company, and the Company in turn pays a fee to the third-party providers, thus allowing the members to have access to the consumer benefit services.

     In October of 1993, the Company introduced the "NewTrition Plan" which allows plan members to purchase a variety of dietary and nutritional supplements designed to assist with healthy diet and weight management programs. Through the "NewTrition Plan" the Company offers the following products which represent the majority of the Company's nutritional supplement program sales:

 .    AM-300 -- A weight management supplement containing a unique blend of specialized herbs plus the patented ingredient, Chromium Picolinate.

 .    Shark Cartilage -- A nutritional supplement manufactured from 100% shark fin cartilage.

 .    Super Anti-Oxidant -- An exclusive blend of enzyme-active and phyto-
     nutrient rich whole food and herbal antioxidant concentrates.

These nutritional supplements are manufactured by J&K Pharmaceutical Laboratories. The Company and its affiliates have no other relationships with Consumer Benefit Services, Inc., J&K Pharmaceutical Laboratories , or their affiliates. Pre-Paid Legal Services, Inc. is a shareholder of the Company, and Harland Stonecipher the founder and Chief Executive Officer of Pre-Paid Legal Services, Inc. was elected to the Company's Board of Directors on August 25, 1995.

     OTHER PRODUCTS AND SERVICES. As of the date of this Prospectus the Company has not determined the other services and products it may desire to market; however, it is continually searching for new services and products to offer its members. The Company anticipates it will continue to market the above-mentioned programs in the near term. Also, contracts which the Company may establish with its suppliers may contain restrictions on the other products and services the Company may sell.

MARKETING

     The Company markets its products and services directly to consumers through independent sales distributors or sales associates in a multi-level direct selling organization. The Company's multi-level marketing programs encourages individuals to sell the various consumer products and services offered under the program and allows individuals to recruit and develop their own sales organizations. Commissions are paid only on sales of products and services. Commissions are paid to the sales associate making the sale, and to other associates who are in the line of associates who directly or indirectly recruited the selling associate. For the nine months ended September 30, 1996, and the year ended December 31, 1995 and 1994, the Company paid commissions to 2,059, 1,863 and 1,871 individuals in the aggregate amount of $1,915,367, $1,823,058 and $927,422, respectively. Each sales associate is responsible for monitoring the progress and sales practices of the associates recruited by the sales associate. The Company provides training materials, organizes area training meetings and designates personnel specifically trained to answer questions and inquiries from sales associates.

     Multi-level marketing is primarily used for product and services marketing based on personal sales which encourages individual or group face-to-face meetings with prospective purchasers of the products and services of in connection with a program and has the potential of attracting a large number of sales personnel within a short period of time. The Company's marketing efforts toward individuals typically target middle income families or individuals and seek to educate potential members concerning the benefits of program membership.

     Sales associates under the Company's multi-level marketing system are generally engaged as independent contractors and are provided with training guides and are given the opportunity to participate in Company training programs. All advertising, promotional and solicitation materials used by sales associates must be approved by the Company prior to use. A substantial number of the Company's sales associates market the Company programs on a part-time basis only. At September 30, 1996, the Company had 9,214, "active" sales associates compared to 7,617 and 6,447 "active" sales associates at December 31, 1995 and September 30, 1995, respectively. A sales associate is considered to be "active" if he or she has originated at least one new program member or participant and/or made a product purchase from the Company within the previous 12 months.

     The principal source of the Company's revenues and profits is from the sale of products to independent sales distributors and the sale of memberships to participants in its consumer benefit services plan. The Company derives additional revenues from services provided to its multi-level marketing sales force, from a one-time membership fee of approximately $139 from each new sales associate and the sale of marketing supplies and promotional materials to associates, as well as a monthly $4.00 administrative fee for associates receiving commissions during a month. The one-time membership fee is intended to offset the Company's direct costs of the materials contained in the sales kit provided to the new distributor or associate. The administrative fee is intended to offset the Company's direct and indirect costs incurred in tracking sales activity and generating the commission checks for all of the Company's independent distributors and associates. Amounts collected from distributors and sales associates through these fees and the sale of marketing supplies and promotional materials are not intended to generate material profits for the Company. During the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, the Company received one-time distributor and associate fees totaling $398,767, $261,043 and $222,880, respectively. The Company did not begin charging a monthly $4.00 administrative fee until the second quarter of 1995. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company received administrative fees totaling $12,754 and $15,018, respectively.

     The marketing plan provides various levels of commissions based on a sales associate's ability to produce personal sales. In addition, commissions on the sale by other members of a sales associate's organization may be earned by the sales associate. Sales are made through direct personal sales presentations as well as presentations made to groups in a format known as "opportunity meetings" which are designed to encourage individuals to subscribe for program membership as well as to become sales associates. These new sales associates are likewise encouraged to sell the Company's products and services to new members and are, in turn, encouraged to become sales associates for the Company, and so on. The effect is to create a "multi-level" sales organization. The growth of the organization is provided for by a compensation system which provides for payment of sales commissions not only on direct sales made by a sales associate but also on sales made by other sales associates in his or her commission organization. The direct "commission organization" consists of six levels in depth and unlimited width. Each new distributor or associate that joins the Company's sales organization is linked to an existing distributor or associate that sponsored them into the business. As a result each individual distributor's or associate's personal sales organization grows based on this sponsorship by people they personally sponsor and by people that are sponsored by people they personally sponsored and so on. An individual distributor or associate's "commission organization" consists of all distributors or associates they have personally sponsored into the business and everyone that each of those people has sponsored and everyone that each of these people has sponsored and so on until you reach six distributor or associates away from the original distributor or associate.

     As an additional incentive for top producers, a commission override program is available for those who meet specified qualifications. This override program provides for the payment on sales that extend beyond the sixth level of an individual's "commission organization."

     Sales associates are encouraged to assume responsibility for training and motivation of other sales associates within their organization and to conduct opportunity meetings as soon as they are trained to do so. The Company strives to maintain a high level of motivation, morale, enthusiasm and integrity among the members of its independent sales organization. This is done through a combination of quality products, sales incentives, personal recognition of outstanding achievement, and promotional materials. The Company believes that this form of sales organization is cost efficient since direct sales expenses are primarily limited to the payment of commissions and thus are only incurred when a membership is sold. Under the Company's multi-level marketing system the Company's distributors and associates purchase sales aids and brochures from the Company and assume the costs of advertising and marketing the Company's products to retail consumers as well as recruiting new distributors and associates.

     The Company's inventories consist of marketing materials and nutrition products. The Company's marketing materials inventory consists primarily of sales aids, training, marketing and promotional materials such as product and marketing brochures, video and audio cassette tapes, training manuals, distributor applications, order forms and other paper supplies that the Company sells to its distributors and associates. At December 31, 1994, the Company had marketing materials and product inventories of $29,215 and $18,656, respectively. At December 31, 1995, the Company had marketing materials and product inventories of $46,440 and $52,181, respectively. At September 30, 1996, the Company had marketing materials and product inventories of $132,492 and $173,312, respectively.

OPERATIONS

     The operations of the Company involve processing membership applications, processing data on new and existing sales associates, computing commission data, general accounting, and other operations generally related to the maintenance and operation of a direct sales organization. Due to the multi-level structure of the Company's sales organization and the complexity of its sales commission system, it is extremely important for the Company to promptly and accurately carry out its operations.

     The Company's computerized management information system permits management of accounts, maintenance of members, programs, and order information, inventory control, processing of credit card orders, and calculation of and control of sales commissions and assignments thereof, as well as maintenance of accounting information.

     The Company's corporate office in Oklahoma City, Oklahoma, also has departments which deal directly with sales associates, provide marketing support and personal assistance, fulfill supply orders and communicate with state regulatory agencies.

CONTRACTUAL ARRANGEMENTS

     As of the date of this Prospectus, the consumer benefit services offered and distributed by the Company are provided by Consumer Benefit Services, Inc. ("CBS") and Pre-Paid Legal Services, Inc. The Company has non-exclusive contractual arrangements with the providers of the consumer benefit services offered pursuant to its Infinity Plan. Pursuant to these arrangements the Company provides information on its active memberships to the providers on a monthly basis and pays a fee for each active membership. The Company recognizes theses costs on a monthly basis at the same time it recognizes the corresponding revenue received from its members. The nutritional supplement products sold and distributed by the Company in conjunction with its "NewTrition Plan" are manufactured by J&K Pharmaceutical Laboratories. The Company does not generally enter into long-term purchase commitments with respect to the consumer benefit services of third-party providers or the nutritional supplement products offered and distributed by the Company; however, the Company customarily enters into contracts with such third-party providers to establish the terms and conditions of service and/or product sales made by the Company through its distributors and program participants.

     Although the Company believes it would be able to obtain alternative sources of services and products, because the Company's services and products are only available through single source or limited source third-party providers, any future difficulty in obtaining any of the key services or products offered and distributed by the Company could have a material adverse effect on the Company's results of operations. In addition, the unavailability of or interruptions in access to the services and products provided by third-party providers involves certain risks, although the Company has not previously experienced such unavailability or interruptions. In the event any of the third-party providers, especially the provider of nutritional supplement products, were to become unable or unwilling to continue to provide the services or products in required volumes, the Company would be required to identify and obtain acceptable replacements, which could be lengthy and no assurance can be given that any additional sources would become available to the Company on a timely basis. A delay or reduction in availability of the services and/or products offered and distributed by the Company could materially and adversely affect the Company's business, operating results and financial condition.

COMPETITION

     The marketing industry in which the Company is involved is highly competitive. Some of the better known companies that have achieved significant levels of success utilizing a form of multi-level marketing would include Amway Corporation, Mary Kay Cosmetics, Inc., Shaklee Corporation and The A.L. Williams Corporation. The Company is aware of several companies utilizing a multi-level marketing organization to market services similar to that which are offered by the Company. Many of these companies have substantially greater financial resources than the Company. The Company competes with numerous businesses that market products and services similar to those of the Company through direct mail solicitations, direct sales in the field and sales out of established business locations.

     Not only do the companies in the direct sales segment of the industry compete with each other as to the different products offered by each company, these companies also compete very vigorously to recruit new sales persons and to retain experienced and successful direct sales personnel. Successful direct sales persons are often attracted to sell new or different products being distributed by companies whose compensation plans are the most lucrative, and consequently frequently are willing to leave their existing companies (even if these companies have a superior product) for the opportunity to earn increased compensation. Although the Company believes that it has been able to design an attractive sales organization program, and will be able to recruit and retain new and existing direct sales personnel to sell the Company's consumer services and nutritional supplement programs, there is no guarantee that its independent selling organization will ultimately be successful.

GOVERNMENT REGULATION

     The Company markets and sells its consumer service and nutritional supplement programs through independent sales distributors in a multi-level direct selling organization organized by the Company. All multi-level direct selling organizations are subject to careful scrutiny by various state and federal governmental regulatory agencies to ensure compliance with various types of laws, rules and regulations, including but not limited to securities, franchise investment, business opportunity and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. The design of the structure and implementation of the various elements of such selling organizations, primarily relating to compensation payable to independent sales distributors and the fees and expenses charged to sponsoring and sponsored participants are very complex, and compliance with all of the applicable laws may to some degree be uncertain in light of evolving interpretation of existing laws and the enactment of new laws, rules and regulations pertaining to this type of product distribution and these types of selling organizations. The Company has an ongoing compliance program with assistance from counsel experienced in the laws and regulations pertaining to multi-level sales organizations. The Company is not aware of any legal actions pending or threatened by any governmental authority against the Company regarding the legality of the Company's operations.

     The Company currently has independent distributors or associates in 50 states. The Company has reviewed the requirements of various states as well as sought legal advice regarding the structure and operation of its selling organization to insure that it complies with all of the applicable laws pertaining to multi-level sales organizations in those states in which the Company is engaged in business. On the basis of these efforts and the experience of its management, the Company believes that it is in compliance with all applicable requirements. Although the Company believes that the structure and operation of its selling organization complies with all of the applicable laws pertaining to multi-level sales organizations in those states in which the Company is engaged in business, the Company has not obtained any no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of the Company's operations, nor is the Company relying on an opinion of counsel to such effect.

     In addition, the operations of the Company are also subject to various federal, state and local requirements which affect businesses generally, such as taxes, postal regulations, labor laws, and zoning ordinances.

EMPLOYEES

     As of September 30, 1996, the Company had 17 full-time, of whom three were executive officers, seven were engaged in administrative activities, two were engaged in marketing activities, three were engaged in customer service activities, and two were engaged in shipping activities. None of the Company's employees is represented by a labor organization. The Company considers its employee relations to be good.

PROPERTIES

     The Company maintains its executive office in 6,303 square feet at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293. The office premises are occupied pursuant to a long-term lease which terminates on May 31, 1998, and the monthly rental payment is $4,432. The Company considers such space to be adequate for its current needs. In the event the Company is required to relocate its office upon termination of the existing lease, the Company believes other office space is available under favorable leasing terms in the Oklahoma City area.

LITIGATION

     Other than as set forth hereinbelow, the Company does not have any pending litigation. The Company is currently under investigation by the Oklahoma Department of Securities with respect to the AMS Associate Stock Pool (the "Pool"). As of the date of this Prospectus, the investigation is in the discovery stage. The Pool, under which the independent distributors of the Company's marketing programs and products are permitted to participant on a voluntary basis, was formed in 1990. Participants make contributions to the Pool and, from such contributions, the administrator of the Pool purchases on a monthly basis the Company's Common Stock in the open market for the participants. All purchase transactions are executed and effected through a market maker in the Company's Common Stock. All records of ownership of the Common Stock held by the Pool are maintained at the offices of the Company. The Pool only purchases shares of Common Stock and does not sell shares on behalf of the participants. As of the date of this Prospectus, the Pool holds 178,069 shares of Common Stock for and on behalf of the participants. Each Participant has sole voting rights with respect to those shares of Common Stock held for such participant's benefit. In the event a participant desires to sell the Common Stock held for his benefit by the Pool, certificates representing such shares are delivered to such participant for the purpose of effecting such sale. Although its investigation is currently general in nature, the Oklahoma Department of Securities may take the position that the offer and sale of participation rights in the Pool violates the registration provisions of the Oklahoma Securities Act.

     The Company is currently cooperating and intends to continue such cooperation with the Oklahoma Department of Securities in its investigation through the Company's legal counsel. Because, as of the date of this Prospectus, the investigation is in the discovery stage, legal counsel cannot express an opinion regarding the ultimate outcome of the investigation.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to each executive officer and director of the Company. Directors are generally elected at the annual shareholders' meeting and hold office until the annual share holders' meeting three years after election or until their successors are elected and qualified. Executive officers are elected by the Board of Directors and serve at its discretion. The Company's Bylaws authorize the Board of Directors to be constituted of not less than one and such number as the Board of Directors may from time to time determine by resolution or election. The Board currently consists of five members. Directors are elected for three year terms, with approximately one-third of the Board standing for election each year. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. The terms of John W. Hail and Roger P. Baresel expire in 1998, the terms of Curtis H. Wilson, Sr. and R. Terren Dunlap expire in 1997, and the term of Harland C. Stonecipher expires in 1999. Messrs. Hail, Wilson and Baresel devote their full-time to business of the Company. See "--Board of Directors."



        NAME                 AGE        POSITION WITH THE COMPANY
------------------------     ---        -------------------------
John W. Hail(1)(2)..........  65  Chairman of the Board, Chief
                                  Executive Officer, and Director

Curtis H. Wilson, Sr.(3)....  69  Vice-Chairman of the Board and
                                  Director

Roger P. Baresel(1)(2)......  40  President, Chief Financial Officer,
                                  Secretary and Director

R. Terren Dunlap(3).........  50  Director

Harland C. Stonecipher(4)...  56  Director

--------------------------
(1)  Member of the Stock Option Committee.  See "--Stock Option Plan," below.
(2)  Term as a Director expires in 1998.
(3)  Term as a Director expires in 1997.

(4)  Term as a Director expires in 1999.

     The following is a brief description of the business background of the executive officers and directors of the Company:

     John W. Hail is the founder of Advantage Marketing Systems, Inc. and has served as its Chief Executive Officer and Chairman of the Board of Directors since its inception in June 1988. During 1987 and through June 1, 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of Pre-Paid Legal Services, Inc., a public company engaged in the selling of legal services contracts, and during this period, Mr. Hail also served as Chairman of the Board of directors of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc.

     Curtis H. Wilson, Sr. has served as Vice-Chairman of the Board of Directors of the Company since June 1988. From January 1984 to June 1988, Mr. Wilson was Executive Vice President of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc. From March 1983 to January 1984, Mr. Wilson was a sales associate of TVC Marketing, Inc. Mr. Wilson retired in April 1982 after having been employed for 26 years as a salesman, Vice President and ultimately President of V.J. McGanahan, Inc., a television and appliance wholesale distributor in Dayton, Ohio.

     Roger P. Baresel has served as Vice President, Chief Financial Officer, Secretary and a Director since June 1, 1995, and on July 1, 1995, Mr. Baresel became President. Mr. Baresel is a Certified Public Accountant and holds a Master of Business Administration. He has maintained an accounting practice since 1985 specializing in providing consulting services to small and growing businesses. Since 1988, he has provided consulting services on a part-time basis to the Company. Effective June 1, 1995, Mr. Baresel became a full time employee of the Company.

     R. Terren Dunlap has served as a Director since June 1, 1995. He served as Vice President-International Development from June 1995 through March 1996. Mr. Dunlap is the co-founder and a Director since 1984 and until March 1994 served as Chief Executive Officer and Chairman of the Board, of Go-Video, Inc., an American Stock Exchange company, and developer and distributor of consumer electronics products. He is an inventor and has received several patents for consumer electronics products, including the Dual Deck VCR, and is a member of the Electronics Industry Association and the Arizona State University West Advisory Board, and has served on the national board of the American Electronics Association. Mr. Dunlap holds a Juris Doctorate from Ohio Northern University and a Bachelor of Science Degree in Business Administration from Ashland University.

     Harland C. Stonecipher has served as a Director since August 25, 1995. Mr. Stonecipher has been Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. since its inception in 1972. Pre-Paid Legal Services, Inc., an American Stock Exchange company, is the first company in the United States organized solely to design, underwrite and market legal expense plans.

COMPENSATION OF EXECUTIVE OFFICERS

     Executive Officers of the Company. The following table sets forth certain information relating to compensation paid to or accrued for the Chief Executive Officer for services rendered during the years ended December 31, 1993, 1994 and 1995.

                                                                    Long-Term
                                                                 Compensation(4)
                                                                ----------------
                                        ANNUAL COMPENSATION     Award of Options
                                    --------------------------- ----------------
NAME AND PRINCIPAL POSITION    YEAR SALARY(1) BONUS(2) OTHER(3) Number of Shares
---------------------------    ---- --------- -------- -------- ----------------
John W. Hail...............    1995    $--      $  --  $20,283     375,000(5)
   Chief Executive Officer     1994    $--      $  --  $56,957         --
                               1993    $--      $  --  $    --         --

------------------------
(1) Dollar value of base salary (both cash and non-cash) earned during the year.
(2)  Dollar value of bonus (both cash and non-cash) earned during the year.

(3) The Company furnishes the use of an automobile to Mr. Hail, the value of which is not greater than $5,000 annually. During 1995, 1994 and 1993, the Company made advances to the John Hail Agency, Inc., an affiliate of Mr. Hail, of $87,684, $66,026, and $36,960, respectively, and the John Hail Agency, Inc. made repayments to the Company of $67,401, $9,069, and $53,281, respectively. See "Certain Transactions." For purposes of this table, the advances made by the Company to the John Hail Agency, Inc. during each year presented were reduced by the repayments made by the John Hail Agency, Inc. to the Company during such years.

(4) No awards of restricted stock or payments under long-term incentive plans were made by the Company to the Chief Executive Officer during 1993 and 1994.

(5) Adjusted to give effect to the one-to-eight reverse stock split on October 29, 1996. During 1995, Mr. Hail transferred by gift 225,000 of the stock options.

AGGREGATE OPTION GRANTS AND EXERCISES IN 1995 AND YEAR-END OPTION VALUES

     Stock Options and Option Values. The following table sets forth information related to options granted to the Chief Executive Officer during 1995.

                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED RATES OF STOCK
                                                                                  PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                           FOR OPTION TERM(1)
                           ---------------------------------------      ---------------------------------------
                                         PERCENT OF
                                       TOTAL OPTIONS
                             NUMBER      GRANTED TO    EXERCISE OR
                           OR OPTIONS    EMPLOYEES     BASE PRICE          EXPIRATION       FIVE         TEN
                            GRANTED       IN 1995       PER SHARE             DATE         PERCENT     PERCENT
                           ----------  -------------   -----------     -----------------   --------   ----------
John W. Hail ...........   375,000(2)      50.3%        $2.00(2)       February 23, 2005   $375,000   $1,500,000
------------------------

(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the Common Stock over the term of the options. These amounts do not take into consideration provisions restricting transferability and represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

(2) Adjusted to give effect to the one-to-eight reverse stock split on October 29, 1996.

     Aggregate Stock Option Exercise and Year-End and Option Values. The following table sets forth information related to the number of options exercised in 1995 and the value realized by the Chief Executive Officer, as well as, information related to the number and value of options held by the Chief Executive Officer at the end of 1995. During 1995, there were no options to purchase Common Stock exercised by the Chief Executive Officer.

                                                       Value of Unexercised
                        Number of Unexercised               In-the-Money
                            Options as of                  Options as of
                          December 31, 1995            December 31, 1995(1)
                     ----------------------------    ---------------------------
Name                 Exercisable    Unexercisable    Exercisable   Unexercisable
                     -----------    -------------    -----------   -------------
John W. Hail........ 150,000(2)             --         $636,000        $  --

-------------

(1) The closing highest bid price of the Common Stock as quoted on National Quotation Bureau, Incorporated on December 29, 1995, the last trading day of 1995, was $6.24 after giving effect to the one-to-eight reverse stock split. Value is calculated on the basis of the remainder of $6.24, minus the exercise price multiplied by the number of shares of Common Stock underlying the options.
(2) During 1995, Mr. Hail transferred by gift 225,000 stock options. The value of these options as of December 31, 1995, were $954,000.


BOARD OF DIRECTORS

     Pursuant to the terms of the Company's Bylaws, the directors are divided into three classes. Class I Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996, Class II Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, and Class III Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Mr. Stonecipher is serving as a Class I Director under a term expiring in 1999, Messrs. Wilson and Dunlap are serving as Class II Directors under terms expiring in 1997, and Messrs. Hail and Baresel are serving as Class III Directors under terms expiring in 1998. At each annual meeting of the shareholders of the Company, the successor to a member of the class of directors whose term expires at such meeting will be elected to hold office for term expiring at the annual meeting of shareholders held in the third year following the year of his election.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $250 for each Board meeting attended. Directors who are also employees of the Company receive no additional compensation for serving as Directors. The Company reimburses its Directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. The Company's Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Oklahoma law.

STOCK OPTION PLAN

     The Company established the Advantage Marketing Systems, Inc. 1995 Stock Option Plan (the "Stock Option Plan" or the "Plan") in June 1995. The Plan provides for the issuance of incentive stock options ("ISO Options") with or without stock appreciation rights ("SARs") and nonincentive stock options ("NSO Options") with or without SARs to employees and consultants of the Company, including employees who also serve as Directors of the Company. The total number of shares of Common Stock authorized and reserved for issuance under the Plan is 1,125,000. As of the date of this Prospectus, options have not been granted under the Plan.

     The Stock Option Committee, which is currently comprised of Messrs. Hail and Baresel, administers and interprets the Plan and has authority to grant options to all eligible employees and determine the types of options, with or without SARs, granted, the terms, restrictions and conditions of the options at the time of grant, and whether SARs, if granted, are exercisable at the time of exercise of the Option to which the SAR is attached.

     The option price of the Common Stock is determined by the Stock Option Committee, provided such price may not be less than 85 percent of the fair market value of the shares on the date of grant of the option. The fair market value of a share of the Common Stock is determined by averaging the closing high bid and low asked quotations for such share on the date of grant of the option as reported by the National Quotation Bureau, Incorporated or, if not quoted, is determined by the Stock Option Committee. Upon the exercise of an option, the option price must be paid in full, in cash or with an SAR. Subject to the Stock Option Committee's approval, upon exercise of an option with an SAR attached, a participant may receive cash, shares of Common Stock or a combination of both, in an amount or having a fair market value equal to the excess of the fair market value, on the date of exercise, of the shares for which the option and SAR are exercised, over the option exercise price.

     Options granted under the Plan may not be exercised until six months after the date of the grant and rights under an SAR may not be exercised until six months after the SAR is attached to an option, if not attached at the time of the grant of the option, except in the event of death or disability of the participant. ISO Options and any SARs are exercisable only by participants while actively employed as an employee or a consultant by the Company, except in the case of death, retirement or disability. Options may be exercised at any time within three months after the participant's retirement or within one year after the participant's disability or death, but not beyond the expiration date of the option. No option may be granted after April 30, 2005. Options are not transferable except by will or by the laws of descent and distribution.

OFFICER AND DIRECTOR LIABILITY

     As permitted by the provisions of the Oklahoma General Corporation Act, the Certificate of Incorporation (the "Certificate") eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 1053 of the Oklahoma General Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act), or
(iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit the rights of the Company or its shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Oklahoma General Corporation Act. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Certificate and Bylaws and the Oklahoma General Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, an agreement, vote of shareholders or disinterested directors or otherwise. Insofar as indemnification for liabilities arising under the Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Company may enter into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, it is anticipated that the Company will pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or its affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or its affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. It is anticipated that the payments which the Company will be obligated to make thereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and cost of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

                              CERTAIN TRANSACTIONS

     Set forth below is a description of transactions entered into between the Company and certain of its officers, directors and shareholders during the last two years. Certain of these transactions will continue in effect during and following completion of the Warrant Modification Offer and may result in conflicts of interest between the Company and such individuals. Although these persons have fiduciary duties to the Company and its shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of the Company.

     On November 6, 1990, John W. Hail, Chief Executive Officer and Chairman of the Board of Directors of the Company, formed the John Hail Agency, Inc. ("JHA"). Mr. Hail is the sole director and shareholder of JHA. Pursuant to an unwritten agreement, the Company provided office space, utilities and supplies, as well as an occasional part-time administrative staff person, to through June 30, 1996, JHA for a monthly payment of $1,000 as reimbursement of the Company's costs. In addition, the Company made advances to JHA of $22,000, $87,684 and $66,026 during the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, respectively. JHA has made repayments of these advances of $67,401 and $9,069 during the fiscal years ended December 31, 1995 and 1994, respectively. During the nine months ended September 30, 1996, JHA made repayments of $3,040. At September 30, 1996, JHA was indebted to the Company in the amount of $70,923. Effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and JHA executed a promissory note payable to the Company in the principal amount of $73,964 bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month.

     At September 30, 1996, and December 31, 1995, the balance due on a short-term loan from the Company's Chief Executive Officer and major shareholder was $17,658 and $81,929, respectively. During 1995, the Company combined interest payable of approximately $52,000 with the principal due under the loan and began making weekly interest and principal payments of $1,500. During the nine months ended September 30, 1996, the Company did not receive any advances under the loan, while during 1995, the Company received aggregate advances of $31,963 under the loan. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company made principal payments of $64,271 and $127,615, respectively, thereon to the Company's Chief Executive Officer and major shareholder. The loan is unsecured, due on demand and bears interest at 12 percent per annum, and as of the date of this Prospectus the Company is making weekly principal and interest payments of $1,500.

     During the five months ended May 31, 1995, and the fiscal year ended December 31, 1994, Roger P. Baresel provided accounting and consulting services to the Company and for such services Mr. Baresel was paid $13,500 and $19,500, respectively. On June 1, 1995, Mr. Baresel ceased providing accounting and consulting services to the Company and became an executive officer and a Director of the Company.

     Included among the consumer benefits sold by the Company are legal services provided by Pre-Paid Legal Services, Inc. ("PPL"). Purchasers of these legal services make payments directly to PPL and PPL in turn pays the Company commissions on these sales. PPL is a greater than five percent beneficial owner of the of the Company's Common Stock and Harland C. Stonecipher, the founder and Chief Executive Officer of PPL is a Director of the Company. During the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, the Company received commissions from PPL on these sales totaling $7,063, $16,415 and $71,713, respectively.

     During the nine months ended September 30, 1996 and during the years ended December 31, 1995 and 1994, the Company paid Curtis H. Wilson, Sr., a Director of the Company, sales commissions of $32,064, $51,669, and $26,791, respectively. During the nine months ended September 30, 1996 and during the years ended December 31, 1995 and 1994, the Company paid William A. LaReese, a greater than five percent beneficial owner of the Company's Common Stock, sales commissions of $7,547, $10,662, and $10,398, respectively. During the nine months ended September 30, 1996 and during years ended December 31, 1995 and 1994, the Company paid jointly Robert and Retha Nance, who are greater than five percent beneficial owners of the Company's Common Stock, sales commissions of $791, $12,433, and $10,000, respectively. In addition, during the nine months ended September 30, 1996 and during the year ended December 31, 1995, the Company paid jointly Roger P. Baresel, an executive officer of the Company, and his wife, Judith A. Baresel, sales commissions of $254 and $672, respectively.

     During 1995, the Company granted Roger P. Baresel, an executive officer and Director of the Company, 10-year, transferrable stock options exercisable for the purchase of 125,000 and 43,750 shares of Common Stock for $2.00 and $3.60 per share, respectively. During 1995, Mr. Baresel transferred by gift 156,250 of such stock options to third parties, including 87,500 to his wife, Judith A. Baresel, and 12,500 to Mrs. Baresel in her capacity as guardian for the benefit of their children. In addition, during 1994, the Company granted Mr. Baresel five-year stock options exercisable for the purchase of 10,000 shares of Common Stock for $2.16 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted John M. Hail, an executive officer and Director of the Company, 10-year, transferrable stock options exercisable for the purchase of 375,000 shares of Common Stock for $2.00 per share. During 1995, Mr. Hail transferred by gift 225,000 of these stock options to third parties. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted Curtis H. Wilson, Sr., a Director of the Company, six-year stock options exercisable for the purchase of 125,000 shares of Common Stock for $3.60 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted R. Terren Dunlap, a Director and former executive officer of the Company, five-year stock options exercisable for the purchase of 37,500 shares of Common Stock for $2.16 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted United Financial Advisory Services, Inc. five-year stock options exercisable for the purchase of 125,000 shares of Common Stock for $3.60 per share and 125,000 shares of Common Stock for $4.96 per share. All of the stock options were granted at or above the fair market value of the Common Stock on the date of grant and are currently exercisable. As a result of the grant of these stock options, United Financial Advisory Services, Inc. became a greater than five percent beneficial owner of the Common Stock of the Company.

     During 1995, the Company granted Robert Nance, a greater than five percent beneficial owner of the Common Stock of the Company, five-year stock options exercisable for the purchase of 49,125 shares of Common Stock for $2.00 per share and two-year stock options exercisable for the purchase of 6,945 shares of Common Stock for $2.16 per share. Furthermore, during 1994, Mr. Nance was granted five-year stock options exercisable for the purchase of 5,358 shares of Common Stock for $2.80 per share. All of the stock options were granted at or above the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, Gene Burson, a director and shareholder of Miracle Mountain International, Inc. ("MMI"), advanced $56,253 to MMI pursuant to a demand note bearing nine percent interest. During 1995, MMI did not make any principal or interest payments on this note. In accordance with the terms of the Stock Purchase Agreement pursuant to which the Company acquired MMI, Mr. Burson contributed the note to MMI as additional capitalization of MMI. See "The Company--Background--MMI Acquisition."

     The Board of Directors of Company believes that the terms of the transactions described above were at least as favorable as could be obtained from unaffiliated third parties. The Company has adopted policies that any loans to officers, directors and five percent or more shareholders ("affiliates") are subject to approval by a majority of the disinterested independent directors of the Company and that further transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of the disinterested independent directors. As of the date of this Prospectus, the Board of Directors is comprised of the five members of which two are independent directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as to the beneficial ownership of the Common Stock as of October 28, 1996, and the beneficial ownership of the Common Stock, as adjusted to give effect to the Warrant Modification Offer (assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 shares of Common Stock pursuant thereto) and the Rights Offering (assuming the exercise of the Rights in full and the issuance of 2,148,191 shares of Common Stock pursuant thereto), of (i) each person who is known to the Company to be the beneficial owner of more than five percent thereof, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors as a group, together with their percentage holdings of the outstanding shares, and, as adjusted, after giving effect to completion of the Warrant Modification Offer. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships between the executive officers and directors of the Company. For purposes of the following table, the number of shares and percent of ownership of outstanding Common Stock that the named person beneficially owned includes shares of Common Stock that such person has the right to acquire within 60 days of October 28, 1996, pursuant to exercise of the Public Warrants, options and other warrants, as well as any other rights to acquire, and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding Common Stock of any other named person.

                                                                                 PERCENT OF OUTSTANDING BENEFICIALLY
                                                                                 OWNED SHARES AFTER GIVING EFFECT TO
                                                                             ------------------------------------------
                                                                                                              WARRANT
                                              PERCENT OF        SHARES                                     MODIFICATION
                                             OUTSTANDING     BENEFICIALLY                                    OFFER(2)
                                 SHARES      BENEFICIALLY    OWNED AFTER        WARRANT                        AND
NAME AND ADDRESS OF           BENEFICIALLY      OWNED        DISTRIBUTION    MODIFICATION      RIGHTS         RIGHTS
  BENEFICIAL OWNER               OWNED          SHARES       OF RIGHTS(1)      OFFER(2)      OFFERING(3)   OFFERING(3)
----------------------------- ------------   ------------    ------------    ------------    -----------   -----------
John W. Hail(4)(5)...........  412,659           17.99%         675,318          12.34%         15.22%        12.31%

Bruce Greene(6)..............  331,500           13.40%         331.500          10.38%          7.18%         6.21%

Curtis H. Wilson, Sr.(4)(7)..  272,603           11.39%         295,206           7.92%          6.51%         5.28%

United Financial Advisory
 Services(8).................  250,000           10.45%         250,000           7.26%          5.51%         4.47%

William A. LaReese(9)........  216,541            9.48%         291,832           6.78%          6.59%         5.47%

Robert and Retha Nance(10)...  193,094            8.76%         324,760           5.93%          7.47%         6.02%

Roger P. Baresel(4)(11)......  161,250            7.08%         187,500           4.84%          4.24%         3.43%

Pre-Paid Legal Services,
 Inc.(12)....................   56,415            2.63%         112,830           1.77%          2.63%         2.11%

Harland C. Stonecipher(12)...   56,415            2.63%         112,830           1.77%          2.63%         2.11%

R. Terren Dunlap(4)(13)......   37,500            1.72%          37,500           1.16%           .87%          .70%

Executive Officers and
 Directors as a group
 (five persons)(5)(7)
 (11)(12)(13)(14)............  940,427           34.63%       1,308,354          29.45%         30.52%        24.52%

------------------

(1) Assumes the distribution of 2,148,191 Rights to the shareholders of the Company.
(2) Assumes the exercise of the Public Warrants in full and the issuance pursuant thereto of 1,050,470 shares of Common Stock comprising part the Units. See "Warrant Modification Offer."
(3) Assumes exercise of the Rights in full and issuance pursuant thereto of 2,148,191 shares of Common Stock comprising in part the Rights Offering Units pursuant to the Rights Offering. See "Description of Securities-- Common Stock--Rights Offering."
(4) A Director and an executive officer of the Company, with a business address of 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112.
(5) The shares and percentage include (i) 262,659 shares of outstanding Common Stock held by Mr. Hail, (ii) 150,000 shares of Common Stock which are subject to currently exercisable stock options granted in 1995 to and held by Mr. Hail, and, after distribution of the Rights in connection with the Rights Offering, (iii) 262,659 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. Hail has reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.
(6) Mr. Greene's business address is 1465 Greenbrier Drive Green Oaks, Illinois 60048. The shares consist of and percentages are based on 331,500 shares of Common Stock which are subject to currently exercisable Public Warrants held by Mr. Greene. As of the date of this Prospectus, Mr. Greene has reserved all rights with respect to the Public Warrants and has not committed to exercise all or any portion of the Public Warrants.
(7) The shares and percentage include (i) 17,065 shares of outstanding Common Stock held by Mr. Wilson, (ii) 250,000 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Wilson (125,000 of which were granted in 1995), and (iii) 5,538 shares of outstanding Common Stock held by Ruth Wilson, wife of Mr. Wilson and with respect to which Mr. Wilson disclaims any beneficial interest, and, after distribution of the Rights in connection with the Rights Offering and, after distribution of the Rights in connection with the Rights Offering,
     (iv) 17,065 shares of Common Stock issuable upon exercise of the Rights by Mr. Wilson, and (v) 5,538 shares of Common Stock issuable upon exercise of the Rights by Mrs. Wilson. As of the date of this Prospectus, Mr. and Mrs. Wilson have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.
(8) The business address of United Financial Advisors, Inc. is 1601 Northwest Expressway, Suite 2101, Oklahoma City, Oklahoma 73118. The shares consist of and the percentage is based upon 250,000 shares of Common Stock which are subject to currently exercisable warrants.
(9) Mr. LaReese's business address is 2239 Northwest 30th Street, Oklahoma City, Oklahoma 73112. The shares and percentage include (i) 75,291 shares of outstanding Common Stock held by Mr. LaReese, (ii) 141,250 shares of Common Stock that are subject to currently exercisable Public Warrants, and, after distribution of the Rights in connection with the Rights Offering, (iii) 75,291 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. LaReese has reserved all rights with respect to the Public Warrants and the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Public Warrants or Rights.
(10) Mr. and Mrs. Nance are husband and wife and their business address is Post Office Box 405, Wheatland, Oklahoma 73097. The shares and percentage include (i) 75 shares of outstanding Common Stock held by Mr. Nance, (ii) 37,750 shares of outstanding Common Stock owned by Mrs. Nance, (iii) 93,841 shares of outstanding Common Stock owned jointly by Mr. and Mrs. Nance,
     (iv) 61,428 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Nance, and, after distribution of the Rights in connection with the Rights Offering, (v) 131,666 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. and Mrs. Nance have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and have not committed to the exercise of all or any portion of the Rights.
(11) The shares and percentages include (i) 12,500 shares of outstanding Common Stock jointly held by Mr. Baresel and his wife, Judith A. Baresel, (ii) 35,000 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Baresel, of which 12,500, 10,000 and 12,500 options were granted in 1992, 1994 and 1995, respectively, (iii) 13,750 shares of outstanding Common Stock held by Mrs. Baresel, (iv) 87,500 shares of Common Stock which are subject to currently exercisable stock options held by Mrs. Baresel, (v) 12,500 shares of Common Stock which are subject to currently exercisable stock options held as the custodian for the benefit of the children of Mr. and Mrs. Baresel, and with respect to which Mr. Baresel disclaims any beneficial interest, and, after distribution of the Rights in connection with the Rights Offering, (vi) 26,250 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. and Mrs. Baresel have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and have not committed to exercise all or any portion of the Rights.
(12) Mr. Stonecipher is a Director of the Company with a business address of 321 East Main Street, Ada, Oklahoma 74820 and Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. The shares and percentages include (i) 56,415 shares of outstanding Common Stock held by Pre-Paid Legal Services, Inc. and, after distribution of the Rights in connection with the Rights Offering, (ii) 56,415 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Pre-Paid Legal Services, Inc. has reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.
(13) The shares and percentages include 37,500 shares of outstanding Common Stock which are subject to a currently exercisable stock options granted in 1995.
(14) The shares and percentage include (i) 367,927 shares of outstanding Common Stock, (ii) 572,500 shares of Common Stock which are subject to currently exercisable stock options and, after distribution of the Rights in connection with the Rights Offering, (ii) 367,927 shares of Common Stock issuable upon exercise of the Rights.

                           DESCRIPTION OF SECURITIES

      Pursuant to its Certificate of Incorporation, the Company is currently authorized to issue up to 495,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), and 5,000,000 million shares of Preferred Stock, $.0001 par value ("Preferred Stock"). As of as of the date of this Prospectus, the outstanding capital stock of the

Company consisted of 2,148,191 shares of Common Stock. Pursuant to the Warrant Modification Offer, the Company is offering pursuant to this Prospectus 1,050,470 Units, each consisting of one share of Common Stock and one 1996-A Warrant. See "Warrant Modification Offer." Concurrently with this offering and the Warrant Modification Offer, pursuant to the Rights Offering, the Company is distributing 2,148,191 Rights to its shareholders and is offering pursuant to a separate prospectus 2,148,191 Rights Offering Units (each consisting of one share of Common Stock and one 1996-A Warrant) pursuant to exercise of the Rights. See "--Common Stock--Rights Offering," below. The share of Common Stock and the 1996-A Warrant comprising each Unit and Rights Offering Unit will be immediately detachable and separately tradeable upon issuance and the 1996-A Warrants will be exercisable 90 days after the date of this Prospectus.

     After giving effect to (i) this offering and the Warrant Modification Offer and assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 Units (1,050,470 shares of Common Stock and 1,050,470 1996-A
Warrants), and (ii) the issuance of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Rights Offering Units (2,148,191 shares of Common Stock and 2,148,191 1996-A Warrants) pursuant thereto, the issued and outstanding capital stock of the Company will consist of 5,346,852 shares of Common Stock, without giving any effect to exercise of the 1996-A Warrants. Furthermore, after giving effect to (i) this offering and the Warrant Modification Offer and assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 Units (1,050,470 shares of Common Stock and 1,050,470 1996-A Warrants), (ii) the issuance of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Rights Offering Units (2,148,191 shares of Common Stock and 2,148,191 1996-A Warrants) pursuant thereto and (iii) exercise of the 1996-A Warrants in full, the issued and outstanding capital stock of the Company will consist of 8,545,513 shares of Common Stock. See "Warrant Modification Offer" and "--Common Stock," "--Common Stock--Rights Offering," and "--1996-A Warrants," below.

     The following description of certain matters relating to the capital stock, Public Warrants and the 1996-A Warrants is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation, Bylaws, the Warrant Agreements between the Company and U.S. Stock Transfer Corp. (the "Warrant Agent"), as amended, related to the Public Warrants and the 1996-A Warrants, and the Rights Agreement between the Company and U.S. Stock Transfer Corp. (the "Subscription Agent"), all of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

     Pursuant to its Certificate of Incorporation, the Company is authorized to issue up to 495,000,000 shares of Common Stock. The holders of outstanding shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to any Preferred Stock that may be outstanding. In the event of liquidation, dissolution and winding-up of the Company, the holders of outstanding Common Stock are entitled to share ratably in all assets available for distribution to the Common Stock shareholders after payment of all liabilities of the Company, subject to the prior distribution rights of the holders of any Preferred Stock that may be outstanding at that time. Holders of outstanding Common Stock are entitled to one vote per share on matters submitted to a vote by the Common Stock shareholders of the Company. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that holders of a majority of shares voting for the election of directors can elect all members of the Board of Directors subject to election. In general, a majority vote of shares represented at a meeting of Common Stock shareholders at which a quorum (a majority of the outstanding shares of Common Stock) is present is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of any Preferred Stock that from time to time may be outstanding and entitled to vote with the holders of the Common Stock. Upon issuance of the Common Stock as a component of the Units pursuant to the Warrant Modification Offer, all of the outstanding shares of Common Stock will be fully paid and nonassessable.

     RIGHTS OFFERING. Pursuant to a separate prospectus included within the Registration Statement of which this Prospectus is a part, the Company will issue 2,148,191 non-transferrable rights ("Rights") to its shareholders, each Right exercisable to purchase one unit consisting of one share of Common Stock and one 1996-A Warrant (the "Rights Offering Units") at $6.80 per share (the "Rights Offering"). The Rights will be issued as a dividend to the holders (the
"Shareholders") on             , 1996 (the "Record Date"), on the basis of one
Right per share of Common Stock ("Share") outstanding on the Record Date. The
Rights are exercisable on or before            , 1996, subject to extension by
the Company (the "Rights Exercise Date"), for the purchase of one Rights Offering Unit (consisting of one share of Common Stock and one 1996-A Warrant). Those Rights not exercised on or before the Rights Exercise Date will expire and cease to be outstanding.

PUBLIC WARRANTS

     As of the date of this Prospectus, 1996, there are 524,610 Class A Common Stock Purchase Warrants (the "Class A Warrants") and 525,860 Class B Common Stock Purchase Warrants (the "Class B Warrants") issued and outstanding. The terms and conditions of the Class A Warrants and the Class B Warrants (collectively, the "Public Warrants") are set forth in the Warrant Agreement between the Company and the Warrant Agent, dated January 26, 1989, as amended providing for extension of the respective periods during which the Public Warrants may be exercised. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class A Warrants and the Class B Warrants was extended to July 26, 1997. The Public Warrants are evidenced by warrant certificates in registered form.

     Each Public Warrant entitles the holder to purchase one share of Common Stock. The number and kind of securities or other property for which the Public Warrants are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. Since issuance of the Public Warrants and without giving effect to the Warrant Modification Offer, there has not been any events resulting in adjustment in the number and kind of securities or other property required to be delivered by the Company upon exercise of the Public Warrants. The Class A Warrants and Class B Warrants are exercisable on or before July 26, 1997, for the purchase of one share of Common Stock for $6.00 and $8.00 per share (the "Warrant Exercise Prices"), respectively, before giving effect to the Warrant Modification Offer. The Company has exercised its right to redeem (the "Warrant Redemption") the Public Warrants, by notice pursuant to and in accordance with this Prospectus, at 5:00 p.m., Central Standard Time, on , 1996, subject to extension by the Company (the "Redemption Date"), for $.0008 per warrant (the "Redemption Price"). Pursuant to agreement with the Warrant Agent, the Company has unilaterally reduced the Warrant Exercise Price of the Class B Warrants to $6.00 per share for the purchase of a Unit through the Redemption Date. See "Warrant Modification Offer." Following expiration of the Redemption Date, the unexercised Public Warrants will expire and cease to be issued and outstanding, and the registered holders of the unexercised Public Warrants on the Redemption Date will be entitled to receive the Redemption Price per warrant.

     In certain cases, the sale of the Units by the Company upon exercise of Public Warrants could violate the securities laws of certain states or other jurisdictions. The Company has used and will continue to use its best efforts to cause the Registration Statement of which this Prospectus is a part to be declared effective under the laws of various states as may be required to cause the sale of securities upon exercise of Public Warrants to be lawful. However, the Company is not be required to accept the exercise of the Public Warrants, if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful. In such cases, the Public Warrants not accepted for exercise will be subject to redemption. See "Warrant Redemption."

     The Public Warrants may be exercised by completing and signing the "Form of Election to Purchase" on the reverse side of the warrant certificate evidencing the Public Warrant and mailing or delivering the certificate to the Warrant Agent in time to reach the Warrant Agent by the Redemption Date, accompanied by payment in full of the Warrant Exercise Price for the Public Warrants being exercised in United States funds (in cash or by check or bank draft payable to the order of the Company). Common Stock certificates and 1996-A Warrant certificates will be issued, as fully paid and non-assessable, as soon as practicable after exercise and payment of the Warrant Exercise Price as described above.

1996-A WARRANTS

     The Board of Directors of the Company has authorized the issuance and sale of 3,198,661 1996-A Warrants to be issued as components of the Units and Rights Offering Units (one 1996-A Warrant per Unit and Rights Offering Unit) to be offered to the Warrant Holders pursuant to the Warrant Modification Offer and Rights Holders pursuant to the Rights Offering. See "Warrant Modification Offer" and "--Common Stock--Rights Offering," above. The 1996-A Warrants will be issued subject to the terms and conditions of the Warrant Agreement between the Company and the Warrant Agent.

     Each 1996-A Warrant entitles the holder to purchase one share of Common Stock at any time 90 days after the date of this Prospectus and on or before November 30, 1998, for an exercise price of $12.00. The number and kind of securities or other property for which the 1996-A Warrants are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. At any time, upon 30 days' written notice, the Company may redeem in whole and not in part, unexercised 1996-A Warrants for $.0001 per warrant at any time. If any 1996-A Warrants called for redemption are not exercised by such time, such 1996-A Warrants will cease to be exercisable, and the holders thereof will be entitled only to receive the redemption price. All 1996-A Warrants not exercised or redeemed will expire on November 30, 1998. Holders of 1996-A Warrants will not, as such, have any of the rights of shareholders of the Company.

     In certain cases, the sale of securities by the Company upon exercise of 1996-A Warrants could violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement with respect to such securities under the 1933 Act to continue to be effective during the term of the 1996-A Warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon exercise of 1996-A Warrants to be lawful. However, the Company will not be required to honor the exercise of 1996-A Warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase 1996-A Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such 1996-A Warrants.

     The 1996-A Warrants may be exercised by filling out and signing the appropriate form on the reverse side of the warrant certificate and mailing or delivering the warrant certificate to the Warrant Agent in time to reach the Warrant Agent by the expiration or any redemption date, accompanied by payment in full of the exercise price for the 1996-A Warrants being exercised in United States funds (in cash or by check or bank draft payable to the order of the Company). Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price as described above.

PREFERRED STOCK

     Pursuant to its Certificate of Incorporation, the Company has an authorized class of Preferred Stock of 5,000,000 shares, $.0001 par value. The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Company, without further approval of its shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. Management of the Company believes that having such a class of Preferred Stock provides the Company with greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any shares of Preferred Stock, in the event of any issuance, the holders of Common Stock will not have any preemptive or similar rights to acquire any of such Preferred Stock.

     The Board of Directors has the authority to issue shares of Preferred Stock and to determine its rights and preferences to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.

OTHER OPTIONS AND WARRANTS

     As of October 28, 1996, the Company has granted stock options and other warrants to purchase 1,540,177 shares of Common Stock during various periods, which expire February 1997 through July 2005, at exercise prices of $.1.60 to $6.48 per share. The average exercise price of the stock options is $2.48, and the exercise prices of the stock options and warrants were equal to the fair market value of the Common Stock on the date of the grant of each stock option or warrant. In addition, the Board of Directors is authorized to issue options and other stock purchase rights pursuant to the Advantage Marketing Systems, Inc. 1995 Stock Option Plan. As of the date of this Prospectus, options under such Stock Option Plan have not been granted. See "Management--Stock Option Plan."

     During 1995, the Company issued options to certain officers and directors in return for services rendered as a means of retaining their services to the Company. In lieu of payments of salaries and consulting fees, the Company has historically used options to attract, retain and compensate its consultants, officers and directors. The Company also believes that linking the compensation of its officers and directors to increases in the value of the Common Stock achieves improved performance.

ANTI-TAKEOVER PROVISIONS

     The Certificate of Incorporation and Bylaws of the Company and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description below related to provisions of the Certificate of Incorporation and the Bylaws of the Company is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws of the Company, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Preferred Stock. The Certificate of Incorporation authorizes the issuance of the Preferred Stock in classes, and the Board of Directors to set and determine the voting rights, redemption rights, conversion rights and other rights relating to such class of Preferred Stock, and to issue such stock in either private or public transactions. In some circumstances, the Preferred Stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes.

     Classified Board of Directors. The Bylaws of the Company provide that the Board of Directors shall be comprised of three classes of directors, each class constituting approximately one-third of the total number of directors with each class serving staggered three-year terms. The classification of the directors make it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help ensure continuity and stability of the Company's management and policies.

     The classification provisions may also have the effect of discouraging a third party from accumulating large blocks of Common Stock or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders of the Company could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case.

     Oklahoma Anti-Takeover Statutes. Following completion of this offering and the Warrant Modification Offer, the Company may become subject to Section 1090.3 and Sections 1145 through 1155 of the Oklahoma General Corporation Act (the "OGCA").

     Subject to certain exceptions, Section 1090.3 of the OGCA prohibits a publicly-held Oklahoma corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which such person became an interested shareholder, unless the interested shareholder attained such status with approval of the board of directors or the business combination is approved in a prescribed manner, or certain other conditions are satisfied. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15 percent or more of the corporation's voting stock.

     In general, Sections 1145 through 1155 of the OGCA provide that issued and outstanding shares ("interested shares") of voting stock acquired (within the meaning of a "control share acquisition") become nonvoting stock for a period of three years following such control share acquisition, unless a majority of the holders of non-interested shares approve a resolution reinstating the interested shares with the same voting rights that such shares had before such interested shares became control shares. Any person ("acquiring person") who proposes to make a control share acquisition may, at the person's election, and any acquiring person who has made a control share acquisition is required to deliver an acquiring person statement to the corporation disclosing certain prescribed information regarding the acquisition. The corporation is required to present to the next annual meeting of the shareholders the reinstatement of voting rights with respect to the control shares that resulted in the control share acquisition, unless the acquiring person requests a special meeting of shareholders for such purpose and undertakes to pay the costs and expenses of such special meeting. In the event voting rights of control shares acquired in a control share acquisition are reinstated in full and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the corporation have dissenters' rights entitling them to receive the fair value of their shares which will not be less than the highest price paid per share by the acquiring person in the control share acquisition.

     A "control share acquisition" includes the acquisition by any person (including persons acting as a group) of ownership of, or the power to direct the exercise of voting power with respect to, "control shares" (generally issued and outstanding shares having more than 20 percent of all voting power in the election of directors of a publicly held corporation), subject to certain exceptions including (i) an acquisition pursuant to an agreement of merger, consolidation, or share acquisition to which the corporation is a party and is effected in compliance with certain Sections of the OGCA, (ii) an acquisition by a person of additional shares within the range of voting power for which such person has received approval pursuant to a resolution by the majority of the holders of non-interested shares, (iii) an increase in voting power resulting from any action taken by the corporation, provided the person whose voting power is thereby affected is not an affiliate of the corporation, (iv) an acquisition pursuant to proxy solicitation under and in accordance with the Securities Exchange Act of 1934, as amended, or the laws of Oklahoma, and (v) an acquisition from any person whose previous acquisition of shares did not constitute a control share acquisition, provided the acquisition does not result in the acquiring person holding voting power within a higher range of voting power than that of the person from whom the control shares were acquired. The issuance of the shares of Common Stock comprising in part the Units in connection with this offering and issuance of shares of Common Stock in connection with the exercise of the 1996-A Warrants will not constitute "control shares" within the meaning of Section 1146 of the OGCA because the resulting increase, if any, in voting power of a Warrant Holder as a result of exercise of the Public Warrants will result from the actions taken by the Company in the making of the Warrant Modification Offer. Therefore, the receipt of such shares by the holders of Public Warrants or by the holders of the 1996-A Warrants will not constitute a share acquisition within the meaning of Sections 1145 through 115 of the OGCA. Furthermore, the voting rights provisions of the Sections 1145 through 1155 of the OGCA were declared unconstitutional and unenforceable in 1987. In 1991, Sections 1145 through 1155 of the OGCA were amended; however, the constitutionality and enforceability of the voting rights provisions of such Sections of the OGCA, as amended, have not been determined as of the date of this Prospectus.

     The anti-takeover provisions of the OGCA may have the effect of discouraging a third party from acquiring large blocks of Common Stock within a short period or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders of the Company could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case.

TRANSFER AGENT AND WARRANT AGENT

     U.S. Stock Transfer Corp. is the registrar and transfer agent for the Common Stock and the Warrant Agent for the Public Warrants and the 1996-A Warrants, whose address is 1745 Gardena Avenue, Suite 200, Glendale, California 91204-2991.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon issuance of the Units pursuant to the Warrant Modification Offer (and assuming and giving effect to the exercise of the Public Warrants in full and issuance of 1,050,470 shares of Common Stock as components of the Units pursuant thereto) and upon issuance of the Rights (and assuming and giving effect to the exercise of the Rights in full and the issuance of 2,148,191 Rights Offering Units, and shares of Common Stock underlying such units, pursuant thereto), the Company will have outstanding 5,346,852 shares of Common Stock. The Company has reserved 3,198,661 shares of Common Stock for issuance upon exercise of the 1996-A Warrants, 1,540,177 shares of Common Stock for exercise of outstanding stock options and certain other warrants, and 1,125,000 shares of Common Stock for issuance under the Stock Option Plan. See "Security Ownership of Certain Beneficial Owners and Management," "Description of Securities--1996-A Warrants," and "Management--Stock Option Plan." Additionally, the Company will have 483,789,310 shares of Common Stock available for issuance at such times and upon such terms as may be approved by the Company's Board of Directors. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Also see "Risk Factors--Absence of Prior Public Market for Units and 1996-A Warrants; Possible Volatility of Stock Price." Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through sales of its equity securities.

     The Units (and the component one share of Common Stock and one 1996-A Warrant) issued pursuant to the Warrant Modification Offer and Rights Offering Units (and the component one share of Common Stock and one 1996-A Warrant) issued pursuant to exercise of the Rights pursuant to the Rights Offering, will be immediately eligible for resale in the public market without restriction or further registration under the 1933 Act, except for Units, Common Stock, and 1996-A Warrants purchased by an "affiliate" (as that term is defined under the 1933 Act) of the Company, which will be subject to the resale limitations of Rule 144 promulgated under the 1933 Act. In addition, as of October 28, 1996, there were 627,834 shares of Common Stock (the "Restricted Shares") outstanding which have not been registered under the 1933 Act (of which 367,927 were held by the executive officers, directors and affiliates of the Company), but may be sold without registration pursuant to Rule 144 promulgated under the 1933 Act, subject to the limitations thereunder described below.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for at least two years is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding the date on which notice of such sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Restricted Shares properly sold in reliance on Rule 144 are thereafter freely tradable without restrictions or registration under the 1933 Act, unless thereafter held by an affiliate of the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock which are not Restricted Shares (such as shares of Common Stock acquired by affiliates of the Company pursuant to exercise of the Public Warrants). As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such issuer.

     Furthermore, if three years have elapsed since the later of the date of any acquisition of Restricted Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) without regard to volume limitations, manner of sale restrictions, or public information or notice requirements. The Securities and Exchange Commission has recently proposed an amendment to Rule 144 which would reduce the three-year holding period to two years. The Commission is currently awaiting comments on proposed amendment. It is anticipated that the proposed amendment will be adopted, although there can be no assurance that the proposed amendment will be adopted as proposed or that additional conditions may not be imposed to permit the sale by non-affiliates after such two year holding period pursuant to Rule 144.

     Pursuant to Rule 144A promulgated under the 1933 Act, under certain circumstances qualified institutional buyers, as defined in the rule, are permitted to more easily acquire and sell "restricted securities." The Company is unable to predict the effect that Rule 144A has or will have on the prevailing market price of the Common Stock.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Units offered hereby are be passed upon for the Company by its counsel, Dunn Swan & Cunningham, A Professional Corporation.

                                    EXPERTS

     The financial statements of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, and for Miracle Mountain International, Inc. as of December 31, 1995, and the year then ended included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 (No. 33-80629) (herein, together with all amendments thereto, the "Registration Statement"), of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the Registration Statement and each such statement is qualified in all respects by such reference. The Registration Statement (including the exhibits thereto) may be inspected without charge at the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices, upon payment of prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR. The Company will provide without charge to each person who receives this Prospectus, upon written or oral request, a copy of any information incorporated by reference in this Prospectus (excluding exhibits to information incorporated by reference unless such exhibits are themselves specifically incorporated by reference). Such requests should be directed to Advantage Marketing Systems, Inc. at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293, telephone: (405) 842-0131.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") as a "small business issuer" as defined under Regulation S-B promulgated under the 1933 Act. In accordance with the 1934 Act, the Company files reports and other information with the Commission (File No. 33-25701), and such reports and other information can be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Section of the Commission in Washington, D.C.

     The Company distributes to its shareholders annual reports containing financial statements audited by its independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information. Such requests should be directed to Advantage Marketing Systems, Inc. at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293, telephone: (405) 842-0131.

                         INDEX TO FINANCIAL STATEMENTS

                       ADVANTAGE MARKETING SYSTEMS, INC.

                                                                            PAGE
                                                                            ----
ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.) UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

     Unaudited Pro Forma Consolidated Statement of Operations for the Year
          Ended December 31, 1995..........................................  30
     Unaudited Pro Forma Consolidated Statement of Operations
          for the Nine Months Ended September 30, 1996.....................  31
     Notes to Unaudited Pro Forma Consolidated Financial Statements........  32

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.) UNAUDITED
CONSOLIDATED FINANCIAL STATEMENTS:

     Consolidated Balance Sheets as of September 30, 1996 and December 31,
          1995 (Unaudited)................................................. F-2
     Consolidated Statements of Operations for the Nine Months Ended
          September 30, 1996 and 1995 (Unaudited).......................... F-3
     Consolidated Statements of Cash Flows for the Nine Months Ended
          September 30, 1996 and 1995 (Unaudited).......................... F-4
     Notes to Consolidated Financial Statements for the Nine Months
          Ended September 30, 1996 and 1995 (Unaudited).................... F-5

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

     Independent Auditors' Report.......................................... F-7
     Consolidated Balance Sheets as of December 31, 1995 and 1994.......... F-8
     Consolidated Statements of Operations for Years Ended December 31,
          1995 and 1994.................................................... F-9
     Consolidated Statements of Stockholders' Deficiency for Years Ended
          December 31, 1995 and 1994....................................... F-10
     Consolidated Statements of Cash Flows for Years Ended December 31,
          1995 and 1994.................................................... F-11
     Notes to Consolidated Financial Statements for Years Ended
          December 31, 1995 and 1994....................................... F-12

MIRACLE MOUNTAIN INTERNATIONAL, INC. AUDITED FINANCIAL STATEMENTS:

     Independent Auditors' Report.......................................... F-19
     Balance Sheet as of December 31, 1995................................. F-20
     Statement of Operations for the Year Ended December 31, 1995.......... F-21
     Statement of Stockholders' Deficiency for the Year Ended
          December 31, 1995................................................ F-22
     Statement of Cash Flows for the Year Ended December 31, 1995.......... F-23
     Notes to Financial Statements for the Year Ended December 31, 1995.... F-24

MIRACLE MOUNTAIN INTERNATIONAL, INC. UNAUDITED FINANCIAL STATEMENTS:

     Balance Sheets as of May 31, 1996 and December 31, 1995 (Unaudited)... F-26 Statements of Operations for the Five Months Ended May 31,
          1996 and 1995 (Unaudited)........................................ F-27
     Statements of Cash Flows for the Five Months Ended  May 31,
          1996 and 1995 (Unaudited)........................................ F-28
     Notes to Financial Statements......................................... F-29

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED BALANCE SHEETS, SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                              SEPTEMBER 30,         DECEMBER 31,
                                                  1996                  1995
                                              -------------         ------------
ASSETS
CURRENT ASSETS:
    Cash....................................  $  117,965            $   112,087
    Receivables - net of allowance of
       $25,804 in 1996 and $27,434 in 1995..      12,774                 18,299
    Receivable from affiliate...............         --                  51,963
    Inventory...............................     305,804                 98,621
    Prepaid expenses........................      18,257                  2,371
                                              ----------            -----------
        Total current assets................     454,800                283,341
                                              ----------            -----------
COMMISSION ADVANCES TO RELATED
   PARTIES -- NONCURRENT....................      29,481                     65
RECEIVABLE FROM AFFILIATE...................      70,923                    --
RECEIVABLES -- NONCURRENT...................      18,742                 22,620
PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $326,002 in 1996 and
    $280,606 in 1995........................     176,932                159,797
GOODWILL....................................     113,488                    --
COVENANT NOT TO COMPETE.....................      55,556                    --
DEFERRED TAXES..............................     438,349                    --
OTHER ASSETS................................     156,662                 67,173
                                              ----------            -----------
TOTAL ASSETS................................  $1,514,933            $   532,996
                                              ==========            ===========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
    Accounts payable........................  $  206,634            $    91,949
    Accrued expenses........................     276,379                151,654
    Accrued promotion expense...............      56,862                 99,424
    Notes payable:
        Stockholder.........................      17,658                 81,929
        Other...............................       9,401                  8,440
    Current obligations under capital lease       25,032                 20,679
            Total current liabilities.......     591,966                454,075
LONG-TERM LIABILITIES:
    Notes payable - other...................      23,880                 28,500
    Capital lease...........................      61,812                 75,649
                                              ----------            -----------
            Total long-term liabilities.....      85,692                104,149
                                              ----------            -----------
TOTAL LIABILITIES...........................     677,658                558,224
                                              ----------            -----------
STOCKHOLDERS' EQUITY (DEFICIENCY):
    Preferred stock - $.0001 par value;
      authorized 5,000,000 shares;
      none issued...........................         --                     --
    Common stock - $.0001 par value;
      authorized 495,000,000 shares;
      2,143,191 and 2,123,191 shares
      issued and outstanding, respectively..         214                    212
    Paid-in capital.........................   1,981,380              1,859,882
    Accumulated deficit.....................  (1,144,319)            (1,885,322)
                                             -----------            -----------
        Total stockholders' equity
          (deficiency)......................     837,275                (25,228)
                                             -----------            -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.. $ 1,514,933            $   532,996
                                             ===========            ===========

                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                                  FOR THE NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                  -------------------------
                                                      1996          1995
                                                  -----------    ----------
REVENUE:
    Sale of programs..........................    $4,186,404     $3,155,934
    Sale of promotional material..............       234,735         88,893
    Other.....................................        37,471         17,797
                                                  ----------     ----------
        Total.................................     4,458,610      3,262,624
                                                  ----------     ----------
EXPENSES:
    Cost of programs..........................       968,635        906,935
    Cost of promotional material..............       142,610         69,395
    Selling...................................     2,235,879      1,495,084
    Interest expense..........................        19,422         20,335
    General and administrative................       789,410        593,273
                                                  ----------     ----------
        Total.................................     4,155,956      3,085,022
                                                  ----------     ----------
INCOME BEFORE TAXES...........................       302,654        177,602
TAX BENEFIT...................................       438,349            --
                                                  ----------     ----------
NET INCOME....................................    $  741,003     $  177,602
                                                  ==========     ==========
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES (thousands)..................         3,176          2,121
                                                  ==========     ==========
NET INCOME PER COMMON SHARE...................    $      .23     $      .08
                                                  ==========     ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                       1996            1995
                                                   -------------   -------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income........................................   $ 741,003       $ 177,602
Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
    Depreciation and amortization.................      53,955          29,149
    Changes in assets and liabilities
      which provided (used) cash:.................
        Inventory.................................    (207,183)        (11,000)
        Receivables, advances and prepaids........     (35,899)          1,204
        Deferred taxes............................    (438,349)            --
        Other assets..............................         --          (18,082)
        Checks outstanding........................         --          (46,663)
        Accounts payable and accrued expenses.....     196,848         106,861
    Net cash provided (used) by operating            ---------       ---------
     activities...................................     310,375         239,071
                                                     ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment................     (62,531)         (4,072)
Advances to affiliate.............................     (22,000)            --
Repayment of advances to affiliate................       3,040             --
Purchase of Miracle Mountain International, Inc. .     (56,103)            --
Purchase of other assets..........................     (89,489)            --
                                                     ---------       ---------
    Net cash used by investing activities.........    (227,083)         (4,072)
CASH FLOWS FROM FINANCING ACTIVITIES:                ---------       ---------
Loans from stockholders...........................         --           46,244
Payment on notes payable..........................      (3,659)         (2,088)
Payment on capital leases.........................      (9,484)         (9,050)
Payment on notes payable -- stockholders..........     (64,271)       (111,150)
                                                     ---------       ---------
    Net cash used by financing activities.........     (77,414)        (76,044)
                                                     ---------       ---------
NET INCREASE IN CASH..............................       5,878         158,955
BEGINNING CASH BALANCE............................     112,087             --
                                                     ---------       ---------
ENDING CASH BALANCE...............................   $ 117,965       $ 158,955
                                                     =========       =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:
Reclassify interest payable to notes payable --
 stockholders.....................................   $     --        $  51,806
                                                     =========       =========
Property and equipment acquired by capital lease..   $     --        $  91,263
                                                     =========       =========
Fair value of capital stock issued to purchase
    Miracle Mountain International, Inc...........   $ 120,000       $     --
                                                     =========       =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
---------------------------------------------------------------



1.  UNAUDITED INTERIM FINANCIAL STATEMENTS

      The unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the fiscal year ended December 31, 1995.



      The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ending December 31, 1996. See Note 5 regarding the reverse stock split.

2.  MIRACLE MOUNTAIN INTERNATIONAL, INC.

      Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

      The excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over the negative $3,059 fair market value of the assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a 7 and 4.5 year period, respectively. The fair market value of the assets of MMI, net of liabilities, declined from $16,690 to negative $3,059 between March 31, 1996 and May 31, 1996.

3.  INCOME TAXES

      On a regular basis, management evaluates all available evidence, both positive and negative, regarding the ultimate realization of the tax benefits of its deferred tax assets. Based upon the historical trend of increasing earnings, management has concluded that it is more likely than not that a tax benefit will be realized from its deferred tax assets and has therefore eliminated the previously recorded valuation allowance for its deferred tax assets.

      The Company's deferred tax assets consist primarily of net operating loss carryforwards for income tax purposes at September 30, 1996, totaling approximately $1,369,841, which will begin to expire in 2003. Elimination of the valuation allowance results in a deferred tax asset at September 30, 1996, of $438,349 and a corresponding tax benefit for the quarter ended September 30, 1996.

4.  RECEIVABLE FROM AFFILIATE

      The Company made advances to the John Hail Agency, Inc. ("JHA"), a company of which the Company's Chief Executive Officer and major shareholder is the sole director and shareholder, of $22,000 and $87,684 during the nine months ended September 30, 1996, and the year ended December 31, 1995, respectively. During the nine months ended September 30, 1996, JHA made repayments of $3,040. JHA made repayments of these advances of $67,401 during the year ended December 31, 1995. Furthermore, effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and Jha executed a promissory note payable to the Company in the principal amount of $73,964, bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month.

5.  SUBSEQUENT EVENTS

      On October 29, 1996, the Board of Directors of the Company approved a one-for-eight reverse split of the Company's issued and outstanding common stock, options and warrants, effective as of 5:00 p.m. New York City time on October 29, 1996. In addition, the number of the Company's issued and outstanding options and warrants have been reduced by a factor of eight and their exercise price per share has been increased by a factor of eight pursuant to this action.

      The one-for-eight reverse split is reflected in the accompanying financial statements on a retroactive basis. The Company's previously reported number of shares of common stock issued and outstanding at September 30, 1996 and December 31, 1995, of 17,145,524 and 16,985,524 has been adjusted to 2,143,191 and 2,123,191, respectively. Previously reported weighted average number of outstanding shares of common stock for the nine months ended September 30, 1995, of 16,966,000 has been adjusted to 2,121,000. Previously reported earnings per share for the nine months ended September 30, 1995, of $.01 has been restated to $.08.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Advantage Marketing Systems, Inc.
 (formerly AMS, Inc.)
Oklahoma City, Oklahoma

We have audited the accompanying consolidated balance sheets of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                              DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
March 29, 1996, except as to Note 11,
for which the date is October 29, 1996

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                          1995         1994
                                                       -----------  -----------
ASSETS
CURRENT ASSETS:
  Cash..............................................   $   112,087  $        -
  Receivables - net of allowances of $21,485
    and $19,485, respectively.......................        18,299       33,887
  Receivable from affiliate.........................        51,963       31,680
  Inventory.........................................        98,621       47,871
  Prepaid commissions...............................         2,371        4,358
            Total current assets....................       283,341      117,796
COMMISSION ADVANCES TO RELATED PARTIES -
  NONCURRENT........................................            65       14,390
RECEIVABLES - NONCURRENT............................        22,620           -
PROPERTY AND EQUIPMENT, Net.........................       159,797       44,783
OTHER ASSETS........................................        67,173           -
                                                       -----------  -----------
TOTAL...............................................   $   532,996  $   176,969
                                                       ===========  ===========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
  Accounts payable..................................   $    91,949  $    79,415
  Accrued expenses..................................       151,654       92,067
  Accrued promotion expense.........................        99,424        7,000
  Interest payable..................................            -        51,806
  Bank overdraft....................................            -        46,663
  Deferred revenue..................................            -        40,852
  Notes payable:
    Stockholders....................................        81,929      132,828
    Other...........................................         8,440        5,827
  Capital lease obligation..........................        20,679           -
                                                       -----------   ----------
            Total current liabilities...............       454,075      456,458
LONG-TERM LIABILITIES:
  Notes payable:
    Stockholder.....................................            -         7,947
    Other...........................................        28,500           -
  Capital lease obligation..........................        75,649           -
                                                       -----------   ----------
            Total liabilities.......................       558,224      464,405
                                                       -----------   ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
  Preferred stock - $.0001 par value;
    authorized 5,000,000 shares; none issued........            -            -
  Common stock - $.0001 par value;
    authorized 495,000,000 shares; issued and
    outstanding 2,123,191 and 2,120,691 shares,
    respectively (see Note 11)......................           212          212
  Paid-in capital...................................     1,859,882    1,847,382
  Accumulated deficit...............................    (1,885,322)  (2,135,030)
                                                       -----------  -----------
           Total stockholders' deficiency...........       (25,228)    (287,436)
                                                       -----------  -----------
TOTAL...............................................   $   532,996  $   176,969
                                                       ===========  ===========

                See notes to consolidated financial statements.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                 1995                  1994
                                              -----------           -----------
REVENUES:
  Programs.................................   $ 4,382,935           $ 2,564,542
  Promotional material.....................       109,733                82,780
  Other....................................        25,535                30,625
                                              -----------           -----------
            Total revenues.................     4,518,203             2,677,947
                                              -----------           -----------
COSTS AND EXPENSES:
  Programs.................................     1,094,157               684,128
  Promotional material.....................        92,087                83,964
  Selling..................................     2,201,510             1,289,616
  General and administration...............       857,743               515,158
  Interest expense.........................        22,998                25,075
                                              -----------           -----------
            Total expenses.................     4,268,495             2,597,941
                                              -----------           -----------
NET INCOME.................................   $   249,708           $    80,006
                                              ===========           ===========
Weighted average common shares
  outstanding..............................     2,662,681             2,119,356

Net income per common share................   $       .09           $       .04

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                                                          TOTAL
                                                           COMMON          PAID-IN       ACCUMULATED   STOCKHOLDERS'
                                           SHARES           STOCK          CAPITAL         DEFICIT       DEFICIENCY
                                      -----------------  -----------  -----------------  ------------  --------------
                                      (Note 11)
BALANCE,
     JANUARY 1, 1994...............       2,105,598         $211         $1,823,236      $(2,215,036)    $(391,589)

Conversion of payables
     into stock....................           1,343            -              2,147               -          2,147

Issuance of capital stock
     for services received.........          13,750            1             21,999               -         22,000

Net income for the year ended
     December 31, 1994.............              -            -                  -            80,006        80,006
                                          ---------         ----         ----------      -----------     ---------
BALANCE,
     DECEMBER 31, 1994.............       2,120,691          212          1,847,382       (2,135,030)     (287,436)

Warrants exercised.................           1,250           -               7,500               -          7,500

Issuance of capital stock for
     cash..........................           1,250           -               5,000               -          5,000

Net income for the year ended
     December 31, 1995.............              -            -                  -           249,708       249,708
                                          ---------         ----         ----------      -----------     ---------

BALANCE,
     DECEMBER 31, 1995.............       2,123,191         $212         $1,859,882      $(1,885,322)    $ (25,228)
                                          =========         ====         ==========      ===========     =========

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                                                 1995                      1994
                                                                                                ---------                 --------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income...........................................................................      $ 249,708                 $ 80,006
     Adjustments to reconcile net income to net cash used by operating activities:
         Depreciation and amortization....................................................         43,310                   33,403
         Provision for bad debts..........................................................              -                      884
         Stock issued for services........................................................              -                   22,000
         Stock issued for refunds.........................................................              -                    2,147
         Changes in assets and liabilities which provided (used) cash:
           Receivables and advances.......................................................          7,293                    7,545
           Inventory......................................................................        (50,750)                 (28,854)
           Prepaid expenses...............................................................          1,859                        -
           Prepaid commissions............................................................            128                   24,274
           Accounts payable and accrued expenses..........................................        126,545                   20,871
           Notes payable to associates....................................................              -                  (10,728)
           Interest payable...............................................................              -                   20,860
           Deferred revenue...............................................................        (40,852)                 (63,156)
                                                                                                ---------                 --------
               Net cash provided by operating activities..................................        337,241                  109,252
                                                                                                ---------                 --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment..................................................        (50,105)                  (6,689)
     Advances to affiliate................................................................        (87,684)                 (66,026)
     Repayment of advances to affiliate...................................................         67,401                    9,069
     Purchase of other assets.............................................................        (29,173)                       -
                                                                                                ---------                 --------
               Net cash used for investing activities.....................................        (99,561)                 (63,646)
                                                                                                ---------                 --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock...............................................         12,500                        -
     Loans from stockholders..............................................................         31,963                   61,374
     Other loans..........................................................................         39,098                    3,685
     Bank overdraft.......................................................................        (46,663)                  13,074
     Payment on notes payable - stockholders..............................................       (142,615)                 (79,138)
     Payment on notes payable - other.....................................................         (7,985)                  (4,666)
     Principal payment on capital leases..................................................        (11,891)                 (39,935)
                                                                                                ---------                 --------
               Net cash used in by financing activities...................................       (125,593)                 (45,606)
                                                                                                ---------                 --------
NET INCREASE IN CASH......................................................................        112,087                        -
BEGINNING CASH BALANCE....................................................................              -                        -
                                                                                                ---------                 --------
ENDING CASH BALANCE.......................................................................      $ 112,087                 $      -
                                                                                                =========                 ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for interest...............................................      $  27,335                 $  4,215
     Noncash financing and investing activities:
       Purchase of property and equipment by entering into capital leases.................        108,219                        -
       Reclassify interest payable to notes payable - stockholders........................         51,806                        -
       Issuance of common stock for notes and accounts payable............................              -                   89,892

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF BUSINESS - The Company is engaged in marketing consumer products and services. The Company has negotiated marketing agreements with various providers to market nutritional supplements and service contracts through a multi-level sales organization of independent sales associates developed by the Company.

   The Company also sells supplies and materials to its sales associates.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REVENUE RECOGNITION - Program revenue is recognized when products are shipped or services are rendered. Sales of training and promotional material to the sales force are recorded as revenue when the goods are shipped.

   INVENTORY - Inventory consists of consumer product inventory, and training and promotional material such as video tapes, cassette tapes and paper supplies held for sale to customers and independent sales associates. Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out method.

   PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost or, in the case of leased assets under capital leases, at the fair value of the property and equipment. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets of three to five years. Leased assets under capital leases and leasehold improvements are amortized over the term of the lease.

   In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Effective for fiscal years beginning after December 31, 1995, SFAS 121 establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles and goodwill related to such assets. The Company will adopt SFAS 121 in 1996. Management does not believe this pronouncement will have a material effect on the Company's consolidated financial statements.

   EARNINGS PER SHARE - Earnings per common share were computed by dividing net income by the weighted average number of shares outstanding during the period after giving effect to the reverse stock split discussed in Note 11. Outstanding stock options have been included in primary earnings per share, as the criteria for classification as a common stock equivalent has been met in 1995. The effect of these common stock equivalents on the weighted average number of shares outstanding was an approximate increase in shares of 539,500. Warrants have not been considered as their effect is anti-dilutive. No difference exists between primary and fully dilutive earnings per share.

   INCOME TAXES - The Company recognizes an asset and liability approach for accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is to be established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized.

2.   PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                                      1995         1994
                                                   ---------    ---------
       Office furniture, fixtures, and
         equipment..............................   $ 378,287    $ 265,504
       Automobile...............................      54,056        9,184
       Leasehold improvements...................      22,220       21,552
                                                   ---------    ---------
       Accumulated depreciation and
         amortization...........................    (294,766)    (251,457)
                                                   ---------    ---------
       Total property, net......................   $ 159,797    $  44,783
                                                   =========    =========

3. NOTES PAYABLE TO STOCKHOLDERS

   The Company has a note payable to its major stockholder and chief executive officer in the amount of $81,929 and $125,775 as of December 31, 1995 and 1994, respectively. This note is due on demand and bears interest at 12%. During 1995, the Company combined interest payable on the note of approximately $52,000 with the principal and began making weekly payments of principal and interest. Also during 1995, the Company received advances of $31,963 and made payments of $127,615 on this payable.

   During 1994, the Company had a note payable to a stockholder in the amount of $15,000, bearing interest at 12%. Terms of the note required eight quarterly payments of principal and interest beginning in the first quarter of 1995. In 1995 the note was paid in full.

4. LEASE AGREEMENTS

   During 1995, the Company entered into various capital leases for office related equipment. The lease terms range from 36 to 60 months. Additionally, annual lease rental payments for each lease range from $1,300 to $14,000 per year. The schedule of minimum lease payments below reflects all payments under the leases.

   The property and equipment accounts include $96,328 for leases that have been capitalized at December 31, 1995. Related accumulated depreciation amounted to $9,941 at December 31, 1995.

   The Company leases office space and transportation equipment under a noncancellable operating lease. Rental commitments are listed below.

   Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms of one year or more at December 31, 1995 are as follows:

                                                  CAPITAL   OPERATING
    Year ending:                                  LEASES     LEASES     TOTAL
                                                                       --------
    1996.....................................    $ 35,151    $ 52,990  $ 88,141
    1997.....................................      35,760      54,523    90,283
    1998.....................................      35,760      22,984    58,744
    1999.....................................      20,014           -    20,014
    2000.....................................       2,682           -     2,682
                                                 --------    --------  --------
    Total minimum lease payments.............     129,367    $130,497  $259,864
                                                 ========    ========  ========
    Less amount representing interest........     (33,039)
                                                 --------
    Present value of net minimum lease payments    96,328
    Less current portion.....................     (20,679)
                                                 --------
    Long-term capital lease obligations......    $ 75,649
                                                 ========

Rental expense under operating leases for the years ended December 31, 1995 and 1994 was $55,476 and, $57,458, respectively.

5. STOCKHOLDERS' EQUITY

   See related information concerning the October 29, 1996, reverse stock split in Note 11. All shares and per share information has been restated retroactively to give effect to the stock split.

   COMMON STOCK - During 1994, $2,147 of accounts payable were settled by the Company through the issuance of 1,343 shares of its common stock with an estimated fair value as of the date of settlement which equaled the liability. No gain or loss was recorded as a result of this transaction.

   During 1994, the Company issued 7,500 shares of its common stock to a consultant for services rendered and 6,250 shares of stock for services performed by individuals primarily involved in marketing the Company's programs. A charge of $22,000, the estimated fair value of the shares at the date of issuance, was recorded as selling expense.

   The Company plans to effect a public offering of common stock in 1996. See discussion of this offering at Proposed Redemption and Offerings below.

   COMMON STOCK OPTIONS - The Company has issued options in 1995 and 1994 primarily for services rendered. The exercise price of these options was equal to or in excess of the fair market value of the common stock at the date of grant.

   During 1995, the Company issued various options at exercise prices ranging from $2.00 per share to $6.48 per share. Options were granted primarily for services rendered and to ensure the future availability of those services to the Company. Various options are subject to certain requirements including vesting limits, employment requirements, and future events. The majority of options granted to officers of the Company contain no conditional terms other than the period of exercise.

   During 1994, the Company issued options on 34,108 shares of the Company's common stock at exercise prices ranging from $2.16 per share to $2.80 per share. These options are exercisable at any time through December 31, 1999 so long as the individual is continuing to provide services to the Company at the date of exercise. The options vest at 20% per year. The vested options are not subject to a continuing employment requirement.

The following table summarizes the Company's stock option activity for the years ended December 31, 1995 and 1994:

                                          EXERCISE              EXERCISE
                              1995         PRICE      1994       PRICE
                            ---------  ------------  ------- -------------
  Options outstanding
    at beginning of
    year................    350,358    $1.60 - 2.16  316,250         $1.60

  Options granted
    during the year:        706,624            2.00        -             -
                             44,445            2.16   28,750          2.16
                                  -               -    5,358          2.80
                            302,500            3.60        -             -
                            125,000            4.96        -             -
                             11,250            6.48        -             -
                          ---------                  -------
                          1,189,819                   34,108
                          ---------                  -------
  Options outstanding
    at end of year......  1,540,177    $1.60 - 6.48  345,358  $1.60 - 2.80
                          =========                  =======

The Company has filed a registration statement with the Securities and Exchange Commission to register common stock to be issued in association with a planned redemption of outstanding warrants, distribution of common stock rights. See discussion at Proposed Redemption and Offerings below.

COMMON STOCK WARRANTS - The following table summarizes the Company's common stock warrants activity for the years ended December 31, 1995 and 1994. The Company plans to redeem all Class A and Class B Warrants in 1996. See discussion of the planned redemption at Proposed Redemption and Offerings below.

                                                      WARRANTS
                                                       ISSUED/        EXERCISE
                                                     OUTSTANDING       PRICE        EXERCISE PERIOD
                                                   ---------------  -----------    -----------------

DECEMBER 31, 1995:
    Class A Warrants at beginning of year.......       525,860         $6.00       4/26/89 - 7/26/96

    Class A Warrants exercised during the year..        (1,250)        $6.00
                                                       -------
    Class A Warrants at end of year.............       524,610
                                                       =======
    Class B Warrants............................       525,860         $8.00       4/26/89 - 7/26/97
                                                       =======
         During 1995, Class A and B warrants exercise periods were extended by one year to 1996 and 1997, respectively, by Board of Director approval.

DECEMBER 31, 1994:
    Class A Warrants............................       525,860         $6.00       4/26/89 - 7/26/95
                                                       =======
    Class B Warrants............................       525,860         $8.00       4/26/89 - 7/26/96
                                                       =======
         During 1994, Class A and B warrants exercise periods were extended by one year to
         1995 and 1996, respectively, by Board of Director approval.

Each warrant entitles the holder to purchase one share of common stock. The Company may redeem the warrants at any time at a price of $.0008 per warrant.

PROPOSED REDEMPTION AND OFFERINGS - The Company has filed a registration statement with the Securities and Exchange Commission to redeem the outstanding Class A and Class B Warrants at the redemption price noted above. In connection with the redemption, the Company will offer to temporarily reduce the exercise price of Class B Warrants and will offer upon exercise of each Class A and Class B Warrant one share of common stock plus one new 1996-A Warrant. Each 1996-A Warrant will be exercisable at any time 90 days after the date of the associated prospectus and on or before November 30, 1998, to purchase one share of common stock at $12.00 per share. The proposed redemption will be limited to a specific time period after the declaration of effectiveness of the related registration statement filed by the Company with the Securities and Exchange Commission.

In addition, the registration statement includes the Company's intention to distribute nontransferable rights to purchase a unit consisting of one share of common stock and one new 1996-A Warrant to existing shareholders of record. The rights will be offered at no cost and will allow shareholders of record to purchase one unit for every previous common share held. In connection with these offerings, the Company has incurred certain direct costs consisting primarily of legal, accounting and filing fees. These costs totaled approximately $53,000 at December 31, 1995, and are included in other assets in the Company's financial statements. The rights exercise period will be limited to a specific time period after the declaration of effectiveness of the related registration statement filed by the Company with the Securities and Exchange Commission.

Also, the Company has signed a letter of intent with an underwriter to effect a public offering of additional common stock in 1996. The Company plans to coordinate the offering with the notification to redeem outstanding warrants and distribute rights mentioned above. The agreement between the Company and the underwriter includes a provision requiring the Company to grant various options and sell various warrants to the underwriters.

6. STOCK OPTION PLAN

   See related information concerning the October 29, 1996, reverse stock split in Note 11. All shares and per share information has been restated retroactively to give effect to the stock split.

   During 1995, the Company approved the 1995 Stock Option Plan (the "Plan"). Under this Plan, options available for granting consist of (i) nonqualified stock options, (ii) nonqualified stock options with stock appreciation rights attached, (iii) incentive stock options, and (iv) incentive stock options with stock appreciation rights attached. Shares of stock covered by this Plan shall consist of 1,125,000 shares of the common stock, $.0001 par value, of the Company. The Plan limits participation to employees, independent contractors, and consultants. Nonemployee directors are excluded from Plan participation. The option price for shares of stock subject to this Plan are set by the Stock Option Committee of the Board of Directors at a price not less than 85% of the market value of the stock on the date of grant. No stock options shall be exercisable within six months from the date of grant, unless under a Plan exception, nor more than ten years after the date of grant. The Plan provides for the grant of stock appreciation rights, which allow the holder to receive in cash, stock or combination thereof, the difference between the exercise price and the fair market value of the stock at date of exercise. The value of stock appreciation rights is charged to compensation expense. The stock appreciation right is not separable from the underlying stock option or incentive stock options originally granted. Options can only be exercised in tandem, and can only be exercised when a positive spread exists between the fair market value and exercise price. No options under this Plan have been granted or exercised as of December 31, 1995.

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages, but does not require, compensation costs to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share.

7. DEFERRED REVENUE

   During 1994, the Company received advance annual payments for certain program memberships. Receipts representing payment for future months' programs services are deferred and recognized over the twelve month period covered by the membership. Prepaid commissions represent commissions paid on these memberships and are amortized over the twelve-month period covered by the memberships. There were no deferred revenues received or recorded during 1995.

8. RELATED PARTIES

   During 1995 and 1994, the Company received approximately $16,415 and $71,713 from Pre-Paid Legal Services, Inc., a stockholder, for commissions on sales of memberships for the services provided by Pre-Paid Legal Services, Inc. At December 31, 1995 and 1994, $-0- and $5,603, respectively, has been recorded as deferred revenue in the accompanying balance sheet.

   The Company makes advances to an affiliate, the John Hail Insurance Agency, which is owned by the chief executive officer and major stockholder of the Company. These advances have no specific repayment terms. Total advances to the affiliate were $87,684 and $66,026 in 1995 and 1994 and repayments received were $67,401 and $9,069 in 1995 and 1994, respectively. The amount receivable from the affiliate at December 31, 1995 and 1994 was $51,963 and $31,680, respectively. Revenue from the affiliate in 1995 and 1994 included $12,000 earned for providing administrative services for each of the two years.

   Certain stockholders receive commissions on revenue of the Company. Such commissions are recognized as compensation to the stockholders and are included in selling expense.

9.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes primarily for depreciation and prepaid commissions, and (b) operating loss and tax credit carryforwards.

    A reconciliation of the statutory Federal income tax rate to the effective income tax rate for the years ended December 31, 1995 and 1994 is as follows:

                                                            1995        1994
                                                         ----------  ----------
          Statutory Federal income tax rate...........      34.0%        34.0%

          Benefit of graduated tax rates..............      (2.2)       (15.3)

          Benefit of operating loss carryforwards.....     (31.8)       (18.7)
                                                           -----        -----

          Effective income tax rate...................       0.0%         0.0%
                                                           =====        =====

       Deferred tax liabilities and assets at December 31, 1995 and 1994 are comprised of the following:

                                                                DECEMBER 31,
                                                          ----------------------
                                                            1995         1994
                                                          ---------   ----------
           Deferred tax liabilities:
             Commissions advanced.....................    $      -    $  (4,500)
                                                          ---------   ---------
               Total deferred tax liabilities.........           -       (4,500)
                                                          ---------   ---------
           Deferred tax assets:
             Depreciation and amortization............        3,900       1,000
             Net operating loss carryforward..........      566,400     690,000
                                                          ---------   ---------
               Total deferred tax assets..............      570,300     691,000
             Valuation allowance for deferred tax assets   (570,300)   (686,500)
                                                          ---------   ---------
               Total net deferred tax assets..........           -        4,500
                                                          ---------   ---------
           Net deferred taxes.........................    $      -    $      -
                                                          =========   =========

    The Company has net operating loss carryforwards for income tax purposes at December 31, 1995 totaling approximately $1,780,000 which will begin to expire in 2003. Management has determined that it is not more likely than not that the Company will be able to realize the tax benefits from the net operating loss carryforwards.

10. COMMISSION ADVANCES TO RELATED PARTIES - NONCURRENT

    Noncurrent commission advances represent advances to certain individuals and are repayable from future commissions earned by the individuals. These advances do not bear interest and are not expected to be repaid in 1995. In 1994, the amounts advanced include approximately $9,600 and $4,700 advanced to a director and an officer, respectively.

11. SUBSEQUENT EVENTS

    On October 29, 1996, the Board of Directors of the Company approved a one-for-eight reverse split of the Company's outstanding common stock, options and warrants, effective as of 5:00 p.m. New York City time on October 29, 1996. In addition, the number of the Company's outstanding options and warrants have been reduced by a factor of eight and their exercise price per share has been increased by a factor of eight pursuant to this action.

    This one-for-eight reverse split is reflected in the accompanying financial statements on a retroactive basis. The Company's previously reported number of shares of common stock issued and outstanding at December 31, 1995 and 1994, of 16,985,524 and 16,965,524 has been adjusted to 2,123,191 and
    2,120,691, respectively. Previously
reported weighted average number of outstanding shares of common stock for the years ended December 31, 1995 and 1994, of 21,301,441 and 16,954,848 have been adjusted to 2,662,681 and 2,119,356, respectively. Previously reported earnings per share for the years ended December 31, 1995 and 1994 of $.01 and NIL have been adjusted to $.09 and $.04, respectively.

                                * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Miracle Mountain International, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheet of Miracle Mountain International, Inc. (the "Company") as of December 31, 1995 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Miracle Mountain International, Inc. at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                        DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
June 21, 1996

MIRACLE MOUNTAIN INTERNATIONAL, INC.

BALANCE SHEET
DECEMBER 31, 1995
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash.....................................................    $   3,334
  Inventory................................................        2,186
                                                               ---------
    Total current assets...................................        5,520

PROPERTY AND EQUIPMENT, net................................       39,898

OTHER ASSETS...............................................          725
                                                               ---------
TOTAL......................................................    $  46,143
                                                               =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable.........................................        1,558
  Accrued commissions......................................       16,477
  Accrued payroll taxes....................................        2,346
  Interest payable.........................................        1,318
  Notes payable to related parties.........................       62,418
                                                               ---------
    Total current liabilities..............................       84,117

STOCKHOLDERS' DEFICIENCY:
  Common stock - no par value; authorized 1,000,000 shares;
    issued and outstanding 200,000 shares..................       92,655
  Accumulated deficit......................................     (130,629)
                                                               ---------
     Total stockholders' deficiency........................      (37,974)
                                                               ---------

TOTAL......................................................    $  46,143
                                                               =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

TOTAL REVENUE...........................................    $ 277,366
                                                            ---------
COSTS AND EXPENSES:
  Programs..............................................      103,217
  Selling...............................................      145,650
  General and administrative............................      157,725
  Interest expense......................................        1,403
                                                            ---------
          Total expenses................................      407,995
                                                            ---------
NET LOSS................................................    $(130,629)
                                                            =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY
YEAR ENDED DECEMBER 31, 1995
-------------------------------------------------------------------------------

                                                                  TOTAL
                                        COMMON   ACCUMULATED   STOCKHOLDERS'
                               SHARES   STOCK      DEFICIT       DEFICIENCY
                               -------  -------  -----------   -------------
BALANCE, JANUARY 1, 1995.....       -   $    -   $      -         $      -

Capital contributions........  200,000   92,655         -            92,655

Net loss for the year ended
  December 31, 1995..........       -        -    (130,629)        (130,629)
                               -------  -------  ---------        ---------

BALANCE, DECEMBER 31, 1995...  200,000  $92,655  $(130,629)       $ (37,974)
                               =======  =======  ==========       =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss...................................................   $(130,629)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization..........................       1,926
      Changes in assets and liabilities
       which provided (used) cash:
        Inventory............................................      (2,186)
        Other assets.........................................        (725)
        Accounts payable.....................................       1,558
        Accrued expenses.....................................      18,823
        Interest payable.....................................       1,318
                                                                ---------

          Net cash used in operating activities..............    (109,915)
                                                                ---------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment........................     (41,824)
                                                                ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from capital contributions........................      92,655
  Proceeds from notes payable................................      65,253
  Payment on notes payable...................................      (2,835)

          Net cash provided by financing activities..........     155,073
                                                                ---------

NET INCREASE IN CASH.........................................       3,334

BEGINNING CASH BALANCE.......................................           -
                                                                ---------

ENDING CASH BALANCE..........................................   $   3,334
                                                                =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest.....................   $      85
                                                                =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS - The Company is engaged in marketing nutritional supplements through a multi-level sales organization of independent sales associates developed by the Company. During the first three months of operations, the Company primarily paid start-up expenses relating to organization and recruitment of sales associates. The Company did not have significant sales until April of 1995.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION - Revenue is recognized when goods are shipped.

    INVENTORY - Inventory consists of consumer product inventory. Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out method.

    PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Property and equipment are depreciated over five years using a straight-line basis.

    INCOME TAXES - The Company recognizes an asset and liability approach for accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is to be established if it is more likely than not that some portion of the deferred tax asset will not be realized.

2.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31, 1995:

      Office furniture, fixtures, and equipment.................  $41,824

      Accumulated depreciation and amortization.................   (1,926)

      Total property, net.......................................  $39,898
                                                                  =======

3.  NOTES PAYABLE TO STOCKHOLDERS

    The Company has a note payable to a stockholder and director in the amount of $56,253 as of December 31, 1995. This note is due on demand and bears interest at 9.0%. No principal or interest payments were made on the note during the year ended December 31, 1995.

    The Company is also making note payments to a bank on behalf of a stockholder and director in exchange for an advance of $9,000. The principal balance of the note at December 31, 1995 is $6,165. Payments of principal and interest totaling $2,835 and $85, respectively, were made during the year. No written agreement exists between the parties.

4.  LEASE AGREEMENTS

    The Company leases office space under a cancelable operating lease. The Company can cancel the lease with 30 days written notice. The lease terms provide for monthly payments of $825.

    Additionally, the Company leases office equipment under separate operating leases. The leases are cancelable at any time by the Company. The lease terms provide for combined monthly payments of $441.

    Rental expense under operating leases for the year ended December 31, 1995 was $16,535.

5.  RELATED PARTIES

    Certain stockholders and directors receive commissions on revenue of the Company. Such commissions are recognized as compensation to the stockholders and directors and are included in selling expense. Total commissions paid to stockholders and directors during 1995 totaled approximately $27,000.

6.  INCOME TAXES

    The Company experienced a net loss for the year ended December 31, 1995 and consequently paid no income tax.

    The Company has a net operating loss carryforward at December 31, 1995 totaling approximately $130,000 which is available to reduce Federal income tax in future periods and will expire in 2010. Management has determined that it is not more likely than not that the Company will be able to realize the tax benefits from the net operating loss carryforward and has, therefore, provided a valuation allowance of approximately $44,000 to fully reserve the net deferred tax asset.

7.  SUBSEQUENT EVENTS

    On June 20, 1996, the Company's stockholders exchanged 100% of their outstanding stock in the Company for a total of 200,000 shares of common stock of Advantage Marketing Systems, Inc. ("AMS"). As part of the agreement, AMS withheld 40,000 shares which will be delivered 120 days after closing, provided that liabilities of the Company, which will be assumed by AMS, do not exceed $19,000. Upon delivery, the shares withheld will be reduced by one share for every $.88 of liabilities in excess of $19,000. Also, the agreement provides that certain officers, directors and stockholders will not compete with AMS for a limited time.

                                  * * * * * *

MIRACLE MOUNTAIN INTERNATIONAL, INC.

BALANCE SHEETS, MAY 31, 1996 AND DECEMBER 31, 1995
(UNAUDITED)

-------------------------------------------------------------------------------------------------------

                                                                    MAY 31,       DECEMBER 31,
                                                                     1996            1995
                                                                 ------------     -----------
ASSETS
CURRENT ASSETS:
    Cash....................................................     $     -           $   3,334
    Inventory...............................................          3,320            2,186
                                                                 ----------        ---------
        Total current assets................................          3,320            5,520
                                                                 ----------        ---------


PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $5,411 in 1996 and 1,926 in 1995........         36,413           39,898

OTHER ASSETS................................................            725              725
                                                                 ----------        ---------

TOTAL ASSETS................................................     $   40,458        $  46,143
                                                                 ==========        =========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
    Bank overdrafts.........................................     $ 11,067           $      -
    Accounts payable........................................        8,646              1,558
    Accrued expenses........................................            -                  -
    Accrued commissions.....................................       22,623             16,477
    Accrued payroll taxes...................................        2,025              2.346
    Interest payable........................................        2,340              1,318
    Notes payable to related parties........................       62,418             62,418
                                                                 --------         ----------
            Total current liabilities.......................      109,119             84,117
                                                                 --------         ----------

STOCKHOLDERS' DEFICIENCY:
    Common stock - no par value; authorized 1,000,000 shares;
        issued and outstanding 200,000 shares...............       92,655             92,655
    Accumulated deficit.....................................     (161,316)          (130,629)
                                                                 --------         ----------
        Total stockholders' deficiency......................      (68,661)           (37,974)
                                                                 ---------        ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................     $  40,458        $   46,143
                                                                 =========        ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS
FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                 FOR THE FIVE MONTHS ENDED
                                           MAY 31,
                                 -------------------------
                                     1996          1995
                                 -----------    ----------

REVENUE........................... $205,112      $ 64,839

EXPENSES:
    Products......................   54,743         9,274
    Selling.......................  129,758        21,343
    General and administrative....   49,188        29,272
    Interest expense..............    2,110           197
                                   --------      --------
        Total.....................  235,799        60,086
                                   --------      --------

NET INCOME (LOSS)................. $ (30,687)    $  4,753
                                   =========     ========




                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                                       MAY 31,       MAY 31,
                                                        1996          1995
                                                       -------       -------
CASH FLOW FROM OPERATING ACTIVITIES:

Net income (loss)...................................   $(30,687)   $  4,753
Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
    Depreciation and amortization...................      3,485         545
    Changes in assets and liabilities which
      provided (used) cash:
        Inventory...................................     (1,134)    (19,440)
        Commissions advances........................         -      (13,257)
        Other assets................................         -         (725)
        Checks outstanding..........................     11,067          -
        Interest payable............................      1,022         332
        Accounts payable and accrued expenses.......     12,913       2,007
                                                       --------    --------
    Net cash used by operating activities...........     (3,334)    (25,785)
                                                       --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment..................         -       (3,022)
                                                       --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from notes payable.........................         -        7,000
Payment on note payable.............................         -           -
Proceeds from capital contributions.................         -       32,655
    Net cash provided by financing activities.......         -       39,655
                                                       --------    --------

NET INCREASE (DECREASE) IN CASH.....................     (3,334)     10,848

BEGINNING CASH BALANCE..............................      3,334          -
                                                       --------    --------

ENDING CASH BALANCE.................................   $     -     $ 10,848
                                                       ========    ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:

Property and equipment acquired by capital lease....   $  6,700    $ 42,815
                                                       ========    ========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
--------------------------------------------------------------------------------

1.  UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the fiscal year ended December 31, 1995.

    The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ended December 31, 1996.

2.  ACCOUNTING POLICIES ADOPTED

    The Company has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages, but does not require, compensation costs to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share. No options or warrants were issued during the first quarter of 1996.

    The Company has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to such assets. Management does not believe this pronouncement will have a material effect on the Company's financial statements.

3.  SUBSEQUENT EVENTS

    Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company was acquired by Advantage Marketing Systems, Inc., an Oklahoma corporation ("AMS"), and became a wholly-owned subsidiary of AMS. All liabilities of the Company, other than commissions payable to associates, were assumed by certain of the Company's former shareholders, and certain officers, directors and stockholders were required to sign agreements not to compete with AMS.

================================================================================
      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
    AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
    REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND,
    IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS
    MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
    THE COMPANY OR BY ANY OF THE UNDERWRITERS.  THIS
    PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A
    SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY
    JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
    AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER
    OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY
    PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER
    OR SOLICITATION.  NEITHER THE DELIVERY OF THIS
    PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER
    ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE
    HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY
    SINCE THE DATE HEREOF.

                    ------------------------

  THE WARRANT AGENT FOR THE WARRANT MODIFICATION
   OFFER OR THE WARRANT REDEMPTION IS:

U. S. STOCK TRANSFER CORP.
1745 GARDENA AVENUE, SUITE 200
GLENDALE, CALIFORNIA 91204-2991
TELEPHONE:  (818) 502-1404

                    ------------------------

       UNTIL             , 1996, ALL DEALERS EFFECTING
     TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR
     NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
     REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION
     TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
     WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO
     THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================

                    1,050,470 UNITS

                   EACH UNIT CONSISTING OF
                         ONE SHARE OF
                       COMMON STOCK AND
                      ONE 1996-A WARRANT

                  ISSUABLE UPON EXERCISE OF
                  CLASS A AND CLASS B COMMON
                   STOCK PURCHASE WARRANTS


                     ADVANTAGE MARKETING

                        SYSTEMS, INC.

                   ------------------------

                          PROSPECTUS

                   ------------------------

   Holders of Class A Common Stock Purchase Warrants and/or Class B Common Stock Purchase Warrants who require information about procedures for exercise should contact the Warrant Agent.

   Requests for general information or additional copies of this Prospectus should be directed to the Company by calling or by writing the Company at:

              ADVANTAGE MARKETING SYSTEMS, INC.
            2601 NORTHWEST EXPRESSWAY, SUITE 1210W
              OKLAHOMA CITY, OKLAHOMA 73112-7293
               ATTENTION:  CORPORATE SECRETARY
                  TELEPHONE:  (405) 842-0131

                   ----------------------


   , 1996

===============================================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                                2,148,191 UNITS
     (EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE 1996-A WARRANT)

                       ISSUABLE UPON EXERCISE OF RIGHTS

                       ADVANTAGE MARKETING SYSTEMS, INC.


     Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), is distributing at no cost non-transferable rights (the "Rights") to holders of record at 5:00 p.m., Central Standard Time, on _____________, 1996 (the "Record Date") of shares of its common stock, par value $.0001 per share (the "Common Stock"). The Rights entitle the holders (the "Rights Holders") to subscribe for and purchase in the aggregate up to 2,148,191 Units (each consisting of one share of Common Stock and one 1996-A Warrant) (the "Units") for the price of $6.80 per Unit (the "Subscription Price"). The Record Date holders of
Common Stock (the "Record Date Holders") will receive one Right for each share of Common Stock held by them as of the Record Date. Pursuant to the Rights, Rights Holders may purchase one Unit for each Right held (the "Subscription Privilege"). The election of a Rights Holder to exercise Rights is irrevocable upon receipt of a valid subscription by the independent subscription agent (the "Subscription Agent").

     The Rights will expire at 5:00 p.m., Central Standard Time, on___________ __, 1996, unless extended by the Company to a time and date not later than
____________, 1996 (the "Expiration Date"). The election of a Rights Holder to exercise Rights is irrevocable. Any Rights not exercised prior to the Expiration Date will expire and be worthless in the hands of such non-exercising Rights holders. Shareholders of the Company who do not exercise all of their Rights may own a reduced equity ownership interest, and a correspondingly smaller percentage voting interest, in the Company after completion of this offering. There is no minimum number of Units required to be sold as a condition of this offering. See "Rights Offering." (Continued on inside cover)

                            ------------------------

SEE "RISK FACTORS," BEGINNING AT PAGE 12, FOR A DISCUSSION OF CERTAIN
MATERIAL FACTORS THAT SHOULD   BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
THE UNITS OFFERED HEREBY.

                            ------------------------

-------------------------------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
                                       UNDERWRITING
               PRICE TO                DISCOUNTS AND      PROCEEDS TO
               PUBLIC (1)              COMMISSIONS        COMPANY (1)
-------------------------------------------------------------------------------
Per Unit       $6.80                           --          $6.80
-------------------------------------------------------------------------------
Total          $14,607,699                     --          $14,607,699
-------------------------------------------------------------------------------

(1) Before deducting offering expenses payable by the Company estimated to be $100,000. See "Use of Proceeds."

     It is expected that delivery of the certificates representing the Common Stock and the 1996-A Warrants will be made immediately following exercise of the Rights and payment of the Subscription Price.

                  , 1996

(Continued from front cover)


     The Share of Common Stock and 1996-A Warrant comprising each Unit will be separately transferable immediately after the sale of the Units to the Rights Holders. Each 1996-A Warrant is exercisable at any time 90 days after the date of this Prospectus and on or before November 30, 1998, to purchase one share of Common Stock for $12.00, subject to adjustment in certain events, and may be redeemed by the Company at any time upon 30 days' notice, at a price of $.0001 per 1996-A Warrant. This offering is part of a plan of financing pursuant to which the Company intends to raise additional capital through the issuance of the Units. Concurrently with this offering, the Company is offering to the holders of its Class A Common Stock Purchase Warrants (the "Class A Warrants") and Class B Common Stock Purchase Warrants (the "Class B Warrants") the right to purchase 1,050,470 Units (the "Warrant
Modification Units") pursuant to modification of the terms of the Class A Warrants and Class B Warrants (the "Warrant Modification Offering"). See "Use of Proceeds" and "Description of Securities--Public Warrants--Warrant Modification Offer."

     The Common Stock is quoted by the National Daily Quotation Bureau, Incorporated under the symbols "AMSO." On November 8, 1996, the closing high bid price of the Common Stock was $6.38. Prior to the Rights Offering, there has been no public market for the 1996-A Warrants, and none may develop. The Company has applied for quotation of the Units and 1996-A Warrants by the National Quotation Bureau, Incorporated to be quoted under the proposed symbol "_____ " and "______." See "Description of Securities."


     Unless other exemptions become available in the future, any time that the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penney stock" trading rules. The "penny stock" trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction, all of which affect or will affect the ability to resell the Common Stock, Units and 1996-A Warrants. See "Risk Factors--Over-the-Counter Market; Penny Stock Trading Rules," and "Price Range of Common Stock--Penny Stock Trading Rules."

                            ------------------------

                               TABLE OF CONTENTS

                                                Page                                                          Page
                                                ----                                                          ----
Prospectus Summary                                3             Certain Federal Income Tax Consequences         37
Risk Factors                                     12             Business                                        38
The Company                                      17             Management                                      44
Use of Proceeds                                  18             Certain Transactions                            48
Price Range of Common Stock and Dividends        19             Security Ownership of Certain Beneficial
Capitalization                                   21               Owners and Management                         50
Selected Financial Information                   21             Description of Securities                       52
Management's Discussion and Analysis of                         Shares Eligible for Future Sale                 57
  Financial Condition and Results of Operations  23             Legal Matters                                   58
Unaudited Pro Forma Consolidated Financial                      Experts                                         59
  Information of the Company                     27             Additional Information                          59
Rights Offering                                  31             Index to Financial Statements                  F-1

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information set forth in "Risk Factors." All references in this Prospectus to fiscal years are to the Company's fiscal year ended December 31 of each year. Unless otherwise indicated, all information in this Prospectus gives effect to the issuance of an additional 5,000 shares of Common Stock by December
17, 1996, in connection with the acquisition by the Company of Miracle Mountain International, Inc. and the reverse stock split of one for eight on October 29, 1996.

THE COMPANY

  Pursuant to an Agreement and Plan of Reorganization, dated May 1, 1989, the shareholders of the Company exchanged their common stock for 800,807 shares of the common stock of Pacific Coast International, Inc., a Delaware corporation (the "Exchange"). Prior to the Exchange, the trade or business activities of Pacific Coast International, Inc. had been limited to those activities associated with a public offering of its securities and investigation of corporate acquisition alternatives as a "blank check" company. Upon consummation of the Exchange, (i) the officers and directors of the Company assumed management of Pacific Coast International, Inc., (ii) the Company became a wholly owned subsidiary of the Pacific Coast International, Inc., (iii) the Company changed its name from AMS, Inc. to Advantage Marketing Systems, Inc., and (iv) Pacific Coast International, Inc. changed its name to Advantage Marketing Systems, Inc. See "The Company--Background--Exchange."

     Prior to the Exchange, Advantage Marketing Systems, Inc. (formerly Pacific Coast International, Inc. and parent of the Company) sold, in a public offering, 225,860 shares of Common Stock, Class A Warrants and Class B Warrant in units, each unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. See "Description of Securities." The net proceeds from this offering were approximately $838,290. Furthermore, in conjunction with such offering, the holders of 300,000 Class A Warrants and Class B Warrants sold such Public Warrants. As of the date of this Prospectus, there are 524,610 outstanding Class A Warrants and 525,860 outstanding the Class B Warrants (collectively, the "Public Warrants"), all which were issued in connection with initial public offering of Pacific Coast International, Inc. that was completed in 1989. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class A Warrants and the Class B Warrants was extended to July 26, 1997. Each Class A Warrant and Class B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 and $8.00, respectively, without giving effect to the Warrant Modification Offer. See "The Company--Background--Initial Issuance of Public Warrants."

     Effective December 11, 1995, Advantage Marketing Systems, Inc., the parent of the Company (formerly Pacific Coast International, Inc.), merged with the Company pursuant to an Agreement and Plan of Merger (the "Merger"), and the Company was the surviving corporation. As a result of the Merger, Advantage Marketing Systems, Inc., the parent of the Company (formerly Pacific Coast International, Inc.) ceased to exist, and the Company succeeded to all of its rights, privileges, powers, franchises, obligations, assets and properties. The Merger was accounted for as a reorganization of entities under common control and was recorded at historical cost. All references to the Company include its former parent, Advantage Marketing Systems, Inc., unless otherwise indicated. See "The Company-- Background--Merger Reincorporation."

     Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities. See "The Company--Background--MMI Acquisition."

     The Company's principal executive offices are located at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293 and its telephone number is (405) 842-0131.

 SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

DIVIDEND DISTRIBUTION OF SUBSCRIPTION RIGHTS TO SHAREHOLDERS AND RIGHTS OFFERING

     The Company is distributing at no cost non-transferable rights (the "Rights") to the holders of record at 5:00 p.m., Central Standard Time, on
, 1996 (the "Record Date"), of shares of its Common Stock, par value $.0001 per share (the "Common Stock"). The Rights entitle the holders (the "Rights Holders") to subscribe for and purchase in the aggregate up to 2,148,191 units (the "Units"), each consisting of one share of Common Stock and one 1996-A Warrant, for the price of $6.80 per Unit (the "Subscription Price"). The
Rights will expire at 5:00 p.m., Central Standard Time, on               , 1996,
unless extended by the Company to a time and date not later than , 1996 (the "Expiration Date"). The Record Date holders of Common Stock will receive one Right for each share of Common Stock held by them as of the Record Date.

     The Units are being offered on a best efforts basis by the Company and its officers and directors, without commissions, selling fees or direct or indirect remuneration. Holders of the Public Warrants will not be required to pay any brokerage commissions or fees with respect to the exercise of their Public Warrants. The Company will pay all charges and expenses of the Warrant Agent. See "Rights Offering--Plan of Distribution" and " --Acceptance of Rights; Delivery of Units."

     The Rights may only be exercised by a Rights Holder in the event the Registration Statement of which this Prospectus is a part is effective with the Securities and Exchange Commission and the Units (or Common Stock and 1996-A Warrants) are qualified for sale in the state of residence of the Rights Holder. See "Risk Factors--Securities Laws Restrictions on Exercise of Rights," and "Rights Offering--Acceptance of Rights; Delivery of Units." Subject to the foregoing, the Rights are exercisable at any time by the Rights Holders, prior to the Expiration Date, by delivery of the rights certificate evidencing the Rights to U.S. Stock Transfer Corporation (the "Subscription Agent") at 1745 Gardena Avenue, Glendale, California 91204, with the "Form of Election to Purchase" on the reverse of the certificate duly completed and signed, accompanied with payment of the Exercise Price in cash or by certified check or bank draft payable to the order of the Company.

WARRANT MODIFICATION OFFERING

     Pursuant to a separate prospectus included within the Registration Statement of which this Prospectus is a part and concurrently with this offering, the Company has elected to redeem its outstanding 524,610 Class
A Common Stock Warrants and 525,860 Class B Common Stock Purchase
Warrants for $.0008 per warrant (the "Warrant Redemption") at 5:00 p.m.,
Central Standard Time, on                          , 1996 (the "Redemption
Date"). However, in connection with the Warrant Redemption, during the period ending on the Redemption Date, the Company, pursuant to modification of the terms of the Class A Common Stock Purchase Warrants and the Class B Common Stock Purchase Warrants ("Public Warrants"), the Company is offering to the Public Warrant holders (the "Warrant Holders") the right to exercise the Public Warrants to purchase units (the "Warrant Offering Units"), each comprised of one share of Common Stock and one 1996-A Warrant, at an exercise price of $6.00 per Warrant Offering Unit (the "Warrant Modification Offering").
The Redemption Date may be extended such number of times as determined in the sole discretion of the Company to a date that is not later than 1996.

THIS OFFERING

 Securities Offered       2,148,191 Rights to be issued to the holders of Common
                          Stock of the Company at 5:00 p.m., Central Standard
                          Time, on , 1996 (the "Record Date"), each exercisable for the purchase of one unit consisting of one share of Common Stock and one 1996-A Warrant of the Company
                          (the "Units"). Each 1996-A Warrant is exercisable at any time 90 days after the date of this Prospectus and on or before November 30, 1998, to purchase one share of Common Stock for $12.00, subject to adjustment in certain events, and may be redeemed by the Company at any time upon 30 days' notice, at a price of $.0001 per 1996-A Warrant. See "Description of Securities--
                          Common Stock" and "--1996-A Warrants."

                          Each share of Common Stock and 1996-A Warrant comprising a Unit will be immediately transferrable after issuance and delivery of the Unit.

 Subscription Right       One Right per outstanding share of Common Stock issued
                          as a dividend to each holder of Common Stock on the Record Date. The Rights entitle the holders of the Rights (the "Rights Holders") to purchase one Unit per
                          Right for $6.80 (the "Subscription Price"). See
                          "Rights Offering."

 Rights Expiration Date   _________________, 1996, at 5:00 p.m., Central
                          Standard Time, or such later date as the Company may determine in its sole discretion but beyond , 1996.
                          The Company has reserved the right, exercisable in its sole discretion, to extend the Expiration Date and effectively extend the period of exercise of the Rights in the event any of the conditions specified in "Rights Offering--Conditions of the Rights Offering" are not met or waived by the Company and so long as the Rights have not theretofore been accepted for exercise, as well as for any other reason based upon factors and considerations that exist and that the Company deems material and appropriate at the time, which as of the date of this Prospectus are undeterminable. After such time, the Rights will become void and have no value. The period of exercise of the Rights will effectively be extended if and when the Expiration Date is extended by the Company. See
                          "Rights Offering--Expiration Date; Extensions;
                          Termination; Amendments."

 Quoted Closing High      $5.52 on December 20, 1995, (the day prior to
 Bid of Common Stock      announcement of the Rights Offering).

                          $6.38 on November 8, 1996.

Securities outstanding:

 Common Stock Outstanding  2,148,191 shares of Common Stock are outstanding as of the date of this Prospectus.

                           After giving effect to distribution of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Units (2,148,191 shares of Common Stock and 2,148,191 1996-A Warrants) pursuant thereto, there will be 4,296,382 shares of Common Stock outstanding and 2,148,191 1996-A Warrants outstanding; however, there is no assurance than any of the Rights will be exercised.

                           In addition, after giving effect to the Warrant Modification Offering and assuming the exercise of the Public Warrants in full and the issuance pursuant thereto of 1,050,470 Units (1,050,470 shares of Common Stock and 1,050,470 1996-A Warrants), there will be 5,346,852 outstanding shares of Common Stock and 3,198,661 1996-A Warrants outstanding; however, there is no assurance than any of the Public Warrants will be exercised.

                           Furthermore, after giving effect to (i) distribution of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Units (2,148,191 shares of Common Stock and 2,148,191 1996-
                           A Warrants), (ii) the Warrant Modification Offering and assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 Warrant Offering Units (1,050,470 shares of Common Stock and 1,050,470 1996-A Warrants) pursuant thereto and (iii) exercise of the 1996-A Warrants in full, the issued and outstanding capital stock of the Company will consist of 8,545,513 shares of Common Stock; however, there is no assurance than any of the 1996-A Warrants will be exercised. See "Rights Offering" and "Description of Securities--Public Warrants--Warrant Modification Offering," and "--1996-A Warrants."

                           The forgoing does not include (i) 1,540,177 shares reserved for issuance to holders of outstanding stock options and other warrants and (ii) 1,125,000 shares reserved for issuance pursuant to the Advantage Marketing Systems, Inc. 1995 Stock Option Plan (the "Stock Option Plan"). See "Management--Stock Option Plan" and "Description of Securities--Other Stock Options and Warrants."

 1996-A Warrants           2,148,191 assuming exercise of the Rights in full;
                           however, there is no assurance that any of the Rights will be exercised. Assuming and giving effect to the exercise of the Public Warrants in full pursuant to the Warrant Modification Offering, the number of issued and outstanding 1996-A Warrants will be 3,198,661. See
                           "Description of Securities--Public Warrants--Warrant
                           Modification Offering," and "Management--Stock Option
                           Plan."

 Net proceeds indeterminable
                           $14,507,699, after deduction of offering expenses estimated at $100,000, assuming exercise of the Rights in full. However, there is no assurance that any of the Rights will be exercised, in which case the Company will not receive any proceeds from this offering.

 Use of proceeds           Assuming exercise of the Rights in full pursuant to
                           this offering, the estimated net proceeds to the Company would be $14,507,699; however, there is no assurance with any of the Public Warrants will be exercised in which case there will not be any net proceeds from this offering received by the Company.
                           See "Use of Proceeds" and "Rights Offering."
                           Concurrently with this offering , the Company is offering 1,050,470 Warrant Modification Units pursuant to the Warrant Modification Offering. See
                           "Rights Offering" and "Description of Securities--
                           Common Stock--Public Warrants--Warrant Modification
                           Offering." Assuming exercise of the Public Warrants in full pursuant to the Warrant Modification
                           Offering, the estimated net proceeds to the Company from the Warrant Modification Offering would be $6,202,820, after reduction by estimated offering expenses of $100,000; however, there is no assurance that any of the Warrants will be exercised in which case there will not be any net proceeds from the Warrant Modification Offering received by the Company.

                           The net proceeds received by the Company from this offering and the Rights Offering will be used for general corporate purposes, including working capital and to fund the Company's efforts to expand sales and marketing activities. The Company estimates that it will use approximately (i) $1.5 million for expansion of its U.S. distributor network and enhancement of its marketing materials, (ii) $.5 million to develop new products and enhance the packaging of its existing products and (iii) $1 million for the expansion into and development of international markets. In the event the Company receives combined net proceeds of less than $3.0 million pursuant to this offering and the Rights Offering, the net proceeds will be devoted to each of these purposes in the order in which presented. Combined net proceeds in excess of $3.0 million will be devoted to general corporate purposes including further expansion of the Company's distributor network and enhancement of its marketing materials, development of new products and enhancement of packaging of its existing products and expansion into and development of international markets. The Company does not intend to use any of the proceeds to discharge existing debt. Pending use of the net proceeds, they will be invested by the Company in investment grade, short-term, interest-bearing securities. See "Use of Proceeds."

 Consequences to Non-
 Exercising Rights         Shareholders of the Company who do not exercise their
                           Rights in full or that are unable to exercise the Rights because of securities laws restrictions or limitations (see "-Acceptance of Rights," below, and "Risk Factors - Securities Laws Restrictions on
                           Exercise of Rights" and "Rights Offering -Acceptance of Rights; Delivery of Units") may own a reduced equity ownership interest in the Company after completion of this offering See "Rights Offering -
                           Advantages and Disadvantages of Rights Exercise.


 Method of Exercise of
  Rights Any Rights Holder electing to exercise Rights should either (i) complete and duly execute the Rights Certificate accompanying this Prospectus and forward it along with cash or a certified or official bank check in the amount of the Subscription Price for each Unit subscribed for pursuant to exercise of the Right to the Subscription Agent, or (ii) request a broker or bank to effect the transaction. Holders of Rights registered in the name of a broker, dealer, bank, trust company or nominee should instruct such institutions to exercise the Rights. See "Rights Offering--Method of Exercising Rights."

 Acceptance of Exercise    The Company will accept any and all Rights exercised
                           on or prior to the Expiration Date, subject to certain conditions. In certain cases, the issuance of the Units or the sale of Units (and the shares of Common Stock and 1996-A Warrants comprising the
                           Units) pursuant to exercise of the Rights could violate the securities laws of certain states or other jurisdictions. The Company has undertaken registration or qualification of the Units for sale in California, Colorado, Georgia, Kentucky, Illinois,
                           Louisiana, New Hampshire, New York, Ohio, Oklahoma,
                           Pennsylvania, Virginia, Tennessee, Texas, Washington, and Wisconsin; however, there is no assurance that such registration or qualification will become effective in any such states. In addition, the Company may undertake registration of the Units in additional states as determined in the sole discretion of the Company. Those Rights Holders residing in states in which the Units have not been registered or otherwise qualified for sale in such state, will not be permitted to exercise their Rights. Prior to tendering of Rights for exercise, the Rights Holder should either contact the Company or the Warrant Agent to determine whether the Units have been registered or qualified in the state of such Rights Holder's residence. The Company ha s used and will continue to use its best efforts to cause the issuance of the Rights and the sale of the Underling Shares to be lawful. The Company is not required to accept the exercise of the Rights, if, in the opinion of counsel, the sale of the Units upon such exercise would be unlawful. In such cases, the exercise of the Rights will not be accepted for exercise, and the Rights Holders will be required to hold the Rights until the Expiration Date without the ability to exercise or transfer. See "Risk Factors--
                           Securities Laws Restrictions on Exercise of Rights,"
                           "Rights Offering--Conditions of the Rights Offering" and "--Acceptance of Rights; Delivery of Units."

 Conditions of the
 Rights Offering           The Company has reserved certain rights and imposed
                           certain conditions with respect to this offering and the Rights and the Company's obligations associated therewith, including any prohibitive injunction, suspension of trading of the Common Stock and enactment or adoption of any statute or regulation prohibiting, materially restricting or delaying consummation of this offering. See "Rights Offering--
                           Conditions of the Rights Offering."

Delivery of Securities     The Company will deliver the certificates for the
                           shares of Common Stock and 1996-A Warrants comprising the Units upon exercise of the Rights as promptly as practicable after the Expiration Date and acceptance of their exercise by the Company. See "Rights
                           Offering --Acceptance of Rights; Delivery of
                           Securities."

 Withdrawal Rights         Proper exercise of Rights by a Rights Holder will be
                           irrevocable. The Company may withdraw and terminate the Rights and this offering at any time prior to the Expiration Date for any reason. See "Rights Offering
                           Withdrawal Rights."

 Subscription Agent        U.S. Stock Transfer Corporation (the "Subscription
                           Agent"). The Subscription Agent may be contacted at the address and telephone number set forth on the back cover of this Prospectus.

 National Daily Quotation
 Bureau symbols: ......... Common Stock .............   AMSO
                           1996-A Warrant............       (proposed)


SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION OF THE COMPANY

     The following table sets forth summary historical financial and operating information of the Company for the fiscal years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996. See "Selected Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial and operating information for the fiscal years ended December 31, 1994 and 1995, is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial and operating information for the nine months ended September 30, 1995 and 1996, are derived from the unaudited financial statements of the Company appearing elsewhere in this Prospectus which, in the opinion of management, include all adjustment (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of the Company for the unaudited interim periods. The following information should be read in conjunction with the financial statements and the related notes thereto of the Company, and other information relating to the Company presented elsewhere in this Prospectus. The statements of operations information for any particular period is not necessarily indicative of the results of operation for any future period.

                                     FOR THE YEAR ENDED              FOR THE NINE MONTHS
                                         DECEMBER 31,                ENDED SEPTEMBER 30,
                                 ---------------------------       -------------------------
                                    1994            1995              1995          1996
                                 -----------     -----------       -----------   -----------
STATEMENTS OF OPERATIONS
 DATA:
Revenues:
   Programs..................... $ 2,564,542     $ 4,382,935       $ 3,155,934   $ 4,186,404
   Promotional material.........      82,780         109,733            88,893       234,735
   Other........................      30,625          25,535            17,797        37,471
                                 -----------     -----------       -----------   -----------
   Total revenues...............   2,677,947       4,518,203         3,262,624     4,458,610
                                 -----------     ------------      -----------   -----------
Cost and expenses:
   Programs.....................     684,128       1,094,157           906,935       968,635
   Promotional material.........      83,964          92,087            69,395       142,610
   Selling......................   1,289,616       2,201,510         1,495,084     2,235,879
   General and administrative...     515,158         857,743           593,273       789,410
   Interest expense.............      25,075          22,998            20,335        19,422
                                 -----------     -----------       -----------   -----------
   Total expenses...............   2,597,941       4,268,495         3,085,022     4,155,956
                                 -----------     -----------       -----------   -----------
Income before income taxes......      80,006         249,708           177,602       302,654
Tax benefit.....................          --              --                --       438,349
                                 -----------     -----------       -----------   -----------
Net income...................... $     80,006    $   249,708       $   177,602   $   741,003
                                 ============    ===========       ===========   ===========
Weighted average common shares..    2,119,356      2,662,681         2,121,524     3,175,551
 outstanding(1)
Net income per common share..... $        .04    $       .09       $       .08   $       .23

CASH FLOW DATA:
Net cash provided by operating
 activities..................... $    109,252    $   337,241       $   239,071   $   310,375
Net cash used in investing
 activities.....................      (63,646)       (99,561)           (4,072)     (227,083)
Net cash used in financing
 activities.....................      (45,606)      (125,593)          (76,044)      (77,414)


                                        DECEMBER 31,                  SEPTEMBER 30,
                                   -----------------------       ----------------------
                                      1994         1995                  1996
                                   ----------   ----------       ----------------------
BALANCE SHEET DATA:
Current assets...................  $  117,796   $  283,341              $  454,800
Working capital deficiency.......    (338,662)    (170,734)               (137,166)
Total assets.....................     176,969      532,996               1,514,933
Short-term debt..................     138,655      111,048                  52,091
Long-term debt...................       7,947      104,149                  85,692
Stockholders' equity (deficiency)    (287,436)     (25,228)                837,275
------------------------

(1) Without giving effect to exercise of the Rights pursuant to this offering and exercise of the Public Warrants pursuant to the Warrant Modification Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include 1,125,000 shares reserved for issuance pursuant to the Stock Option Plan. See "Description of Securities--Common Stock--Rights Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."-

SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following table presents selected pro forma information for the Company on the assumption that the MMI Acquisition occurred at the beginning of each period for which results of operations are presented. The information presented below is derived from and should be read in conjunction with, the consolidated financial statements of the Company and MMI, the unaudited pro forma consolidated statements of operations and other information related to the Company and MMI, all presented elsewhere in this Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been achieved if the MMI Acquisition had been consummated in accordance with the assumptions set forth in the notes to the unaudited pro forma consolidated statements of operations of the Company, nor is it necessarily indicative of future operating results. See "Unaudited Pro Forma Consolidated Financial Information of the Company."


                                                           PRO FORMA COMBINED
                                                 -------------------------------------
STATEMENTS OF OPERATIONS DATA:                   DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                 -----------------  ------------------
   .............................................
Revenues........................................    $4,795,569         $4,663,722
Costs and expenses..............................     4,704,024          4,403,227
Net Income......................................        91,545            710,316
Weighted average common shares outstanding(1)...     2,682,681          3,195,551
Net income per common share.....................           .03                .22
------------------------

(1) Without giving effect to exercise of the Rights and exercise of the Public Warrants pursuant to the Warrant Modification Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include 1,125,000 shares reserved for issuance pursuant to the Stock Option Plan. See "Description of Securities--Common Stock--Rights Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."-

                                 RISK FACTORS

     Purchase of Units pursuant to exercise of the Rights offered hereby involves a high degree of risk. In addition to the other information set forth elsewhere in this Prospectus, the following factors relating to the Company and this offering should be considered when evaluating exercise of the Rights and investment in the Units offered hereby.

     SECURITIES LAWS RESTRICTIONS ON EXERCISE OF RIGHTS. In certain cases, the sale of the Units and the Common Stock and 1996-A Warrants comprising the Units by the Company upon exercise of Rights could violate the securities laws of certain states or other jurisdictions. The Company has used and will continue to use its best efforts to cause the Registration Statement of which this Prospectus is a part to be declared effective under the laws of various states as may be required to cause the sale of securities upon exercise of the Rights and the 1996-A Warrants to be lawful. However, the Company is not required to accept the exercise of the Rights or the 1996-A Warrants, if, in the opinion of counsel, the sale of the Units and the Common Stock and 1996-A comprising the Units upon such exercise would be unlawful. In such cases, the Rights will not be accepted for exercise, and the Rights Holders will be required to hold the Rights until expiration and will not be permitted to transfer the Rights. See "Rights Offering--Conditions of the Rights Offering," and "--Acceptance of Rights; Delivery of Units."

     CONSEQUENCES TO NON-EXERCISING RIGHTS HOLDERS. Rights Holders that do not exercise the Rights (or that are not exercisable because of securities laws restrictions or limitations) will be required to hold the Rights and will not be permitted to transfer the Rights. Unexercised or unexercisable Rights will expire on the Expiration Date and on such date will become null and void. Such Rights Holders may own a reduced equity ownership interest, and a correspondingly smaller percentage voting interest, in the Company after
completion of this offering.    See "Rights Offering--Advantages and
Disadvantages of Rights Exercise."

     ABSENCE OF PRIOR PUBLIC MARKET FOR UNITS AND 1996-A WARRANTS; POSSIBLE VOLATILITY OF STOCK PRICE. Although the Common Stock is currently traded in the over-the-counter market, there currently is no public market for the Units or the 1996-A Warrants offered pursuant to this offering, and there is no assurance that a market will develop or be sustained. See "Price Range of Common Stock and Public Warrants and Dividends." The market price of the Common Stock (as well as the Units and 1996-A Warrants, if a market develops) may be significantly affected by factors such as announcements of new products, product lines or marketing strategies offered by the Company or its competitors, increase or decrease in membership and sales associates of the network purchasing programs offered by the Company, quarter-to-quarter variations in the Company's anticipated or actual results of operations and conditions in the marketing of products and product lines.

     1996-A WARRANT EXERCISE AND REDEMPTION PROVISIONS. Each 1996-A Warrant entitles the holder to purchase one share of Common Stock, subject to certain anti-dilution adjustments, at a price of $12.00 per share, on 90 days after the date of this Prospectus and or before November 30, 1998.
See "Description of Securities--1996-A Warrants." Holders of 1996-A Warrants may exercise such warrants only with respect to shares of Common Stock that are registered or qualified for sale under the state securities laws of the states in which the holders of the 1996-A Warrants reside. There can be no assurance that the Company will maintain effectiveness, under the state securities laws of the states in which the holders of the 1996-A Warrants reside, of this Prospectus or any other prospectus covering the shares underlying the 1996-A Warrants at all times that the 1996-A Warrants are outstanding. However, the Company will make a good faith effort to maintain an effective registration statement and current prospectus in such states at such times, if ever, that the price of the Common Stock exceeds the 1996-A Warrant exercise price. The 1996-A Warrants may be deprived of any value in the event this Prospectus or another prospectus covering the shares issuable upon exercise of the 1996-A Warrants is not kept effective in the states in which the holders of the 1996-A Warrants reside. The 1996-A
Warrants will initially be sold and issued only in those jurisdictions that 1996-A Warrants are registered or otherwise qualified in connection with the Warrant Modification Offer, which may not include a jurisdiction in which the holder of a 1996-A Warrant currently resides and in which the Units (and the share of Common Stock and 1996-A Warrant comprising each Unit) offered pursuant to this Prospectus are registered or qualified. If the Company is unable or chooses not to register or qualify or maintain the registration or qualification of the Units (and the shares of Common Stock and 1996-A Warrant comprising each Unit) offered pursuant to this Prospectus for sale in a state in which holders of a 1996-A Warrant resides, the Company will not permit such 1996-A Warrants to be exercised, and such holders may have no choice but to either sell their Warrants in the open market or let them be redeemed. A holder of 1996-A Warrants and other interested persons who wish to know whether the Common Stock underlying such warrants may be issued to the holder, upon the exercise, in a particular state, should send a written inquiry to the Company. Additionally, the 1996-A Warrants may be redeemed by the Company, in whole but not in part, upon not less than 30 days' prior written notice at a price of $.0001 per 1996-A Warrant at any time. See "Description of Securities--1996-A Warrants."


     MANAGEMENT DISCRETION OVER APPLICATION OF PROCEEDS. The Company will allocate the net proceeds of exercise of the Rights to general corporate purposes and working capital. See "Use of Proceeds." The application of such proceeds will be at the sole discretion of management of the Company. Individual shareholders will have no control over decisions regarding the application or use of the net proceeds obtained pursuant to exercise of the Rights.

     OVER-THE-COUNTER MARKET; PENNY STOCK TRADING RULES. The Common Stock is and it is anticipated, although there is no assurance a market will develop, that the Units and 1996-A Warrants will also be traded in the over-the-counter market and will be subject to the "penny stock" trading rules. See "Price Range of Common stock and Public Warrants and Dividends--Penny Stock Trading Rules." The over-the-counter market is characterized as volatile in that securities traded in such market are subject to substantial and sudden price increases and decreases and at times price (bid and asked) information for such securities may not be available. In addition, when there are only one or two market makers (a dealer holding itself out as ready to buy and sell the securities on a regular basis), there is a risk that the dealer or group of dealers may control the market in the security and set prices that are not based on competitive forces and the available offered price may be substantially below the quoted bid price. There is no assurance that immediately following exercise of a Right, the Rights Holder will be able to resell the Common Stock and/or 1996-A Warrant or if sold whether a profit will be realized (i.e., sale of the Common Stock or 1996-A Warrant at a price, after dealer compensation or markdown, in excess of the exercise price of the Public Warrant allocable to the Common Stock or the 1996-A Warrant).

     Generally, at any time the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penney stock" trading rules, unless the Company meets certain other exemptions under the penney stock trading rules. The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction. Compliance with the penny stock trading rules affect or will affect the ability to resell the Units, Common Stock, or 1996-A Warrants by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. The penny stock trading rules consequently may materially limit or restrict the ability of a holder to resell the Company's equity securities, and the liquidity typically associated with other publicly traded equity securities may not exist. Therefore, a Rights Holder electing to exercise a Right may be required to hold the Unit, Common Stock and/or 1996-A Warrant for an indefinite time and even then may realize a loss, which loss could be substantial. See "Price Range of Common Stock and Dividends--Penny Stock Trading Rules."

     WARRANT MODIFICATION OFFERING. Concurrently with this offering, pursuant to a separate prospectus included within the Registration Statement of which this Prospectus is a part, the Company is offering to the holders of its Class A Common Stock Purchase Warrants (the "Class A Warrants") and Class B Common Stock Purchase Warrants (the "Class B Warrants") the right to purchase 1,050,470 units, each consisting of one share of Common Stock and one 1996-A Warrant, (the "Warrant Modification Units") for $6.00 each pursuant to modification of the terms of the Class A Warrants and Class B Warrants (the "Warrant Modification Offering"). See "Description of Securities--Public

Warrants--Warrant Modification Offering." Although there is no assurance that any of the Public Warrants will be exercised, in the event of exercise all or any portion of the Class A Warrants and Class B Warrants (the "Public Warrants"), additional shares of Common Stock and the 1996-A Warrants will be issued and outstanding, which may be diluting on an earnings per share basis and in such case may adversely affect the public market trading price of the Common Stock. See "Description of Securities--Public Warrants--Warrant Modification Offer."

     OUTSTANDING STOCK OPTIONS AND WARRANTS.  Furthermore, as of October
28, 1996, there were 1,540,177 outstanding stock options and other warrants (of which 535,000 are held by current management of the Company) exercisable to purchase Common Stock at an exercise price of from $1.60 to $6.48 per share during periods that expire in February 1997 through July
2005.  See "Description of Securities--Other Stock Options and Warrants."
During the term of the outstanding stock options and other warrants, the holders are given the opportunity to profit from a rise in the market price of the Common Stock. Exercise of such stock options and warrants may dilute the net book value per share of outstanding Common Stock at the time of exercise and will be diluting on an earnings per share basis, which may adversely affect the public market trading price of the Common Stock. The existence of these stock options and warrants may adversely affect the terms on which the Company may obtain additional equity financing. Furthermore, the holders are likely to exercise their stock options or warrants at a time when the Company would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise of such stock options and warrants. See "Description of Securities--Other Stock Options and Warrants."

     COMMON STOCK ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of the Common Stock in the public market following completion of this offering and the Warrant Modification Offering could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale." At October
28, 1996, 627,834 shares of the Company's outstanding Common Stock were "restricted securities" which may in the future be sold in compliance with Rule 144 as promulgated by the Commission pursuant to the 1933 Act. Rule 144 generally provides that beneficial owners of shares who have held such shares for two years may sell within a three-month period a number of shares not exceeding one percent of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. See "Shares Eligible for Future Sale."

     The executive officers and directors of the Company, who in the aggregate hold of record 367,927 shares of Common Stock as of October 28, 1996 (see "Security Ownership of Certain Beneficial Owners and Management"), are eligible for sale in the open market pursuant to an effective registration statement under the 1933 Act or upon satisfaction of the applicable holding period and other requirements of Rule 144. Subject to the Rule 144 sale limitations, 627,834 outstanding shares of Common Stock were eligible for sale under Rule 144. Future sales of substantial amounts of Common Stock in the public market following completion of this offering and the Warrant Modification Offering could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale."



     DEFICIT WORKING CAPITAL; FUTURE OPERATING RESULTS.   At September
30, 1996, the Company had a deficit working capital of $137,166. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources and Liquidity." There is no assurance that revenues from operations will be sufficient to cover the deficit working capital. The Company attained profitability in 1994, and, as of September 30, 1996, the Company had an accumulated deficit stockholders' equity of $1,144,319. See "Selected Financial Information." There can be no assurance that such profitability will be sustained. The Company's expense levels are based, in part, on its expectations as to future revenue levels, which can be difficult to predict due in part to the Company's strategy of developing product marketing programs and the success of such programs, which is also dependent upon the market demand developed for such products through the marketing programs. If revenue levels are below expectations, operating results will be adversely affected. In addition, the Company's operating results may fluctuate as a result of many factors, including price reductions, delays in the introduction of new products, delays in purchase decisions due to new product announcements by the Company or its competitors, increased competition by providers of marketing programs, failure to reduce product costs or maintain production quality, cancellations or delays of orders, interruptions or delays in supply of key components, changes in customer base or product mix and seasonal patterns of customer spending. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     FLUCTUATIONS IN OPERATING RESULTS. Demand for the products offered through the Company's network purchasing programs is dependent on general economic conditions. Recessionary periods generally result in fewer members participating in the purchasing programs, and, therefore, may lead to a reduction in membership in the respective network purchasing programs and the membership fee revenues as well as less product purchasing which affect revenues as well as the ability of the Company to introduce new products into the market place through the purchasing programs. Because expenses associated with maintaining the Company's administrative staff are relatively fixed over the short term (which averaged approximately $100,000 during each of the three months ended September 30, 1996), the Company's net income tends to fluctuate in periods of increased or decreased membership and product sales volume. These fluctuations are not always readily predictable and most are not within the control of the Company. During 1994 and 1995 and the nine months ended September 30, 1996, the Company's total revenues were $2,677,947, $4,518,203 and $4,458,610, respectively, while during such periods net income was $80,006, $249,708, and $741,003, respectively. Although the Company has not experienced declining revenues and reduced net income during such periods of operations, such results of operations are not necessarily indicative of future operation results, and there is no assurance that such revenues and net income will continue to increase or that the current levels of revenues and net income will be maintained. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Results of Operations."

     DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the continued availability of certain key management personnel, including John W. Hail, founder, chief executive officer and director of the Company, and Roger P. Baresel, president, chief financial officer and director of the Company. The Company does not maintain any life insurance covering the executive officers of the Company. The Company's continued growth and profitability also depends on its ability to attract and retain other management personnel and sales associates. The Company has not had any difficulty to date in attracting and retaining management personnel and sales associates, although there can be no assurance it will continue to be successful in this regard in the future.
See "Business--Marketing" and "Management--Directors and Executive Officers."

     PRODUCT INTRODUCTION, OBSOLESCENCE AND MARKETING. The marketing for products with respect to which the Company develops marketing programs is in most cases characterized by introduction of competing products. Product introductions are generally characterized by increased functionality or enhanced results achieved by use of the product compared to existing competitive products. The introduction of products embodying increased functionality or enhanced results from product use may render existing products obsolete and unmarketable. The Company's ability to successfully develop a marketing introduction into the market place of new products on a timely basis and achieve levels of market demand will be a significant factor in the Company's ability to grow and remain competitive and profitable. In addition, the nature and mix of the products comprising the available products within the Company's various product purchasing and distribution programs is a most important factor. The nature, assortment and mix of products available for purchase through the Company's marketing program networks affects membership maintenance and development within the various marketing programs of the Company, which consequently affects demand for the products offered within each such program. In the event the Company is unable to successfully increase the product assortment and mix and maintain competitive product replacement of the products in a timely manner in response to changes in and introduction of new products, competitive or otherwise, offered to members of a marketing program the Company's business and operating results will be materially and adversely affected. See "Business--Products and Services of the Company" and "-- Marketing."

     NETWORK PURCHASING PROGRAMS; LOSS OF SALES ASSOCIATES. The Company relies on the members of its network purchasing programs and member sales associates for the distribution and sale of the products offered pursuant to such programs. A reduction in the membership of the network purchasing programs and loss of member sales associates could have a material adverse effect on the Company's business and operating results. Certain of the sales associates also represent or may in the future represent other lines of products which are complementary to or competitive with those offered through the Company's network purchasing programs. While the Company attempts to encourage sales associates to focus on selling the products through the Company's network purchasing programs, there is a risk that these sales associates may give higher priority to other products, reducing their efforts devoted to selling the products offered through the Company's network purchasing programs. Typically, the Company has non-exclusive arrangements with its sales associates which may be canceled by either party at will and contain no minimum purchase requirements on the part of the sales associates. There can be no assurance that the Company's network purchasing programs will continue to be successful or that the Company will be able to retain or increase its current network purchasing membership or retain its sales associates, or retain or increase the various product lines offered to the members of the purchasing programs. See "Business--Products and Services of the Company" and "--Marketing."

     DEPENDENCY ON THIRD-PARTY PROVIDERS; AVAILABILITY OF PRODUCT SOURCES. Substantially all of the services and products offered and distributed by the Company are provided by unrelated third-party providers over whom the Company does not have control. In turn, such unrelated third-party providers may be dependent upon other unrelated manufacturers or vendors to provide components for manufacture or services. The Company does not generally enter into long-term purchase commitments with respect to the consumer services of third-party providers or the nutritional supplement products offered and distributed by the Company; however, the Company customarily enters into contracts with such third-party providers to establish the terms and conditions of service and/or product sales made by the Company through its distributors and program participants.
See "Business--Products and Services of the Company" and "--Contractual Arrangements."

     Although the Company believes it would be able to obtain alternative sources of its services and products, because the Company's services and products are only available through single source or limited source third-party providers, any future difficulty in obtaining any of the key services or products offered and distributed by the Company could have a material adverse effect on the Company's results of operations. In addition, the unavailability of or interruptions in access to the services and products provided by third-party providers involves certain risks, although the Company has not previously experienced such unavailability or interruptions. In the event any of the third-party providers, especially the provider of nutritional supplement products, were to become unable or unwilling to continue to provide the services or products in required volumes, the Company would be required to identify and obtain acceptable replacements, which could be lengthy and no assurance can be given that any additional sources would become available to the Company on a timely basis. A delay or reduction in availability of the services and/or products offered and distributed by the Company could materially and adversely affect the Company's business, operating results and financial condition. See "Business--Contractual Arrangements."

     MULTI-LEVEL MARKETING REGULATION. The Company is required to comply with state and federal laws governing the Company's multi-level marketing activities. See " Business--Government Regulation." These laws generally relate to unfair or deceptive trade practices, lotteries, business opportunities and securities. The Company has not experienced any material problems with marketing compliance. However, multi-level marketing regulation at the state and federal level is subject to change through enactment of additional legislation and adoption of regulations which may adversely affect the marketing activities of the Company. The Company cannot predict with any accuracy if such legislation or regulation will be enacted or adopted or the ultimate effect thereof on Company operations, but expects to continue to fully comply with the legal requirements of multi-level marketing to minimize any undesirable impact on the Company and its operations.

     COMPETITION. Providers of product marketing services compete primarily on the basis of marketing strategies, product advertising and packaging development and cost of services. The Company believes it competes favorably in each of these categories. The Company competes with a variety and number of companies offering marketing programs and purchasing networks including discount catalog companies, direct product purchasing, and retail discount stores, many of which have greater financial resources than the Company. In addition, in some cases the products offered through the Company's network purchasing programs are not exclusively offered through such programs. See "Business--Competition."

     LACK OF DIVIDENDS. The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain profits, if any, to fund growth and expansion in the future. See "Price Range of Common Stock and Dividends."

     ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation and Bylaws and the provisions of the Oklahoma General Corporation Act may make it difficult to effect a change in control of the Company and replace incumbent management. See "Description of Securities--Anti-Takeover Provisions." The Certificate of Incorporation authorizes the issuance of Preferred Stock in classes or series, and the Board of Directors to set and determine voting, redemption and conversion rights and other rights related to such class or series of Preferred Stock, which in some circumstances, the Preferred Stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes. See "Description of Securities --Anti-Takeover Provisions--Preferred Stock" and "Description of Securities--Preferred Stock." The Company's directors are elected for three-year terms, with approximately one-third of the Board standing for election each year, which may make it difficult to effect a change of incumbent management and control. See "Description of Securities --Anti-Takeover Provisions--Classified Board." Following the Warrant Modification Offering or at some time in the future, the Company may become subject to the anti-takeover provisions of the Oklahoma General Corporation Act, which in such case and in some circumstances may discourage a person from making a control share acquisition (generally an acquisition of voting stock having more than 20 percent of all voting power in the election of directors) without shareholder approval. See "Description of Securities--Anti-Takeover Provisions--Oklahoma Anti-Takeover Statutes."


                                  THE COMPANY

     Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), was organized in 1988 under the name AMS, Inc. and since that time has been a marketer of consumer oriented services and products which are packaged together in special programs and sold to independent sales associates who use the products and services themselves and also sell them to others. The programs consist of various services which provide savings on items such as merchandise, groceries and travel, and legal benefits furnished by certain third party providers as well as nutritional supplements. These programs represent the Company's one main class of products and services and account for over 96 percent of its revenues. See "Business."

     The Company's executive offices are located at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293 with a telephone number of (405) 842-0131.

BACKGROUND

     EXCHANGE. Pursuant to an Agreement and Plan of Reorganization, dated May 1, 1989, the shareholders of the Company exchanged their common stock for 800,807 shares of the common stock of Pacific Coast International, Inc., a Delaware corporation (the "Exchange"). Prior to the Exchange, the trade or business activities of Pacific Coast International, Inc. had been limited to those activities associated with a public offering of its securities and investigation of corporate acquisition alternatives as a "blank check" company. Upon consummation of the Exchange, (i) the officers and directors of the Company assumed management of Pacific Coast International, Inc., (ii) the Company became a wholly owned subsidiary of the Pacific Coast International, Inc., (iii) the Company changed its name from AMS, Inc. to Advantage Marketing Systems,
Inc., and (iv) Pacific Coast International, Inc. changed its name to Advantage Marketing Systems, Inc. The Exchange was accounted for as a reverse acquisition of the Company.

     INITIAL ISSUANCE OF PUBLIC WARRANTS. Prior to the Exchange, Advantage Marketing Systems, Inc. (formerly Pacific Coast International, Inc. and parent of the Company) sold, in a public offering, 225,860 shares of Common
Stock, Class A Warrants and Class B Warrant in units, each unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. See "Description of Securities." The net proceeds from this offering were approximately $838,290. Furthermore, in conjunction with such offering, the holders of 300,000 Class A Warrants and Class B Warrants sold such Public Warrants. As of the date of this Prospectus, there are 524,610 outstanding Class A Warrants and 525,860 outstanding the Class B Warrants (collectively, the "Public Warrants"), all which were issued in connection with initial public offering of Pacific Coast International, Inc. that was completed in 1989. The Class A Warrants and the Class B Warrants were issued pursuant to a Warrant Agreement with the Warrant Agent dated as of January 26, 1989. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class A Warrants and the Class B Warrants was extended to July 26, 1997. A copy of the Warrant Agreement and the amendments thereto were filed as an exhibit to the Registration Statement of the which this Prospectus is a part. A copy of the Warrant Agreement and the amendments thereto may be examined at the offices, or a copy may be obtained by written request, of the Company or the Warrant Agent. Each Class A Warrant and Class B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 and $8.00, respectively, without giving effect to the Warrant Modification Offer.

     MERGER REINCORPORATION. Effective December 11, 1995, Advantage Marketing Systems, Inc., the former parent of the Company (formerly Pacific Coast International, Inc.), merged with the Company pursuant to an Agreement and Plan of Merger (the "Merger"), and the Company was the surviving corporation. As a result of the Merger, Advantage Marketing Systems, Inc., the partent of the Company (formerly Pacific Coast International, Inc.) ceased to exist, and the Company succeeded to all of its rights, privileges, powers, franchises, obligations, assets and properties. Prior to the Merger, Advantage Marketing Systems, Inc. did not conduct any operations, all operations were conducted by the Company, and its parent only served as a holding company of the Company. The Merger was accounted for as a reorganization of entities under common control and was recorded at historical cost. All references to the Company include its former parent, Advantage Marketing Systems, Inc., unless otherwise indicated.

     MMI ACQUISITION. Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

     UNDERWRITING LETTER OF INTENT. The Company signed a letter of intent on May 24, 1996, with an underwriter which sets forth in principle the terms and conditions pursuant to which investment banking services are to be provided and, subject to a number of conditions, Common Stock is to be purchased from the Company and sold to the public by the underwriter during 1996. Until a definitive underwriting agreement is executed with the underwriter, which generally will be following the declaration of effectiveness of the registration statement filed by the Company with the Securities and Exchange Commission covering the Common Stock, the underwriter will have no obligation to purchase the Common Stock. Therefore, there is no assurance that this offering will be completed.
                                USE OF PROCEEDS

     The net proceeds of this offering to be received by the Company will be dependent upon the number of Units purchased by the Rights Holders pursuant to exercise of the Rights. Therefore, the net proceeds of this offering are not determinable as of the date of this Prospectus. In the event the Rights are exercised in full the net proceeds to the Company, after deduction of $100,000 estimated offering costs, will be $14,507,699. There is no assurance that all or any portion of the Rights will be exercised pursuant to this offering, in which case the Company will not receive any net proceeds form this offering.

     Concurrently with this offering, pursuant to a separate prospectus which is a part of the Registration Statement of which this Prospectus is a part, the Company is making the Warrant Modification Offering . The net proceeds of the Warrant Modification Offering to be received by the Company will be dependent upon the number of Warrant Offering Units purchased by the holders of the Public Warrants pursuant to exercise of the Public Warrants and the Warrant Modification Offering. In the event the Public Warrants are exercised in full pursuant to the Warrant Modification Offering, the net proceeds to the Company, after deduction of $100,000 estimated offering costs, will be $6,202,840. See "Description of Securities--Public Warrants--Warrant Modification Offering." There is no assurance that all or any portion of the Public Warrants pursuant to the Warrant Modification Offering will be exercised.

     The net proceeds received by the Company from the concurrent offering for sale of the Units and Warrant Offering Units pursuant to the exercise of the Rights and Public Warrants will be used for general corporate purposes, including working capital and to fund the Company's efforts to expand sales and marketing activities. The Company estimates that it will use approximately $1.5 million for expansion of its U.S. distributor network and enhancement of its marketing materials. The Company intends to use approximately $.5 million to develop new products and enhance the packaging of its existing products. The Company will devote approximately $1 million for the expansion into and development of international markets. In the event the Company raises less than $3.0 million, the net proceeds will be devoted to each of these areas in the order in which they are presented. See "Business." Combined net proceeds in excess of $3.0 million will be devoted to general corporate purposes including further expansion of the Company's distributor network and enhancement of its marketing materials, development of new products and enhancement of packaging of its existing products and expansion into and development of international markets.

     The Company does not intend to use any of the net proceeds to discharge existing debt. Pending use of the net proceeds, they will be invested by the Company in investment grade, short-term, interest-bearing securities.

     In the event that the Company does not obtain any net proceeds from these offerings, it anticipates that it will be able to continue to operate on internally generated cash. During the nine months ended September 30, 1996, the Company had an average monthly positive cash flow from operating activities of approximately $34,400, and an average monthly net positive cash flow of approximately $600, after investing and financing activities. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Common Stock is traded in the over-the-counter market and is quoted by the National Bureau Quotation, Incorporated under the symbols "AMSO." The following table sets forth, for the periods presented, the high and low closing bid quotations in the over-the-counter market as quoted by the National Quotation Bureau, Incorporated. The bid quotations reflect inter-dealer prices without adjustment for retail markups, markdowns or commissions and may not reflect actual transactions.


                                                      COMMON STOCK
                                                   ------------------
                                                      CLOSING BID
                                                   ------------------
                                                     HIGH       LOW
                                                   --------   -------
1996:
    First Quarter Ended March 31.................   $ 6.48     $ 5.04
    Second Quarter Ended June 30.................   $ 8.00     $ 5.04
    Third Quarter Ended September 30.............   $ 7.84     $ 5.52

1995:
    First Quarter Ended March 31.................   $ 2.00     $ 1.76
    Second Quarter Ended June 30.................   $ 3.76     $ 2.00
    Third Quarter Ended September 30.............   $10.00     $ 3.60
    Fourth Quarter Ended December 31.............   $ 7.52     $ 4.48

1994:
    First Quarter Ended March 31.................   $ 1.52     $ 1.04
    Second Quarter Ended June 30.................   $ 2.00     $ 1.52
    Third Quarter Ended September 30.............   $ 2.00     $ 1.52
    Fourth Quarter Ended December 31.............   $ 2.48     $ 1.52

     On October 28, 1996, the closing bid and asked prices, as quoted by the National Quotation Bureau, Incorporated, of the Common Stock were $5.76 and $6.25, respectively. On October 28, 1996, there were approximately 1,070 holders of Common Stock.

PENNY STOCK TRADING RULES

     Unless other exemptions become available in the future, in the event the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Common Stock, Units and 1996-A Warrants will be subject to the "penney stock" trading rules. The penny stock trading rules impose additional duties and responsibilities upon broker-dealers recommending the purchase of a penny stock (by a purchaser that is not an accredited investor as defined by Rule 501(a) promulgated by the Commission under the 1933 Act) or the sale of a penny stock. Among such duties and responsibilities, with respect to a purchaser who has not previously had an established account with the broker-dealer, the broker-dealer is required to (i) obtain information concerning the purchaser's financial situation, investment experience, and investment objectives, (ii) make a reasonable determination that transactions in the penny stock are suitable for the purchaser and the purchaser (or his independent adviser in such transactions) has sufficient knowledge and experience in financial matters and may be reasonably capable of evaluating the risks of such transactions, followed by receipt of a manually signed written statement which sets forth the basis for such determination and which informs the purchaser that it is unlawful to effectuate a transaction in the penny stock without first obtaining a written agreement to the transaction. Furthermore, until the purchaser becomes an established customer (i.e., have had an account with the dealer for at least one year or, the dealer had effected three sales of penny stocks on three different days involving three different issuers), the broker-dealer must obtain from the purchaser a written agreement to purchase the penny stock which sets forth the identity and number of shares or units of the security to be purchased prior to confirmation of the purchase. A dealer is obligated to provide certain information disclosures to the purchaser of a penny stock, including (i) a generic risk discloser document which is required to be delivered to the purchaser before the initial transaction in a penny stock, (ii) a transaction-related disclosure prior to effecting a transaction in the penny stock (i.e., confirmation of the transaction) containing bid and asked information related to the penny stock and the dealer's and salesperson's compensation (i.e., commissions, commission equivalents, markups and markdowns) in connection with the transaction, and (iii) the purchaser-customer must be furnished account statements, generally on a monthly basis, which include prescribed information relating to market and price information concerning the penny stocks held in his account. The penny stock trading rules do not apply to those transactions in which a broker-dealer or salesperson does not make any purchase or sale recommendation to the purchaser or seller of the penny stock.

     Required compliance with the penny stock trading rules affect or will affect the ability to resell the Common Stock, Units, or 1996-A Warrants by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. The penny stock trading rules consequently may materially limit or restrict the liquidity typically associated with other publicly traded equity securities. In this connection, the holder of Common Stock, Units, or 1996-A Warrants may be unable to obtain on resale the quoted bid price because a dealer or group of dealers may control the market in such securities and may set prices that are not based on competitive forces. Furthermore, at times there may be a lack of bid quotes which may mean that the market among dealers is not active, in which case a holder of Common Stock, Units, or 1996-A Warrants may be unable to sell such securities. Because market quotations in the over-the-counter market are often subject to negotiation among dealers and often differ from the price at which transactions in securities are effected, the bid and asked quotations of the may not Common Stock, Units, or 1996-A Warrants may not be reliable.

DIVIDEND POLICY

     The Company's dividend policy is to retain its earnings to support the expansion of its operations. The Board of Directors of the Company does not intend to pay cash dividends on the Common Stock in the foreseeable future. Any future cash dividends will depend on future earnings, capital requirements, the Company's financial condition and other factors deemed relevant by the Board of Directors. See "Risk Factors-- Future Operating Results," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


                                 CAPITALIZATION

     The following table sets forth the pro forma capitalization of the Company as of September, 1996, giving effect to the MMI Acquisition except for the additional 5,000 shares of Common Stock to be issued in connection therewith (see "The Company--Background--MMI Acquisition"), however, without giving effect to or assuming exercise of the Rights pursuant to this offering and the Public Warrants pursuant to the Warrant Modification Offering. This table should be read in conjunction with the unaudited pro forma consolidated financial statements and notes thereto of the Company appearing elsewhere in this Prospectus. See "Unaudited Pro Forma Consolidated Financial Information of the Company."


                                                                 AS OF
                                                              SEPTEMBER 30,
                                                                  1996
                                                              -------------

Current portion of long-term debt...........................         52,091
                                                              -------------
Long-term debt, net of current portion......................         85,692
                                                              -------------
Stockholders' equity:
  Preferred Stock, $.0001 par value, 5,000,000
      authorized; none outstanding..........................             --
  Common Stock, $.0001 par value, 495,000,000
      shares authorized; 2,143,191 shares issued
      and outstanding at September 30, 1996.................            214
  Paid-in capital in excess of par, common stock............      1,981,380
  Retained earnings (deficit)...............................     (1,144,319)
                                                              -------------
    Total stockholders' equity..............................        837,275
                                                              -------------
Total capitalization........................................  $     975,058
                                                              =============


                        SELECTED FINANCIAL INFORMATION

     The following selected financial information is qualified by reference to, and should be read in conjunction with, the financial statements and related notes of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein. The selected financial information presented below is not necessarily indicative of the future results of operations or financial performance of the Company. See "Risk Factors--Future Operating Results." The selected financial information as of and for the years ended December 31, 1994 and 1995, is derived from the audited financial statements of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) contained elsewhere in this Prospectus. The selected financial information presented as of and for the nine months ended September 30, 1995 and 1996, is derived from the unaudited financial statements of the Company, which financial statements are contained elsewhere in this Prospectus. In the opinion of management of the Company, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information.



                                                           FOR THE YEAR ENDED           FOR THE NINE MONTHS
                                                              DECEMBER 31,              ENDED SEPTEMBER 30,
                                                 -------------------------------------  --------------------
                                                    1994         1995         1995              1996
                                                 -----------  -----------  -----------  --------------------
STATEMENTS OF OPERATIONS DATA:
Revenues:
    Programs..................................   $2,564,542   $4,382,935   $3,155,934            $4,186,404
    Promotional material......................       82,780      109,733       88,893               234,735
    Other.....................................       30,625       25,535       17,797                37,471
                                                 ----------   ----------   ----------            ----------
        Total revenues........................    2,677,947    4,518,203    3,262,624             4,458,610
                                                 ----------   ----------   ----------            ----------
Cost and expenses:
    Programs..................................      684,128    1,094,157      906,935               968,635
    Promotional material......................       83,964       92,087       69,395               142,610
    Selling...................................    1,289,616    2,201,510    1,495,084             2,235,879
    General and administrative................      515,158      857,743      593,273               789,410
    Interest expense..........................       25,075       22,998       20,335                19,422
                                                 ----------   ----------   ----------            ----------
        Total expenses........................    2,597,941    4,268,495    3,085,022             4,155,956
                                                 ----------   ----------   ----------            ----------
Income before income taxes....................       80,006      249,708      177,602               302,654
Tax benefit...................................           --           --           --               438,349
                                                 ----------   ----------   ----------            ----------
Net income....................................   $   80,006   $  249,708   $  177,602            $  741,003
                                                 ==========   ==========   ==========            ==========
Weighted average common shares outstanding(1).    2,119,356    2,662,681    2,121,524             3,175,551
Net income per common share...................         $.04         $.09         $.08                  $.23

CASH FLOW DATA:
Net cash provided by operating activities.....   $  109,252   $  337,241   $  239,071            $  310,375
Net cash used in investing activities.........      (63,646)     (99,561)      (4,072)             (227,083)
Net cash used in financing activities.........      (45,606)    (125,593)     (76,044)              (77,414)

                                                                    DECEMBER 31,              SEPTEMBER 30,
                                                                    ------------              -------------
                                                                    1994         1995             1996
                                                              ----------   ----------         -------------
BALANCE SHEET DATA:
Current assets................................                $  117,796   $  283,341            $  454,800
Working capital deficiency....................                  (338,662)    (170,734)             (137,166)
Total assets..................................                   176,969      532,996             1,514,933
Short-term debt...............................                   138,655      111,048                52,091
Long-term debt................................                     7,947      104,149                85,692
Stockholders' equity (deficiency).............                  (287,436)     (25,228)              837,275
------------------------

(1) Without giving effect to exercise of the Rights and exercise of the Public Warrants pursuant to the Warrant Modification Offering and the issuance of an additional 5,000 shares in connection with the MMI Acquisition, and does not include 1,125,000 shares reserved for issuance pursuant to the Stock Option Plan. See "Rights Offering," "Description of Securities--Public Warrants--Warrant Modification Offering," and "--Other Options and Warrants" and "Management--Stock Option Plan."-

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and notes thereto of the Company and "Selected Financial Information" appearing elsewhere in this Prospectus.

     Effective December 11, 1995, Advantage Marketing Systems, Inc., a Delaware corporation ("AMS Delaware") and the former parent of the Company, merged with and into the Company, with the Company being the surviving corporation (the "Merger Reincorporation"). Prior to the Merger Reincorporation, all operations of AMS (Delaware) were conducted solely as a holding company of the Company as its wholly-owned subsidiary, and AMS (Delaware) did not have any other operating activities. Following the Merger Reincorporation, all operating activities of AMS Delaware and the Company as its wholly-owned subsidiary, were continued by the Company. The following discussion and analysis of results of operations of the Company are the consolidated results of operations of AMS Delaware and the Company prior to the Merger Reincorporation, the predecessor of the Company.
See "The Company--Background--Merger Reincorporation."

RESULTS OF OPERATIONS

     The following table sets forth selected results of operations for (i) the fiscal years ended December 31, 1994 and 1995, which are derived from the audited consolidated financial statements of the Company, and (ii) for the nine months ended September 30, 1995 and 1996, which are derived from the unaudited consolidated financial statements of the Company, which include, in the opinion of management of the Company, all normal recurring adjustments considered necessary for a fair statement of results for such periods. The results of operations for the periods presented are not necessarily indicative of the Company's future operations.



                                    FOR THE YEAR ENDED DECEMBER 31,         FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                             --------------------------------------------  ------------------------------------------
                                     1994                   1995                  1995                   1996
                             --------------------------------------------  ------------------------------------------
                               AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT
                             -----------  --------  -----------  --------  ----------  --------  ----------  --------
Revenues:
  Programs..................  $2,564,542     95.8%   $4,382,935     97.0%  $3,155,934     96.7%  $4,186,404     93.9%
  Promotional material......      82,780      3.1       109,733      2.4       88,893      2.7      234,735      5.3
  Other.....................      30,625      1.1        25,535       .6       17,797       .6       37,471       .8
                              ----------    -----    ----------    -----   ----------    -----   ----------    -----
    Total revenues..........   2,677,947    100.0     4,518,203    100.0    3,262,624    100.0    4,458,610    100.0
                              ----------    -----    ----------    -----   ----------    -----   ----------    -----
Costs and Expenses
  Programs..................     684,128     25.6     1,094,157     24.2      906,935     27.8      968,635     21.7
  Promotional material......      83,964      3.1        92,087      2.1       69,395      2.2      142,610      3.3
  Selling...................   1,289,616     48.2     2,201,510     48.7    1,495,084     45.8    2,235,879     50.1
  General and...............     515,158     19.2       857,743     19.0      593,273     18.2      789,410     17.7
    administrative
  Interest Expense..........      25,075       .9        22,998       .5       20,335       .6       19,422       .4
                              ----------    -----    ----------    -----   ----------    -----   ----------    -----
    Total expenses..........   2,597,941     97.0     4,268,495     94.5    3,085,022     94.6    4,155,956     93.2
                              ----------    -----    ----------    -----   ----------    -----   ----------    -----
Income before taxes.........      80,006      3.0       249,708      5.5      177,602      5.4      302,654      6.8
Tax benefit.................          --       --            --       --           --       --      438,349      9.8
                              ----------    -----    ----------    -----   ----------    -----   ----------    -----
Net income..................  $   80,006      3.0%   $  249,708      5.5%  $  177,602      5.4%  $  741,003     16.6%
                              ==========    =====    ==========    =====   ==========    =====   ==========    =====

     During 1994, 1995 and the nine months ended September 30, 1996, the Company experienced increases in revenues from programs and net income compared to the preceding year or period. The increases were principally the result of introduction of the Company's NewTrition Plan in October 1993 and expansion of the Company's network of its independent sales representatives and associates, which resulted in achieving substantial increased sales volume of the NewTrition Plan. The Company expects to continue to expand its network of independent sales representatives and associates, which is in part dependent upon the market demand for the consumer products and services offered by the Company through its various purchasing programs, and such expansion should result in increased sales volume.

However, there is no assurance that increased sales volume will be achieved through expansion of the selling network of the Company's programs, or that, if sales volume increases, the Company will realize increased profitability due to the costs and expenses associated with increased sales and the general and administrative expenses.

     Comparison of Nine Month Period Ended September 30, 1995 and 1996

     During 1996, total revenues increased $1,195,986 (a 36.7 percent increase) as compared to 1995. The increase was primarily attributable to the increased sales volume of the Company's NewTrition Plan, which was introduced in October 1993, and expansion of the Company's network of its independent distributors.
At September 30, 1996, the Company had 9,214 "active" independent distributors
compared to 6,447 at September 30, 1995.   A distributor is considered to be
"active" if he or she has made a product purchase from the Company within the previous 12 months. During 1996, the Company made aggregate sales under its NewTrition Plan of $4,146,316 to 7,016 distributors, compared to aggregate sales in 1995 of $2,748,876 to 4,639 distributors. Promotional material revenue increased $145,842 (a 164.1 percent increase) to $234,735 in 1996 from $88,893 in 1995. In addition, other revenue increased by $19,674 (a 110.5 percent increase) from $17,797 in 1995 to $37,471 in 1996, as a result of increased interest income during 1996.

     Total costs and expenses of programs, promotional material and selling during 1996 increased by $875,710 (a 35.4 percent increase) to $3,347,124 from $2,471,414 during 1995. This increase was attributable to an increase of (i) $61,700 (a 6.8 percent increase) in costs of programs and (ii) $740,795 (a 49.5 percent increase) in selling expenses, while promotional material expenses increased $73,215 (a 105.5 percent increase). The costs and expenses of programs, promotional materials and selling, as a percentage of program sales revenue, increased from 78.3 percent during 1995 to 80.0 percent during 1996 due to an increase in selling costs as a percentage of program sale revenue from
47.4 percent to 53.4 percent, offset by a decrease in the costs of programs as a percentage of program sale revenue from 28.7 percent to 23.1 percent as a result of price reductions obtained from vendors on the program costs associated with the Company's NewTrition Plan. The Company achieved a net profit on sales of promotional materials of $92,125 during 1996 compared to a net profit of $19,498 during 1995 as a result of the Company's curtailed practice of providing promotional materials at reduced cost during special promotions.

     The Company's gross profit on program and promotional material revenues (program and promotional material revenue less program costs, promotional material costs and selling expenses) increased $300,602 (a 38.9 percent increase) to $1,074,015 in 1996 from $773,413 in 1995. The gross profit on program and promotional material revenues increased as a percentage of total revenue from 23.7 percent in 1995 to 24.1 percent in 1996. The increase in the Company's gross profit margin on program and promotional material revenues resulted from the combination of a decrease in program and promotional materials costs as a percentage of programs and promotional material revenues, offset by an increase in selling costs and expenses as a percentage of programs and promotional material revenues.

     General and administrative expenses increased $196,137 (a 33.1 percent increase) to $789,410 during 1996 from $593,273 during 1995. This increase was attributable to the Company's administrative infra-structure necessary to support increased levels of sales. The Company expanded its administrative infra-structure by hiring seven additional employees. Consequently, payroll and employee costs increased by $184,055 during 1996 as the Company increased its number of employees from ten to 17. Interest expense during 1996 decreased $913 (a 4.5 percent decrease) to $19,422 from $20,335 during 1995.

     Income before taxes increased $125,052 (a 70.4 percent increase) to $302,654 during 1996 from $177,602 during 1995. Income before taxes as a percentage of total revenue increased from 5.4 percent during 1995 to 6.8 percent during 1996.

     Net income increased $563,401 (a 317.2 percent increase) to $741,003 during 1996 from $177,602 during 1995. Net income as a percentage of total revenue increased from 5.4 percent during 1995 to 16.6 percent during 1996. This increase was primarily the result of the Company recording the tax benefits of its net operating loss carryforwards for income tax purposes at September 30, 1996. The Company has net operating loss carryforwards for income tax purposes at September 30, 1996 totaling approximately $1,369,841, which will begin to expire in 2003. The valuation allowance recorded at December 31, 1995 was reversed at September 30, 1996 as management has determined that it is more likely than not that a tax benefit will be realized from the related deferred tax assets.

     Comparison of Fiscal 1994 and 1995

     During 1995, total revenues increased $1,840,256 (a 68.7 percent increase) as compared to 1994. The increase was principally attributable to the increased sales volume of the Company's NewTrition Plan, which was introduced in October 1993, and expansion of the Company's network of its independent sales representatives and associates. During 1995 the Company made aggregate sales under its NewTrition Plan of $4,064,216 to 5,783 distributors, compared to aggregate sales in 1994 of $1,817,947 to 2,650 distributors. Promotional material revenue increased $26,953 (a 32.6 percent increase) to $109,733 in 1995 from $82,780 in 1994. In addition, other revenue decreased by $5,090 (a 16.6 percent decrease) from $30,625 in 1994 to $25,535 in 1995, as a result of a special promotion during 1994 that was not repeated in 1995.

     Total costs and expenses of programs, promotional material and selling during 1995 increased by $1,330,046 (a 64.6 percent increase) to $3,387,754 from $2,057,708 during 1994. This increase was attributable to an increase of (i) $410,029 (a 59.9 percent increase) in costs of programs and (ii) $911,894 (a
70.7 percent increase) in selling expenses, while promotional material expenses increased $8,123 (a 9.7 percent increase). The costs and expenses of programs, promotional materials and selling, as a percentage of program sales revenue, decreased from 80.2 percent during 1994 to 77.3 percent during 1995 which resulted from a decrease in the costs of programs as a percentage of program sale revenue from 26.7 percent to 25 percent due to increased program costs associated with the Company's NewTrition Plan, offset by a decline in selling costs as a percentage of program sale revenue from 50.3 percent to 50.2 percent. The Company achieved a net profit on sales of promotional materials of $17,646 during 1995 compared to a net loss of $1,184 during 1994 as a result of the Company's curtailed practice of providing promotional materials at reduced cost during special promotions periods.

     The Company's gross profit on program and promotional material revenues (program and promotional material revenue less program costs, promotional material costs and selling expenses) increased $515,308 (an 87.4 percent increase) to $1,104,914 in 1995 from $589,614 in 1994. The gross profit on program and promotional material revenues increased as a percentage of total revenue from 22 percent in 1994 to 24.5 percent in 1995. The increase in the Company's gross profit margin on program and promotional material revenues resulted from the combination of an increase in program and promotional materials costs as a percentage of programs and promotional material revenues, offset by a decrease in selling costs and expenses as a percentage of programs and promotional material revenues.

     General and administrative expenses increased $342,585 (a 66.5 percent increase) to $857,743 during 1995 from $515,158 during 1994. This increase was attributable to the Company's administrative infra-structure necessary to support increased levels of sales. The Company expanded its administrative infra-structure by hiring eight additional employees. Consequently, payroll and employee costs increased by $208,169 during 1995 as the Company increased its number of employees from six to 14. The balance of the increase resulted from increases in supplies, postage and other operating expenses associated with the increased sales levels. Interest expense during 1995 decreased $2,077 (an 8.3 percent decrease) to $22,998 from $25,075 during 1994.

     Net income increased $169,702 (a 212.1 percent increase) to $249,708 during 1995 from $80,006 during 1994. Net income as a percentage of total revenue increased from three percent during 1994 to 5.5 percent during 1995.

     Quarterly Results of Operations

     The Company's operations appear not to be significantly affected by seasonal trends. No pattern of seasonal fluctuations exists due to the growth patterns that the Company is currently experiencing. However, there can be no assurance that once the Company's current growth patterns peak that the company will not be subject to seasonal fluctuations in operations.

     Income Taxes

     The Company's deferred tax assets consist primarily of net operating loss carryforwards for income tax purposes at September 30, 1996 totaling approximately $1,369,841, which will begin to expire in 2003. During 1995, the Company's deferred tax assets and valuation allowance were decreased by approximately $120,700 and $116,200, respectively.

     On a regular basis, management evaluates all available evidence, both positive and negative, regarding the ultimate realization of the tax benefits of its deferred tax assets. Based upon the historical trend of increasing earnings management has concluded that it is more likely than not that a tax benefit will be realized from its deferred tax assets and therefore eliminated the previously recorded valuation allowance for its deferred tax assets. Elimination of the valuation allowance resulted in a deferred tax asset at September 30, 1996, of $438,349 and a corresponding tax benefit for the quarter ending September 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company had a deficit working capital of approximately $137,166 at September 30, 1996, as compared to a deficit of approximately $170,700 at December 31, 1995. Of this $137,166 deficit, approximately $17,658 represents amounts owed to the Company's chief executive officer and major stockholder which is classified as a current liability; however, the Company makes payments on this loan only when there is sufficient working capital. Management believes that cash flows from operations will be sufficient to fund its working capital needs over the next twelve months. During the nine months ended September 30, 1996, net cash provided by operating activities was $310,375 of which $227,083 was used in investing activities, and $77,414 was used in financing activities (consisting primarily of repayments to the Company's Chief Executive Officer and major stockholder). The Company had a net increase in cash during this period of $5,878. The Company's working capital needs over the next twelve months consist primarily of administrative and operating overhead. For the three months ended September 30, 1996, the Company's administrative and operating overhead averaged approximately $100,000 per month. The Company anticipates that this level of administrative and operating overhead will continue over the next twelve months.

     At September 30, 1996, and December 31, 1995, the balance due on a short-term loan from the Company's Chief Executive Officer and major shareholder was $17,658 and $81,929, respectively. During 1995, the Company combined interest payable of approximately $52,000 with the principal due under the loan and began making weekly interest and principal payments of $1,500. During the nine months ended September 30, 1996, the Company did not receive any advances under the loan, while during 1995, the Company received aggregate advances of $31,963 under the loan. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company made principal payments of $64,271 and $127,615, respectively, thereon to the Company's Chief Executive Officer and major shareholder. The loan is unsecured, due on demand and bears interest at 12 percent per annum, and as of the date of this Prospectus the Company is making weekly principal and interest payments of $1,500. See "Certain Transactions."

     The Company made advances to the John Hail Agency, Inc. ("JHA"), a company of which the Company's Chief Executive Officer and major shareholder is the sole director and shareholder, of $22,000, and $87,684 during the nine months ended September 30, 1996, and the year ended December 31, 1995. During the nine months ended September 30, 1996, JHA made repayments of $3,040. JHA made repayments of these advances of $67,401 during the fiscal year ended December 31, 1995. Furthermore, effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and JHA executed a promissory note payable to the Company in the principal amount of $73,964, bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month. See "Certain Transactions."

     The Company's primary source of liquidity is net cash provided by operating activities. Other than loans made available to the Company by its Chief Executive Officer and major shareholder, the Company does not have any outside liquidity sources. As of September 30, 1996, the Company did not have any material commitments for capital expenditures.

     In the event that the Company does not obtain any net proceeds from this offering and the Rights Offering, it is anticipated that Company will be able to continue to operate on internally generated cash. During the nine months ended September 30, 1996, the Company had an average monthly positive cash flow from operating activities of approximately $34,000, and an average monthly net positive cash flow of approximately $650, after investing and financing activities.

     In connection with these offerings the Company has incurred certain direct costs consisting primarily of legal, accounting and filing fees. These costs totaled approximately $153,000 and $53,000 at September 30, 1996, and December 31, 1995, respectively, and are included in other assets in the Company's financial statements.


     Pursuant to a stock purchase agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of common stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of common stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

     In connection with the MMI Acquisition, the excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over the negative $3,059 fair market value of assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a seven and four and one half-year period, respectively. The fair market value of the assets of MMI, net of liabilities, declined from $16,690 to a negative $3,059 between March 31, 1996 and May 31, 1996.

EFFECT OF INFLATION

     As the costs of products and services and other expenses of the Company have increased, the Company has been generally able to increase the selling prices of the products and services marketed by the Company; therefore, in the view of management, inflation has not had a significant effect on gross margins. In periods of high inflation, the costs and expenses of the products and services marketed by the Company could adversely affect the Company's profitability.

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

     Set forth below are certain unaudited pro forma consolidated statements of operations of the Company, presenting the pro forma effects of the MMI Acquisition, assuming the MMI Acquisition occurred at the beginning of each period for which results of operations are presented. The MMI Acquisition was accounted for using the purchase method of accounting. The information presented below is derived from, and should be read in conjunction with, the financial statements of the Company and MMI presented elsewhere in this Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been achieved if the transactions included in the pro forma adjustments had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results.

            ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                           HISTORICAL
                             --------------------------------------
                                 ADVANTAGE            MIRACLE
                                 MARKETING           MOUNTAIN
                               SYSTEMS, INC.    INTERNATIONAL, INC.    PRO FORMA      PRO FORMA
                             DECEMBER 31, 1995   DECEMBER 31, 1995    ADJUSTMENTS      COMBINED
                             -----------------  -------------------   -----------    -----------
                                                                         Note 2
REVENUES:
  Programs..................        $4,382,935           $ 277,366     $       --     $4,660,301
  Promotional material......           109,733                  --             --        109,733
  Other.....................            25,535                  --             --         25,535
                                    ----------           ---------      ---------     ----------
            Total revenues..         4,518,203             277,366             --      4,795,569
                                    ----------           ---------      ---------     ----------

COSTS AND EXPENSES:
  Programs..................         1,094,157             103,217             --      1,197,374
  Promotional material......            92,087                  --             --         92,087
  Selling...................         2,201,510             145,650             --      2,347,160
  General and
   administration...........           857,743             157,725         30,356 (a)  1,045,824
  Interest expense..........            22,998               1,403             --         24,401
                                    ----------           ---------      ---------      ---------
            Total expenses..         4,268,495             407,995         30,356      4,706,846
                                    ----------           ---------      ---------     ----------
NET INCOME (LOSS)...........        $  249,708           $(130,629)     $ (30,356)    $   88,723
                                    ==========           =========      =========     ==========
Weighted average common
 shares outstanding.........         2,662,681                             20,000      2,682,681
                                    ==========                          =========     ==========
Net income per common share.              $.09                                        $      .03
                                    ==========                                        ==========


   SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

            ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                       HISTORICAL
                                      --------------------------------------------------
                                                                          MIRACLE
                                                                          MOUNTAIN
                                         ADVANTAGE                   INTERNATIONAL, INC.
                                                                     -------------------
                                          MARKETING                   PRE-ACQUISITION
                                         SYSTEMS, INC.                     PERIOD
                                         FOR THE NINE                   FOR THE FIVE
                                         MONTHS ENDED                   MONTHS ENDED               PRO FORMA           PRO FORMA
                                      SEPTEMBER 30, 1996                MAY 31, 1996              ADJUSTMENTS           COMBINED
                                      ------------------             -------------------          -----------          ---------
                                                                                                  Note 2
REVENUES:
  Programs                                    $4,186,404                        $205,112              $    --           $4,391,516
  Promotional material                           234,735                              --                   --              234,735
  Other                                           37,471                              --                   --               37,471
                                              ----------                        --------               ------           ----------
         Total revenues                        4,458,610                         205,112                   --            4,663,722
                                              ----------                        --------               ------           ----------
COSTS AND EXPENSES:
  Programs                                       968,635                          54,743                   --            1,023,378
  Promotional material                           142,610                              --                   --              142,610
  Selling                                      2,235,879                          129,758                  --            2,365,637
  General and administration                     789,410                           49,188              12,648 (a)          851,246
  Interest expense                                19,422                            2,110                  --               21,532


            Total expenses                     4,155,956                          235,799              12,648            4,404,403
                                              ----------                         --------             -------           ----------

INCOME (LOSS) BEFORE TAXES                       302,654                          (30,687)            (12,648)             259,319

TAX BENEFIT                                      438,349                               --                  --              438,349
                                              ----------                         --------             -------           ----------

NET INCOME (LOSS)                             $  741,003                          (30,687)            $(12,648)         $  697,668
                                              ==========                         ========             ========          ==========

Weighted average common shares
 outstanding                                   3,175,551                                                20,000           3,195,551
                                              ==========                                              ========          ==========
Net income per common share                   $      .23                                                                $      .22
                                              ==========                                                                ==========


      SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

             ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.) NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------

1.  BASIS FOR PRESENTATION

    The pro forma balance sheet and statement of income present the pro forma effects of the acquisition by the Company of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"), pursuant to a Stock Purchase Agreement with an effective date of May 31, 1996, (the "Purchase Agreement"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares of Common Stock to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

    The accompanying unaudited pro forma statement of income is presented assuming the MMI Acquisition occurred or was consummated on the first day of the period presented. The historical information presented for the Company and MMI as of December 31, 1995, is derived from the audited financial statements of the Company and MMI as of such date.

    The pro forma financial information presented in the unaudited pro forma financial statements is not necessarily indicative of the results of operations that would have been achieved had the operations been those of a single corporate entity. The results of operations presented in the unaudited pro forma statement of income are not necessarily indicative of the consolidate results of future operations of the Company following consummation of the MMI Acquisition.

2.  ADJUSTMENTS

    The accompanying unaudited pro forma consolidated financial statements have been adjusted to record and give effect to the following:

    (a) The excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over the negative $3,059 fair market value of the assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a seven year and four and one-half year period, respectively. The goodwill amortization for the year ended December 31, 1995, and the five months ended May 31, 1996, was $17,023 and $7,093, respectively. Covenant amortization for the year ended December 31, 1995, and for the five months ended May 31, 1996, was $13,333 and $5,555, respectively.

3.  NET INCOME PER SHARE

    Pro forma per share calculations for the Company are based upon the number of shares of Common Stock to be outstanding after giving effect to the MMI Acquisition.

                                RIGHTS OFFERING

GENERAL

     The Company is issuing as a dividend, at no cost, to each holder of Common
Stock of record as of the 5:00 p.m., Central Standard Time, on         , 1996
(the "Record Date"), one Right per share of Common Stock held on the Record Date. Each of the Rights entitles the holders of the Rights (the "Rights Holders") to purchase one Unit (comprised of one share of Common Stock and one 1996-A Warrant) at $6.80 per Unit (the "Exercise Price"). The Rights are evidenced by non-transferable certificates (the "Rights Certificates"), which the shareholders will receive with delivery of this Prospectus. The Rights may only be exercised by a Rights Holder in the event the Registration Statement of which this Prospectus is a part is effective with the Securities and Exchange Commission and the Units (or Common Stock and 1996-A Warrant comprising the Units) are qualified for sale in the state of residence of the Warrant Holder. See "Risk Factors--Securities Laws Restrictions on Exercise of Rights," "-- Acceptance of Rights; Delivery of Units," below. Subject to foregoing, a shareholder may (i) purchase Units through exercise of all of such shareholder's Rights, thereby preserving approximately the same relative equity ownership interest in the Company (except as may be adjusted to give effect to the exercise of the Public Warrants pursuant to the Warrant Modification Offering, outstanding options and other warrants, or otherwise ), or (ii) purchase Units through the exercise of a portion of the shareholder's Rights and allow part or all of the shareholder's Rights to expire unexercised. In the latter case, the shareholder's relative equity ownership interest in the Company would be less than if the Rights Holder exercised the Rights in full (except as may be adjusted to give effect to the exercise of the Public Warrants pursuant to the Warrant Modification Offering, the exercise of outstanding stock options and other warrants, or otherwise). See "Description of Securities--Public Warrants- -Warrant Modification Offering."

PLAN OF DISTRIBUTION

     The Units are being offered on a best efforts basis by the Company and its officers and directors, without commissions, selling fees or direct or indirect remuneration. From the proceeds of this offering, the Company will pay the costs incurred with respect to the offering, which are estimated to be $100,000. Offers will be limited to the holders of the Rights residing in those states in which the Units are registered or qualified to be offered and sold.

     Holders of the Rights will not be required to pay any brokerage commissions or fees with respect to the exercise of their Rights. The Company will pay all charges and expenses of the Subscription Agent. See "--Acceptance of Rights; Delivery of Units," below.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENT

     The Rights will expire at 5:00 p.m., Central Standard Time, on
, 1996, unless extended by the Company (the "Expiration Date"). The Expiration Date may be extended by the Company in its sole and absolute discretion, but not
beyond                 , 1996.  After the Expiration Date, the Rights will have
no value. The Company expressly reserves the right at any time and from time to time, regardless of whether or not any of the conditions specified in "Conditions of the Rights Offering" below have been satisfied, (i) to extend the Expiration Date, which will also extend the period during which the Rights may be exercised by giving oral or written notice to the Subscription Agent and by making a public announcement of such extension or (ii) to amend the terms of the Rights and this offering in any respect not materially adverse to the Rights Holders by making public announcement of such amendment of such extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company's decision regarding the advisability of extending the Expiration Date (and effectively extending the exercise period of the Rights) will be based upon factors and considerations that exist and that the Company deems material and appropriate at that time. As of the date of this Prospectus, such factors and considerations are
undeterminable.   There can be no assurance that the Company will exercise its right to extend the Expiration Date or amend the terms of the Rights and this offering and there is no limit on the number of times the Company may extend the Expiration Date.

     Furthermore, the Company reserves the right, in its sole discretion, in the event any of the conditions set forth below under "--Conditions of the Rights Offering" are not met or waived by the Company and so long as the Rights have not theretofore been accepted for exercise, to delay (except as otherwise required by applicable law) acceptance for exercise of any Rights, or to terminate the Rights Offering and not accept for exercise any Rights. Any extension, termination or amendment of the Rights Offering will be followed as promptly as practicable by notification thereof in a manner reasonably calculated to inform the Rights Holders of such extension, termination or amendment. Without limiting the manner in which the Company may choose to make any public announcement, the Company will not, unless otherwise required by applicable law, have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service. Any amendment to the Rights Offering will apply to all Rights tendered for exercise pursuant thereto, regardless of when or in what order the Rights are tendered.

CONDITIONS OF THE RIGHTS OFFERING

     Notwithstanding any other provisions of the Rights Offering, the Company may cancel, modify or terminate the Rights Offering and is not required to accept for exercise any Rights if, prior to the Expiration Date:

     (i) there shall be in effect any injunction prohibiting, restricting or delaying consummation of the Rights Offering;

     (ii) there shall have occurred any general suspension of trading in, or limitation of prices for, securities in the over-the-counter markets; or

     (iii) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any governmental authority, which would prohibit or materially restrict or delay consummation of the Rights Offering.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time, in its sole discretion. Each right of the Company in connection with the foregoing conditions will be deemed an ongoing right that may be asserted any time and from time to time. The failure by the Company, at any time, to exercise its rights with respect to any of these conditions will not be deemed a waiver of any such conditions. Any determination by the Company concerning applicability of the conditions to the events set forth herein will be final and binding upon all parties. The Company expressly reserves the right to terminate or amend the Rights Offering and not accept for exercise any Rights if any of the foregoing conditions are not satisfied.

ADVANTAGE AND DISADVANTAGES OF RIGHTS EXERCISE

     Exercise of the Rights may have both significant adverse consequences for the Rights Holders. The adverse consequences to the Rights Holders who do not exercise Rights or that are unable to exercise the Rights because of securities laws restrictions or limitations (see "--Acceptance of the Rights; Delivery of Units," below) include (i) a reduced equity ownership interests in the Company and (ii) a correspondingly smaller percentage voting interests in the Company after completion of this offering. Furthermore, in the event any of the Public Warrants are exercise pursuant to the Warrant Modification Offering, the equity ownership interests and voting interests in the Company of the Rights Holders (in their capacities as shareholders of the Company), will be further reduced. Those Rights that are not exercised by the Rights Holders will become worthless after the Expiration Date and all rights to purchase the Units pursuant to the Rights and this offering will terminate.

     The advantageous consequences of exercise of the Rights and receipt of the Units include (i) the acquisition and receipt of additional equity ownership of the Company represented by the shares of Common Stock and the 1996-A Warrants (each of which will entitle the holder to purchase an additional share of Common Stock at an exercise price of $12.00, subject to adjustment in certain events and possible redemption by the Company at $.0001) comprising the Units, (ii) participation in future growth of the Company and any potential market value appreciation of the Common Stock and 1996-A Warrants, (iii) receive any investment liquidity that the Common Stock has or may have in the future, as well as any such liquidity the 1996-A Warrants may come to have in the event a public market develops for the 1996-A Warrants, and (iv) maintenance and possible increase of the Rights Holders' equity ownership interest and percentage of voting interest in the Company. However, in the event any of the Public Warrants are exercise pursuant to the Warrant Modification Offering, the equity ownership interests and voting interests in the Company of the Rights Holders (in their capacities as shareholders of the Company), may be reduced. Although there may be advantages offered by exercise of the Rights, the Rights Holders should also understand and be aware that (i) exercise of the Rights will constitute an additional investment requiring payment of the $6.80 per Unit Exercise Price of the Rights in order to receive the shares of Common Stock and 1996-A Warrants comprising the Units, (ii) there are various risks associated with such investment as disclosed in this Prospectus (see "Risk Factors"), (iii) there is no assurance that a market will develop for the 1996-A Warrants, (iv) the issuance of Common Stock and 1996-A Warrants pursuant to this offering, the Warrant Modification Offering and in connection with the exercise of outstanding options and warrants may have an adverse effect upon the public trading price of the Common Stock, and (v) the Common Stock and, if a market develops, the 1996-A Warrants are or will be traded in the over-the-counter market which typically is volatile in nature (see "Risk Factors--Over-the-Counter Market; Penny Stock Trading Rules" and "Price Range of Common Stock and Dividends--Penny Stock Trading Rules"). See "Risk Factors" and "Description of Securities--1996-A Warrants--Warrant Modification Offering" and "--Other Options and Warrants."

METHOD OF EXERCISING RIGHTS

     The exercise of the Rights by a Rights Holder pursuant to one of the procedures set forth below will constitute an agreement between the Rights Holder and the Company in accordance with the terms and subject to the conditions set forth herein.

     For effective exercise, the Subscription Form on the reverse side of the Rights Certificate accompanying this Prospectus must be completed and executed as indicated thereon, and the Rights Certificate must be accompanied by payment of the aggregate Exercise Price for each Unit subscribed for pursuant to exercise of the Rights in cash or certified or official bank check made payable to the order of "Advantage Marketing Systems, Inc.", together with any other required documents. The Rights Certificate and payment must be transmitted to and received by the Subscription Agent at its address set forth on the back cover of this Prospectus on or before the Expiration Date. However, in lieu of the foregoing, a holder may either (i) tender the Rights Certificate to be exercised pursuant to the procedure for book-entry tender set forth below (and a confirmation of such book-entry tender must be received by the Subscription Agent on or before the Expiration Date) or (ii) comply with the guaranteed delivery procedure set forth below. The beneficial holders of Rights that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian are urged to contact such entity promptly if they wish to exercise the Rights. The Rights Certificates, together with the cash or certified or official bank check and any other required documents to be delivered, should be delivered only by hand or by courier, or transmitted by mail, and only to the Subscription Agent and not to the Company. The method of delivery of the Rights Certificates and all other required documents to the Subscription Agent is at the election and risk of the Rights Holder, but if such delivery is by mail it is suggested that the Rights Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Subscription Agent prior to the Expiration Date.

     Each signature of the Rights Holders on the Rights Certificate must be guaranteed by a member firm of any registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions").

     Book-Entry Tender Procedure. Within two business days after the date of this Prospectus, the Subscription Agent will establish accounts with respect to the Rights at the Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Rights Offering. Any financial institution that is a participant in a Book-Entry Transfer Facility's system may make book-entry delivery of the Rights by causing the Book-Entry Transfer Facility to transfer the same into the Subscription Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedure for such transfer and to confirm such transfer to the Subscription Agent in writing. Any tender of Rights to be effected through book-entry delivery at a Book-Entry Transfer Facility must have either (i) the Rights Certificate executed by the holder of record, together with signature guarantees, and delivered to a Book-Entry Transfer Facility and the cash or certified or official bank check, together with all other documents required, transmitted to and received by the Subscription Agent at its address set forth on the back cover of this Prospectus on or before the Expiration Date or (ii) complied with the guaranteed delivery procedure set forth below. Delivery of documents to a Book-Transfer Facility in accordance with such Book-Entry Transfer Facility's procedure does not constitute delivery to the Subscription Agent.

     Guaranteed Delivery Procedure. In the event a Rights Holder desires to exercise the Rights, but is unable either to deliver his certificates, the cash or certified or official bank check and all other required documents to the Subscription Agent on or before the Expiration Date or to comply with the procedure for book-entry tender on a timely basis, such Rights may nevertheless be tendered for exercise, provided that all of the following conditions are satisfied:

                (i)   such tenders are made by or through an Eligible
        Institution;

                (ii) prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) setting forth the name and address of the Rights Holder and the number of Units being purchased pursuant to exercise of the Rights, stating that the exercise is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the Rights Certificate and the cash or certified or official bank check, together with all other documents required, will be deposited by the Eligible Institution with the Subscription Agent; and

                (iii) the certificates for all exercised Rights in proper form for transfer (or a written confirmation of book-entry transfer into the Subscription Agent's account at a Book-Entry Transfer Facility as described above) and the cash or certified or official bank check, together with all other documents required, are received by the Subscription Agent within three New York Stock Exchange trading days after the Expiration Date.

     The issuance of Units pursuant to exercise of the Rights will be made only after timely receipt by the Subscription Agent of the Rights Certificates (or a confirmation of a book-entry transfer of such Rights into the Subscription Agent's account at one of the Book-Entry Transfer Facilities as described above) and the cash or certified or official bank check, together with all other documents required. If less than the entire number of Rights evidenced by a submitted Rights Certificate are to be exercised, the tendering Rights Holder should indicate on the Rights Certificate, the number of Rights being tendered for exercise.

WITHDRAWAL RIGHTS

     The Company reserves the right to withdraw the Rights Offering at any time prior to or on the Expiration Date and for any reason (including, without limitation, the market price of the Common Stock), in which event all funds received from subscribing Rights Holders will be refunded by the Subscription Agent immediately without interest. Except as described below, Rights Holders exercising the Rights and subscribing to Units will have no rights to revoke their subscriptions after delivery to the Subscription Agent of a completed Subscription Form and any other required documents.

     In the event the Company (i) extends the Expiration Date for exercise of the Rights or otherwise modifies the Rights, (ii) is delayed in its acceptance of Rights for exercise on or after the Expiration Date (without extension) or
(iii) is unable to accept the Rights for exercise for any reason on the Expiration Date, in such event, without prejudice to the Company's rights, the Subscription Agent may, on behalf of the Company, retain all Rights tendered for exercise, and such Public Warrants may not be withdrawn, subject delivery of the Units to the Rights Holders or, if the Rights and this offering are terminated or withdrawn by the Company, return the tendered certificates of the Rights, the funds received in certified or official bank check and all other documents tendered in exercise of the Rights. In the event of (i), (ii) or (iii) above, the Rights tendered for exercise may be withdrawn at any time before the extended Expiration Date. After the extended Expiration Date, such tenders are
irrevocable, except that they may be withdrawn after                 , 1996 (40
business days from the date of this Prospectus if not yet accepted for payment), unless theretofore accepted for exercise as provided in this Prospectus.

     To be effective, a written, telegraphic or facsimile transmission of a notice of withdrawal must (i) be timely received by the Subscription Agent at its address specified on the back cover page of this Prospectus before the Subscription Agent receives notice of acceptance by the Company of the Rights,
(ii) specify the name of the person who tendered the Rights, (iii) if the Rights have been deposited with or otherwise identified to the Subscription Agent, contain the description of the Rights to be withdrawn and indicate the certificate numbers shown on the Rights Certificates evidencing such Rights (except in the case of book-entry tenders) and (iv) be executed by the holder of the Rights in the same manner as the original Rights Certificate or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Rights. If the Rights have been tendered for exercise pursuant to the book-entry tender, a notice of withdrawal must specify, in lieu of certificate numbers, the name and account number at a Book-Entry Transfer Facility to be credited with the withdrawn Rights.

VALIDITY OF EXERCISE OR WITHDRAWAL

     All questions with respect to the validity, form, eligibility (including time of receipt) and acceptance for exercise (or, if applicable, withdrawal of the exercise) of the Rights will be determined by the Company, in its sole discretion, which determination will be final and binding upon the Rights Holder, the Subscription Agent and the Company. The Company reserves the absolute right to reject any and all tenders of Rights (and, if applicable, the withdrawal thereof) which it determines not to be in proper form, or the acceptance or exercise of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the exercise of the Rights (or, if applicable, any withdrawal thereof). The Company, Subscription Agent or any other person will not be under any duty to give notification of any defects or irregularities in exercise (or, if applicable, withdrawal), nor will they incur any liability for failure to give such notification. Exercise of the Rights (or, if applicable withdrawal thereof) will not be deemed to have been properly made until any irregularities have been waived by, or cured to the satisfaction of, the Company. The Company's interpretation of the terms and conditions of the this offering will be final and binding upon the Rights Holders and the Company.

SUBSCRIPTION PROCEEDS

     All proceeds received by the Subscription Agent with respect to the exercise of Rights will be held by the Subscription Agent. Tendered Rights not accepted for exercise by the Company, together with any cash or certified or official bank check and any other required documents, will be returned immediately after the Expiration Date.

     If the Company (i) extends the Expiration Date or otherwise modifies the Rights, (ii) is delayed in its acceptance for exercise of the Rights after the extended Expiration Date, or (iii) is unable to accept for exercise any Rights for any reason, in such event, without prejudice to the Company's right hereunder, the Subscription Agent, at the request of the Company, may nevertheless retain Rights tendered for exercise together with any cash or certified or official bank check and any other required documents, subject to the withdrawal rights of the Rights Holder thereof as set forth herein and applicable securities laws.

ACCEPTANCE OF RIGHTS; DELIVERY OF UNITS

     Rights properly tendered for exercise (and not withdrawn pursuant to the limited withdrawal rights described under "--Withdrawal Rights," above) will be accepted for exercise on or promptly after the Expiration Date. The Company will be deemed to have accepted for exercise properly tendered Rights when, as and if the Company has given oral or written notice thereof to the Subscription Agent. All tendering Rights Holders will be deemed to have waived any right to receive notice of the acceptance of their Rights. Certificates for Common Stock and 1996-A Warrants comprising the Units will be issued as promptly as practicable after the Rights are accepted for exercise. Any Rights not exercised before the Expiration Date (including any extension thereof) will become worthless.

     In certain cases, the sale of the Units by the Company upon exercise of Rights could violate the securities laws of certain states or other jurisdictions. The Company has undertaken registration or qualification of the Units (or the Common Stock and 1996-A Warrants comprising the Units) for sale in California, Colorado, Georgia, Kentucky, Illinois, Louisiana, New Hampshire, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia,

Washington and Wisconsin; however, there is no assurance that such registration will become effective in such states. In addition, the Company may undertake registration of the Units (or the Common Stock and 1996-A Warrants comprising the Units) in additional states as determined in the sole discretion of the Company. Those Rights Holders residing in states in which the Units have not been registered or otherwise qualified for sale in such state, will not be permitted to exercise their Rights. Prior to tendering of Rights for exercise, the Rights Holder should either contact the Company or the Subscription Agent to determine whether the Units have been registered or qualified in the state of such Rights Holder's residence. The Company has used and will continue to use its best efforts to cause the Registration Statement of which this Prospectus is a part to be declared effective under the laws of various states as may be required to cause the sale of Units (or the Common Stock and 1996-A Warrants comprising the Units) upon exercise of Rights to be lawful. However, the Company is not be required to accept the exercise of the Rights, if, in the opinion of counsel, the sale of the Units (or the Common Stock and 1996-A Warrants comprising the Units) upon such exercise would be unlawful. In such cases, the Rights not accepted for exercise will become worthless after the Expiration Date.

     In the event the Company (i) extends the Expiration Date, (ii) is delayed in its acceptance for exercise, or (iii) is unable to accept for exercise any Rights for any reason, in such event, without prejudice to the Company's right hereunder, the Subscription Agent, at the request of the Company, may nevertheless retain Rights tendered for exercise together with any cash or certified or official bank check and any other required documents, subject to the withdrawal rights of the Rights Holder thereof as set forth herein.

TRANSFER TAXES

     Holders of Rights will be required to pay all transfer taxes, if any, applicable to the exercise of Rights.

MUTILATED, LOST, STOLEN OR DESTROYED RIGHTS CERTIFICATES

     Any holder whose certificates evidencing Rights have been mutilated, lost, stolen or destroyed should contact the Subscription Agent at its address or telephone number indicated on the back cover page of this Prospectus for further instructions.

EXPENSES

     The Company will pay the Subscription Agent reasonable and customary fees for its services and will reimburse the Subscription Agent for its reasonable out-of-pocket expenses in connection therewith. The Company will also reimburse custodians, nominees and fiduciaries for reasonable out-of pocket expenses incurred by them in forwarding copies of this Prospectus, the Rights Certificates and related documents to the beneficial owners of the Common Stock of the Company and in handling or forwarding tenders on behalf of their customers. The Company will also pay legal, accounting, printing, listing, filing and other similar fees and expenses in connection with the securities offered pursuant to this Prospectus.

EXERCISE BY MANAGEMENT

     The executive officers and directors of the Company hold 3,422,642 shares of Common Stock as of June 24, 1996, and as of the date of this Prospectus, they have reserved all rights with respect to exercise of the Rights to be distributed to them pursuant to this offering and have not committed to exercise all or any portion of the Rights. See "Security Ownership of Certain Beneficial Owners and Management."

PROHIBITION AGAINST TRADING BY INTERESTED PERSONS

     Pursuant to Section 10b of the Exchange Act and Rule 10b-6 thereunder, subject to certain exceptions, it is unlawful for the Company, any underwriter and broker-dealer that participates or agrees to participate in the distribution of the Units (each referred to as a "Distribution Participant"), and an "affiliated purchaser" (within the meaning of Rule 10b-6(c)(6) under the Exchange Act), directly or indirectly, either alone or with one or more other persons, until completion of the distribution of the Units, or its or his participation in the distribution of the Units, to

(i) bid for or purchase for any account in which it or he has a beneficial interest in the Units, Common Stock, the Public Warrants, 1996-A Warrants, Rights, stock options or other warrants, or any right to purchase any such securities, or (ii) induce any person to purchase any such security or right. However, the Company and any other Distribution Participant and affiliated purchaser, if not engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Stock, Units, 1996-A Warrants or Rights, are not prohibited from effecting certain transactions in the Company's securities, including (i) unsolicited privately negotiated block purchases not effected through a broker-dealer and (ii) the exercise of any rights (Public Warrants, options, warrants, etc.) to acquire the securities directly from the Company.

     For purposes of the foregoing, "affiliated purchaser" includes (i) any person, directly or indirectly, acting in concert with a Distribution Participant in connection with the acquisition or distribution of the Units, Common Stock, 1996-A Warrants, or the Public Warrants, stock options, other warrants or any other right to purchase the Units, Common Stock or 1996-A Warrants, (ii) an affiliate who, directly or indirectly, controls the purchases of the Units, Common Stock, and 1996-A Warrants by a Distribution Participant, whose purchases are controlled by a Distribution Participant, or whose purchases under common control with those of a Distribution Participant, (iii) an affiliate that is a broker-dealer, subject to a limited exception, or (iv) an affiliate (other than a broker-dealer) that regularly purchases securities, through a broker-dealer or otherwise, for its own account, for the account of others, or recommends or exercises investment discretion with respect to the purchase or sale of securities, other than an affiliate that is a separate and distinct organizational entity from, with no officers (or persons performing similar functions) or employees (other than clerical, ministerial, or support personnel) in common with, the Distribution Participant, and the affiliate and the Distribution Participant have separate employee compensation arrangements and the affiliate's bids for, purchases of, and inducements to purchase the securities are made in the ordinary course of its business.

SUBSCRIPTION AGENT

     The Company has retained U.S. Stock Transfer Corp. (the "Subscription Agent") to act as Subscription Agent in connection with the Rights Offering.
The Subscription Agent will act as agent for the tendering Rights Holders of the Rights for the purposes of receiving from the Company the Common Stock and 1996-A Warrants comprising the Units, and transmitting such securities to the Rights Holders. All deliveries sent or presented to the Subscription Agent relating to the Rights Offering and exercise of the Rights should be directed to its address or telephone number set forth on the back cover of this Prospectus.

INFORMATION REQUESTS

     All questions and requests for assistance concerning the method of exercising the Rights and subscribing for Units or for additional copies of this Prospectus should be directed to the Company at address or telephone number set forth on the back cover of this Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     INTRODUCTION. The following summary is a general discussion of the federal income tax consequences to the Rights Holders and the Company of the issuance and distribution of the Rights to the shareholders of the Company and exercise of the Rights. The legal conclusions expressed in the summary are the opinion of Dunn Swan & Cunningham, A Professional Corporation, tax counsel to the Company ("Counsel"). The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings and other pronouncements, and reported decisions as of the date of this Prospectus, all of which are subject to change. Furthermore, the following discussion is limited to the material federal income tax aspects of the issuance and distribution of the Rights to the shareholders and the exercise thereof by the Rights Holders who hold the Rights as "capital assets" (generally, property held for investment as compared to property held for sale to customers as inventory) within the meaning of Section 1221 of the Code. The summary does not discuss all aspects of federal income taxation that may be relevant to a Rights Holder exercising the Rights in light of such Rights Holder's personal investment circumstances or to certain types of person subject to special treatment under the federal income tax laws (for example, trusts, life insurance companies, tax-exempt organizations, financial institutions, or S corporations) and does not discuss any aspects of applicable state, local or foreign tax laws.

     ISSUANCE OF THE RIGHTS TO SHAREHOLDERS. The issuance and distribution of the Rights as a dividend to the shareholders will not result in any gain or loss to the shareholders.

     TAX BASIS OF RIGHT. A shareholder will not recognize any gain or loss upon the exercise of a Right. The adjusted tax basis of such Right in the hands of the shareholder will be determined by allocating the shareholder's tax basis of his share of Common Stock with respect to which the Right was distributed (the "Share") between the Share and the Right, in proportion to their relative fair market values on the date of distribution. If, however, the fair market value of the Right distributed to the shareholder on the date of distribution is less than 15 percent of the fair market value of the Share, the tax basis of the Right will be deemed to be zero unless the shareholder affirmatively elects, by attaching an election statement to his federal income tax return for the year in which he receives the Right, to compute the tax basis of the Right in accordance with the method described above. Once made, such an election is irrevocable. A Right will not be treated as having any tax basis if it expires without exercise and, therefore, the shareholder will not recognize a loss upon expiration of the Right.

     EXERCISE OF RIGHT AND SALE OF UNITS. No gain or loss will be recognized by a shareholder upon purchase of an Unit pursuant to exercise of a Right. The tax basis of a Unit purchased pursuant to exercise of a Right will be equal to the sum of (i) the tax basis of the Right exercised and (ii) the Exercise Price paid for the Unit. The Rights Holder's tax basis in the Unit must be further allocated between the shares of Common and the 1996-A Warrant comprising the Unit in proportion to their respective fair market values (trading values) at the time of issuance. The amount allocated to each component of the Unit will constitute the tax basis of that component. The holding period of the a Unit and the component shares of Common Stock and 1996-A Warrant will commence on the date of exercise. Upon the subsequent sale of the share of Common Stock or 1996-A Warrant (other than pursuant to redemption by the Company), the shareholder will generally recognize capital gain or loss in an amount equal to the difference between the proceeds of the sale and the shareholder's tax basis of such share or 1996-A Warrant. Such gain or loss will be long-term capital gain or loss if the shareholder's holding period for such share or 1996-A Warrant is more than one year on the date of sale. If such share of Common Stock or 1996-A Warrant is redeemed by the Company, the shareholder will recognize capital gain or loss (determined as described above) if, for federal income tax purposes, the redemption (i) results in a "complete termination" of the shareholder's Common Stock ownership in the Company, (ii) is "substantially disproportionate" with respect to the shareholder, or (iii) is "not essentially equivalent to a dividend." If none of these tests is satisfied, the redemption proceeds could be taxed to the shareholder as an ordinary income cash dividend, in whole or in part, depending on the extent of the Company's current and accumulated earnings and profits.

     TAX CONSEQUENCE TO THE COMPANY. No gain or loss will be recognized by the Company upon issuance of the Rights, the receipt of cash for Units pursuant to exercise of the Rights, or the expiration of the Rights without exercise.

     Based upon calculations performed by the Company, Counsel is of the opinion that the exercise of the Rights will not adversely affect the Company's ability to preserve and utilize its net operation loss carryforwards for federal income tax purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Income Taxes."


                                    BUSINESS

GENERAL

     The Company is a marketer of consumer oriented services and products which are packaged together in special programs and sold to independent sales representatives and associates who use the products and services themselves and also sell them to others. The programs consist of various services which provide savings on items such as merchandise, groceries and travel, and legal benefits furnished by certain third party providers as well as nutritional supplements. These programs represent the Company's one main class of products and services and account for over 94 percent of its revenues. The Company generates revenue through the sale of memberships in its consumer benefit services programs and through the sale of products in its nutritional supplement program. Membership sales revenues are recognized when the member remits payment for the membership and the Company provides the services under the program, generally on a monthly basis. Revenues through the sale of products in its nutritional supplement program are recognized when the products are paid for and shipped to the purchaser.

     The percentage of total revenue contributed from the Company's consumer benefit services programs was 1.9, 8.2 and 30 percent for the three months ended September 30, 1996, and the year ended December 31, 1995 and 1994, respectively, and 2.8 and 9.3 percent for the nine months ended September 30, 1996 and 1995, respectively. The percentage of total revenue contributed from the Company's nutritional supplement program was 96.7, 89.9 and 69.3 for the nine months ended September 30, 1996, and the year ended December 31, 1995 and 1994, respectively.


PRODUCTS AND SERVICES OF THE COMPANY

     In January 1993, the Company introduced the "Infinity Plan" which is made up of packages of consumer benefit services provided by third party providers. In addition, in 1993, the Company began marketing of pre-paid legal services. The consumer benefit services are provided by third party providers and consist of (i) discount shopping service which provides access to a wide range of merchandise at discount through a toll free "800" number, (ii) grocery coupon service which provides access to money saving coupons on major name brand products, (iii) discount travel service which provides access to guaranteed lowest airfares, with five percent cash rebates on air, hotel, cruise and vacation packages, (iv) pre-paid legal services which include four basic benefits which provide coverage for a broad range of preventive and litigation related legal expenses, and/or (v) a variety of other consumer benefits including savings on prescriptions, eye care, magazines and books. The services under these consumer benefit programs, except for the pre-paid legal services, are provided by Consumer Benefit Services, Inc. of Naperville, Illinois. The pre-paid legal services are provided by Pre-Paid Legal Services, Inc. of Ada Oklahoma.

     Individuals purchase memberships in the Company's Infinity Plan. They normally pay for their memberships on a monthly basis. Payment of their monthly membership fee entitles the member to have access to a variety of consumer benefit services provided by third party providers. The Company pays these third party providers a fee based upon the number of active memberships that are in place each month. The Company recognizes the revenues and expenses related to the Infinity Plan on a monthly basis as the members pay their membership fees to the Company, and the Company in turn pays a fee to the third-party providers, thus allowing the members to have access to the consumer benefit services.

     In October of 1993, the Company introduced the "NewTrition Plan" which allows plan members to purchase a variety of dietary and nutritional supplements designed to assist with healthy diet and weight management programs. Through the "NewTrition Plan" the Company offers the following products which represent the majority of the Company's nutritional supplement program sales:

 .    AM-300 -- A weight management supplement containing a unique blend of specialized herbs plus the patented ingredient, Chromium Picolinate.

 .    Shark Cartilage -- A nutritional supplement manufactured from 100% shark fin cartilage.

 .    Super Anti-Oxidant -- An exclusive blend of enzyme-active and phyto-
     nutrient rich whole food and herbal antioxidant concentrates.

These nutritional supplements are manufactured by J&K Pharmaceutical Laboratories. The Company and its affiliates have no other relationships with Consumer Benefit Services, Inc., J&K Pharmaceutical Laboratories , or their affiliates. Pre-Paid Legal Services, Inc. is a shareholder of the Company, and Harland Stonecipher the founder and Chief Executive Officer of Pre-Paid Legal Services, Inc. was elected to the Company's Board of Directors on August 25, 1995.

     OTHER PRODUCTS AND SERVICES. As of the date of this Prospectus the Company has not determined the other services and products it may desire to market; however, it is continually searching for new services and products to offer its members. The Company anticipates it will continue to market the above-mentioned programs in the near term. Also, contracts which the Company may establish with its suppliers may contain restrictions on the other products and services the Company may sell.

MARKETING

     The Company markets its products and services directly to consumers through independent sales distributors or sales associates in a multi-level direct selling organization. The Company's multi-level marketing programs encourages individuals to sell the various consumer products and services offered under the program and allows individuals to recruit and develop their own sales organizations. Commissions are paid only on sales of products and services. Commissions are paid to the sales associate making the sale, and to other associates who are in the line of associates who directly or indirectly recruited the selling associate. For the nine months ended September 30, 1996, and the year ended December 31, 1995 and 1994, the Company paid commissions to 2,059, 1,863 and 1,871 individuals in the aggregate amount of $1,915,367, $1,823,058 and $927,422, respectively. Each sales associate is responsible for monitoring the progress and sales practices of the associates recruited by the sales associate. The Company provides training materials, organizes area training meetings and designates personnel specifically trained to answer questions and inquiries from sales associates.

     Multi-level marketing is primarily used for product and services marketing based on personal sales which encourages individual or group face-to-face meetings with prospective purchasers of the products and services of in connection with a program and has the potential of attracting a large number of sales personnel within a short period of time. The Company's marketing efforts toward individuals typically target middle income families or individuals and seek to educate potential members concerning the benefits of program membership.

     Sales associates under the Company's multi-level marketing system are generally engaged as independent contractors and are provided with training guides and are given the opportunity to participate in Company training programs. All advertising, promotional and solicitation materials used by sales associates must be approved by the Company prior to use. A substantial number of the Company's sales associates market the Company programs on a part-time basis only. At September 30, 1996, the Company had 9,214, "active" sales associates compared to 7,617 and 6,447 "active" sales associates at December 31, 1995 and September 30, 1995, respectively. A sales associate is considered to be "active" if he or she has originated at least one new program member or participant and/or made a product purchase from the Company within the previous 12 months.

     The principal source of the Company's revenues and profits is from the sale of products to independent sales distributors and the sale of memberships to participants in its consumer benefit services plan. The Company derives additional revenues from services provided to its multi-level marketing sales force, from a one-time membership fee of approximately $139 from each new sales associate and the sale of marketing supplies and promotional materials to associates, as well as a monthly $4.00 administrative fee for associates receiving commissions during a month. The one-time membership fee is intended to offset the Company's direct costs of the materials contained in the sales kit provided to the new distributor or associate. The administrative fee is intended to offset the Company's direct and indirect costs incurred in tracking sales activity and generating the commission checks for all of the Company's independent distributors and associates. Amounts collected from distributors and sales associates through these fees and the sale of marketing supplies and promotional materials are not intended to generate material profits for the Company. During the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, the Company received one-time distributor and associate fees totaling $398,767, $261,043 and $222,880, respectively. The Company did not begin charging a monthly $4.00 administrative fee until the second quarter of 1995. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company received administrative fees totaling $12,754 and $15,018, respectively.

     The marketing plan provides various levels of commissions based on a sales associate's ability to produce personal sales. In addition, commissions on the sale by other members of a sales associate's organization may be earned by the sales associate. Sales are made through direct personal sales presentations as well as presentations made to groups in a format known as "opportunity meetings" which are designed to encourage individuals to subscribe for program membership as well as to become sales associates. These new sales associates are likewise encouraged to sell the Company's products and services to new members and are, in turn, encouraged to become sales associates for the Company, and so on. The effect is to create a "multi-level" sales organization. The growth of the organization is provided for by a compensation system which provides for payment of sales commissions not only on direct sales made by a sales associate but also on sales made by other sales associates in his or her commission organization. The direct

"commission organization" consists of six levels in depth and unlimited width. Each new distributor or associate that joins the Company's sales organization is linked to an existing distributor or associate that sponsored them into the business. As a result each individual distributor's or associate's personal sales organization grows based on this sponsorship by people they personally sponsor and by people that are sponsored by people they personally sponsored and so on. An individual distributor or associate's "commission organization" consists of all distributors or associates they have personally sponsored into the business and everyone that each of those people has sponsored and everyone that each of these people has sponsored and so on until you reach six distributor or associates away from the original distributor or associate.

     As an additional incentive for top producers, a commission override program is available for those who meet specified qualifications. This override program provides for the payment on sales that extend beyond the sixth level of an individual's "commission organization."

     Sales associates are encouraged to assume responsibility for training and motivation of other sales associates within their organization and to conduct opportunity meetings as soon as they are trained to do so. The Company strives to maintain a high level of motivation, morale, enthusiasm and integrity among the members of its independent sales organization. This is done through a combination of quality products, sales incentives, personal recognition of outstanding achievement, and promotional materials. The Company believes that this form of sales organization is cost efficient since direct sales expenses are primarily limited to the payment of commissions and thus are only incurred when a membership is sold. Under the Company's multi-level marketing system the Company's distributors and associates purchase sales aids and brochures from the Company and assume the costs of advertising and marketing the Company's products to retail consumers as well as recruiting new distributors and associates.

     The Company's inventories consist of marketing materials and nutrition products. The Company's marketing materials inventory consists primarily of sales aids, training, marketing and promotional materials such as product and marketing brochures, video and audio cassette tapes, training manuals, distributor applications, order forms and other paper supplies that the Company sells to its distributors and associates. At December 31, 1994, the Company had marketing materials and product inventories of $29,215 and $18,656, respectively. At December 31, 1995, the Company had marketing materials and product inventories of $46,440 and $52,181, respectively. At September 30, 1996, the Company had marketing materials and product inventories of $132,492 and $173,312, respectively.

OPERATIONS

     The operations of the Company involve processing membership applications, processing data on new and existing sales associates, computing commission data, general accounting, and other operations generally related to the maintenance and operation of a direct sales organization. Due to the multi-level structure of the Company's sales organization and the complexity of its sales commission system, it is extremely important for the Company to promptly and accurately carry out its operations.

     The Company's computerized management information system permits management of accounts, maintenance of members, programs, and order information, inventory control, processing of credit card orders, and calculation of and control of sales commissions and assignments thereof, as well as maintenance of accounting information.

     The Company's corporate office in Oklahoma City, Oklahoma, also has departments which deal directly with sales associates, provide marketing support and personal assistance, fulfill supply orders and communicate with state regulatory agencies.

CONTRACTUAL ARRANGEMENTS

     As of the date of this Prospectus, the consumer benefit services offered and distributed by the Company are provided by Consumer Benefit Services, Inc. ("CBS") and Pre-Paid Legal Services, Inc. The Company has non-exclusive contractual arrangements with the providers of the consumer benefit services offered pursuant to its Infinity Plan. Pursuant to these arrangements the Company provides information on its active memberships to the providers on a monthly basis and pays a fee for each active membership. The Company recognizes these costs on a monthly basis at the same time it recognizes the corresponding revenue received from its members. The nutritional supplement products sold and distributed by the Company in conjunction with its "NewTrition Plan" are manufactured by J&K Pharmaceutical Laboratories. The Company does not generally enter into long-term purchase commitments with respect to the consumer benefit services of third-party providers or the nutritional supplement products offered and distributed by the Company; however, the Company customarily enters into contracts with such third-party providers to establish the terms and conditions of service and/or product sales made by the Company through its distributors and program participants.

     Although the Company believes it would be able to obtain alternative sources of services and products, because the Company's services and products are only available through single source or limited source third-party providers, any future difficulty in obtaining any of the key services or products offered and distributed by the Company could have a material adverse effect on the Company's results of operations. In addition, the unavailability of or interruptions in access to the services and products provided by third-party providers involves certain risks, although the Company has not previously experienced such unavailability or interruptions. In the event any of the third-party providers, especially the provider of nutritional supplement products, were to become unable or unwilling to continue to provide the services or products in required volumes, the Company would be required to identify and obtain acceptable replacements, which could be lengthy and no assurance can be given that any additional sources would become available to the Company on a timely basis. A delay or reduction in availability of the services and/or products offered and distributed by the Company could materially and adversely affect the Company's business, operating results and financial condition.

COMPETITION

     The marketing industry in which the Company is involved is highly competitive. Some of the better known companies that have achieved significant levels of success utilizing a form of multi-level marketing would include Amway Corporation, Mary Kay Cosmetics, Inc., Shaklee Corporation and The A.L. Williams Corporation. The Company is aware of several companies utilizing a multi-level marketing organization to market services similar to that which are offered by the Company. Many of these companies have substantially greater financial resources than the Company. The Company competes with numerous businesses that market products and services similar to those of the Company through direct mail solicitations, direct sales in the field and sales out of established business locations.

     Not only do the companies in the direct sales segment of the industry compete with each other as to the different products offered by each company, these companies also compete very vigorously to recruit new sales persons and to retain experienced and successful direct sales personnel. Successful direct sales persons are often attracted to sell new or different products being distributed by companies whose compensation plans are the most lucrative, and consequently frequently are willing to leave their existing companies (even if these companies have a superior product) for the opportunity to earn increased compensation. Although the Company believes that it has been able to design an attractive sales organization program, and will be able to recruit and retain new and existing direct sales personnel to sell the Company's consumer services and nutritional supplement programs, there is no guarantee that its independent selling organization will ultimately be successful.

GOVERNMENT REGULATION

     The Company markets and sells its consumer service and nutritional supplement programs through independent sales distributors in a multi-level direct selling organization organized by the Company. All multi-level direct selling organizations are subject to careful scrutiny by various state and federal governmental regulatory agencies to ensure compliance with various types of laws, rules and regulations, including but not limited to securities, franchise investment, business opportunity and criminal laws prohibiting the use
of "pyramid" or "endless chain" types of selling organizations.   The design of
the structure and implementation of the various elements of such selling organizations, primarily relating to compensation payable to independent sales distributors and the fees and expenses charged to sponsoring and sponsored participants are very complex, and compliance with all of the applicable laws may to some degree be uncertain in light of evolving interpretation of existing laws and the enactment of new laws, rules and regulations pertaining to this
type of product distribution and these types of selling organizations.   The
Company has an ongoing compliance program with assistance from counsel experienced in the laws and regulations pertaining to multi-level sales organizations. The Company is not aware of any legal actions pending or threatened by any governmental authority against the Company regarding the legality of the Company's operations.

     The Company currently has independent distributors or associates in 50 states. The Company has reviewed the requirements of various states as well as sought legal advice regarding the structure and operation of its selling organization to insure that it complies with all of the applicable laws pertaining to multi-level sales organizations in those states in which the Company is engaged in business. On the basis of these efforts and the experience of its management, the Company believes that it is in compliance with all applicable requirements. Although the Company believes that the structure and operation of its selling organization complies with all of the applicable laws pertaining to multi-level sales organizations in those states in which the Company is engaged in business, the Company has not obtained any no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of the Company's operations, nor is the Company relying on an opinion of counsel to such effect.

     In addition, the operations of the Company are also subject to various federal, state and local requirements which affect businesses generally, such as taxes, postal regulations, labor laws, and zoning ordinances.

EMPLOYEES

     As of September 30, 1996, the Company had 17 full-time, of whom three were executive officers, seven were engaged in administrative activities, two were engaged in marketing activities, three were engaged in customer service activities, and two were engaged in shipping activities. None of the Company's employees is represented by a labor organization. The Company considers its employee relations to be good.

PROPERTIES

     The Company maintains its executive office in 6,303 square feet at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293. The office premises are occupied pursuant to a long-term lease which terminates on May 31, 1998, and the monthly rental payment is $4,432. The Company considers such space to be adequate for its current needs. In the event the Company is required to relocate its office upon termination of the existing lease, the Company believes other office space is available under favorable leasing terms in the Oklahoma City area.

LITIGATION

     Other than as set forth hereinbelow, the Company does not have any pending litigation. The Company is currently under investigation by the Oklahoma Department of Securities with respect to the AMS Associate Stock Pool (the "Pool"). As of the date of this Prospectus, the investigation is in the discovery stage. The Pool, under which the independent distributors of the Company's marketing programs and products are permitted to participant on a voluntary basis, was formed in 1990. Participants make contributions to the Pool and, from such contributions, the administrator of the Pool purchases on a monthly basis the Company's Common Stock in the open market for the participants. All purchase transactions are executed and effected through a market maker in the Company's Common Stock. All records of ownership of the Common Stock held by the Pool are maintained at the offices of the Company. The Pool only purchases shares of Common Stock and does not sell shares on behalf of the participants. As of the date of this Prospectus, the Pool holds 178,069 shares of Common Stock for and on behalf of the participants. Each Participant has sole voting rights with respect to those shares of Common Stock held for such participant's benefit. In the event a participant desires to sell the Common Stock held for his benefit by the Pool, certificates representing such shares are delivered to such participant for the purpose of effecting such sale. Although its investigation is currently general in nature, the Oklahoma Department of Securities may take the position that the offer and sale of participation rights in the Pool violates the registration provisions of the Oklahoma Securities Act.

     The Company is currently cooperating and intends to continue such cooperation with the Oklahoma Department of Securities in its investigation through the Company's legal counsel. Because, as of the date of this

Prospectus, the investigation is in the discovery stage, legal counsel cannot express an opinion regarding the ultimate outcome of the investigation.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to each executive officer and director of the Company. Directors are generally elected at the annual shareholders' meeting and hold office until the annual share holders' meeting three years after election or until their successors are elected and qualified. Executive officers are elected by the Board of Directors and serve at its discretion. The Company's Bylaws authorize the Board of Directors to be constituted of not less than one and such number as the Board of Directors may from time to time determine by resolution or election. The Board currently consists of five members. Directors are elected for three year terms, with approximately one-third of the Board standing for election each year. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. The terms of John W. Hail and Roger P. Baresel expire in 1998, the terms of Curtis H. Wilson, Sr. and R. Terren Dunlap expire in 1997, and the term of Harland C. Stonecipher expires in 1999. Messrs. Hail, Wilson and Baresel devote their full-time to business of the Company. See "--Board of Directors."



NAME                         AGE         POSITION WITH THE COMPANY
---------------------------  ---  ---------------------------------------
John W. Hail(1)(2).........   65  Chairman of the Board, Chief Executive
                                  Officer, and Director

Curtis H. Wilson, Sr.(3)...   69  Vice-Chairman of the Board and Director

Roger P. Baresel(1)(2).....   40  President, Chief Financial Officer,
                                  Secretary  and Director

R. Terren Dunlap(3)........   50  Director

Harland C. Stonecipher(4)..   56  Director
--------------------------
(1)  Member of the Stock Option Committee.  See "--Stock Option Plan," below.
(2)  Term as a Director expires in 1998.
(3)  Term as a Director expires in 1997.

(4)  Term as a Director expires in 1999.

     The following is a brief description of the business background of the executive officers and directors of the Company:

     John W. Hail is the founder of Advantage Marketing Systems, Inc. and has served as its Chief Executive Officer and Chairman of the Board of Directors since its inception in June 1988. During 1987 and through June 1, 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of Pre-Paid Legal Services, Inc., a public company engaged in the selling of legal services contracts, and during this period, Mr. Hail also served as Chairman of the Board of directors of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc.

     Curtis H. Wilson, Sr. has served as Vice-Chairman of the Board of Directors of the Company since June 1988. From January 1984 to June 1988, Mr. Wilson was Executive Vice President of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc. From March 1983 to January 1984, Mr. Wilson was a sales associate of TVC Marketing, Inc. Mr. Wilson retired in April 1982 after having been employed for 26 years as a salesman, Vice President and ultimately President of V.J. McGanahan, Inc., a television and appliance wholesale distributor in Dayton, Ohio.

     Roger P. Baresel has served as Vice President, Chief Financial Officer, Secretary and a Director since June 1, 1995, and on July 1, 1995, Mr. Baresel became President. Mr. Baresel is a Certified Public Accountant and holds a Master of Business Administration. He has maintained an accounting practice since 1985 specializing in providing consulting services to small and growing businesses. Since 1988, he has provided consulting services on a part-time basis to the Company. Effective June 1, 1995, Mr. Baresel became a full time employee of the Company.

     R. Terren Dunlap has served as a Director since June 1, 1995. He served as Vice President-International Development form June 1995 through March 1996. Mr. Dunlap is the co-founder and a Director since 1984 and until March 1994 served as Chief Executive Officer and Chairman of the Board, of Go-Video, Inc., an American Stock Exchange company, and developer and distributor of consumer electronics products. He is an inventor and has received several patents for consumer electronics products, including the Dual Deck VCR, and is a member of the Electronics Industry Association and the Arizona State University West Advisory Board, and has served on the national board of the American Electronics Association. Mr. Dunlap holds a Juris Doctorate from Ohio Northern University and a Bachelor of Science Degree in Business Administration from Ashland University.

     Harland C. Stonecipher has served as a Director since August 25, 1995. Mr. Stonecipher has been Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. since its inception in 1972. Pre-Paid Legal Services, Inc., an American Stock Exchange company, is the first company in the United States organized solely to design, underwrite and market legal expense plans.

COMPENSATION OF EXECUTIVE OFFICERS

     Executive Officers of the Company. The following table sets forth certain information relating to compensation paid to or accrued for the Chief Executive Officer for services rendered during the years ended December 31, 1993, 1994 and 1995.


                                                                          Long-Term
                                                                        Compensation(4)
                                                                      -------------------
                                        ANNUAL COMPENSATION            Award of Options
                               -------------------------------------  -------------------
NAME AND PRINCIPAL POSITION    YEAR  SALARY(1)  BONUS(2)   OTHER(3)    Number of Shares
-----------------------------  ----  ---------  --------  ----------  -------------------
John W. Hail..............     1995  $  --      $         $20,283              375,000(5)
   Chief Executive Officer     1994  $  --      --        $56,957                   --
                               1993  $  --      $         $    --                   --
                                                --
                                                $
                                                --
------------------------

(1) Dollar value of base salary (both cash and non-cash) earned during the year.
(2)  Dollar value of bonus (both cash and non-cash) earned during the year.

(3) The Company furnishes the use of an automobile to Mr. Hail, the value of which is not greater than $5,000 annually. During 1995, 1994 and 1993, the Company made advances to the John Hail Agency, Inc., an affiliate of Mr. Hail, of $87,684, $66,026, and $36,960, respectively, and the John Hail Agency, Inc. made repayments to the Company of $67,401, $9,069, and $53,281, respectively. See "Certain Transactions." For purposes of this table, the advances made by the Company to the John Hail Agency, Inc. during each year presented were reduced by the repayments made by the John Hail Agency, Inc. to the Company during such years.
(4) No awards of restricted stock or payments under long-term incentive plans were made by the Company to the Chief Executive Officer during 1993 and 1994.

(5) Adjusted to give effect to the one-to-eight reverse stock split on October 29, 1996. During 1995, Mr. Hail transferred by gift 225,000 of the stock options.


AGGREGATE OPTION GRANTS AND EXERCISES IN 1995 AND YEAR-END OPTION VALUES

     Stock Options and Option Values. The following table sets forth information related to options granted to the Chief Executive Officer during 1995.


                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED RATES OF STOCK
                                                                                                    PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                                     FOR OPTION TERM(1)
                             -------------------------------------------------------------    -----------------------------
                                         PERCENT OF TOTAL
                             NUMBER      OPTIONS GRANTED     EXERCISE OR
                             OF OPTIONS  TO EMPLOYEES IN     BASE  PRICE
NAME                         GRANTED          1995            PER SHARE     EXPIRATION DATE    FIVE PERCENT     TEN PERCENT
---------------------------  ----------  ---------------     -----------    ---------------    ------------     -----------
John W. Hail...............   375,000(2)         50.3%          $2.00(2)        February          $375,000       $1,500,000
                                                                -----           23, 2005
------------------------

(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the Common Stock over the term of the options. These amounts do not take into consideration provisions restricting transferability and represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

(2) Adjusted to give effect to the one-to-eight reverse stock split on October 29, 1996.

     Aggregate Stock Option Exercise and Year-End and Option Values. The following table sets forth information related to the number of options exercised in 1995 and the value realized by the Chief Executive Officer, as well as, information related to the number and value of options held by the Chief Executive Officer at the end of 1995. During 1995, there were no options to purchase Common Stock exercised by the Chief Executive Officer.


                Number of Unexercised Options    Value of Unexercised In-the-Money
                   as of December 31, 1995           as of December 31, 1995(1)
                -----------------------------    ---------------------------------
Name            Exercisable     Unexercisable    Exercisable         Unexercisable
--------------  -----------     -------------    -----------         -------------
John W. Hail....    150,000(2)             --     $636,000                   $  --
-------------

(1) The closing highest bid price of the Common Stock as quoted on National Quotation Bureau, Incorporated on December 29, 1995, the last trading day of 1995, was $6.24 after giving effect to the one to eight reverse stock split. Value is calculated on the basis of the remainder of $6.24, minus the exercise price multiplied by the number of shares of Common Stock underlying the options.

(2) During 1995, Mr. Hail transferred by gift 225,000 stock options. The value of these options as of December 31, 1995, were $954,000.

BOARD OF DIRECTORS

     Pursuant to the terms of the Company's Bylaws, the directors are divided into three classes. Class I Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996, Class II Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, and Class III Directors hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Mr. Stonecipher is serving as a Class I Director under a term expiring in 1999, Messrs. Wilson and Dunlap are serving as Class II Directors under terms expiring in 1997, and Messrs. Hail and Baresel are serving as Class III Directors under terms expiring in 1998. At each annual meeting of the shareholders of the Company, the successor to a member of the class of directors whose term expires at such meeting will be elected to hold office for term expiring at the annual meeting of shareholders held in the third year following the year of his election.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $250 for each Board meeting attended. Directors who are also employees of the Company receive no additional compensation for serving as Directors. The Company reimburses its Directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. The Company's Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Oklahoma law.

STOCK OPTION PLAN

     The Company established the Advantage Marketing Systems, Inc. 1995 Stock Option Plan (the "Stock Option Plan" or the "Plan") in June 1995. The Plan provides for the issuance of incentive stock options ("ISO Options") with or without stock appreciation rights ("SARs") and nonincentive stock options ("NSO Options") with or without SARs to employees and consultants of the Company,
including employees who also serve as Directors of the Company.   The total
number of shares of Common Stock authorized and reserved for issuance under the Plan is 1,125,000. As of the date of this Prospectus, options have not been granted under the Plan.

     The Stock Option Committee, which is currently comprised of Messrs. Hail and Baresel, administers and interprets the Plan and has authority to grant options to all eligible employees and determine the types of options, with or without SARs, granted, the terms, restrictions and conditions of the options at the time of grant, and whether SARs, if granted, are exercisable at the time of exercise of the Option to which the SAR is attached.

     The option price of the Common Stock is determined by the Stock Option Committee, provided such price may not be less than 85 percent of the fair market value of the shares on the date of grant of the option. The fair market value of a share of the Common Stock is determined by averaging the closing high bid and low asked quotations for such share on the date of grant of the option as reported by the National Quotation Bureau, Incorporated or, if not quoted, is determined by the Stock Option Committee. Upon the exercise of an option, the option price must be paid in full, in cash or with an SAR. Subject to the Stock Option Committee's approval, upon exercise of an option with an SAR attached, a participant may receive cash, shares of Common Stock or a combination of both, in an amount or having a fair market value equal to the excess of the fair market value, on the date of exercise, of the shares for which the option and SAR are exercised, over the option exercise price.

     Options granted under the Plan may not be exercised until six months after the date of the grant and rights under an SAR may not be exercised until six months after the SAR is attached to an option, if not attached at the time of the grant of the option, except in the event of death or disability of the participant. ISO Options and any SARs are exercisable only by participants while actively employed as an employee or a consultant by the Company, except in the case of death, retirement or disability. Options may be exercised at any time within three months after the participant's retirement or within one year after the participant's disability or death, but not beyond the expiration date of the option. No option may be granted after April 30, 2005. Options are not transferable except by will or by the laws of descent and distribution.

OFFICER AND DIRECTOR LIABILITY

     As permitted by the provisions of the Oklahoma General Corporation Act, the Certificate of Incorporation (the "Certificate") eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 1053 of the Oklahoma General Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act), or
(iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit the rights of the Company or its shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Oklahoma General Corporation Act. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Certificate and Bylaws and the Oklahoma General Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, an agreement, vote of shareholders or disinterested directors or otherwise. Insofar as indemnification for liabilities arising under the Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Company may enter into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, it is anticipated that the Company will pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or its affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or its affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. It is anticipated that the payments which the Company will be obligated to make thereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and cost of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.


                              CERTAIN TRANSACTIONS

     Set forth below is a description of transactions entered into between the Company and certain of its officers, directors and shareholders during the last two years. Certain of these transactions will continue in effect during and following completion of this offering and may result in conflicts of interest between the Company and such individuals. Although these persons have fiduciary duties to the Company and its shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of the Company.

     On November 6, 1990, John W. Hail, Chief Executive Officer and Chairman of the Board of Directors of the Company, formed the John Hail Agency, Inc. ("JHA"). Mr. Hail is the sole director and shareholder of JHA. Pursuant to an unwritten agreement, the Company provided office space, utilities and supplies, as well as an occasional part-time administrative staff person, to through June 30, 1996, JHA for a monthly payment of $1,000 as reimbursement of the Company's costs. In addition, the Company made advances to JHA of $22,000, $87,684 and $66,026 during the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, respectively. JHA has made repayments of these advances of $67,401 and $9,069 during the fiscal years ended December 31, 1995 and 1994, respectively. During the nine months ended September 30, 1996, JHA made repayments of $3,040. At September 30, 1996, JHA was indebted to the Company in the amount of $70,923. Effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and JHA executed a promissory note payable to the Company in the principal amount of $73,964 bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month.


     At September 30, 1996, and December 31, 1995, the balance due on a short-term loan from the Company's Chief Executive Officer and major shareholder was $17,658 and $81,929, respectively. During 1995, the Company combined interest payable of approximately $52,000 with the principal due under the loan and began making weekly interest and principal payments of $1,500. During the nine months ended September 30, 1996, the Company did not receive any advances under the loan, while during 1995, the Company received aggregate advances of $31,963 under the loan. During the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company made principal payments of $64,271 and $127,615, respectively, thereon to the Company's Chief Executive Officer and major shareholder. The loan is unsecured, due on demand and bears interest at 12 percent per annum, and as of the date of this Prospectus the Company is making weekly principal and interest payments of $1,500.

     During the five months ended May 31, 1995, and the fiscal year ended December 31, 1994, Roger P. Baresel provided accounting and consulting services to the Company and for such services Mr. Baresel was paid $13,500 and $19,500, respectively. On June 1, 1995, Mr. Baresel ceased providing accounting and consulting services to the Company and became an executive officer and a Director of the Company.

     Included among the consumer benefits sold by the Company are legal services provided by Pre-Paid Legal Services, Inc. ("PPL"). Purchasers of these legal services make payments directly to PPL and PPL in turn pays the Company commissions on these sales. PPL is a greater than five percent beneficial owner of the of the Company's Common Stock and Harland C. Stonecipher, the founder and Chief Executive Officer of PPL is a Director of the Company. During the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, the Company received commissions from PPL on these sales totaling $7,063, $16,415 and $71,713, respectively.

     During the nine months ended September 30, 1996 and during the years ended December 31, 1995 and 1994, the Company paid Curtis H. Wilson, Sr., a Director of the Company, sales commissions of $32,064, $51,669, and $26,791, respectively. During the nine months ended September 30, 1996 and during the years ended December 31, 1995 and 1994, the Company paid William A. LaReese, a greater than five percent beneficial owner of the Company's Common Stock, sales commissions of $7,547, $10,662, and $10,398, respectively. During the nine months ended September 30, 1996 and during years ended December 31, 1995 and 1994, the Company paid jointly Robert and Retha Nance, who are greater than five percent beneficial owners of the Company's Common Stock, sales commissions of $791, $12,433, and $10,000, respectively. In addition, during the nine months ended September 30, 1996 and during the year ended December 31, 1995, the Company paid jointly Roger P. Baresel, an executive officer of the Company, and his wife, Judith A. Baresel, sales commissions of $254 and $672, respectively.


     During 1995, the Company granted Roger P. Baresel, an executive officer and Director of the Company, 10-year, transferrable stock options exercisable for the purchase of 125,000 and 43,750 shares of Common Stock for $2.00 and $3.60 per share, respectively. During 1995, Mr. Baresel transferred by gift 156,250 of such stock options to third parties, including 87,500 to his wife, Judith A. Baresel, and 12,500 to Mrs. Baresel in her capacity as guardian for the benefit of their children. In addition, during 1994, the Company granted Mr. Baresel five-year stock options exercisable for the purchase of 10,000 shares of Common Stock for $2.16 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted John M. Hail, an executive officer and Director of the Company, 10-year, transferrable stock options exercisable for the purchase of 375,000 shares of Common Stock for $2.00 per share. During 1995, Mr. Hail transferred by gift 225,000 of these stock options to third parties. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted Curtis H. Wilson, Sr., a Director of the Company, six-year stock options exercisable for the purchase of 125,000 shares of Common Stock for $3.60 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted R. Terren Dunlap, a Director and former executive officer of the Company, five-year stock options exercisable for the purchase of 37,500 shares of Common Stock for $2.16 per share. All of the stock options were granted at the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, the Company granted United Financial Advisory Services, Inc. five-year stock options exercisable for the purchase of 125,000 shares of Common Stock for $3.60 per share and 125,000 shares of Common Stock for $4.96 per share. All of the stock options were granted at or above the fair market value of the Common Stock on the date of grant and are currently exercisable. As a result of the grant of these stock options, United Financial Advisory Services, Inc. became a greater than five percent beneficial owner of the Common Stock of the Company.

     During 1995, the Company granted Robert Nance, a greater than five percent beneficial owner of the Common Stock of the Company, five-year stock options exercisable for the purchase of 49,125 shares of Common Stock for $2.00 per share and two-year stock options exercisable for the purchase of 6,945 shares of Common Stock for $2.16 per share. Furthermore, during 1994, Mr. Nance was granted five-year stock options exercisable for the purchase of 5,358 shares of Common Stock for $2.80 per share. All of the stock options were granted at or above the fair market value of the Common Stock on the date of grant and are currently exercisable.

     During 1995, Gene Burson, a director and shareholder of Miracle Mountain International, Inc. ("MMI"), advanced $56,253 to MMI pursuant to a demand note bearing nine percent interest. During 1995, MMI did not make any principal or interest payments on this note. In accordance with the terms of the Stock Purchase Agreement pursuant to which the Company acquired MMI, Mr. Burson contributed the note to MMI as additional capitalization of MMI. See "The Company--Background--MMI Acquisition."

     The Board of Directors of Company believes that the terms of the transactions described above were at least as favorable as could be obtained from unaffiliated third parties. The Company has adopted policies that any loans to officers, directors and five percent or more shareholders ("affiliates") are subject to approval by a majority of the disinterested independent directors of the Company and that further transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of the disinterested independent directors. As of the date of this Prospectus, the Board of Directors is comprised of the five members of which two are independent directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as to the beneficial ownership of the Common Stock as of October 28, 1996, and the beneficial ownership of the Common Stock, as adjusted to give effect to this offering (the "Rights Offering"), assuming exercise of the Rights in full and the issuance of 2,148,191 shares of Common Stock, and the Warrant Modification Offering, assuming exercise of the Public Warrants in full and the issuance of 1,050,470 shares of Common Stock, of (i) each person who is known to the Company to be the beneficial owner of more than five percent thereof, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors as a group, together with their percentage holdings of the outstanding shares, and, as adjusted, after giving effect to completion of the Rights Offering and the Warrant Modification Offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships between the executive officers and directors of the Company. For purposes of the following table, the number of shares and percent of ownership of outstanding Common Stock that the named person beneficially owned includes shares of Common Stock that such person has the right to acquire within 60 days of October 28, 1996, pursuant to exercise of the Public Warrants, options and other warrants, as well as any other rights to acquire, and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding Common Stock of any other named person.


                                                                                               PERCENT OF OUTSTANDING BENEFICIALLY
                                                                                               OWNED  SHARES AFTER GIVING EFFECT TO
                                                                                               ------------------------------------
                                                                                                                       WARRANT
                                                          PERCENT OF         SHARES                                  MODIFICATION
                                                         OUTSTANDING      BENEFICIALLY                                 OFFER(2)
                                              SHARES     BENEFICIALLY     OWNED AFTER       WARRANT                      AND
NAME AND ADDRESS OF                        BENEFICIALLY     OWNED         DISTRIBUTION    MODIFICATION    RIGHTS        RIGHTS
 BENEFICIAL OWNER                              OWNED        SHARES        OF RIGHTS(1)      OFFER(2)    OFFERING(3)   OFFERING(3)
-------------------                        ------------  ------------   ----------------  ------------  -----------  ------------
John W. Hail(4)(5)........................      412,659         17.99%        675,318          12.34%       15.22%         12.31%

Bruce Greene(6)...........................      331,500         13.40%        331.500          10.38%        7.18%          6.21%

Curtis H. Wilson, Sr.(4)(7)...............      272,603         11.39%        295,206           7.92%        6.51%          5.28%

United Financial Advisory Services(8).....      250,000         10.45%        250,000           7.26%        5.51%          4.47%

William A. LaReese(9).....................      216,541          9.48%        291,832           6.78%        6.59%          5.47%

Robert and Retha Nance(10)................      193,094          8.76%        324,760           5.93%        7.47%          6.02%

Roger P. Baresel(4)(11)...................      161,250          7.08%        187,500           4.84%        4.24%          3.43%

Pre-Paid Legal Services, Inc.(12).........       56,415          2.63%        112,830           1.77%        2.63%          2.11%

Harland C. Stonecipher(12)................       56,415          2.63%        112,830           1.77%        2.63%          2.11%

R. Terren Dunlap(4)(13)...................       37,500          1.72%         37,500           1.16%         .87%           .70%

Executive Officers and
   Directors as a group
   (five persons)(5)(7)(11)(12)(13)(14)...      940,427         34.63%      1,308,354          29.45%       30.52%          24.52%
-----------------------

(1) Assumes the distribution of 2,148,191 Rights to the shareholders of the Company.

(2) Assumes the exercise of the Public Warrants in full and the issuance pursuant thereto of 1,050,470 shares of Common Stock comprising part the Units. See "Warrant Modification Offer."

(3) Assumes exercise of the Rights in full and issuance pursuant thereto of 2,148,191 shares of Common Stock comprising in part the Rights Offering Units pursuant to the Rights Offering. See "Description of Securities-- Common Stock--Rights Offering."

(4) A Director and an executive officer of the Company, with a business address of 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112.

(5)  The shares and percentage include (i) 262,659 shares of outstanding
     Common Stock held by Mr. Hail, (ii) 150,000 shares of Common Stock which are subject to currently exercisable stock options granted in 1995 to and held by Mr. Hail, and, after distribution of the Rights in connection with the Rights Offering, (iii) 262,659 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. Hail has reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.

(6) Mr. Greene's business address is 1465 Greenbrier Drive Green Oaks, Illinois 60048. The shares consist of and percentages are based on 331,500 shares of Common Stock which are subject to currently exercisable Public Warrants held by Mr. Greene. As of the date of this Prospectus, Mr. Greene has reserved all rights with respect to the Public Warrants and has not committed to exercise all or any portion of the Public Warrants.

(7)  The shares and percentage include (i) 17,065 shares of outstanding
     Common Stock held by Mr. Wilson, (ii) 250,000 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Wilson (125,000 of which were granted in 1995), and (iii) 5,538 shares of outstanding Common Stock held by Ruth Wilson, wife of Mr. Wilson and with respect to which Mr. Wilson disclaims any beneficial interest, and, after distribution of the Rights in connection with the Rights Offering and, after distribution of the Rights in connection with the Rights Offering, (iv) 17,065 shares of Common Stock issuable upon exercise of the Rights by Mr. Wilson, and (v) 5,538 shares of Common Stock issuable upon exercise of the Rights by Mrs. Wilson. As of the date of this Prospectus, Mr. and Mrs. Wilson have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.

(8) The business address of United Financial Advisors, Inc. is 1601
     Northwest Expressway, Suite 2101, Oklahoma City, Oklahoma 73118. The shares consist of and the percentage is based upon 250,000 shares of Common Stock which are subject to currently exercisable warrants.

(9) Mr. LaReese's business address is 2239 Northwest 30th Street, Oklahoma City, Oklahoma 73112. The shares and percentage include (i) 75,291 shares of outstanding Common Stock held by Mr. LaReese, (ii) 141,250 shares of Common Stock that are subject to currently exercisable Public Warrants, and, after distribution of the Rights in connection with the Rights Offering, (iii) 75,291 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. LaReese has reserved all rights with respect to the Public Warrants and the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Public Warrants or Rights.

(10) Mr. and Mrs. Nance are husband and wife and their business address is Post Office Box 405, Wheatland, Oklahoma 73097. The shares and percentage include (i) 75 shares of outstanding Common Stock held by Mr. Nance, (ii) 37,750 shares of outstanding Common Stock owned by Mrs. Nance, (iii) 93,841 shares of outstanding Common Stock owned jointly by Mr. and Mrs. Nance,
     (iv) 61,428 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Nance, and, after distribution of the Rights in connection with the Rights Offering, (v) 131,666 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. and Mrs. Nance have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and have not committed to the exercise of all or any portion of the Rights.

(11) The shares and percentages include (i) 12,500 shares of outstanding
     Common Stock jointly held by Mr. Baresel and his wife, Judith A. Baresel,
     (ii) 35,000 shares of Common Stock which are subject to currently exercisable stock options granted to and held by Mr. Baresel, of which 12,500, 10,000 and 12,500 options were granted in 1992, 1994 and 1995, respectively, (iii) 13,750 shares of outstanding Common Stock held by Mrs. Baresel, (iv) 87,500 shares of Common Stock which are subject to currently exercisable stock options held by Mrs. Baresel, (v) 12,500 shares of Common Stock which are subject to currently exercisable stock options held as the custodian for the benefit of the children of Mr. and Mrs. Baresel, and with respect to which Mr. Baresel disclaims any beneficial interest, and, after distribution of the Rights in connection with the Rights Offering, (vi) 26,250 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Mr. and Mrs. Baresel have reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and have not committed to exercise all or any portion of the Rights.

(12) Mr. Stonecipher is a Director of the Company with a business address of 321 East Main Street, Ada, Oklahoma 74820 and Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. The shares and percentages include (i) 56,415 shares of outstanding Common Stock held by Pre-Paid Legal Services, Inc. and, after distribution of the Rights in connection with the Rights Offering, (ii) 56,415 shares of Common Stock issuable upon exercise of the Rights. As of the date of this Prospectus, Pre-Paid Legal Services, Inc. has reserved all rights with respect to the Rights to be distributed pursuant to the Rights Offering and has not committed to exercise all or any portion of the Rights.

(13) The shares and percentages include 37,500 shares of outstanding Common Stock which are subject to a currently exercisable stock options granted in 1995.

(14) The shares and percentage include (i) 367,927 shares of outstanding
     Common Stock, (ii) 572,500 shares of Common Stock which are subject to currently exercisable stock options and, after distribution of the Rights in connection with the Rights Offering, (ii) 367,927 shares of Common Stock issuable upon exercise of the Rights.

                           DESCRIPTION OF SECURITIES

     Pursuant to its Certificate of Incorporation, the Company is currently authorized to issue up to 495,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), and 5,000,000 shares of Preferred Stock, $.0001 par value ("Preferred Stock"). As of the date of this Prospectus, the outstanding capital stock of the Company consisted of 2,148,191 shares of Common Stock. Pursuant to the Rights Offering, the Company will issue 2,148,191 Rights for the purchase of 2,148,191 shares of Common Stock and 1996-A Warrants comprising the Units. Concurrently with this offering, pursuant to the Warrant Modification Offering, the Company is offering pursuant to a separate prospectus 1,050,470 Warrant Modification Units, each consisting of one share of Common Stock and one 1996-A Warrant. See "--Public Warrants--Warrant Modification Offering," below. The share of Common Stock and the 1996-A Warrant comprising each Unit and each Warrant Modification Unit will be immediately detachable and separately tradeable upon issuance and the 1996-A Warrants will be exercisable 90 days after the date of this Prospectus.

     After giving effect to (i) the issuance of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Units (2,148,191 shares of Common Stock and 2,148,191 1996-A Warrants) pursuant thereto and (ii) the offering pursuant to the Warrant Modification Offering and assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 Warrant Modification Units (1,050,470 shares of Common Stock and 1,050,470 1996-A Warrants) pursuant thereto, the issued and outstanding capital stock of the Company will consist of 5,346,852 shares of Common Stock without giving effect to exercise of the 1996-A Warrants. Furthermore, after giving effect to (i) this offering and the Warrant Modification Offering and assuming the exercise of the Public Warrants in full and the issuance of 1,050,470 Units (1,050,470 shares of Common Stock and 1,050,470 1996-A Warrants), (ii) the distribution of the Rights and assuming the exercise of the Rights in full and the issuance of 2,148,191 Rights Offering Units (2,148,191 shares of Common Stock and 2,148,191 1996-A Warrants) pursuant thereto and (iii) exercise of the 1996-A Warrants in full, the issued and outstanding capital stock of the Company will consist of 8,545,513 shares of Common Stock. See "Rights Offering" and "--Public Warrants-- Warrant Modification Offer" and "--Common Stock," "--1996-A Warrants," below.


     The following description of certain matters relating to the capital stock, the Public Warrants and the 1996-A Warrants is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation, Bylaws, the Warrant Agreements between the Company and U.S. Stock Transfer Corp. (the "Warrant Agent"), as amended, related to the Public Warrants and the 1996-A Warrants, and the Rights Agreement between the Company and U.S. Stock Transfer Corp. (the "Subscription Agent"), all of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

     Pursuant to its Certificate of Incorporation, the Company is authorized to issue up to 495,000,000 shares of Common Stock. The holders of outstanding shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to any Preferred Stock that may be outstanding. In the event of liquidation, dissolution and winding-up of the Company, the holders of outstanding Common Stock are entitled to share ratably in all assets available for distribution to the Common Stock shareholders after payment of all liabilities of the Company, subject to the prior distribution rights of the holders of any Preferred Stock that may be outstanding at that time. Holders of outstanding Common Stock are entitled to one vote per share on matters submitted to a vote by the Common Stock shareholders of the Company. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that holders of a majority of shares voting for the election of directors can elect all members of the Board of Directors sub ject to election. In general, a majority vote of shares represented at a meeting of Common Stock shareholders at which a quorum (a majority of the outstanding shares of Common Stock) is present is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of any Preferred Stock that from time to time may be outstanding and entitled to vote with the holders of the Common Stock. Upon issuance of the Common Stock as a component of the Units pursuant to the Warrant Modification Offering, all of the outstanding shares of Common Stock will be fully paid and nonassessable.

PUBLIC WARRANTS

     As of the date of this Prospectus, there are 524,610 Class A Common Stock Purchase Warrants (the "Class A Warrants) and 525,860 Class B Common Stock Purchase Warrants (the "Class B Warrants") issued and outstanding. The terms and conditions of the Class A Warrants and the Class B Warrants (collectively, the "Public Warrants") are set forth in the Warrant Agreement between the Company and the Warrant Agent, dated January 26, 1989, as amended providing for extension of the respective periods during which the Public Warrants may be exercised. Pursuant to amendment of the Warrant Agreement, the period of exercise of the Class Warrants and the Class B Warrants was extended to July 26, 1996, and July 26, 1997, respectively. The Public Warrants are evidenced by warrant certificates in registered form.

     Each Public Warrant entitles the holder to purchase one share of Common Stock. The number and kind of securities or other property for which the Public Warrants are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. Since issuance of the Public Warrants and without giving effect to the Warrant Modification Offering, there has not been any events resulting in adjustment in the number and kind of securities or other property required to be delivered by the Company upon exercise of the Public Warrants. The Class A Warrants and Class B Warrants are exercisable on or before July 26, 1996 and 1997, respectively, for the purchase of one share of Common Stock for $6.00 and $8.00 per share (the "Warrant Exercise Prices"), before giving effect to the Warrant Modification Offering. The Company has exercised its right to redeem (the "Warrant Redemption") the Public Warrants, by notice at 5:00 p.m., Central Standard Time,
on              , 1996, subject to extension by the Company (the "Redemption
Date"), for $.0008 per warrant (the "Redemption Price").

     WARRANT MODIFICATION OFFERING. Pursuant to agreement with the Warrant Agent, the Company has unilaterally offered to the holders of the Public Warrants to modify the terms of the Public Warrants until their redemption by the Company (the "Warrant Modification Offering"). Pursuant to the Warrant Modification Offering, the Company has reduced the Warrant Exercise Price of the Class B Warrants to $6.00 from the $8.00 exercise price during the period commencing on the date of this Prospectus until the Redemption Date (the "Special Exercise Period"). In addition, the Company will issue as soon as practicable after expiration of the Redemption Date, one Warrant Modification Unit (one share of Common Stock and one 1996-A Warrant) for each Class A Warrant and Class B Warrant effectively exercised, and not withdrawn, on or prior to the Redemption Date, subject to certain conditions as set forth herein. The Company's obligation to consummate the Warrant Modification Offering is not subject to the exercise of any minimum number of Public Warrants. Following expiration of the Redemption Date, the unexercised Public Warrants will expire and cease to be issued and outstanding, and the registered holders of the unexercised Public Warrants on the Redemption Date will be entitled to receive the $.0008 Redemption Price per Public Warrant.

1996-A WARRANTS

     The Board of Directors of the Company has authorized the issuance and sale of 3,198,661 1996-A Warrants to be issued as components of the Units and Warrant Modification Units (one 1996-A Warrant per Unit and Warrant Modification
Unit) to be offered to the Rights Holders pursuant to the Rights Offering and Warrant Holders pursuant to the Warrant Modification Offering. See "Rights Offering" and "--Public Warrants--Warrant Modification Offer," above. The 1996-A Warrants will be issued subject to the terms and conditions of the Warrant Agreement between the Company and the Warrant Agent.

     Each 1996-A Warrant entitles the holder to purchase one share of Common Stock at any time 90 days after the date of this Prospectus and on or before November 30, 1998 for an exercise price of $12.00. The number and kind of securities or other property for which the 1995-A Warrants are exercisable are subject to adjustments in certain events, such as mergers, reorganizations or stock splits, to prevent dilution. At any time, upon 30 days' written notice, the Company may redeem in whole and not in part, unexercised 1996-A Warrants for $.0001 per Warrant, provided the Common Stock has traded in excess of the Warrant Exercise Price, as adjusted, for five consecutive trading days. If any 1996-A Warrants called for redemption are not exercised by such time, the 1996-A Warrants will cease to be exercisable and the holders thereof will be entitled only to receive the redemption price. All 1996-A Warrants not exercised or redeemed will expire on November 30, 1998. Holders of 1996-A Warrants will not, as such, have any of the rights of shareholders of the Company.

     In certain cases, the sale of securities by the Company upon exercise of 1996-A Warrants could violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement with respect to such securities under the 1933 Act to continue to be effective during the term of the 1996-A Warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon exercise of 1996-A Warrants to be lawful. However, the Company will not be required to honor the exercise of 1996-A Warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase 1996-A Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such 1996-A Warrants.

PREFERRED STOCK

     Pursuant to its Certificate of Incorporation, the Company has an authorized class of Preferred Stock of 5,000,000 million shares, $.0001 par value. The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Company, without further approval of its shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. Management of the Company believes that having such a class of Preferred Stock provides the Company with greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any shares of Preferred Stock, in the event of any issuance, the holders of Common Stock will not have any preemptive or similar rights to acquire any of such Preferred Stock.

     The Board of Directors has the authority to issue shares of Preferred Stock and to determine its rights and preferences to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.

OTHER OPTIONS AND WARRANTS

     As of October 28, 1996, the Company has granted stock options and issued warrants to purchase 1,540,177 shares of Common Stock during various periods, which expire February 1997 through July 2005, at exercise prices of $1.60 to
$6.48 per share.   The average exercise price of the stock options is $2.48, and the exercise prices of the stock options and warrants were equal to the fair market value of the Common Stock on the date of the grant of each stock option and warrant. In addition, the Board of Directors is authorized to issue options and other stock purchase rights pursuant to the Advantage Marketing Systems, Inc. 1995 Stock Option Plan. As of the date of this Prospectus, options under such Stock Option Plan have not been granted. See "Management--Stock Option Plan."

     During 1995, the Company issued options to certain officers and directors in return for services rendered as a means of retaining their services to the Company. In lieu of payments of salaries and consulting fees, the Company has historically used options to attract, retain and compensate consultants, officers and directors. The Company also believes that linking the compensation of its officers and directors to increases in the value of its Common Stock achieves improved performance.

ANTI-TAKEOVER PROVISIONS

     The Certificate of Incorporation and Bylaws of the Company and the Oklahoma General Corporation Act include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description below related to provisions of the Certificate of Incorporation and the Bylaws of the Company is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws of the Company, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     Preferred Stock. The Certificate of Incorporation authorizes the issuance of the Preferred Stock in classes, and the Board of Directors to set and determine the voting rights, redemption rights, conversion rights and other rights relating to such class of Preferred Stock, and to issue such stock in either private or public transactions. In some circumstances, the Preferred Stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes.

     Classified Board of Directors. The Bylaws of the Company provide that the Board of Directors shall be comprised of three classes of directors, each class constituting approximately one-third of the total number of directors with each class serving staggered three-year terms. The classification of the directors make it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help ensure continuity and stability of the Company's management and policies.

     The classification provisions may also have the effect of discouraging a third party from accumulating large blocks of Common Stock or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders of the Company could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case.

     Oklahoma Anti-Takeover Statutes. Following completion of this offering and the Warrant Modification Offering, the Company may become subject to Section 1090.3 and Sections 1145 through 1155 of the Oklahoma General Corporation Act (the "OGCA").

     Subject to certain exceptions, Section 1090.3 of the OGCA prohibits a publicly-held Oklahoma corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which such person became an interested shareholder, unless the interested shareholder attained such status with approval of the board of directors or the business combination is approved in a prescribed manner, or certain other conditions are satisfied. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15 percent or more of the corporation's voting stock.

     In general, Sections 1145 through 1155 of the OGCA provide that issued and outstanding shares ("interested shares") of voting stock acquired (within the meaning of a "control share acquisition") become nonvoting stock for a period of three years following such control share acquisition, unless a majority of the holders of non-interested shares approve a resolution reinstating the interested shares with the same voting rights that such shares had before such interested shares became control shares. Any person ("acquiring person") who proposes to make a control share acquisition may, at the person's election, and any acquiring person who has made a control share acquisition is required to deliver an acquiring person statement to the corporation disclosing certain prescribed information regarding the acquisition. The corporation is required to present to the next annual meeting of the shareholders the reinstatement of voting rights with respect to the control shares that resulted in the control share acquisition, unless the acquiring person requests a special meeting of shareholders for such purpose and undertakes to pay the costs and expenses of such special meeting. In the event voting rights of control shares acquired in a control share acquisition are reinstated in full and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the corporation have dissenters' rights entitling them to receive the fair value of their shares which will not be less than the highest price paid per share by the acquiring person in the control share acquisition.

     A "control share acquisition" includes the acquisition by any person (including persons acting as a group) of ownership of, or the power to direct the exercise of voting power with respect to, control shares (generally issued and outstanding shares having more than 20 percent of all voting power in the election of directors of a publicly held corporation), subject to certain exceptions including (i) an acquisition pursuant to an agreement of merger, consolidation, or share acquisition to which the corporation is a party and is effected in compliance with certain Sections of the OGCA, (ii) an acquisition by a person of additional shares within the range of voting power for which such person has received approval pursuant to a resolution by the majority of the holders of non-interested shares, (iii) an increase in voting power resulting from any action taken by the corporation, provided the person whose voting power is thereby affected is not an affiliate of the corporation, (iv) an acquisition pursuant to proxy solicitation under and in accordance with the Securities Exchange Act of 1934, as amended, or the laws of Oklahoma, and (v) an acquisition from any person whose previous acquisition of shares did not constitute a control share acquisition, provided the acquisition does not result in the acquiring person holding voting power within a higher range of voting power than that of the person from whom the control shares were acquired. The issuance of the shares of Common Stock comprising in part the Units in connection with this offering and issuance of shares of Common Stock in connection with the exercise of the 1996-A Warrants will not constitute "control shares" within the meaning of Section 1146 of the OGCA because the resulting increase, if any, in voting power of a Rights Holder as a result of exercise of the Rights will result from the actions taken by the Company in the making of the Warrant Modification Offer. Therefore, the receipt of such shares by the holders of Rights or by the holders of the 1996-A Warrants will not constitute a share acquisition within the meaning of Sections 1145 through 1155 of the OGCA. Furthermore, the voting rights provisions of the Sections 1145 through 1155 of the OGCA were declared unconstitutional and unenforceable in 1987. In 1991, Sections 1145 through 1155 of the OGCA were amended; however, the constitutionality and enforceability of the voting rights provisions of such Sections of the OGCA, as amended, have not been determined as of the date of this Prospectus.

     The anti-takeover provisions of the OGCA may have the effect of discouraging a third party from acquiring large blocks of Common Stock within a short period or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders of the Company could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case.

TRANSFER AGENT AND WARRANT AGENT

     U.S. Stock Transfer Corp. is the registrar and transfer agent for the Common Stock and the Warrant Agent for the Public Warrants and the 1996-A Warrants, whose address is 1745 Gardena Avenue, Suite 200, Glendale, California 91204-2991. In addition, U.S. Stock Transfer Corp. is serving as Subscription Agent with respect to the exercise of the Rights and the purchase of Units pursuant to this offering.


                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon issuance and distribution of the Rights and assuming and giving effect to (i) exercise of the Rights in full and upon issuance of 2,148,191 Units pursuant thereto and (ii) exercise of the Public Warrants in full pursuant to the Warrant Modification Offering and the issuance of 1,050,470 Warrant Modification Units pursuant thereto, the Company will have outstanding 5,346,852 shares of Common Stock. The Company has reserved 3,198,661 shares of Common Stock for issuance upon exercise of the 1996-A Warrants and exercise of 1,540,177 shares of Common Stock for exercise of outstanding stock options and certain other warrants, and 1,125,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan. Additionally, the Company will have 483,789,310 shares of Common Stock available for issuance at such times and upon such terms as may be approved by the Company's Board of Directors. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Also see "Risk Factors --Absence of Prior Public Market for Units and 1996-A Warrants; Possible Volatility of Stock Price." Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through sales of its equity securities.

     The Units sold pursuant to the Rights Offering and the Units (and the component one share of Common Stock and one 1996-A Warrant of the Units) sold in pursuant to the Warrant Modification Offering, will be immediately eligible for resale in the public market without restriction or further registration under the 1933 Act, except for Units, Common Stock, and 1996-A Warrants purchased by an "affiliate" (as that term is defined under the 1933 Act) of the Company, which will be subject to the resale limitations of Rule 144 promulgated under the 1933 Act. In addition, as of October 28, 1996, there were 627,834 shares of Common Stock (the "Restricted Shares") outstanding which have not been registered under the 1933 Act (of which 367,927 were held by the executive officers, directors and affiliates of the Company), but may be sold without registration pursuant to Rule 144 promulgated under the 1933 Act, subject to the limitations thereunder described below.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for at least two years is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding the date on which notice of such sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Restricted Shares properly sold in reliance on Rule 144 are thereafter freely tradable without restrictions or registration under the 1933 Act, unless thereafter held by an affiliate of the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock which are not Restricted Shares (such as shares of Common Stock acquired by affiliates of the Company pursuant to exercise of the Public Warrants). As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such issuer.

     Furthermore, if three years have elapsed since the later of the date of any acquisition of Restricted Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) without regard to volume limitations, manner of sale restrictions, or public information or notice requirements. The Securities and Exchange Commission has recently proposed an amendment to Rule 144 which would reduce the three-year holding period to two years. The Commission is currently awaiting comments on proposed amendment. It is anticipated that the proposed amendment will be adopted, although there can be no assurance that the proposed amendment will be adopted as proposed or that additional conditions may not be imposed to permit the sale by non-affiliates after such two year holding period pursuant to Rule 144.

     Pursuant to Rule 144A promulgated under the 1933 Act, under certain circumstances qualified institutional buyers, as defined in the rule, are permitted to more easily acquire and sell "restricted securities." The Company is unable to predict the effect that Rule 144A has or will have on the prevailing market price of the Common Stock.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Units offered hereby are be passed upon for the Company by its counsel, Dunn Swan & Cunningham, A Professional Corporation.

                                    EXPERTS

     The financial statements of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, and for Miracle Mountain International, Inc. as of December 31, 1995, and the year then ended included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 (No. 33-80629) (herein, together with all amendments thereto, the "Registration Statement"), of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), Washington, D.C., with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document referenced herein are not necessarily complete, and in each instance, if the contract or document was filed as an exhibit, reference is hereby made to the copy of the contract or other document filed as an exhibit to the Registration Statement and each such statement is qualified in all respects by such reference. The Registration Statement (including the exhibits thereto) may be inspected without charge at the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices, upon payment of prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web on the Internet, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR. The Company will provide without charge to each person who receives this Prospectus, upon written or oral request, a copy of any information incorporated by reference in this Prospectus (excluding exhibits to information incorporated by reference unless such exhibits are themselves specifically incorporated by reference). Such requests should be directed to Advantage Marketing Systems, Inc. at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293, telephone: (405) 842-0131.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") as a "small business issuer" as defined under Regulation S-B promulgated under the 1933 Act. In accordance with the 1934 Act, the Company files reports and other information with the Commission (File No. 33-25701), and such reports and other information can be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Section of the Commission in Washington, D.C.

     The Company distributes to its shareholders annual reports containing financial statements audited by its independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated financial information. Such requests should be directed to Advantage Marketing Systems, Inc. at 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293, telephone: (405) 842-0131.

                         INDEX TO FINANCIAL STATEMENTS

                       ADVANTAGE MARKETING SYSTEMS, INC.

                                                                        PAGE
                                                                            ----
ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.) UNAUDITED
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

     Unaudited Pro Forma Consolidated Statement of Operations
          for the YearEnded December 31, 1995                             28
     Unaudited Pro Forma Consolidated Statement of Operations
          for the Nine Months Ended September 30, 1996                    29
     Notes to Unaudited Pro Forma Consolidated Financial
      Statements                                                          30



ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.) UNAUDITED
CONSOLIDATED FINANCIAL STATEMENTS:

     Consolidated Balance Sheets as of September 30, 1996 and
          December 31, 1995 (Unaudited)                                  F-2
     Consolidated Statements of Operations for the Nine Months Ended
          September 30, 1996 and 1995 (Unaudited)                        F-3
     Consolidated Statements of Cash Flows for the  Nine Months Ended
          September 30, 1996 and 1995 (Unaudited)                        F-4
     Notes to Consolidated Financial Statements for the  Nine Months
          Ended September 30, 1996 and 1995 (Unaudited)                  F-5


ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

     Independent Auditors' Report                                        F-7
     Consolidated Balance Sheets as of December 31, 1995 and 1994        F-8
     Consolidated Statements of Operations for Years Ended
          December 31, 1995 and 1994                                     F-9
     Consolidated Statements of Stockholders' Deficiency for Years
          Ended December 31, 1995 and 1994                               F-10
     Consolidated Statements of Cash Flows for Years Ended
          December 31, 1995 and 1994                                     F-11
     Notes to Consolidated Financial Statements for Years Ended
          December 31, 1995 and 1994                                     F-12


MIRACLE MOUNTAIN INTERNATIONAL, INC. AUDITED FINANCIAL STATEMENTS:

     Independent Auditors' Report                                        F-19
     Balance Sheet as of December 31, 1995                               F-20
     Statement of Operations for the Year Ended December 31, 1995        F-21
     Statement of Stockholders' Deficiency for the Year Ended
          December 31, 1995                                              F-22
     Statement of Cash Flows for the Year Ended December 31, 1995        F-23
     Notes to Financial Statements for the Year Ended December 31, 1995  F-24


MIRACLE MOUNTAIN INTERNATIONAL, INC. UNAUDITED FINANCIAL STATEMENTS:

     Balance Sheets as of May 31, 1996 and December 31, 1995 (Unaudited) F-26 Statements of Operations for the Five Months Ended
          May 31, 1996 and 1995 (Unaudited)                              F-27
     Statements of Cash Flows for the Five Months Ended
          May 31, 1996 and 1995 (Unaudited)                              F-28
     Notes to Financial Statements                                       F-29

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)
CONSOLIDATED BALANCE SHEETS, SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
(UNAUDITED)

                                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                                        1996           1995
                                                                                ------------    -----------
ASSETS
CURRENT ASSETS:
    Cash......................................................................   $   117,965    $   112,087
    Receivables - net of allowance of $25,804 in 1996 and $27,434 in 1995.....        12,774         18,299
    Receivable from affiliate.................................................            --         51,963
    Inventory.................................................................       305,804         98,621
    Prepaid expenses..........................................................        18,257          2,371
                                                                                 -----------    -----------
        Total current assets..................................................       454,800        283,341
                                                                                 -----------    -----------
COMMISSION ADVANCES TO RELATED
   PARTIES -- NONCURRENT......................................................        29,481             65

RECEIVABLE FROM AFFILIATE.....................................................        70,923             --

RECEIVABLES -- NONCURRENT.....................................................        18,742         22,620

PROPERTY AND EQUIPMENT, net of accumulated
    depreciation of $326,002 in 1996 and $280,606 in 1995.....................       176,932        159,797

GOODWILL......................................................................       113,488             --

COVENANT NOT TO COMPETE.......................................................        55,556             --

DEFERRED TAXES................................................................       438,349             --

OTHER ASSETS..................................................................       156,662         67,173
                                                                                 -----------    -----------
TOTAL ASSETS..................................................................   $ 1,514,933    $   532,996
                                                                                 ===========    ===========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
    Accounts payable..........................................................   $   206,634    $    91,949
    Accrued expenses..........................................................       276,379        151,654
    Accrued promotion expense.................................................        56,862         99,424
    Notes payable:
        Stockholder...........................................................        17,658         81,929
        Other.................................................................         9,401          8,440
    Current obligations under capital lease...................................        25,032         20,679
                                                                                 -----------    -----------
            Total current liabilities.........................................       591,966        454,075

LONG-TERM LIABILITIES:
    Notes payable - other.....................................................        23,880         28,500
    Capital lease.............................................................        61,812         75,649
                                                                                 -----------     ----------
            Total long-term liabilities.......................................        85,692        104,149
                                                                                 -----------    -----------
TOTAL LIABILITIES.............................................................       677,658        558,224
                                                                                 -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Preferred stock - $.0001 par value; authorized 5,000,000 shares;
        none issued...........................................................            --             --
    Common stock - $.0001 par value; authorized 495,000,000 shares;
        2,143,191 and 2,123,191 shares issued and outstanding, respectively...           214            212
    Paid-in capital...........................................................     1,981,380      1,859,882
    Accumulated deficit.......................................................    (1,144,319)    (1,885,322)
                                                                                 -----------    -----------
        Total stockholders' equity (deficiency)...............................       837,275        (25,228)
                                                                                 -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....................................   $ 1,514,933    $   532,996
                                                                                 ===========    ===========

                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------


                                     FOR THE NINE MONTHS ENDED
                                            SEPTEMBER 30,
                                     -------------------------
                                            1996          1995
                                     -----------    ----------
REVENUE:
    Sale of programs...............   $4,186,404    $3,155,934
    Sale of promotional material...      234,735        88,893
    Other..........................       37,471        17,797
                                      ----------    ----------
        Total......................    4,458,610     3,262,624
                                      ----------    ----------

EXPENSES:
    Cost of programs...............      968,635       906,935
    Cost of promotional material...      142,610        69,395
    Selling........................    2,235,879     1,495,084
    Interest expense...............       19,422        20,335
    General and administrative.....      789,410       593,273
                                      ----------    ----------
        Total......................    4,155,956     3,085,022
                                      ----------    ----------

INCOME BEFORE TAXES................      302,654       177,602

TAX BENEFIT........................      438,349            --
                                      ----------    ----------

NET INCOME.........................   $  741,003    $  177,602
                                      ==========    ==========

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES (thousands).......        3,176         2,121
                                      ==========    ==========

NET INCOME PER COMMON SHARE........         $.23          $.08
                                      ==========    ==========





                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
(UNAUDITED)

-----------------------------------------------------------------------------------------------
                                                                  SEPTEMBER 30,   SEPTEMBER 30,
                                                                           1996            1995
                                                                  -------------   -------------
CASH FLOW FROM OPERATING ACTIVITIES:

Net income....................................................        $ 741,003       $ 177,602
Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
    Depreciation and amortization.............................           53,955          29,149
    Changes in assets and liabilities
      which provided (used) cash:
        Inventory.............................................         (207,183)        (11,000)
        Receivables, advances and prepaids....................          (35,899)          1,204
        Deferred taxes........................................         (438,349)             --
        Other assets..........................................               --         (18,082)
        Checks outstanding....................................               --         (46,663)
        Accounts payable and accrued expenses.................          196,848         106,861
                                                                      ---------       ---------
    Net cash provided (used) by operating activities..........          310,375         239,071
                                                                      ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment............................          (62,531)         (4,072)
Advances to affiliate.........................................          (22,000)             --
Repayment of advances to affiliate............................            3,040              --
Purchase of Miracle Mountain International, Inc...............          (56,103)             --
Purchase of other assets......................................          (89,489)             --
                                                                      ---------       ---------
    Net cash used by investing activities.....................         (227,083)         (4,072)
                                                                      ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

Loans from stockholders.......................................               --          46,244
Payment on notes payable......................................           (3,659)         (2,088)
Payment on capital leases.....................................           (9,484)         (9,050)
Payment on notes payable -- stockholders......................          (64,271)       (111,150)
                                                                      ---------       ---------
    Net cash used by financing activities.....................          (77,414)        (76,044)
                                                                      ---------       ---------

NET INCREASE IN CASH..........................................            5,878         158,955

BEGINNING CASH BALANCE........................................          112,087              --
                                                                      ---------       ---------

ENDING CASH BALANCE...........................................        $ 117,965       $ 158,955
                                                                      =========       =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:

Reclassify interest payable to notes payable -- stockholders..        $      --       $  51,806
                                                                      =========       =========

Property and equipment acquired by capital lease..............        $      --       $  91,263
                                                                      =========       =========
 Fair value of capital stock issued to purchase
    Miracle Mountain International, Inc.......................        $ 120,000       $     --
                                                                      =========       =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
--------------------------------------------------------

1.  UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the fiscal year ended December 31, 1995.

    The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ending December 31, 1996. See Note 5 regarding the reverse stock split.


2.  MIRACLE MOUNTAIN INTERNATIONAL, INC.

    Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation ("MMI"), and MMI became a wholly-owned subsidiary of the Company (the "MMI Acquisition"). MMI is a multi-level marketer of various third-party manufactured nutritional supplement products. Pursuant to the Purchase Agreement and in connection with the MMI Acquisition, the Company issued and delivered to the shareholders of MMI 20,000 shares of Common Stock. In addition, the Company agreed to issue and deliver an additional 5,000 shares to the shareholders of MMI on or before December 17, 1996, pending determination of certain liabilities.

    The excess of the purchase price of $176,103, which includes $56,103 of transaction costs, over the negative $3,059 fair market value of the assets of MMI, net of liabilities, has been allocated $119,162 to goodwill and $60,000 to the covenant not to compete. Goodwill and the covenant not to compete will be amortized over a 7 and 4.5 year period, respectively. The fair market value of the assets of MMI, net of liabilities, declined from $16,690 to negative $3,059 between March 31, 1996 and May 31, 1996.

3.  INCOME TAXES

    On a regular basis, management evaluates all available evidence, both positive and negative, regarding the ultimate realization of the tax benefits of its deferred tax assets. Based upon the historical trend of increasing earnings, management has concluded that it is more likely than not that a tax benefit will be realized from its deferred tax assets and has therefore eliminated the previously recorded valuation allowance for its deferred tax assets.

    The Company's deferred tax assets consist primarily of net operating loss carryforwards for income tax purposes at September 30, 1996, totaling approximately $1,369,841, which will begin to expire in 2003. Elimination of the valuation allowance results in a deferred tax asset at September 30, 1996, of $438,349 and a corresponding tax benefit for the quarter ended September 30, 1996.

4.  RECEIVABLE FROM AFFILIATE

    The Company made advances to the John Hail Agency, Inc. ("JHA"), a company of which the Company's Chief Executive Officer and major shareholder is the sole director and shareholder, of $22,000 and $87,684 during the nine months ended September 30, 1996, and the year ended December 31, 1995, respectively. During the nine months ended September 30, 1996, JHA made repayments of $3,040. JHA made repayments of these advances of $67,401 during the year ended December 31, 1995. Furthermore, effective June 30, 1996, the Company adopted a policy to not make any further advances to JHA, and Jha executed a promissory note payable to the Company in the principal amount of $73,964, bearing interest at eight percent per annum and payable in 60 installments of $1,499 per month.

5.  SUBSEQUENT EVENTS

    On October 29, 1996, the Board of Directors of the Company approved a one-for-eight reverse split of the Company's issued and outstanding common stock, options and warrants, effective as of 5:00 p.m. New York City time on October 29, 1996. In addition, the number of the Company's issued and outstanding options and warrants have been reduced by a factor of eight and their exercise price per share has been increased by a factor of eight pursuant to this action.

    The one-for-eight reverse split is reflected in the accompanying financial statements on a retroactive basis. The Company's previously reported number of shares of common stock issued and outstanding at September 30, 1996 and December 31, 1995, of 17,145,524 and 16,985,524 has been adjusted to 2,143,191 and 2,123,191, respectively. Previously reported weighted average number of outstanding shares of common stock for the nine months ended September 30, 1995, of 16,966,000 has been adjusted to 2,121,000. Previously reported earnings per share for the nine months ended September 30, 1995, of $.01 has been restated to $.08.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Advantage Marketing Systems, Inc.
 (formerly AMS, Inc.)
Oklahoma City, Oklahoma

We have audited the accompanying consolidated balance sheets of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Advantage Marketing Systems, Inc. (formerly AMS, Inc.) at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                            DELOITTE & TOUCHE
LLP

Oklahoma City, Oklahoma
March 29, 1996, except as to Note 11,
for which the date is October 29, 1996

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

-----------------------------------------------------------------------------------------------------------

ASSETS                                                                               1995          1994
                                                                                  -----------   -----------
CURRENT ASSETS:
  Cash.......................................................................     $   112,087   $       -
  Receivables - net of allowances of $21,485 and $19,485, respectively.......          18,299        33,887
  Receivable from affiliate..................................................          51,963        31,680
  Inventory..................................................................          98,621        47,871
  Prepaid commissions........................................................           2,371         4,358
                                                                                  -----------   -----------
            Total current assets.............................................         283,341       117,796

COMMISSION ADVANCES TO RELATED PARTIES - NONCURRENT..........................              65        14,390

RECEIVABLES - NONCURRENT.....................................................          22,620             -

PROPERTY AND EQUIPMENT, Net..................................................         159,797        44,783

OTHER ASSETS.................................................................          67,173             -
                                                                                  -----------   -----------

TOTAL........................................................................     $   532,996   $   176,969
                                                                                  ===========   ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable...........................................................     $    91,949   $    79,415
  Accrued expenses...........................................................         151,654        92,067
  Accrued promotion expense..................................................          99,424         7,000
  Interest payable...........................................................               -        51,806
  Bank overdraft.............................................................               -        46,663
  Deferred revenue...........................................................               -        40,852
  Notes payable:
    Stockholders.............................................................          81,929       132,828
    Other....................................................................           8,440         5,827
  Capital lease obligation...................................................          20,679             -
                                                                                  -----------   -----------
            Total current liabilities........................................         454,075       456,458

LONG-TERM LIABILITIES:
  Notes payable:
    Stockholder..............................................................               -         7,947
    Other....................................................................          28,500             -
  Capital lease obligation...................................................          75,649             -
                                                                                  -----------   -----------
            Total liabilities................................................         558,224       464,405
                                                                                  -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
  Preferred stock - $.0001 par value; authorized 5,000,000 shares; none issued              -             -
  Common stock - $.0001 par value; authorized 495,000,000 shares; issued and
    outstanding 2,123,191 and 2,120,691 shares, respectively (see Note 11)...             212           212
  Paid-in capital............................................................       1,859,882     1,847,382
  Accumulated deficit........................................................      (1,885,322)   (2,135,030)
                                                                                  -----------   -----------
            Total stockholders' deficiency...................................         (25,228)     (287,436)
                                                                                  -----------   -----------

TOTAL........................................................................     $   532,996   $   176,969
                                                                                  ===========   ===========

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994

-----------------------------------------------------------------------------------------------------------

                                                                                      1995          1994
                                                                                  -----------   -----------
REVENUES:
  Programs.....................................................................   $ 4,382,935   $ 2,564,542
  Promotional material.........................................................       109,733        82,780
  Other........................................................................        25,535        30,625
                                                                                  -----------   -----------
            Total revenues.....................................................     4,518,203     2,677,947
                                                                                  -----------   -----------

COSTS AND EXPENSES:
  Programs.....................................................................     1,094,157       684,128
  Promotional material.........................................................        92,087        83,964
  Selling......................................................................     2,201,510     1,289,616
  General and administration...................................................       857,743       515,158
  Interest expense.............................................................        22,998        25,075
                                                                                  -----------   -----------
            Total expenses.....................................................     4,268,495     2,597,941
                                                                                  -----------   -----------

NET INCOME.....................................................................   $   249,708   $    80,006
                                                                                  ===========   ===========

Weighted average common shares outstanding.....................................     2,662,681     2,119,356

Net income per common share....................................................          $.09          $.04



                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 1995 AND 1994

--------------------------------------------------------------------------------------------------------
                                                                                     TOTAL
                                                         COMMON   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                           SHARES        STOCK    CAPITAL      DEFICIT       DEFICIENCY
                                      -----------------  ------  ----------  ------------  --------------
                                           (Note 11)
BALANCE,
     JANUARY 1, 1994................          2,105,598    $211  $1,823,236  $(2,215,036)      $(391,589)

Conversion of payables
     into stock.....................              1,343       -       2,147            -           2,147

Issuance of capital stock
     for services received..........             13,750       1      21,999            -          22,000

Net income for the year ended
     December 31, 1994..............                  -       -           -       80,006          80,006
                                      -----------------  ------  ----------  -----------       ---------

BALANCE,
     DECEMBER 31, 1994..............          2,120,691     212   1,847,382   (2,135,030)       (287,436)

Warrants exercised..................              1,250       -       7,500            -           7,500

Issuance of capital stock for cash..              1,250       -       5,000            -           5,000

Net income for the year ended
     December 31, 1995..............                  -       -           -      249,708         249,708
                                      -----------------  ------  ----------  -----------       ---------

BALANCE,
     DECEMBER 31, 1995..............          2,123,191    $212  $1,859,882  $(1,885,322)      $ (25,228)
                                      =================  ======  ==========  ===========       =========

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994

-----------------------------------------------------------------------------------------------------------------------

                                                                                            1995              1994
                                                                                      ----------------  ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income....................................................................         $ 249,708          $ 80,006
     Adjustments to reconcile net income to net cash used by operating activities:
         Depreciation and amortization.............................................            43,310            33,403
         Provision for bad debts...................................................                 -               884
         Stock issued for services.................................................                 -            22,000
         Stock issued for refunds..................................................                 -             2,147
         Changes in assets and liabilities which provided (used) cash:
           Receivables and advances................................................             7,293             7,545
           Inventory...............................................................           (50,750)          (28,854)
           Prepaid expenses........................................................             1,859                 -
           Prepaid commissions.....................................................               128            24,274
           Accounts payable and accrued  expenses..................................           126,545            20,871
           Notes payable to associates.............................................                 -           (10,728)
           Interest payable........................................................                 -            20,860
           Deferred revenue........................................................           (40,852)          (63,156)
                                                                                            ---------          --------
               Net cash provided by operating activities...........................           337,241           109,252
                                                                                            ---------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment...........................................           (50,105)           (6,689)
       Advances to affiliate.......................................................           (87,684)          (66,026)
     Repayment of advances to affiliate............................................            67,401             9,069
     Purchase of other assets......................................................           (29,173)                -
                                                                                            ---------          --------
               Net cash used for investing activities..............................           (99,561)          (63,646)
                                                                                            ---------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock........................................            12,500                 -
     Loans from stockholders.......................................................            31,963            61,374
     Other loans...................................................................            39,098             3,685
     Bank overdraft................................................................           (46,663)           13,074
     Payment on notes payable - stockholders.......................................          (142,615)          (79,138)
     Payment on notes payable - other..............................................            (7,985)           (4,666)
     Principal payment on capital leases...........................................           (11,891)          (39,935)
                                                                                            ---------          --------
               Net cash used in by financing activities............................          (125,593)          (45,606)
                                                                                            ---------          --------

NET INCREASE IN CASH...............................................................           112,087                 -

BEGINNING CASH BALANCE.............................................................                 -                 -
                                                                                            ---------          --------

ENDING CASH BALANCE................................................................         $ 112,087          $      -
                                                                                            =========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for interest........................................         $  27,335          $  4,215

     Noncash financing and investing activities:
       Purchase of property and equipment by entering into capital leases..........           108,219                 -
       Reclassify interest payable to notes payable - stockholders.................            51,806                 -
       Issuance of common stock for notes and accounts payable.....................                 -            89,892

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

            ADVANTAGE MARKETING SYSTEMS, INC. (FORMERLY AMS, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF BUSINESS - The Company is engaged in marketing consumer products and services. The Company has negotiated marketing agreements with various providers to market nutritional supplements and service contracts through a multi-level sales organization of independent sales associates developed by the Company. The Company also sells supplies and materials to its sales associates.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REVENUE RECOGNITION - Program revenue is recognized when products are shipped or services are rendered. Sales of training and promotional material to the sales force are recorded as revenue when the goods are shipped.

   INVENTORY - Inventory consists of consumer product inventory, and training and promotional material such as video tapes, cassette tapes and paper supplies held for sale to customers and independent sales associates. Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out method.

   PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost or, in the case of leased assets under capital leases, at the fair value of the property and equipment. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets of three to five years. Leased assets under capital leases and leasehold improvements are amortized over the term of the lease.

   In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Effective for fiscal years beginning after December 31, 1995, SFAS 121 establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles and goodwill related to such assets. The Company will adopt SFAS 121 in 1996. Management does not believe this pronouncement will have a material effect on the Company's consolidated financial statements.

   EARNINGS PER SHARE - Earnings per common share were computed by dividing net income by the weighted average number of shares outstanding during the period after giving effect to the reverse stock split discussed in Note 11. Outstanding stock options have been included in primary earnings per share, as the criteria for classification as a common stock equivalent has been met in 1995. The effect of these common stock equivalents on the weighted average number of shares outstanding was an approximate increase in shares of 539,500. Warrants have not been considered as their effect is anti-dilutive. No difference exists between primary and fully dilutive earnings per share.


   INCOME TAXES - The Company recognizes an asset and liability approach for accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is to be established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized.

2.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31:

                                                   1995         1994
                                                ---------    ---------
Office furniture, fixtures, and equipment....   $ 378,287    $ 265,504
Automobile...................................      54,056        9,184
Leasehold improvements.......................      22,220       21,552
                                                ---------    ---------
                                                  454,563      296,240
Accumulated depreciation and amortization....    (294,766)    (251,457)
                                                ---------    ---------

Total property, net..........................   $ 159,797    $  44,783
                                                =========    =========

3.  NOTES PAYABLE TO STOCKHOLDERS

    The Company has a note payable to its major stockholder and chief executive officer in the amount of $81,929 and $125,775 as of December 31, 1995 and 1994, respectively. This note is due on demand and bears interest at 12%. During 1995, the Company combined interest payable on the note of approximately $52,000 with the principal and began making weekly payments of principal and interest. Also during 1995, the Company received advances of $31,963 and made payments of $127,615 on this payable.

    During 1994, the Company had a note payable to a stockholder in the amount of $15,000, bearing interest at 12%. Terms of the note required eight quarterly payments of principal and interest beginning in the first quarter of 1995. In 1995 the note was paid in full.

4.  LEASE AGREEMENTS

    During 1995, the Company entered into various capital leases for office related equipment. The lease terms range from 36 to 60 months. Additionally, annual lease rental payments for each lease range from $1,300 to $14,000 per year. The schedule of minimum lease payments below reflects all payments under the leases.

    The property and equipment accounts include $96,328 for leases that have been capitalized at December 31, 1995. Related accumulated depreciation amounted to $9,941 at December 31, 1995.

    The Company leases office space and transportation equipment under a noncancellable operating lease. Rental commitments are listed below.

    Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms of one year or more at December 31, 1995 are as follows :


                                      CAPITAL   OPERATING
Year ending:                           LEASES     LEASES     TOTAL
                                                            --------
1996................................. $ 35,151    $ 52,990  $ 88,141
1997.................................   35,760      54,523    90,283
1998.................................   35,760      22,984    58,744
1999.................................   20,014           -    20,014
2000.................................    2,682           -     2,682
                                      --------    --------  --------
Total minimum lease payments.........  129,367    $130,497  $259,864
                                                  ========  ========
Less amount representing interest....  (33,039)
                                      --------

Present value of net minimum lease
  payments...........................   96,328
Less current portion.................  (20,679)
                                      --------

Long-term capital lease obligations.. $ 75,649
                                      ========

    Rental expense under operating leases for the years ended December 31, 1995 and 1994 was $55,476 and, $57,458, respectively.

5.  STOCKHOLDERS' EQUITY

    See related information concerning the October 29, 1996, reverse stock split in Note 11. All shares and per share information has been restated retroactively to give effect to the stock split.

    COMMON STOCK - During 1994, $2,147 of accounts payable were settled by the Company through the issuance of 1,343 shares of its common stock with an estimated fair value as of the date of settlement which equaled the liability. No gain or loss was recorded as a result of this transaction.


    During 1994, the Company issued 7,500 shares of its common stock to a consultant for services rendered and 6,250 shares of stock for services performed by individuals primarily involved in marketing the Company's programs. A charge of $22,000, the estimated fair value of the shares at the date of issuance, was recorded as selling expense.

    The Company plans to effect a public offering of common stock in 1996. See discussion of this offering at Proposed Redemption and Offerings below.

    COMMON STOCK OPTIONS - The Company has issued options in 1995 and 1994 primarily for services rendered. The exercise price of these options was equal to or in excess of the fair market value of the common stock at the date of grant.

    During 1995, the Company issued various options at exercise prices ranging from $2.00 per share to $6.48 per share. Options were granted primarily for services rendered and to ensure the future availability of those services to the Company. Various options are subject to certain requirements including vesting limits, employment requirements, and future events. The majority of options granted to officers of the Company contain no conditional terms other than the period of exercise.

    During 1994, the Company issued options on 34,108 shares of the Company's common stock at exercise prices ranging from $2.16 per share to $2.80 per share. These options are exercisable at any time through December 31, 1999 so long as the individual is continuing to provide services to the Company at the date of exercise. The options vest at 20% per year. The vested options are not subject to a continuing employment requirement.

    The following table summarizes the Company's stock option activity for the years ended December 31, 1995 and 1994:

                                         EXERCISE               EXERCISE
                              1995        PRICE       1994       PRICE
                            ---------  ------------  -------  ------------
Options outstanding
  at beginning of year.....   350,358  $1.60 - 2.16  316,250  $       1.60

  Options granted
    during the year:.......   706,624          2.00        -             -
                               44,445          2.16   28,750          2.16
                                    -             -    5,358          2.80
                              302,500          3.60        -             -
                              125,000          4.96        -             -
                               11,250          6.48        -             -
                            ---------                -------
                            1,189,819                 34,108
                            ---------                -------
  Options outstanding
    at end of year........  1,540,177  $1.60 - 6.48  350,358  $1.60 - 2.80
                            =========                =======

    The Company has filed a registration statement with the Securities and Exchange Commission to register common stock to be issued in association with a planned redemption of outstanding warrants, distribution of common stock rights. See discussion at Proposed Redemption and Offerings below.

    COMMON STOCK WARRANTS - The following table summarizes the Company's common stock warrants activity for the years ended December 31, 1995 and 1994. The Company plans to redeem all Class A and Class B Warrants in 1996. See discussion of the planned redemption at Proposed Redemption and Offerings below.

                                                       WARRANTS
                                                       ISSUED/       EXERCISE
DECEMBER 31, 1995:                                   OUTSTANDING      PRICE       EXERCISE PERIOD
                                                    --------------  ----------  -------------------
    Class A Warrants at beginning of year........         525,860        $6.00    4/26/89 - 7/26/96
    Class A Warrants exercised during the year...          (1,250)       $6.00
                                                          -------
    Class A Warrants at end of year..............         524,610
                                                          =======
    Class B Warrants.............................         525,860        $8.00    4/26/89 - 7/26/97
                                                          =======

    During 1995, Class A and B warrants exercise periods were extended by one year to 1996 and 1997, respectively, by Board of Director approval.

   DECEMBER 31, 1994:

    Class A Warrants............................          525,860        $6.00    4/26/89 - 7/26/95
                                                          =======
    Class B Warrants............................          525,860        $8.00    4/26/89 - 7/26/96
                                                          =======

    During 1994, Class A and B warrants exercise periods were extended by one year to 1995 and 1996, respectively, by Board of Director approval.


    Each warrant entitles the holder to purchase one share of common stock. The Company may redeem the warrants at any time at a price of $.0008 per warrant.

    PROPOSED REDEMPTION AND OFFERINGS - The Company has filed a registration statement with the Securities and Exchange Commission to redeem the outstanding Class A and Class B Warrants at the redemption price noted above. In connection with the redemption, the Company will offer to temporarily reduce the exercise price of Class B Warrants and will offer upon exercise of each Class A and Class B Warrant one share of common stock plus one new 1996-A Warrant. Each 1996-A Warrant will be exercisable at any time 90 days after the date of the associated prospectus and on or before November 30, 1998, to purchase one share of common stock at $12.00 per share. The proposed redemption will be limited to a specific time period after the declaration of effectiveness of the related registration statement filed by the Company with the Securities and Exchange Commission.

    In addition, the registration statement includes the Company's intention to distribute nontransferable rights to purchase a unit consisting of one share of common stock and one new 1996-A Warrant to existing shareholders of record. The rights will be offered at no cost and will allow shareholders of record to purchase one unit for every previous common share held. In connection with these offerings, the Company has incurred certain direct costs consisting primarily of legal, accounting and filing fees. These costs totaled approximately $53,000 at December 31, 1995, and are included in other assets in the Company's financial statements. The rights exercise period will be limited to a specific time period after the declaration of effectiveness of the related registration statement filed by the Company with the Securities and Exchange Commission.

    Also, the Company has signed a letter of intent with an underwriter to effect a public offering of additional common stock in 1996. The Company plans to coordinate the offering with the notification to redeem outstanding warrants and distribute rights mentioned above. The agreement between the Company and the underwriter includes a provision requiring the Company to grant various options and sell various warrants to the underwriters.

6.  STOCK OPTION PLAN

    See related information concerning the October 29, 1996, reverse stock split in Note 11. All shares and per share information has been restated retroactively to give effect to the stock split.

    During 1995, the Company approved the 1995 Stock Option Plan (the "Plan"). Under this Plan, options available for granting consist of (i) nonqualified stock options, (ii) nonqualified stock options with stock appreciation rights attached, (iii) incentive stock options, and (iv) incentive stock options with stock appreciation rights attached. Shares of stock covered by this Plan shall consist of 1,125,000 shares of the common stock, $.0001 par value, of the Company. The Plan limits participation to employees, independent contractors, and consultants. Nonemployee directors are excluded from Plan participation. The option price for shares of stock subject to this Plan are set by the Stock Option Committee of the Board of Directors at a price not less than 85% of the market value of the stock on the date of grant. No stock options shall be exercisable within six months from the date of grant, unless under a Plan exception, nor more than ten years after the date of grant. The Plan provides for the grant of stock appreciation rights, which allow the holder to receive in cash, stock or combination thereof, the difference between the exercise price and the fair market value of the stock at date of exercise. The value of stock appreciation rights is charged to compensation expense. The stock appreciation right is not separable from the underlying stock option or incentive stock options originally granted. Options can only be exercised in tandem, and can only be exercised when a positive spread exists between the fair market value and exercise price. No options under this Plan have been granted or exercised as of December 31, 1995.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages, but does not require, compensation costs to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share.

7.  DEFERRED REVENUE

    During 1994, the Company received advance annual payments for certain program memberships. Receipts representing payment for future months' programs services are deferred and recognized over the twelve month period covered by the membership. Prepaid commissions represent commissions paid on these memberships and are amortized over the twelve-month period covered by the memberships. There were no deferred revenues received or recorded during 1995.

8.  RELATED PARTIES

    During 1995 and 1994, the Company received approximately $16,415 and $71,713 from Pre-Paid Legal Services, Inc., a stockholder, for commissions on sales of memberships for the services provided by Pre-Paid Legal Services, Inc. At December 31, 1995 and 1994, $-0- and $5,603, respectively, has been recorded as deferred revenue in the accompanying balance sheet.

    The Company makes advances to an affiliate, the John Hail Insurance Agency, which is owned by the chief executive officer and major stockholder of the Company. These advances have no specific repayment terms. Total advances to the affiliate were $87,684 and $66,026 in 1995 and 1994 and repayments received were $67,401 and $9,069 in 1995 and 1994, respectively. The amount receivable from the affiliate at December 31, 1995 and 1994 was $51,963 and $31,680, respectively. Revenue from the affiliate in 1995 and 1994 included $12,000 earned for providing administrative services for each of the two years.

    Certain stockholders receive commissions on revenue of the Company. Such commissions are recognized as compensation to the stockholders and are included in selling expense.

9.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes primarily for depreciation and prepaid commissions, and (b) operating loss and tax credit carryforwards.

    A reconciliation of the statutory Federal income tax rate to the effective income tax rate for the years ended December 31, 1995 and 1994 is as follows:

                                               1995          1994
                                             ---------    ---------
Statutory Federal income tax rate..........       34.0%        34.0%
Benefit of graduated tax rates.............       (2.2)       (15.3)
Benefit of operating loss carryforwards....      (31.8)       (18.7)
                                             ---------    ---------
Effective income tax rate..................        0.0%         0.0%
                                             =========    =========

Deferred tax liabilities and assets at December 31, 1995 and 1994 are comprised of the following:

                                                      DECEMBER 31,
                                                      -----------
                                                   1995         1994
                                               ---------    ---------
Deferred tax liabilities:
  Commissions advanced.....................    $       -    $  (4,500)
                                               ---------    ---------
Total deferred tax liabilities.............            -       (4,500)
                                               ---------    ---------

Deferred tax assets:
Depreciation and amortization..............        3,900        1,000
Net operating loss carryforward............      566,400      690,000
                                               ---------    ---------
Total deferred tax assets..................      570,300      691,000
Valuation allowance for deferred tax assets     (570,300)    (686,500)
                                               ---------    ---------
Total net deferred tax assets..............           -        4,500
                                               ---------    ---------

Net deferred taxes.........................    $      -    $      -
                                               =========   ==========

    The Company has net operating loss carryforwards for income tax purposes at December 31, 1995 totaling approximately $1,780,000 which will begin to expire in 2003. Management has determined that it is not more likely than not that the Company will be able to realize the tax benefits from the net operating loss carryforwards.

10. COMMISSION ADVANCES TO RELATED PARTIES - NONCURRENT

    Noncurrent commission advances represent advances to certain individuals and are repayable from future commissions earned by the individuals. These advances do not bear interest and are not expected to be repaid in 1995. In 1994, the amounts advanced include approximately $9,600 and $4,700 advanced to a director and an officer, respectively.

11.  SUBSEQUENT EVENTS

On October 29, 1996, the Board of Directors of the Company approved a one-for-eight reverse split of the Company's outstanding common stock, options and warrants, effective as of 5:00 p.m. New York City time on October 29, 1996. In addition, the number of the Company's outstanding options and warrants have been reduced by a factor of eight and their exercise price per share has been increased by a factor of eight pursuant to this action.

This one-for-eight reverse split is reflected in the accompanying financial statements on a retroactive basis. The Company's previously reported number of shares of common stock issued and outstanding at December 31, 1995 and 1994, of 16,985,524 and 16,965,524 has been adjusted to 2,123,191 and 2,120,691, respectively.  Previously
reported weighted average number of outstanding shares of common stock for the years ended December 31, 1995 and 1994, of 21,301,441 and 16,954,848 have been adjusted to 2,662,681 and 2,119,356, respectively. Previously reported earnings per share for the years ended December 31, 1995 and 1994 of $.01 and NIL have been adjusted to $.09 and $.04, respectively.



                                  * * * * * *

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Miracle Mountain International, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheet of Miracle Mountain International, Inc. (the "Company") as of December 31, 1995 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Miracle Mountain International, Inc. at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
June 21, 1996

MIRACLE MOUNTAIN INTERNATIONAL, INC.

BALANCE SHEET
DECEMBER 31, 1995
------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
   .......................................................
  Cash....................................................     $   3,334
  Inventory...............................................         2,186
                                                               ---------

          Total current assets............................         5,520

PROPERTY AND EQUIPMENT, net...............................        39,898

OTHER ASSETS..............................................           725
                                                               ---------

TOTAL.....................................................     $  46,143
                                                               =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable........................................         1,558
  Accrued commissions.....................................        16,477
  Accrued payroll taxes...................................         2,346
  Interest payable........................................         1,318
  Notes payable to related parties........................        62,418
                                                               ---------

          Total current liabilities.......................        84,117

STOCKHOLDERS' DEFICIENCY:
  Common stock - no par value; authorized 1,000,000 shares;
    issued and outstanding 200,000 shares.................        92,655
  Accumulated deficit.....................................      (130,629)
                                                               ---------

          Total stockholders' deficiency..................       (37,974)
                                                               ---------

TOTAL.....................................................     $  46,143
                                                               =========

                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
-------------------------------------------------------------------------

TOTAL REVENUE........................   $ 277,366
                                        ---------

COSTS AND EXPENSES:
  Programs...........................     103,217
  Selling............................     145,650
  General and administrative.........     157,725
  Interest expense...................       1,403
                                        ---------

          Total expenses.............     407,995
                                        ---------

NET LOSS.............................   $(130,629)
                                        =========


                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY
YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

                                                               TOTAL
                                        COMMON   ACCUMULATED   STOCKHOLDERS'
                               SHARES   STOCK    DEFICIT       DEFICIENCY
                               -------  -------  -----------   -------------
BALANCE, JANUARY 1, 1995.....        -  $    -   $      -      $      -

Capital contributions........  200,000   92,655            -          92,655

Net loss for the year ended
  December 31, 1995..........        -        -     (130,629)       (130,629)
                               -------  -------  -----------   -------------

BALANCE, DECEMBER 31, 1995...  200,000  $92,655    $(130,629)      $ (37,974)
                               =======  =======  ===========   =============




                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995

--------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss......................................................... $(130,629)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization................................     1,926
      Changes in assets and liabilities which provided (used) cash:
        Inventory..................................................    (2,186)
        Other assets...............................................      (725)
        Accounts payable...........................................     1,558
        Accrued expenses...........................................    18,823
        Interest payable...........................................     1,318
                                                                    ---------

          Net cash used in operating activities....................  (109,915)
                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment..............................   (41,824)
                                                                    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from capital contributions..............................    92,655
  Proceeds from notes payable......................................    65,253
  Payment on notes payable.........................................    (2,835)
                                                                    ---------

          Net cash provided by financing activities................   155,073
                                                                    ---------

NET INCREASE IN CASH...............................................     3,334

BEGINNING CASH BALANCE.............................................         -
                                                                    ---------

ENDING CASH BALANCE................................................ $   3,334
                                                                    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest........................... $      85
                                                                    =========



                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS - The Company is engaged in marketing nutritional supplements through a multi-level sales organization of independent sales associates developed by the Company. During the first three months of operations, the Company primarily paid start-up expenses relating to organization and recruitment of sales associates. The Company did not have significant sales until April of 1995.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION - Revenue is recognized when goods are shipped.

    INVENTORY - Inventory consists of consumer product inventory. Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out method.

    PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Property and equipment are depreciated over five years using a straight-line basis.

    INCOME TAXES - The Company recognizes an asset and liability approach for accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is to be established if it is more likely than not that some portion of the deferred tax asset will not be realized .

2.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following at December 31, 1995:

      Office furniture, fixtures, and equipment......   $41,824

      Accumulated depreciation and amortization......    (1,926)

      Total property, net............................   $39,898
                                                        =======

3.  NOTES PAYABLE TO STOCKHOLDERS

    The Company has a note payable to a stockholder and director in the amount of $56,253 as of December 31, 1995. This note is due on demand and bears interest at 9.0%. No principal or interest payments were made on the note during the year ended December 31, 1995.

    The Company is also making note payments to a bank on behalf of a stockholder and director in exchange for an advance of $9,000. The principal balance of the note at December 31, 1995 is $6,165. Payments of principal and interest totaling $2,835 and $85, respectively, were made during the year. No written agreement exists between the parties.

4.  LEASE AGREEMENTS

    The Company leases office space under a cancelable operating lease. The Company can cancel the lease with 30 days written notice. The lease terms provide for monthly payments of $825.

    Additionally, the Company leases office equipment under separate operating leases. The leases are cancelable at any time by the Company. The lease terms provide for combined monthly payments of $441.

    Rental expense under operating leases for the year ended December 31, 1995 was $16,535.

5.  RELATED PARTIES

    Certain stockholders and directors receive commissions on revenue of the Company. Such commissions are recognized as compensation to the stockholders and directors and are included in selling expense. Total commissions paid to stockholders and directors during 1995 totaled approximately $27,000.

6.  INCOME TAXES

    The Company experienced a net loss for the year ended December 31, 1995 and consequently paid no income tax.

    The Company has a net operating loss carryforward at December 31, 1995 totaling approximately $130,000 which is available to reduce Federal income tax in future periods and will expire in 2010. Management has determined that it is not more likely than not that the Company will be able to realize the tax benefits from the net operating loss carryforward and has, therefore, provided a valuation allowance of approximately $44,000 to fully reserve the net deferred tax asset.

7.  SUBSEQUENT EVENTS

    On June 20, 1996, the Company's stockholders exchanged 100% of their outstanding stock in the Company for a total of 200,000 shares of common stock of Advantage Marketing Systems, Inc. ("AMS"). As part of the agreement, AMS withheld 40,000 shares which will be delivered 120 days after closing, provided that liabilities of the Company, which will be assumed by AMS, do not exceed $19,000. Upon delivery, the shares withheld will be reduced by one share for every $.88 of liabilities in excess of $19,000. Also, the agreement provides that certain officers, directors and stockholders will not compete with AMS for a limited time.

                                  * * * * * *

MIRACLE MOUNTAIN INTERNATIONAL, INC.

BALANCE SHEETS, MAY 31, 1996 AND DECEMBER 31, 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                                        MAY  31,     DECEMBER 31,
                                                          1996          1995
                                                       ---------     -----------
ASSETS
CURRENT ASSETS:
    Cash............................................   $      -      $    3,334
    Inventory.......................................      3,320           2,186
                                                       --------       ---------
        Total current assets........................      3,320           5,520
                                                       --------       ---------

PROPERTY AND EQUIPMENT, net of accumulated
 depreciation of $5,411 in 1996 and 1,926 in 1995...     36,413          39,898

OTHER ASSETS........................................        725             725
                                                       --------       ---------
TOTAL ASSETS........................................   $  40,458      $  46,143
                                                       =========      =========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
    Bank overdrafts.................................   $  11,067      $      -
    Accounts payable................................       8,646          1,558
    Accrued expenses................................           -              -
    Accrued commissions.............................      22,623         16,477
    Accrued payroll taxes...........................       2,025          2.346
    Interest payable................................       2,340          1,318
    Notes payable to related parties................      62,418         62,418
                                                        --------      ---------
            Total current liabilities...............     109,119         84,117
                                                        --------      ---------

STOCKHOLDERS' DEFICIENCY:
    Common stock - no par value; authorized 1,000,000 shares;
        issued and outstanding 200,000 shares.......      92,655         92,655
    Accumulated deficit.............................    (161,316)      (130,629)
                                                       ---------      ---------
        Total stockholders' deficiency..............     (68,661)       (37,974)
                                                       ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........   $  40,458      $  46,143
                                                       =========      =========




                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS
FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND 1995
(UNAUDITED)
--------------------------------------------------------------------------------

                                  FOR THE FIVE MONTHS ENDED
                                          MAY 31,
                                  -------------------------
                                    1996            1995
                                  --------        ---------

REVENUE.......................... $205,112        $  64,839

EXPENSES:
    Products.....................   54,743            9,274
    Selling......................  129,758           21,343
    General and administrative...   49,188           29,272
    Interest expense.............    2,110              197
                                  --------        ---------
        Total....................  235,799           60,086
                                  --------        ---------

NET INCOME (LOSS)................ $(30,687)       $   4,753
                                  ========        =========



                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND 1995
(UNAUDITED)
-------------------------------------------------------------------------------

                                                              MAY 31,    MAY 31,
                                                               1996       1995
                                                             --------   --------
CASH FLOW FROM OPERATING ACTIVITIES:

Net income (loss)........................................    $(30,687)  $  4,753
Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
    Depreciation and amortization........................       3,485        545
    Changes in assets and liabilities which
     provided (used) cash:
        Inventory........................................      (1,134)   (19,440)
        Commissions advances.............................           -    (13,257)
        Other assets.....................................           -       (725)
        Checks outstanding...............................      11,067          -
        Interest payable.................................       1,022        332
        Accounts payable and accrued expense.............      12,913      2,007
                                                             --------   --------
    Net cash used by operating activities................      (3,334)   (25,785)
                                                             --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment.......................           -     (3,022)
                                                             --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from notes payable..............................           -      7,000
Payment on note payable..................................           -          -
Proceeds from capital contributions......................           -     32,655
                                                             --------   --------
    Net cash provided by financing activities............           -     39,655
                                                             --------   --------

NET INCREASE (DECREASE) IN CASH..........................      (3,334)    10,848

BEGINNING CASH BALANCE...................................       3,334          -
                                                             --------   --------

ENDING CASH BALANCE......................................    $          $ 10,848
                                                             ========   ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:

Property and equipment acquired by capital lease.........    $  6,700   $ 42,815
                                                             ========   ========



                       SEE NOTES TO FINANCIAL STATEMENTS.

MIRACLE MOUNTAIN INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
--------------------------------------------

1.  UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, for the fiscal year ended December 31, 1995.

    The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results of the interim period are not necessarily indicative of the amounts that will be reported for the fiscal year ended December 31, 1996.

2.  ACCOUNTING POLICIES ADOPTED

    The Company has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages, but does not require, compensation costs to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share. No options or warrants were issued during the first quarter of 1996.

    The Company has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to such assets. Management does not believe this pronouncement will have a material effect on the Company's financial statements.

3.  SUBSEQUENT EVENTS

    Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996 (the "Purchase Agreement"), the Company was acquired by Advantage Marketing Systems, Inc., an Oklahoma corporation ("AMS"), and became a wholly-owned subsidiary of AMS. All liabilities of the Company, other than commissions payable to associates, were assumed by certain of the Company's former shareholders, and certain officers, directors and stockholders were required to sign agreements not to compete with AMS.

==============================================================================================================
   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-                                 2,148,191 UNITS
TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN                              (EACH CONSISTING OF ONE
AUTHORIZED BY THE COMPANY OR BY ANY OF THE UN-                             SHARE OF COMMON STOCK AND
DERWRITERS.  THIS PROSPECTUS DOES NOT CONSTITUTE AN                           ONE 1996-A WARRANT)
OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY
ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR                       ISSUABLE UPON EXERCISE
SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON                             OF RIGHTS
MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO
DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH AN OFFER OR SOLICITATION.  NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE                                 ADVANTAGE MARKETING
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE                                 SYSTEMS, INC.
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                                                           ------------------------

      ------------------------                                                    PROSPECTUS

                                                                           ------------------------

THE SUBSCRIPTION AGENT FOR THE RIGHTS OFFERING IS:
                                                                 Holders of Rights who require information about
         U.S. STOCK TRANSFER CORP.                             procedures for exercise of the Rights should contact the
      1745 GARDENA AVENUE, SUITE 200                           Subscription Agent.
      GLENDALE, CALIFORNIA 91204-2991
        TELEPHONE:  (818) 502-1404                               Any requests for information in general or with respect
                                                               to this offering or additional copies of this Prospectus
                                                               may be made by calling or by writing the Company at:

                                                                           ADVANTAGE MARKETING SYSTEMS, INC.
                                                                        2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                                                                          OKLAHOMA CITY, OKLAHOMA 73112-7293
                                                                            ATTENTION:  CORPORATE SECRETARY
                                                                              TELEPHONE:  (405) 842-0131


       ------------------------                                                 ----------------------


                                                                                        , 1996
    UNTIL             , 1996, ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR
NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION
TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

=====================================================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1031 of the Oklahoma General Corporation Act permits (and the Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of the Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Registrant or at the request of the Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of the Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Registrant.

     These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended (the "Act").

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           S.E.C. Registration Fees...........................................    $  20,446.34
           N.A.S.D. Filing Fees...............................................            -
           *State Securities Laws (Blue Sky) Legal Fees.......................       10,000.00
           *State Securities Laws Filing Fees.................................       20,000.00
           *Printing and Engraving............................................       22,000.00
           *Legal Fees........................................................       89,000.00
           *Accounting Fees and Expenses......................................       20,000.00
           *Transfer and Warrant Agent's Fees and Costs of Certificates.......        8,000.00
           *Miscellaneous.....................................................        5,000.00
                                                                                  ------------
             Total............................................................    $ 199,446.34
                                                                                  ============

________________________________________
*Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant has sold and issued the securities described below within the past three years which were not registered under the Act.

                       DATE OF    PURCHASE     NUMBER
                     PURCHASE OR  PRICE PER   OF SHARES
       NAME           ISSUANCE      SHARE     PURCHASED   NET PROCEEDS   CONSIDERATION
------------------   ----------   ---------   ---------   ------------   -------------
R. Baresel........    12-29-94       .20        60,000      $ 12,000        Services
C. Blackwood......    12-30-94       .20        25,000         5,000        Services
P. Pierro.........    12-30-94       .20        25,000         5,000        Services
A/P Conversion....    12-30-94       .20        10,737         2,147
M. Cooper.........    12-31-93       .10       100,000        10,000        Services
C. Wilson.........    12-31-93       .10       120,000        12,000        Services
F. Morgan.........    12-31-93       .10       120,000        12,000        Services
J. Baresel........    12-31-93       .10       100,000        10,000        Services
M. Strauss........    12-21-93       .25         8,000         2,000
R. Nance..........    12-13-93       .10       300,000        30,000            Cash
Refunds...........    11-15-93       .10       373,919        37,392
J. Baresel........    10-04-93       .10        50,000         5,000        Services
S. Moser..........    10-04-93       .10        20,000         2,000        Services
R. Boyd...........    07-28-93       .25       120,000        30,000            Cash
B. Wineinger......    07-16-93       .20        50,000        10,000            Cash
G. Landon.........    06-04-93       .25       120,000        30,000            Cash
G. Landon.........    05-07-93       .25        80,000        20,000            Cash
D. Thorley........    05-07-93       .25        40,000        10,000            Cash
M. Kendall........    04-01-93       .25        80,000        20,000            Cash
E. Baldwin........    04-01-93       .25        40,000        10,000            Cash
R. Tepoel.........    03-02-93       .20        12,500         2,500            Cash
R. Nelson.........    01-19-93       .20        50,000        10,000            Cash
D. Huff...........    09-30-92       .10        25,000         2,500        Services
R/P Conversion....    09-30-92       .10     1,295,130       129,513
N/P Conversion....    09-30-92       .10       451,912        45,192
R. Nance..........    09-30-92       .10       750,000        75,000            Cash
C. Wilson.........    07-01-92       .10       120,000        10,000        Services

--------------------------------------------

(1) No underwriting discounts or commissions were paid with respect to such sales.

     Pursuant to a Stock Purchase Agreement having an effective date of May 31, 1996, the Company acquired all of the issued and outstanding capital stock of Miracle Mountain International, Inc., a Colorado corporation. On June 20, 1996, the Company issued 160,000 shares of its Common Stock and agreed to issue an additional 40,000 shares of its Common Stock on or before October 18, 1996, to the shareholders of Miracle Mountain International, Inc. pursuant to Rule 506 of Regulation D.

     The Company relied on Rule 147 and Sections 3 and 4(2) of the Securities Act of 1933 for exemption from the registration requirements of such Act. Each investor was furnished with information concerning the formation and operations of the Registrant, and each had the opportunity to verify the information supplied. Additionally, Registrant obtained a signed representation from each of the foregoing persons in connection with the purchase of the Common Stock of his or her intent to acquire such Common Stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof; each of the certificates representing the Common Stock of the Registrant has been stamped with a legend restricting transfer of the securities represented thereby, and the Registrant has issued stop transfer instructions to U.S. Stock Transfer Inc., the Transfer Agent for the Common Stock of the Company, concerning all certificates representing the Common Stock issued in the above-described transactions.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     EXHIBIT NO.
     -----------

     2.1  Agreement and Plan of Merger between Registrant and AMS, Inc.*

     2.2 Certificate of Merger of Advantage Marketing Systems, Inc. (A Delaware Corporation) with and into Advantage Marketing Systems, Inc. (An Oklahoma Corporation).*

     3.1  The Registrant's Certificate of Incorporation.*

     3.2  The Registrant's Bylaws.*

     4.1  Certificate of Common Stock of the Registrant.*

     4.2  Class A Common Stock Purchase Warrant Certificate.*

     4.3  Class B Common Stock Purchase Warrant Certificate.*

     4.4  Warrant Agreement between Registrant and U.S. Stock Transfer Inc.*

     4.5  1996-A Warrant Certificate.

     4.6  Warrant Agreement between Registrant and U.S. Stock Transfer Inc.

     4.7 Letter dated June 8, 1990, addressed to U.S. Stock Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.8 Letter dated October 22, 1990, addressed to U.S. Stock Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.9  Letter dated July 15, 1991, addressed to U.S. Stock Transfer,
          Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.10 Letter dated July 10, 1993, addressed to U.S. Stock Transfer,
          Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.11 Letter dated June 14, 1994, addressed to U.S. Stock Transfer,
          Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.12 Letter dated June 14, 1995, addressed to U.S. Stock Transfer,
          Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.13 Stock Purchase Agreement having an effective date of May 31,
          1996, between the Registrant, Miracle Mountain International, Inc., Richard Seaton, Gene Burson, Kaye Jennings, Daryl Burson, James Rogers.*

     4.14 Stock Rights Agreement between Registrant and U.S. Stock
          Transfer Inc.

     4.15 Non-Transferrable Stock Rights Certificate.

     5.1 Opinion of Dunn Swan & Cunningham, A Professional Corporation, counsel to Registrant, regarding legality of the securities covered by this Registration Statement.

     5.2 Opinion of Dunn Swan & Cunningham, A Professional Corporation, counsel to Registrant, regarding certain federal income tax consequences.

     10.1 Advantage Marketing Systems, Inc. 1995 Stock Option Plan.*

     10.2 Agreement between Registrant and Consumer Benefit Services, Inc.*

     10.3 Agreement between Registrant and Advanced Products, Inc.*

     10.4 Agreement between Registrant and J&K Pharmaceutical Laboratories.

     23.1 Independent Auditors' Consent.

     23.2 Consent of Counsel.

     24.1 Power of Attorney of John Hail.*

     24.2 Power of Attorney of Curtis H. Wilson, Sr.*

     24.3 Power of Attorney of Roger P. Baresel.*

     24.4 Power of Attorney of R. Terren Dunlap.*

     24.5 Power of Attorney of Harland C. Stonecipher.*

______________________________________________________
*Previously furnished.

ITEM 28.  UNDERTAKINGS

     (a) RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) Will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering.

          (5) If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, file a post-effective amendment to state the terms of such offering.

     (e) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) RULE 430A.

     The Registrant hereby undertakes that it will (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as a part of this Registration Statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned in the City of Oklahoma City, State of Oklahoma, on the 8th day of November, 1996.


                                        ADVANTAGE MARKETING SYSTEMS, INC.
                                        (Registrant)


                                        By:  /S/JOHN W. HAIL
                                           -------------------------------------
                                           John W. Hail, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                      TITLE                          DATE
       ---------                      -----                          ----


/S/JOHN W. HAIL            Chairman of the Board, Chief         November 8, 1996
------------------------   Executive Officer and Director
John W. Hail


CURTIS H. WILSON, SR.*     Vice-Chairman of the Board           November 8, 1996
------------------------   and Director
Curtis H. Wilson, Sr.


/S/ROGER P. BARESEL        President, Chief Financial           November 8, 1996
------------------------   Officer and Director
Roger P. Baresel


R. TERREN DUNLAP*          Vice President-International         November 8, 1996
------------------------   Division and Director
R. Terren Dunlap



HARLAND C. STONECIPHER*    Director                             November 8, 1996
------------------------
Harland C. Stonecipher


By:   /S/JOHN W. HAIL                                           November 8, 1996
------------------------------
John W. Hail, Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                    Sequentially
    Exhibit                                                           Numbered
    Number                         Exhibit                              Page
    -------                        -------                          ------------

     2.1  Agreement and Plan of Merger between Registrant and
          AMS, Inc.*

     2.2  Certificate of Merger of Advantage Marketing Systems,
          Inc. (A Delaware Corporation) with and into Advantage
          Marketing Systems, Inc. (An Oklahoma Corporation).*

     3.1  The Registrant's Certificate of Incorporation.*

     3.2  The Registrant's Bylaws.*

     4.1  Certificate of Common Stock of the Registrant.*

     4.2  Class A Common Stock Purchase Warrant Certificate.*

     4.3  Class B Common Stock Purchase Warrant Certificate.*

     4.4  Warrant Agreement between Registrant and U.S. Stock
          Transfer Inc.*

     4.5  1996-A Warrant Certificate.

     4.6  Warrant Agreement between Registrant and U.S. Stock
          Transfer Inc.

     4.7  Letter dated June 8, 1990, addressed to U.S. Stock
          Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.8  Letter dated October 22, 1990, addressed to U.S.
          Stock Transfer,Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.9  Letter dated July 15, 1991, addressed to U.S. Stock
          Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.10 Letter dated July 10, 1993, addressed to U.S. Stock
          Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.11 Letter dated June 14, 1994, addressed to U.S. Stock
          Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.12 Letter dated June 14, 1995, addressed to U.S. Stock
          Transfer, Inc. extending the expiration dates of Registrant's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants.*

     4.13 Stock Purchase Agreement having an effective date of May 31, 1996, between the Registrant, Miracle Mountain International, Inc., Richard Seaton, Gene Burson, Kaye Jennings, Daryl Burson, James Rogers.*

     4.14 Stock Rights Agreement between Registrant and U.S.
          Stock Transfer Inc.

     4.15 Non-Transferrable Stock Rights Certificate.

     5.1  Opinion of Dunn Swan & Cunningham, A Professional
          Corporation, counsel to Registrant, regarding legality of the securities covered by this Registration Statement.

     5.2  Opinion of Dunn Swan & Cunningham, A Professional
          Corporation, counsel to Registrant, regarding certain federal income tax consequences.

     10.1 Advantage Marketing Systems, Inc. 1995 Stock Option
          Plan.*

     10.2 Agreement between Registrant and Consumer Benefit
          Services, Inc.*

     10.3 Agreement between Registrant and Advanced Products, Inc.*

     10.4 Agreement between Registrant and J&K Pharmaceutical
          Laboratories.

     23.1 Independent Auditors' Consent.

     23.2 Consent of Counsel.

     24.1 Power of Attorney of John Hail.*

     24.2 Power of Attorney of Curtis H. Wilson, Sr.*

     24.3 Power of Attorney of Roger P. Baresel.*

     24.4 Power of Attorney of R. Terren Dunlap.*

     24.5 Power of Attorney of Harland C. Stonecipher.*

______________________________________________________
*Previously furnished.

                                       2